EXHIBIT 4.2

                                                   [CONFORMED COPY]



                U.S. $270,000,000

              AMENDED AND RESTATED
               REDUCING REVOLVING
                CREDIT AGREEMENT,

              dated as of July 21, 1993,
               as amended and restated
                 as of May 3, 1996,

                      among

                 SHONEY'S, INC.,
                 as the Borrower,


                   CIBC INC.,
         acting through its Atlanta Office

                       and

      VARIOUS OTHER FINANCIAL INSTITUTIONS
        NOW OR HEREAFTER PARTIES HERETO,
                  as the Lenders,

                       and

       CANADIAN IMPERIAL BANK OF COMMERCE
        acting through its New York Agency,
          as the Agent for the Lenders.

                        TABLE OF CONTENTS

SECTION                                                      Page

                            ARTICLE I

                           DEFINITIONS

 1.1.      Defined Terms . . . . . . . . . . . . . . . . . . .  2
 1.2.      Use of Defined Terms. . . . . . . . . . . . . . . . 27
 1.3.      Cross-References. . . . . . . . . . . . . . . . . . 27
 1.4.      Accounting and Financial Determinations . . . . . . 27

                           ARTICLE II

           COMMITMENTS, BORROWING PROCEDURES AND NOTES

 2.1.      Revolving Commitments . . . . . . . . . . . . . . . 28
 2.1.1.    Letter of Credit Commitment . . . . . . . . . . . . 28
 2.2.      Reduction of Revolving Commitment Amount and Letter
              of Credit Commitment Amount. . . . . . . . . . . 29
 2.2.1.    Optional. . . . . . . . . . . . . . . . . . . . . . 29
 2.2.2.    Mandatory . . . . . . . . . . . . . . . . . . . . . 29
 2.2.3.    Application . . . . . . . . . . . . . . . . . . . . 30
 2.3.      Borrowing Procedure . . . . . . . . . . . . . . . . 30
 2.4.      Continuation and Conversion Elections . . . . . . . 31
 2.5.      Funding . . . . . . . . . . . . . . . . . . . . . . 31
 2.6.      Notes . . . . . . . . . . . . . . . . . . . . . . . 31

                           ARTICLE III

           REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

 3.1.      Repayments and Prepayments. . . . . . . . . . . . . 32
 3.1.1.    Voluntary Prepayments . . . . . . . . . . . . . . . 32
 3.1.2.    Mandatory Prepayments . . . . . . . . . . . . . . . 32
 3.2.      Interest Provisions . . . . . . . . . . . . . . . . 33
 3.2.1.    Rates . . . . . . . . . . . . . . . . . . . . . . . 33
 3.2.2.    Default Rates . . . . . . . . . . . . . . . . . . . 33
 3.2.3.    Payment Dates . . . . . . . . . . . . . . . . . . . 34
 3.2.4.    Interest Rate Determination . . . . . . . . . . . . 34
 3.3.      Fees. . . . . . . . . . . . . . . . . . . . . . . . 34
 3.3.1.    Post-Closing Revolving Commitment Fee . . . . . . . 34
 3.3.2.    Upfront Fees. . . . . . . . . . . . . . . . . . . . 35
 3.3.3.    Agent's Fees. . . . . . . . . . . . . . . . . . . . 35
 3.3.4.    Letter of Credit Face Amount Fee. . . . . . . . . . 35
 3.3.5.    Letter of Credit Issuing Fee. . . . . . . . . . . . 35
 3.4.      Issuance Requests . . . . . . . . . . . . . . . . . 35
 3.5.      Issuances, Increases and Extensions . . . . . . . . 36
 3.6.      Other Lenders' Participation. . . . . . . . . . . . 36
 3.7.      Disbursements . . . . . . . . . . . . . . . . . . . 37
 3.8.      Reimbursement . . . . . . . . . . . . . . . . . . . 37
 3.9.      Deemed Disbursements. . . . . . . . . . . . . . . . 38
 3.10.     Nature of Reimbursement Obligations . . . . . . . . 38
 3.11.     Indemnity . . . . . . . . . . . . . . . . . . . . . 39

                           ARTICLE IV

             CERTAIN LIBO RATE AND OTHER PROVISIONS

 4.1.      LIBO Rate Lending Unlawful. . . . . . . . . . . . . 39
 4.2.      Deposits Unavailable. . . . . . . . . . . . . . . . 40
 4.3.      Increased LIBO Rate Loan Costs, etc.. . . . . . . . 40
 4.4.      Funding Losses. . . . . . . . . . . . . . . . . . . 41
 4.5.      Increased Capital Costs . . . . . . . . . . . . . . 41
 4.6.      Taxes . . . . . . . . . . . . . . . . . . . . . . . 42
 4.7.      Payments, Computations, etc.. . . . . . . . . . . . 43
 4.8.      Sharing of Payments . . . . . . . . . . . . . . . . 43
 4.9.      Setoff. . . . . . . . . . . . . . . . . . . . . . . 43
 4.10.     Replacement of Affected Lenders . . . . . . . . . . 44
 4.11.     Use of Proceeds . . . . . . . . . . . . . . . . . . 44

                            ARTICLE V

                 CONDITIONS TO INITIAL BORROWING

 5.1.      Effectiveness and Initial Credit Extension. . . . . 44
 5.1.1.    Resolutions, etc. . . . . . . . . . . . . . . . . . 45
 5.1.2.    Delivery of Notes . . . . . . . . . . . . . . . . . 45
 5.1.3.    Bridge Financing. . . . . . . . . . . . . . . . . . 45
 5.1.4.    [Intentionally Omitted] . . . . . . . . . . . . . . 46
 5.1.5.    Subsidiary Guaranty Acknowledgment. . . . . . . . . 46
 5.1.6.    Officer Solvency Certificate. . . . . . . . . . . . 46
 5.1.7.    [Intentionally Omitted].. . . . . . . . . . . . . . 46
 5.1.8.    Shareholder Approval. . . . . . . . . . . . . . . . 46
 5.1.9.    No Materially Adverse Effect. . . . . . . . . . . . 46
 5.1.10.   Warranties; No Default. . . . . . . . . . . . . . . 46
 5.1.11.   Closing Fees and Expenses . . . . . . . . . . . . . 46
 5.1.12.   Opinions of Counsel . . . . . . . . . . . . . . . . 46
 5.1.13.   Date of Closing . . . . . . . . . . . . . . . . . . 47
 5.2.      All Credit Extensions . . . . . . . . . . . . . . . 47
 5.2.1.    Compliance with Warranties, No Default, etc.. . . . 47
 5.2.2.    Credit Request. . . . . . . . . . . . . . . . . . . 47
 5.2.3.    Satisfactory Legal Form, etc. . . . . . . . . . . . 47

                           ARTICLE VI

                        WARRANTIES, ETC.

 6.1.      Organization, etc.. . . . . . . . . . . . . . . . . 48
 6.2.      Due Authorization . . . . . . . . . . . . . . . . . 48
 6.3.      Validity, etc.. . . . . . . . . . . . . . . . . . . 49
 6.4.      Financial Information . . . . . . . . . . . . . . . 49
 6.5.      Materially Adverse Effect . . . . . . . . . . . . . 49
 6.6.      Absence of Default. . . . . . . . . . . . . . . . . 49
 6.7.      Litigation; Labor Controversies, etc. . . . . . . . 49
 6.8.      Regulations G, U and X. . . . . . . . . . . . . . . 50
 6.9.      Government Regulation . . . . . . . . . . . . . . . 50
 6.10.     Burdensome Agreements . . . . . . . . . . . . . . . 50
 6.11.     Taxes . . . . . . . . . . . . . . . . . . . . . . . 50
 6.12.     Employee Benefit Plans. . . . . . . . . . . . . . . 50
 6.13.     Subsidiaries. . . . . . . . . . . . . . . . . . . . 51
 6.14.     Ownership of Properties, Licenses and Permits;
		 Liens . . . . . . . . . . . . . . . . . . . . 51
 6.15.     Patents, Trademarks, etc. . . . . . . . . . . . . . 51
 6.16.     Accuracy of Information . . . . . . . . . . . . . . 51
 6.17.     Subordinated Debt . . . . . . . . . . . . . . . . . 52
 6.18.     The Collateral Documents. . . . . . . . . . . . . . 53
 6.19.     Environmental Warranties. . . . . . . . . . . . . . 53

                           ARTICLE VII

                            COVENANTS

 7.1.      Certain Affirmative Covenants Applicable to the
              Obligations. . . . . . . . . . . . . . . . . . . 54
 7.1.1.    Financial Information, etc. . . . . . . . . . . . . 54
 7.1.2.    Maintenance of Corporate Existences, etc. . . . . . 56
 7.1.3.    Foreign Qualification . . . . . . . . . . . . . . . 56
 7.1.4.    Payment of Taxes, etc.. . . . . . . . . . . . . . . 56
 7.1.5.    Maintenance of Property; Insurance. . . . . . . . . 57
 7.1.6.    Notice of Default, Litigation, etc. . . . . . . . . 57
 7.1.7.    Performance of Instruments. . . . . . . . . . . . . 58
 7.1.8.    Books and Records . . . . . . . . . . . . . . . . . 58
 7.1.9.    Compliance with Laws, etc.. . . . . . . . . . . . . 59
 7.1.10.   [Intentionally Omitted] . . . . . . . . . . . . . . 59
 7.1.11.   Separate Corporate Existence of Realco. . . . . . . 59
 7.1.12.   Substitution of Realco Properties; Disposition of
              Realco Properties. . . . . . . . . . . . . . . . 60
 7.1.13.   Substitution of Mortgaged Property. . . . . . . . . 61
 7.1.14.   Additional Collateral . . . . . . . . . . . . . . . 61
 7.2.      Certain Negative Covenants. . . . . . . . . . . . . 61
 7.2.1.    Business Activities . . . . . . . . . . . . . . . . 61
 7.2.2.    Indebtedness. . . . . . . . . . . . . . . . . . . . 61
 7.2.3.    Security Interests. . . . . . . . . . . . . . . . . 63
 7.2.4.    Financial Condition . . . . . . . . . . . . . . . . 65
 7.2.5.    Investments . . . . . . . . . . . . . . . . . . . . 72
 7.2.6.    Restricted Payments, etc. . . . . . . . . . . . . . 74
 7.2.7.    Consolidated Capital Expenditures, etc. . . . . . . 75
 7.2.8.    Guaranties. . . . . . . . . . . . . . . . . . . . . 75
 7.2.9.    Lease Obligations . . . . . . . . . . . . . . . . . 76
 7.2.10.   Take or Pay Contracts . . . . . . . . . . . . . . . 76
 7.2.11.   Consolidation, Merger, Sale of Assets, etc. . . . . 76
 7.2.12.   Modification, etc. of Subordinated Debt . . . . . . 78
 7.2.13.   Transactions with Affiliates. . . . . . . . . . . . 78
 7.2.14.   Negative Pledges; Subsidiary Payments;
	      Modification of Documents. . . . . . . . . . . . 79
 7.2.15.   Inconsistent Agreements . . . . . . . . . . . . . . 79
 7.2.16.   Fiscal Year . . . . . . . . . . . . . . . . . . . . 79
 7.2.17.   Franchise Agreements. . . . . . . . . . . . . . . . 79
 7.2.18.   Change of Location or Name. . . . . . . . . . . . . 79
 7.2.19.   Environmental Liabilities . . . . . . . . . . . . . 80
 7.2.20.   Amendment of Certain Agreements . . . . . . . . . . 80
 7.2.21.   Sale-Leaseback Transactions . . . . . . . . . . . . 81
 7.2.22.   Realco. . . . . . . . . . . . . . . . . . . . . . . 81
 7.2.23.   Purchase of Franchisees . . . . . . . . . . . . . . 81

                          ARTICLE VIII

                        EVENTS OF DEFAULT

 8.1.      Events of Default . . . . . . . . . . . . . . . . . 82
 8.1.1.    Non-Payment of Obligations. . . . . . . . . . . . . 82
 8.1.2.    Non-Performance of Certain Covenants. . . . . . . . 82
 8.1.3.    Default on Other Indebtedness . . . . . . . . . . . 82
 8.1.4.    Bankruptcy, Insolvency, etc.. . . . . . . . . . . . 83
 8.1.5.    Breach of Warranty. . . . . . . . . . . . . . . . . 83
 8.1.6.    Non-Performance of Other Obligations. . . . . . . . 83
 8.1.7.    ERISA . . . . . . . . . . . . . . . . . . . . . . . 84
 8.1.8.    Judgments; Settlements. . . . . . . . . . . . . . . 84
 8.1.9.    Impairment of Security, etc.. . . . . . . . . . . . 84
 8.1.10.   Change of Control . . . . . . . . . . . . . . . . . 84
 8.2.      Action if Bankruptcy. . . . . . . . . . . . . . . . 84
 8.3.      Action if Other Event of Default. . . . . . . . . . 85

                           ARTICLE IX

               THE AGENT AND THE COLLATERAL AGENT

 9.1.      Actions . . . . . . . . . . . . . . . . . . . . . . 85
 9.2.      Exculpation . . . . . . . . . . . . . . . . . . . . 86
 9.3.      Successor . . . . . . . . . . . . . . . . . . . . . 86
 9.4.      Collateral Documents, etc.. . . . . . . . . . . . . 86
 9.5.      Credit Extensions by CIBC Inc., etc.. . . . . . . . 86
 9.6.      Funding Reliance, etc.. . . . . . . . . . . . . . . 87
 9.7.      Credit Decisions. . . . . . . . . . . . . . . . . . 87
 9.8.      Notices, etc. to Agent. . . . . . . . . . . . . . . 87

                            ARTICLE X

                          MISCELLANEOUS

 10.1.     Waivers, Amendments, etc. . . . . . . . . . . . . . 87
 10.2.     Notices . . . . . . . . . . . . . . . . . . . . . . 88
 10.3.     Costs and Expenses. . . . . . . . . . . . . . . . . 89
 10.4.     Indemnification . . . . . . . . . . . . . . . . . . 89
 10.5.     Survival. . . . . . . . . . . . . . . . . . . . . . 90
 10.6.     Severability. . . . . . . . . . . . . . . . . . . . 90
 10.7.     Headings. . . . . . . . . . . . . . . . . . . . . . 90
 10.8.     Counterparts, Entire Agreement, etc.. . . . . . . . 90
 10.9.     Governing Law . . . . . . . . . . . . . . . . . . . 91
 10.10.    Sale and Transfer of Loans and Note;
              Participations in Loans and Note . . . . . . . . 91
 10.10.1.  Assignments . . . . . . . . . . . . . . . . . . . . 91
 10.10.2.  Participations. . . . . . . . . . . . . . . . . . . 92
 10.10.3.  Certain Other Provisions. . . . . . . . . . . . . . 93
 10.11.    Other Transactions; Consent to Relationships. . . . 93
 10.12.    Further Assurances. . . . . . . . . . . . . . . . . 93
 10.13.    Confidentiality . . . . . . . . . . . . . . . . . . 94
 10.14.    Certain Collateral Matters. . . . . . . . . . . . . 94
 10.15.    Forum Selection and Consent to Jurisdiction . . . . 95
 10.16.    Waiver of Jury Trial. . . . . . . . . . . . . . . . 96

SCHEDULE I -  Disclosure Schedule
SCHEDULE II   - Upfront and Pre-closing Commitment Fees

EXHIBIT A  -  Form of Note
EXHIBIT B  -  Form of Borrowing Request
EXHIBIT C  -  Form of Compliance Certificate
EXHIBIT D  -  Form of Continuation/Conversion Notice
EXHIBIT E  -  Form of Security Agreement
EXHIBIT F  -  Form of Issuance Request
EXHIBIT G  -  Form of Pledge Agreement
EXHIBIT H  -  Form of Subsidiary Security Agreement
EXHIBIT I  -  Form of Mortgage
EXHIBIT J  -  Form of Subsidiary Guaranty
EXHIBIT K  -  Form of Officer Solvency Certificate
EXHIBIT L  -  Form of Lender Assignment Agreement
EXHIBIT M  -  Form of Corporate Opinion of Tuke, Yopp & Sweeney
EXHIBIT N  -  Form of New York Counsel Opinion to the Borrower
EXHIBIT O  -  Form of Letter of Credit

                                     AMENDED AND RESTATED
                                      REDUCING REVOLVING
                                       CREDIT AGREEMENT

      THIS AMENDED AND RESTATED REDUCING REVOLVING CREDIT AGREEMENT, dated as of July 21, 1993, as amended and restated as of May 3, 1996, among SHONEY'S, INC., a Tennessee corporation (the "Borrower"), the various financial institutions which are or may become parties hereto (collectively, the "Lenders" and, individually, a "Lender"), and CANADIAN IMPERIAL BANK OF COMMERCE, a Canadian chartered bank acting through its New York Agency, as Agent for the Lenders and as the LC Issuer,

                                     W I T N E S S E T H:

      WHEREAS, the Borrower is currently engaged directly and through various Subsidiaries (other than Realco) (capitalized terms used in these recitals having the meanings set forth in Section 1.1 hereof unless otherwise defined) in the businesses of operating and franchising a chain of full-service restaurants, fast seafood restaurants, and specialty dinner house restaurants, and also maintains and operates five manufacturing and distribution centers, a meat plant and an insurance business which provides certain insurance services and certain other services related thereto; Realco is only engaged in the ownership of certain real properties, buildings and improvements thereon and other business activities directly incidental thereto;

      WHEREAS, the Borrower, the Lenders and the Agent are parties to the Reducing Revolving Credit Agreement, dated as of July 21, 1993, as amended to date (as so amended, the "Existing Credit Agreement"), pursuant to which the Lenders thereunder (the "Original Lenders") extended commitments (the "Original Commitments") to make credit extensions to the Borrower in an aggregate principal amount not to exceed $270,000,000 (the "Original Credit Extensions") at any time outstanding for the purposes set forth below;

      WHEREAS, the proceeds of such Original Credit Extensions were used by the Borrower

            (a) on July 21, 1993, to refinance the principal amount of certain loans made to the Borrower in the amount of $22,500,000 outstanding, together with all accrued and unpaid interest, fees, expenses and all other amounts owing with respect thereto and to pay related transaction expenses in connection therewith;

            (b) in July, 1994, to refinance certain subordinated debt of the Borrower, together with all fees, expenses and other amounts owing with respect thereto and to pay related transaction expenses in connection therewith, and

            (c) on and after July 21, 1993, for the working capital, capital expenditures (including Franchisee Acquisitions) and debt refinancing or repayment requirements of the Borrower and its Subsidiaries;

      WHEREAS, the Borrower determined that it was in its business interests to transfer certain of its real properties and certain improvements thereon to Realco and the Lenders consented to such transfer in return for a pledge of all the issued and outstanding capital stock of Realco upon which pledge the Lenders have relied upon to make the Original Credit Extensions and are relying upon to make the Credit Extensions hereunder;

      WHEREAS, the Borrower has requested that the Lenders continue their existing Original Commitments to make Credit Extensions in an aggregate principal and stated amount not to exceed $214,600,000 at any one time outstanding;

      WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to continue such Original Commitments as Commitments and to make Credit Extensions to the Borrower;

      WHEREAS, the Borrower has requested that the Lenders create under the Commitments a sublimit of up to $20,000,000 in stated amount for the issuance of Letters of Credit to support the Borrower's obligations and to replace certain letter of credit obligations to be assumed by the Borrower in connection with the Acquisition (as hereinafter defined); provided that, in any event the aggregate outstanding principal amount of all Loans, together with the aggregate amount of all Letter of Credit Outstandings shall not exceed the Commitments then in effect;

      WHEREAS, the Borrower has entered into the Plan of Tax-Free Reorganization under Section 368(a)(1)(C) of the Internal Revenue Code and Agreement (the
"Plan of Reorganization"), dated as of March 15, 1996, among the Borrower, TPI Restaurants Acquisition Corporation, a Tennessee corporation and a wholly-owned Subsidiary of the Borrower ("TPAC"), and TPI Enterprises, Inc., a New Jersey corporation ("TPI"), pursuant to which TPI will transfer to the Borrower certain of its operating subsidiaries (the "Acquisition") in exchange for the issuance of shares of the Borrower's common stock, the refinancing of certain of TPI's existing indebtedness and the assumption by the Borrower of TPI's obligations under the Subordinated Debentures and certain other liabilities of TPI as set forth in the Plan of Reorganization (the "Assumption");

      WHEREAS, the Borrower proposes to enter into a senior secured bridge loan financing (the "Bridge Financing") to be provided by Canadian Imperial Bank of Commerce and certain other financial institutions in an aggregate principal amount not to exceed $100,000,000, the proceeds of which will be used for the general corporate purposes of the Borrower and to refinance certain outstanding indebtedness of TPI and TPIR (as hereinafter defined) in connection with the Acquisition;

      WHEREAS, the Borrower has requested the Lenders to consent to the Acquisition, the Assumption, and the Bridge Financing; and

      WHEREAS, the Lenders are willing upon the terms and conditions set forth herein to grant such consent;

      NOW, THEREFORE, the parties hereto hereby agree as follows:

                                           ARTICLE I

                                          DEFINITIONS

      SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

      "Acquisition" has the meaning assigned to such term in the eighth recital.

      "Acquisition Date" means the date of consummation of the Acquisition in accordance with the terms of the Plan of Reorganization.

      "Adjusted EBITDA" means for any period,

            (a)  the Borrower's EBITDA for such period;

minus

            (b) Consolidated Capital Expenditures (other than in respect of Capitalized Leases or Franchisee Acquisitions) for such period.

      "Adjusted Interest Coverage Ratio" means, at any date, the ratio of

            (a) Adjusted EBITDA for the four Fiscal Quarter period ending on or prior to such date to

            (b) Consolidated Interest Expense paid or payable in cash in respect of the four Fiscal Quarter period ending on or prior to such date.

      "Adjusted Percentage" means, (x) at a time when no Lender Default exists, for each Lender such Lender's Percentage and (y) at a time when a Lender Default exists (i) for each Lender that is a Defaulting Lender, zero and (ii) for each Lender that is a Non-Defaulting Lender, the percentage determined by dividing an amount equal to such Lender's Revolving Commitment Amount at such time by the Adjusted Revolving Commitment Amount at such time, it being understood that all references herein to Revolving Commitments and the Adjusted Revolving Commitment Amount at a time when the Revolving Commitment Amount or Adjusted Revolving Commitment Amount, as the case may be, has been terminated shall be references to the Revolving Commitments or Adjusted Revolving Commitment Amount, as the case may be, in effect immediately prior to such termination.

      "Adjusted Revolving Commitment Amount" means, at any time the Revolving Commitment Amount less the aggregate Revolving Commitments of all Defaulting Lenders.

      "Affected Lender" means a Lender that (a) (x) is entitled to payment by the Borrower of increased capital costs described in Section 4.5 and (y) which Lender's claim is for amounts which exceed the weighted average (based on the respective outstanding amounts of Loans of Lenders submitting claims under
Section 4.5) of the amounts then being claimed by all Lenders pursuant to
Section 4.5, (b) makes a claim for payment by the Borrower of increased costs described in Section 4.6 or (c) is a Defaulting Lender or otherwise defaults in its obligation to make Loans or fund its participations in letters of credit.

      "Affiliate" of any Person means

            (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such other Person; or

            (b) any Person who is a director or officer of such Person or of any Person described in the foregoing clause (a).

      For purposes of this definition, control of a Person shall mean (x) the power, direct or indirect, (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise, or (y) the ownership, direct or indirect, of 10% or more of any class of voting stock of such Person.

      "Agent" means

            (a)  CIBC-NYA;

            (b) any other office or agency of Canadian Imperial Bank of Commerce within the United States of America of which the Lenders and the Borrower are notified and

                  (i) to which the rights and responsibilities of the Agent hereunder may be transferred from time to time, or

                  (ii) which may, from time to time on behalf of CIBC-NYA or any such transferee, act as Agent for the Lenders under this Agreement, any Collateral Document or any other Loan Document; or

            (c) such other Lender or financial institution as shall have subsequently been appointed as the successor Agent pursuant to Section 9.3.

      "Agent's Fee Letter" means the letter agreement, dated April 26, 1994, between the Borrower and CIBC Inc. entitled "Fees", as from time to time amended, supplemented, amended and restated or otherwise modified.

      "Agreement" means, on any date, this amended and restated reducing revolving credit agreement as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified and in effect on such date.

      "Applicable Margin" means (a) initially, with respect to the unpaid principal amount of each LIBO Rate Loan, 2%, and with respect to the unpaid principal amount of each Base Rate Loan, 1%, and (b) thereafter, during the effective period of any Compliance Certificate demonstrating that both the Borrower's Funded Debt Ratio and the Adjusted Interest Coverage Ratio (in each case determined by reference to the applicable Compliance Certificate as set forth below) are as set forth in the columns below entitled "Funded Debt Ratio" and "Adjusted Interest Coverage Ratio", (i) with respect to the unpaid principal amount of each LIBO Rate Loan, the applicable percentage set forth below in the column entitled "Applicable Margin for LIBO Rate Loans;" and (ii) with respect to the unpaid principal amount of each Base Rate Loan, the applicable percentage set forth below in the column entitled "Applicable Margin for Base Rate Loans":


Funded                                    Applicable          Applicable
Debt              Adjusted Interest     Margin for LIBO     Margin for Base
Radio             Coverage Ratio         Rate Loans           Rate Loans
Equal to or       Equal to or less        2%                1%
greater than 3:1  than 3:1

Less than 3:1     Greater than 3:1        1-3/4%            3/4%
but equal to or   but equal to or
greater than      less than 4:1
2.5:1

Less than         Greater than 4:1        1-1/2%            1/2%
2.5:1


      In order to be entitled to a reduction in the Applicable Margin as set forth above, both the Borrower's Funded Debt Ratio and the Adjusted Interest Coverage Ratio must fall within the range set forth opposite such reduced Applicable Margin.

      The Funded Debt Ratio and Adjusted Interest Coverage Ratio used to compute the Applicable Margin shall be the Funded Debt Ratio and Adjusted Interest Coverage Ratio set forth in the Compliance Certificate most recently delivered by the Borrower to the Agent. Each Compliance Certificate delivered by the Borrower shall be in effect until the earlier of (i) (x) with respect to the first, second and fourth Fiscal Quarters of any Fiscal Year, the 45th day after the end of the Fiscal Quarter next following the Fiscal Quarter in respect of which such Compliance Certificate is being delivered, and (y) with respect to the third Fiscal Quarter of any Fiscal Year, the 90th day after the end of the Fiscal Quarter next following such third Fiscal Quarter in respect of which such Compliance Certificate is being delivered, or (ii) the effective date of delivery of the next delivered Compliance Certificate due pursuant to Section
7.1.1. If the Borrower shall fail to deliver a Compliance Certificate within 45 or 90 days after the end of any Fiscal Quarter as required pursuant to clause (a) or (b) of Section 7.1.1, as the case may be, the Applicable Margin from and including the 46th or 91st day, as the case may be, after the end of such Fiscal Quarter to but not including the date the Borrower delivers to the Agent a Compliance Certificate shall conclusively be presumed to equal the highest Applicable Margin. Upon the occurrence and during the continuance of a Default, the Applicable Margin shall be the highest Applicable Margin. Changes in the Applicable Margin resulting from a change in the Funded Debt Ratio and Adjusted Interest Coverage Ratio shall become effective on the second Business Day after the date of delivery by the Borrower to the Agent of a new Compliance Certificate pursuant to clause (a) or (b) of Section 7.1.1.

      "Approving Lenders" means, at any time any determination thereof is to be made, Non-Defaulting Lenders having an aggregate Adjusted Percentage of at least 66-2/3%.

      "Assignee Lender" has the meaning assigned to such term in Section
10.10.1.

      "Assumption" has the meaning assigned to such term in the eighth recital.

      "Authorized Officers", with respect to the Borrower, has the meaning assigned to such term in clause (a)(ii) of Section 5.1.1, and, with respect to a Subsidiary, has the meaning assigned to such term in clause (b)(ii) of
Section 5.1.1.

      "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the CIBC Alternate Base Rate.

      "Borrower" has the meaning assigned to such term in the preamble hereof.

      "Borrowing" means Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.3.

      "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B hereto.

      "Bridge Collateral Documents" means the pledge agreement dated as of the Acquisition Date, executed and delivered by the Borrower in favor of the lenders under the Bridge Loan Agreement as such pledge agreement may be from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms thereof.

      "Bridge Documents" means the Bridge Loan Agreement, the Bridge Guaranty and the Bridge Collateral Documents.

      "Bridge Financing" has the meaning assigned to such term in the ninth recital.

      "Bridge Guaranty" means the subsidiary guaranty dated as of the Acquisition Date, executed and delivered by the Transferred Subsidiaries, as such guaranty may be from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms thereof.

      "Bridge Loan Agreement" means the bridge loan agreement, dated as of May 3, 1996, among Shoney's, Inc., the various financial institutions which are or may become parties thereto, and CIBC-NYA as agent for such financial institutions, as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified in accordance with the terms thereof.

      "Business Day" means

            (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York or Atlanta, Georgia; and

            (b)  relative to the date of

                  (i) making or continuing any Loans as, or converting any Loans from or into, LIBO Rate Loans,

                  (ii) making any payment or prepayment of principal of or payment of interest on any portion of the principal amount of any Loans being maintained as LIBO Rate Loans, or

                  (iii) the Borrower's giving any notice (or the number of Business Days to elapse prior to the effectiveness thereof) in connection with any matter referred to in the immediately preceding clause (b)(i) or (b)(ii), any such banking business day which is also a day on which dealings in Dollars are carried on in the interbank eurodollar market applicable to such LIBO Rate Loans.

      "Capitalized Leases" means leases the obligations under which have been, or in accordance with GAAP are required to be, recorded on the books of the Borrower or any of its Subsidiaries as capital leases.

      "Cash Equivalent Investment" means, at any time:

            (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government;

            (b) commercial paper, maturing not more than nine months from the date of issuance and rated A-l by Standard & Poor's Corporation or P-l by Moody's Investors Service, Inc., issued by a Lender or any affiliate thereof or by a corporation (except an Affiliate of the Borrower) organized under the laws of any State of the United States or of the District of Columbia;

            (c) any certificate of deposit, eurodollar time deposit or acceptance, maturing not more than one year after such time, issued by a Lender, any bank providing Indebtedness permitted under clause (b) of
      Section 7.2.2 on the date hereof or any commercial banking institution which is a member of the Federal Reserve System and which has a combined capital and surplus and undivided profits of not less than $500,000,000; or

            (d) any repurchase agreement entered into with either any Lender or any other commercial banking institution of the nature referred to in clause (c), secured by a fully perfected Security Interest in any obligation of the type described in any of clauses (a) through (c), having a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation thereunder of such Lender or other commercial banking institution.

      "CD Published Moving Rate" means, at any time, the latest three-week moving average of daily secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market lenders, such three-week moving average (adjusted to the basis of a year of 365 or 366 days, as the case may be) being determined weekly for the three-week period ending on the previous Friday by the Agent on the basis of

            (a) such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York (as adjusted for reserves and assessments in the same manner as the CD Quoted Rate); or

            (b) if such publication shall be suspended or terminated, the CD Quoted Rate determined by the Agent on the basis of quotations for such rates by CIBC-NYA.

      "CD Quoted Rate" means, relative to any determination of the CD Published Moving Rate in circumstances when publication of the rates referred to in clause (a) of the definition thereof has been suspended or terminated, the rate of interest per annum determined by the Agent to be the sum (adjusted to the nearest 1/100 of 1%, if any) of (a) the rate obtained by dividing (i) the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the bid rates quoted to CIBC-NYA, in its Domestic Office's secondary market at approximately 10:00 a.m. New York City time (or as soon thereafter as practicable), from time to time by three certificate of deposit dealers of recognized standing selected by the Agent in its sole discretion for the purchase at face value of three-month certificates of deposit in an amount approximately equal or comparable to the amount of CIBC-Bank's portion of the credit outstanding hereunder with respect to which the CD Quoted Rate is being determined by (ii) a percentage equal to 100% minus the average of the daily percentages specified during such period by the F.R.S. Board (or any successor) for determining the maximum reserve requirement (including, but not limited to, any marginal reserve requirement) for a member bank in respect of liabilities consisting of or including (among other liabilities) three-month Dollar nonpersonal time deposits in the United States, plus (b) the daily average during such period of the net annual assessment rates estimated by the Agent for determining the then current annual assessment payable by a member bank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits of a member bank in the United States.

      "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

      "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

      "Change in Control" means (a) the acquisition after July 23, 1993 by any Person or Persons acting in concert of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended, or any successor, replacement or analogous rule or provision of law) of 20% or more of the outstanding shares of voting stock of the Borrower; or (b) a majority of the board of directors of the Borrower shall consist of directors other than (i) directors holding office as of the Closing Date or (ii) directors whose election was recommended by such directors or subsequent directors so recommended.

      "CIBC Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the highest of

            (a) the rate of interest most recently announced by CIBC-NYA at its Domestic Office as its base rate;

            (b) the CD Published Moving Rate most recently determined by the Agent plus 1/2 of 1%; or

            (c)  the Overnight Funds Rate plus 1%.

The CIBC Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Agent in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans shall take effect simultaneously with each change in the CIBC Alternate Base Rate. The Agent shall give notice promptly to the Borrower and the Lenders of changes in the CIBC Alternate Base Rate.

      "CIBC-Bank" means CIBC Inc., acting through its Atlanta Office, in its capacity as a Lender hereunder.

      "CIBC-NYA" means Canadian Imperial Bank of Commerce, acting through its New York Agency.

      "Closing Date" means May 3, 1996.

      "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

      "Collateral Agent" means Canadian Imperial Bank of Commerce, New York Agency, in its capacity as collateral agent under the Collateral Documents or any Affiliate thereof to which the rights and responsibilities thereof may be transferred or any successor thereto duly appointed in accordance with Section 9.3.

      "Collateral Documents" means, collectively, the Security Agreement, the Pledge Agreement, the Trademark Security Agreement, the Subsidiary Guaranty, the Subsidiary Security Agreements, the Mortgages, the Subsidiary Mortgages, and each other instrument or document executed and delivered pursuant to or in connection with any thereof in accordance with the terms thereof or of this Agreement.

      "Commitment Termination Date" means the earliest to occur of

            (a)  October 22, 1999;

            (b) the date on which the Revolving Commitment Amount is reduced to zero pursuant to Section 2.2; and

            (c)  the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (a), (b) or (c) the Commitments shall terminate automatically and without further action or notice.

      "Commitment Termination Event" means

            (a)  the occurrence of any Default described in clauses (a) through
      (d) of Section 8.1.4 with respect to the Borrower or any Subsidiary; or

            (b) the occurrence and continuance of any other Event of Default and either

                  (i) the declaration of the Loans to be due and payable pursuant to Section 8.3, or

                  (ii) in the absence of such declaration, the giving of notice by the Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

      "Commitments" means, as the context may require, the Revolving Commitment or the Letter of Credit Commitment.

      "Compliance Certificate" means a certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C attached hereto and including therein, among other things, calculations supporting compliance by the Borrower with Section 7.2.4, details regarding the status of and the Borrower's good faith estimate of taxes payable in connection with asset sale proceeds (with such changes thereto as may be agreed upon from time to time by the Agent and the Borrower for purposes of monitoring the Borrower's compliance herewith) and identifying therein each item of "Mortgage Financing Collateral" acquired by the Borrower during the period covered by such Compliance Certificate.

      "Concept" means a division or type of business of the Borrower or any of its Subsidiaries held out to the public with a particular designation and, as of the date hereof, shall mean and include the following: (a) "Shoney's" restaurants, (b) "Captain D's", (c) "Commissary", (d) "Pargo's", (e) "Fifth Quarter", and (f) "BarbWire's".

      "Consolidated Capital Expenditures" means, for any period, the gross amount of additions during such period to fixed assets, property, plant, and equipment of the Borrower and its Subsidiaries, all as such additions would be reflected on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP consistently applied at the end of such period when compared to a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP consistently applied at the end of a prior applicable period.

      "Consolidated Fixed Charge Coverage Ratio" means, as of the close of any Fiscal Quarter, the ratio computed for the four consecutive Fiscal Quarters ending on the computation date, of:

            (a) the sum for such Fiscal Quarters of (i) EBITDA plus (ii) Consolidated Lease Expense to

            (b)  Consolidated Fixed Charges for such Fiscal Quarters.

      "Consolidated Fixed Charges" means, for any period, the sum of:

            (a)  Consolidated Interest Expense;

plus

            (b) the amount of any scheduled payment of principal of any Consolidated Funded Debt (including, without limitation, payments of Loans required under clause (a) of Section 3.1.2 due to a Commitment Amount reduction under clause (a) of Section 2.2.2 and the amount of scheduled payments under Capitalized Leases, other than such as is appropriately allocable to Consolidated Interest Expense); provided, however, that for purposes of this clause (b) only, Consolidated Funded Debt shall not include any Indebtedness permitted under clause (b) of Section 7.2.2 or any similar Indebtedness permitted under clause (c) of Section 7.2.2 so long as such Indebtedness is, by its terms, renewable and the provider of such Indebtedness has not declined to so renew such Indebtedness;

plus

            (c) all federal, state and local income taxes of the Borrower and its Subsidiaries;

plus

            (d)  Consolidated Lease Expense

in each case for such period.

      "Consolidated Funded Debt" means, at any time, the sum of (a) all Indebtedness (including accrued interest on the Subordinated LYONS Notes and debt incurred with respect to Mortgage Financing Transactions and the Subordinated Debt) of the Borrower and its Subsidiaries, other than any Indebtedness described in clause (f) or (g) of the definition of Indebtedness contained herein, at such time and (b) the amount of reserve for litigation settlement, as shown on the Borrower's then most recent consolidated balance sheet delivered pursuant to clause (a) or (b) of Section 7.1.1.

      "Consolidated Interest Expense" means, for any period, the aggregate interest expense of the Borrower and its Subsidiaries for such period, as determined in accordance with GAAP, and in any event including, without duplication, all commissions, discounts and other fees and charges owed with respect to letters of credit and banker's acceptances and net costs under Rate Swap Agreements and the portion of any obligation under Capitalized Leases allocable to Consolidated Interest Expense, but in any event excluding (x) any non-cash interest charges and amortization of transaction costs with respect to Indebtedness and (y) amortization of bond discount relating to the Subordinated Debentures.

      "Consolidated Lease Expense" means, for any period, the aggregate amount required to be paid during such period by the Borrower and its Subsidiaries, as lessee, net of sublease rentals accrued by the Borrower and its Subsidiaries in accordance with GAAP, under leases to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries is bound, excluding amounts required to be paid under Capitalized Leases during such period.

      "Consolidated Net Income" means, for any period, all amounts which, in conformity with GAAP consistently applied, would be included under net income on a consolidated income statement of the Borrower and its Subsidiaries for such period.

      "Consolidated Net Worth" means, at any time, all amounts which, in accordance with GAAP consistently applied, would be included under shareholders' equity on a consolidated balance sheet of the Borrower and its Subsidiaries at such time; provided that, in any event, such amounts are to be net of amounts carried on the books of the Borrower and the Subsidiaries for
(a) any treasury stock and (b) any write-up in the book value of any assets of the Borrower or any of its Subsidiaries resulting from a revaluation thereof.

      "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit D attached hereto (with such changes thereto as may be agreed upon from time to time by the Borrower and the Agent).

      "Credit Extension" means and includes

            (a) the advancing of any Loan by the Lenders in connection with a Borrowing, and

            (b) any issuance by an LC Issuer of a Letter of Credit or the extension of any Stated Expiry Date or the increase in the Stated Amount of any then existing Letter of Credit by an LC Issuer.

      "Default" means any Event of Default or any condition or event which, after notice or lapse of time or both, would become an Event of Default.

      "Defaulting Lender" means any Lender with respect to which a Lender Default is in effect.

      "Disbursement" has the meaning assigned to such term in Section 3.7.

      "Disbursement Date" has the meaning assigned to such term in Section 3.7.

      "Disclosure Schedule" means the schedule attached hereto as Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Agent and the Required Lenders, which consent will not be unreasonably withheld.

      "Dollar" and the sign "$" mean lawful money of the United States of America.

      "Domestic Office" means, relative to the Agent or any Lender, the office thereof designated as such below its signature hereto (or designated pursuant to a Lender Assignment Agreement) or such other office of such Person within the United States as may be designated from time to time by notice from such Person to the Borrower and the Agent.

      "EBITDA" means, for any period, an amount equal to the sum, computed for such period, of

            (a) Consolidated Net Income ((i) excluding extraordinary items of gain and including extraordinary items of loss, in each case as determined in accordance with GAAP consistently applied, (ii) excluding any non-cash portion of restructuring charges accrued by the Borrower on its consolidated income statements in respect of its 1995 and 1996 Fiscal Years, (iii) excluding any ordinary gains arising from the Divestitures (as defined in the Existing Credit Agreement), (iv) excluding non-cash charges relating to the Borrower's workers' compensation obligations, a write-down in the Borrower's investment in ShoLodge, a write-off of remodeling expenses and a write-off of investment incurred in the conversion of Shoney's Concept restaurants into BarbWire's Concept restaurants in each case during Fiscal Year 1995 and (v) excluding non-cash charges relating to the Borrower's employee stock option plan) for such period;

plus

            (b) all federal, state and local income taxes of the Borrower and its Subsidiaries for such period (excluding the effects of any non-cash portion of restructuring charges accrued by the Borrower on its consolidated income statements in respect of its 1995 and 1996 Fiscal Years);

plus

            (c)  Consolidated Interest Expense for such period;

plus

            (d) the aggregate amount deducted, in determining Consolidated Net Income for such period, with respect to depreciation and amortization in accordance with GAAP consistently applied and in any event including, but without duplication, the aggregate amount so deducted for (i) non-cash interest charges and amortization of transaction costs with respect to Indebtedness and (ii) amortization of bond discount relating to the Subordinated Debentures.

      "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

      "Event of Default" has the meaning assigned to such term in Section 8.1.

      "Excess Cash Flow" means, for any Fiscal Year, an amount equal to the excess of (a) the amount shown as "cash and cash equivalents at end of year" or shown in a similar category on the audited consolidated statement of cash flows (or a statement analogous to such a statement) prepared in accordance with GAAP for the Borrower and its Subsidiaries for such Fiscal Year, minus an amount equal to the Borrower's good faith estimate of taxes payable in connection with asset sales made during such Fiscal Year, as reflected in Compliance Certificates delivered under this Agreement during such Fiscal Year, minus, an amount equal to the proceeds of borrowings under the Mortgage Financing Transactions during such Fiscal Year over (b) an amount equal to .6 of 1% of "total revenues" of the Borrower and its Subsidiaries for such Fiscal Year, as shown on a consolidated income statement prepared in accordance with GAAP for the Borrower and its Subsidiaries for such Fiscal Year.

      "Existing Credit Agreement" has the meaning assigned to such term in the second recital.

      "Excluded Equity Issuance" means (a) either (i) an issuance of the common stock of the Borrower; or (ii) an issuance of preferred stock of the Borrower having terms and conditions (including dividend rate, redemption, voting and other rights and preferences) and in form and substance satisfactory to the Required Lenders, in each case the proceeds of which are used solely to refinance the Bridge Financing, in each case, with related transaction costs; and (b) each issuance of common stock of the Borrower as consideration for (i) Franchisee Acquisitions permitted by Section 7.2.23 or (ii) the Transferred Subsidiaries.

      "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum for each day during such period equal to

            (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

            (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

      "First American" means First American National Bank of Nashville, a national banking association.

      "First American Facility" means the $20,000,000 revolving credit facility provided to the Borrower by First American.

      "Fiscal Quarter" means any quarter of a Fiscal Year and, in the case of the Borrower's initial Fiscal Quarter of a Fiscal Year, means a period of sixteen consecutive weeks, in the case of each of the Borrower's second and third Fiscal Quarters of a Fiscal Year, means a period of twelve consecutive weeks and, in the case of the Borrower's final Fiscal Quarter of a Fiscal Year, means a period of twelve consecutive weeks if the Fiscal Year is comprised of fifty-two weeks and thirteen consecutive weeks if the Fiscal Year is comprised of fifty-three weeks.

      "Fiscal Year" means any period of fifty-two or fifty-three consecutive calendar weeks ending on the last Sunday in October of each calendar year; references to a Fiscal Year with a number corresponding to any calendar year (e.g. the "1996 Fiscal Year") refer to the Fiscal Year ending on the last Sunday in October occurring during such calendar year.

      "Franchisee Acquisitions" means (a) any additions to property, plant or equipment of the Borrower or any of its Subsidiaries constituting restaurant or related properties that are acquired from Concept franchisees of the Borrower or (b) the acquisition of capital stock or other ownership interests in such franchisees; but does not include the Acquisition.

      "F. R. S. Board" means the Board of Governors of the Federal Reserve System (or any successor).

      "Funded Debt Ratio" means, at any date, the ratio of

            (a)  the Borrower's Consolidated Funded Debt at such time;

to

            (b) the Borrower's EBITDA for the four Fiscal Quarter Period ending on or just prior to such date.

      "GAAP" is defined in Section 1.4.

      "Guaranty" means any agreement, undertaking, or arrangement by which any Person guarantees, endorses, or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to "keep-well" or supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the debt, obligation, or other liability of any other Person (other than by endorsements of instruments in the ordinary course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of the obligor's obligation under any Guaranty shall (subject to any limitation set forth therein) be deemed to be the amount of the debt, obligation, or other liability guaranteed or supported thereby.

      "Hazardous Material" means

            (a)  any "hazardous substance", as defined by CERCLA;

            (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

            (c)  any petroleum product; or

            (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

      "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement refer to this Agreement as a whole and not to any particular Section or provision of this Agreement.

      "Impermissible Qualification" means, relative to the opinion or certification of any Independent Public Accountant as to any financial statement of the Borrower, any qualification or exception to such opinion or certification

            (a)   which is of a "going concern" or similar nature;

            (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

            (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under
      Section 7.2.4.

      "including" means including without limiting the generality of any description preceding such term, and, for purpose of this Agreement and each other Loan Document, the parties hereto agree that the rule of contract interpretation to the effect that where general words are followed by a specific listing of items, the general words shall not be given their widest meaning, shall not be applicable to limit a general statement, which is followed by or referable to any enumeration of specific matters, to matters similar to the matters specifically mentioned.

      "Indebtedness" of any Person, at a particular time, means all items which, in conformity with GAAP, would be classified as liabilities on a balance sheet of such Person as at such time and which constitute (a) indebtedness for borrowed money or the deferred purchase price of assets or other property (including, without limitation, all notes payable and drafts accepted representing extensions of credit and all obligations evidenced by bonds, debentures, notes or other similar instruments but excluding trade payables incurred in the ordinary course of business payable within ninety days of the date thereof); provided, that for purposes of Section 7.2.4 the amount of Indebtedness in respect of the Subordinated LYONS Notes and all other Indebtedness issued on a zero coupon basis shall be the original issue price thereof plus the amount of accrued interest thereon, (b) obligations with respect to any conditional sale agreement or title retention agreement, (c) indebtedness arising under acceptance facilities, in connection with surety or other similar bonds, and the outstanding amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (d) all liabilities secured by any Security Interest in any property owned by such Person even though it has not assumed or otherwise become liable for the payment thereof, (e) obligations under Capitalized
Leases, (f) obligations with respect to Rate Swap Agreements, and (g) any asserted withdrawal liability of such Person or a commonly controlled entity to a Multiemployer Plan.

      "Independent Public Accountant" means Ernst & Young or any other public accounting firm of recognized national standing selected by the Borrower and consented to by the Required Lenders.

      "Instrument" means any contract, agreement, indenture, mortgage or other document or writing (whether by formal agreement, letter, or otherwise) under which any obligation is evidenced, assumed, or undertaken, or any right to any Security Interest is granted or perfected.

      "Interest Period" means, relative to any LIBO Rate Loans, the period which shall begin on (and include) the date on which such LIBO Rate Loans are made pursuant to Section 2.3, or continued as or converted into LIBO Rate Loans pursuant to Section 2.4, and shall end on (but exclude) the day which numerically corresponds to such date one, two, three or six months thereafter, as the Borrower may select in its relevant notice pursuant to Section 2.3 or
Section 2.4; provided, however, that:

            (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates falling on more than five different dates;

            (b) absent the timely selection of a new Interest Period for a then outstanding LIBO Rate Loan, such LIBO Rate Loan shall, immediately upon the expiration of such Interest Period, automatically and without further action be converted into a Base Rate Loan;

            (c) if there exists no numerically corresponding day in such month, such Interest Period shall end on the last Business Day of such month;

            (d) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

            (e) the Borrower may not select, and there shall not be applicable, any Interest Period for any Loan requested to be made or continued as, or converted into, LIBO Rate Loans that would end later than the Commitment Termination Date or that would require such Interest Period to be broken by reason of a mandatory prepayment required because of a mandatory commitment reduction provided for in clause (a) of Section 2.2.2.

      "Investment" means, when used with reference to any investment of the Borrower or any of its Subsidiaries,

            (a) any loan, advance or other extension of credit made by it to any other Person (excluding commission, travel, salary, relocation expenses, and similar advances to officers and employees made in the ordinary course of business);

            (b)  any Guaranty made by such Person; and

            (c) any capital contribution by such Person to, or purchase of stock or other securities or partnership interests by such Person in, any other Person, or any other investment evidencing an ownership or similar interest of such Person in any other Person;

and the amount of any Investment shall be the original principal or capital amount thereof less (i) all cash returns of principal or equity thereon and
(ii) in the case of any Guaranty, any reduction in the aggregate amount of liability under such Guaranty to the extent that such reduction is made strictly in accordance with the terms of such Guaranty (and, in each case, without adjustment by reason of the financial condition of such other Person).

      "Issuance Request" means a request and certificate duly executed by an Authorized Officer of the Borrower, in substantially the form of Exhibit F attached hereto (with such changes thereto as may be agreed upon from time to time by the Agent, the applicable LC Issuer and the Borrower).

      "LC Issuer" means any affiliate, unit or agency of Canadian Imperial Bank of Commerce, or any other Lender which has agreed to issue one or more Letters of Credit at the request of the Agent.

      "Lender" and "Lenders" have the respective meanings assigned to such terms in the preamble hereof.

      "Lender Assignment Agreement" means a Lender Assignment Agreement substantially in the form of Exhibit L hereto.

      "Lender Default" shall mean (a) the refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing or (b) a Lender having notified in writing the Borrower and/or the Agent that it does not intend to comply with its obligations under Section 2.1 or Section 2.1.1, in either case as a result of any takeover of such Lender by any regulatory authority or agency.

      "Lender Party" or "Lender Parties" has the meaning assigned to such term in Section 10.4.

      "Letter of Credit" has the meaning assigned to such term in Section 3.4.

      "Letter of Credit Commitment" means, with respect to an LC Issuer, such LC Issuer's obligation to issue Letters of Credit pursuant to Section 3.4 and, with respect to each of the other Lenders, the obligations of each such Lender to participate in such Letters of Credit pursuant to Section 3.6.

      "Letter of Credit Commitment Amount" means, on any date, $20,000,000, as such amount may be permanently reduced from time to time pursuant to Section 2.2.

      "Letter of Credit Outstandings" means, at any time, an amount equal to the sum of

            (a) the aggregate Stated Amount at such time of all Letters of Credit then outstanding and undrawn (as such aggregate Stated Amount shall be adjusted, from time to time, as a result of drawings, the issuance of Letters of Credit, or otherwise), plus

            (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

      "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the rate of interest equal to the arithmetic average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to each Reference Lender's LIBOR Office in the interbank eurodollar market as at or about 10:00 a.m. (New York City time) two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of each such Reference Lender's LIBO Rate Loan and for a period approximately equal to such Interest Period.

      "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

      "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

         LIBO Rate           =              LIBO Rate
      (Reserve Adjusted)          1.00 - LIBOR Reserve Percentage

      The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Agent on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rates furnished to and received by the Agent from the Reference Lenders, two Business Days before the first day of such Interest Period.

      "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto (or designated pursuant to a Lender Assignment Agreement) or such other office, whether or not outside the United States, of such Lender as designated from time to time by notice from such Lender to the Borrower and the Agent which shall be making or maintaining LIBO Rate Loans of such Lender hereunder and through which such Lender, if it is a Reference Lender, determines the LIBO Rate.

      "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

      "Limited Partnerships" means, collectively, Shoney's Manassas Limited Partnership, Captain D's Manassas Limited Partnership, Pargo's Manassas Limited Partnership, Shoney's - Captain D's-Winchester Limited Partnership and Shoney's of Eufaula, Ltd., as to each of which the Borrower is the general partner and each of which owns restaurant(s) which are leased to the Borrower and/or motel(s) which are leased to ShoLodge, Inc.

      "Loan to Value Ratio" means the ratio, expressed as a percentage, of the Revolving Commitment Amount at any date of determination to the aggregate value of then existing collateral for the Obligations and the assets of Realco.

      "Loans" is defined in Section 2.1.

      "Loan Documents" means, collectively, this Agreement, the Notes, the Letters of Credit, the Collateral Documents, the Agent's Fee Letter, any Lender Assignment Agreement executed pursuant to this Agreement and each other instrument or document executed and delivered pursuant to or in connection with this Agreement or any thereof.

      "LYONS Indenture" means the indenture, dated as of April 1, 1989, by the Borrower in favor of The Bank of New York, as Trustee, with respect to the Subordinated LYONS Notes as in effect on the Closing Date.

      "Marriott" means the Marriott Corporation, a Delaware corporation, or its Affiliates.

      "Materially Adverse Effect" means, relative to any occurrence of whatever nature (including, without limitation, any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), a materially adverse effect on:

            (a) the consolidated business, assets, revenues, financial condition, operations, or prospects of the Borrower and its Subsidiaries; or

            (b) the ability of the Borrower to perform any of its payment or other material obligations under this Agreement, the Notes, the Collateral Documents or any other Loan Documents.

      "Maturity" means, relative to any Loan, the date on which such Loan is stated to be due and payable in whole or in part (in accordance with the Note evidencing such Loan, this Agreement, or otherwise) or such earlier date when such Loan (or any portion thereof) shall be or become due and payable in whole or in part in accordance with the terms of this Agreement, whether by required prepayment, reduction, declaration, acceleration or otherwise.

      "Memorandum" means the Confidential Information Memorandum dated March, 1996, compiled by Canadian Imperial Bank of Commerce based on information provided by the Borrower, (and the attachments and enclosures thereto).

      "Mortgage Financing Collateral" means (a) those properties listed on Item
1.1 ("Mortgage Financing Collateral") of the Disclosure Schedule (including buildings placed thereon) that have been or may be used to collateralize the debt incurred by the Borrower in the Mortgage Financing Transactions; and (b) properties which are acquired by the Borrower or its Subsidiaries (other than Realco) and which are identified as "Mortgage Financing Collateral Property" in a written notice to be provided to the Agent (which written notice may be provided pursuant to a Compliance Certificate) and may be used to collateralize the debt incurred by the Borrower in the Mortgage Financing Transactions. Mortgage Financing Collateral includes properties to be used for the purpose of engaging in new Mortgage Financing Transactions or to be used in substitution for existing Mortgage Financing Collateral subject to Mortgage Financing Transactions, in each case, as permitted by clause (a) of Section 7.2.20.

      "Mortgage Financing Transaction" means any program of acquiring or financing

      (a) land and buildings for restaurant facilities listed on Item 1.1 ("Mortgage Financing Collateral") of the Disclosure Schedule or opened or acquired after the date hereof, to be owned and operated by the Borrower or its Subsidiaries; and

      (b) land, buildings and/or equipment for manufacturing and distribution facilities to be owned and operated by the Borrower or its Subsidiaries,

in each case in which the lenders granting such financing will be granted Security Interests in the land and/or buildings and/or fixtures acquired or financed on terms and conditions (which may include, without limitation, through the issuance and guarantee by the Borrower or its Subsidiaries of industrial revenue bonds) satisfactory to the Agent and evidenced by Mortgage Financing Transaction Documents.

      "Mortgage Financing Transaction Document" means each agreement, mortgage, security agreement, deed of trust, indenture, note and each other document and instrument relating to a Mortgage Financing Transaction, in each case, in form and substance satisfactory to the Required Lenders; provided, that, if the covenants contained therein are not more restrictive on the Borrower in all material respects than those contained in the Mortgage Financing Transaction Documents relating to Mortgage Financing Transaction Indebtedness permitted under clause (c) of Section 7.2.2 and which Indebtedness has a term of at least three years, such items need only be in form and substance satisfactory to the Agent. "Mortgage Financing Transaction Documents" means all such agreements, mortgages, indentures, notes and other documents and instruments.

      "Mortgages" means those mortgages, in substantially the form of Exhibit I attached hereto, executed and delivered by the Borrower in favor of the Collateral Agent and a trustee, where necessary, for the benefit of the Lenders securing the Obligations, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the provisions thereof.

      "Multiemployer Plan" has the meaning assigned to such term under section 3(37) of ERISA.

      "Net Debt or Equity Proceeds" means, (a) with respect to the sale by the Borrower of any stock or warrants or options issued by the Borrower or from the exercise of any warrants or options (excluding, in each case, proceeds received pursuant to employee stock purchase plans, director or employee option plans or other employee benefit plans or from Excluded Equity Issuances); and (b) with respect to the sale, issuance or incurrence of Indebtedness by the Borrower not otherwise permitted by Section 7.2.2 but as to which the Borrower has received the prior written consent of the Required Lenders, in each case, the excess of
(i) the gross proceeds received by the Borrower from such sale, exercise, issuance or incurrence over (ii) the sum of all customary fees and expenses with respect to underwriting commissions and related legal, investment banking and accounting fees and disbursements paid in connection therewith. Notwithstanding the foregoing, there shall be excluded from Net Debt or Equity Proceeds amounts described in clauses (a) and (b) above used to refinance the Bridge Financing or, after the Bridge Financing has been repaid, Mortgage Financing Transaction Indebtedness.

      "Net Proceeds" means the gross proceeds received by the Borrower or any of its Subsidiaries from the sale or other disposition of any of their respective assets (excluding, proceeds from an Excluded Equity Issuance, inventory sold in the ordinary course of business and any item from which Net Debt or Equity Proceeds are received), less customary selling expenses incurred in connection therewith and good faith estimated taxes payable as a result thereof which are actually paid; provided, that, if, in accordance with Section 7.2.11, the Borrower shall be permitted to receive a note or other instrument as part or all of the consideration for such sale or other disposition, the gross proceeds shall be deemed to include the principal amount of any such note or the amount of the obligation evidenced by any such other instrument; and provided, further, that "Net Proceeds" shall be deemed not to include (a) an amount equal to the first $5,000,000 in proceeds (determined by aggregating the gross proceeds from applicable asset sales and dispositions and subtracting therefrom customary selling expenses incurred in connection therewith and good faith estimated taxes payable as a result thereof) realized during each Fiscal Year and (b) any rental payments made to the Borrower or Realco under a lease or sublease of Lee's Famous Recipe restaurants permitted under clause (l) of
Section 7.2.11.

      "New Lender" has the meaning assigned to such term in Section 4.10.

      "1989 Mortgage Financing Transaction" means the Mortgage Financing Transaction consummated by the Borrower during the 1989 Fiscal Year.

      "Non-Defaulting Lender" means and includes each Lender other than a Defaulting Lender.

      "Note" means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

      "Obligations" means all obligations (monetary or otherwise) of the Borrower to the Agent, the Collateral Agent and/or the Lenders arising under or in connection with this Agreement and the Notes and all obligations (monetary or otherwise) of the Borrower and its Subsidiaries arising under or in connection with the Collateral Documents or the other Loan Documents.

      "Original Commitments" has the meaning assigned to such term in the second recital.

      "Original Credit Extensions" has the meaning assigned to such term in the second recital.

      "Original Lenders" has the meaning assigned to such term in the second recital.

      "Overnight Funds Rate" means, on any date, a fluctuating interest rate per annum equal to the interest rate (rounded upwards, if necessary, to the nearest 1/16 of 1%) offered in the interbank market to CIBC-NYA as the overnight
Federal Funds Rate at or about 10:00 a.m. New York City time on such day (or if such day is not a Business Day, for the next preceding Business Day).

      "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

      "Percentage" means, relative to any Lender, the percentage set forth opposite its signature hereto as its "Percentage", as such percentage may be adjusted from time to time pursuant to a Lender Assignment Agreement executed by such Lender and its Assignee Lender and delivered pursuant to Section 10.10.1.

      "Permitted Subleases" means the subleases by the Borrower of real properties (and related equipment and fixtures) owned by Realco pursuant to clauses (j) or (l) of Section 7.2.11.

      "Person" means any natural person, corporation, firm, trust, partnership, business trust, joint venture, association, government, governmental agency or authority, or any other entity, whether acting in an individual, fiduciary, or other capacity.

      "Plan" means a "pension plan", as such term is defined in ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Plan) and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses (as described in sections 414(b) and 414(c), respectively, of the Code or section 4001 of ERISA) may have any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

      "Plan of Reorganization" has the meaning assigned to such term in the eighth recital.

      "Pledge Agreement" means the pledge agreement, in substantially the form of Exhibit G attached hereto, executed and delivered by the Borrower in favor of the Collateral Agent for the benefit of the Lenders, securing the Obligations, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the provisions thereof.

      "Pledged Notes" has the meaning assigned to such term in the Pledge Agreement.

      "Pledged Shares" has the meaning assigned to such term in the Pledge Agreement.

      "Quarterly Payment Date" means the twenty-second day of each October, January, April, and July of each year or, if any such day is not a Business Day, the next succeeding Business Day.

      "Rate Swap Agreement" means any interest rate swap, cap, interest rate collar agreement or similar arrangement entered into, from time to time, by the Borrower and a Swap Party.

      "Realco" means Shoney's Real Estate, Inc., a special purpose corporation that is a wholly-owned Subsidiary of the Borrower, incorporated under the laws of the State of Tennessee.

      "Realco Documents" means the Realco Lease and the Transfer Documents.

      "Realco Lease" means the Master Lease Agreement, dated as of July 21, 1993, between the Borrower and Realco providing for the lease by Realco to the Borrower of Realco's property on a market value basis, as amended or otherwise modified from time to time subject to the provisions of Section 7.2.20.

      "Reference Lenders" means, for purposes of determining the LIBO Rate and in connection with other matters pertaining to LIBO Rate Loans, CIBC-NYA, The Bank of New York and NationsBank of Tennessee, N.A., together with any other Lender approved by the Agent and the Borrower and designated in a notice to all Lenders by the Agent to be a Reference Lender. If all Loans made by a Reference Lender hereunder are assigned, prepaid or repaid and its Revolving Commitment assigned for any reason whatsoever, such Reference Lender shall thereupon cease to be a Reference Lender and, if as a result of the foregoing, there shall only be one Reference Lender remaining, then the Agent (after consultation with the Borrower) shall, by notice to the Borrower and the Lenders, designate another Lender as a Reference Lender so that, to the extent possible, there shall at all times be at least two Reference Lenders.

      "Regulatory Change" means, relative to any Lender, any change after the date hereof in any (or the adoption after May 9, 1993 of any new):

            (a) United States Federal or state law or foreign law applicable to such Lender; or

            (b) regulation, interpretation, directive, or request (whether or not having the force of law) applicable to such Lender of any court or governmental authority charged with the interpretation or administration of any law referred to in the immediately preceding clause (a) or of any fiscal, monetary, or other authority having jurisdiction over such Lender.

      "Reimbursement Obligation" is defined in Section 3.8.

      "Related Parties" is defined in Section 9.2.

      "Release" means a "release", as such term is defined in CERCLA.

      "Remodeling Expenses" means expenses for the remodeling of restaurant properties recorded on the books and records of the Borrower or its Subsidiaries as additions to property, plant or equipment of the Borrower or such Subsidiary in accordance with GAAP.

      "Reportable Event" has the meaning assigned to such term in clause (a) of
Section 6.12.

      "Required Lenders" means, at the time any determination thereof is to be made, Non-Defaulting Lenders having an aggregate Adjusted Percentage of more than 50%.

      "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to time.

      "Responsible Officer" means, at the time any determination thereof is to be made, each of those persons who are the Chairman of the Board (if at the time an officer), President, chief financial officer (regardless of the title), Treasurer, corporate controller (regardless of the title), or Secretary of the Borrower.

      "Revolving Commitment" means, relative to any Lender, such Lender's obligation to make Loans pursuant to Section 2.1 and to issue (in the case of an LC Issuer) or participate in (in the case of all Lenders) Letters of Credit pursuant to Section 2.1.1.

      "Revolving Commitment Amount" means the amount of $270,000,000 as such amount was in effect under the Existing Credit Agreement, which amount has been reduced to $214,600,000 as of the Closing Date, as such amount may be further reduced from time to time pursuant to Section 2.2.

      "Security Agreement" means the security agreement, in substantially the form of Exhibit E hereto, executed and delivered by the Borrower in favor of the Collateral Agent for the benefit of the Lenders, securing the Obligations, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms thereof.

      "Security Instrument" means any security agreement, chattel mortgage, assignment, financing or similar statement or notice, continuation statement, other agreement or Instrument, or amendment or supplement to any thereof, providing for, evidencing or perfecting any Security Interest or other lien.

      "Security Interest" means any interest in any real or personal property or fixture which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising under a Security Instrument or as a matter of law, judicial process or otherwise.

      "ShoLodge" means ShoLodge, Inc., a Tennessee corporation.

      "Shoney's Investments" means Shoney's Investments, Inc., a Nevada corporation.

      "Stated Amount" of each Letter of Credit means the "Stated Amount" as defined therein.

      "Stated Expiry Date" has the meaning assigned to such term in clause (b) of Section 3.4.

      "Stated Maturity Date" means October 22, 1999.

      "Subordinated Debentures" means the $51,563,000 in aggregate principal amount of TPI's 8.25% Convertible Subordinated Debentures due 2002 issued pursuant to the Subordinated Indenture.

      "Subordinated Debentures Trustee" means The Bank of New York.

      "Subordinated Debt" means, collectively:

            (a)  the Subordinated Debentures;

            (b)  the Subordinated LYONS Notes; and

            (c) any other indebtedness (other than indebtedness arising out of Mortgage Financing Transactions) of the Borrower for money borrowed and permitted to be outstanding by the Required Lenders in their sole discretion and which is subordinated in form and substance to the Obligations, and which has subordination provisions, terms of payment, interest rates, covenants, remedies, defaults and other material terms, in each case satisfactory in form and substance to the Required Lenders, as evidenced by their written approval thereof.

      "Subordinated Indenture" means the Indenture, dated as of July 15, 1992, among TPI, as issuer, and TPIR, as guarantor, and the Borrower and the Subordinated Debentures Trustee, as assumed by the Borrower pursuant to a supplemental indenture in form and substance acceptable to the Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions of this Agreement.

      "Subordinated LYONS Notes" means those zero coupon subordinated, liquid yield option notes due 2004 in an aggregate face amount of $201,250,000 issued on April 11, 1989 as in effect on the date hereof.

      "Subsidiary" means, when used with respect to any corporation, any other corporation more than 50% of the outstanding shares of capital stock of which having ordinary voting power for the election of directors is owned directly or indirectly by such corporation, and, except as otherwise indicated herein, references to Subsidiaries shall refer to Subsidiaries of the Borrower.

      "Subsidiary Acknowledgment" means the subsidiary acknowledgment dated the Closing Date executed and delivered by the Subsidiaries party to the Subsidiary Guaranty.

      "Subsidiary Guaranty" means the guaranty in substantially the form of Exhibit J attached hereto, executed and delivered by each Subsidiary (other than the Transferred Subsidiaries) in favor of the Collateral Agent for the benefit of the Lenders, as such guaranty may be amended, supplemented, amended and restated or otherwise modified from time to time.

      "Subsidiary Mortgages" means each of the mortgages, in substantially the form of Exhibit I attached hereto, executed and delivered by Commissary Operations, Inc. in favor of the Collateral Agent and a trustee, where necessary, for the benefit of the Lenders, securing the Subsidiary Guaranty, as such mortgages may be amended, supplemented, amended and restated or otherwise modified from time to time.

      "Subsidiary Security Agreements" means each of the security agreements, in substantially the form of Exhibit H attached hereto, executed and delivered by each Subsidiary of the Borrower (other than the Transferred Subsidiaries) in favor of the Collateral Agent for the benefit of the Lenders, securing the Subsidiary Guaranty, as such security agreements may be amended, supplemented, amended and restated or otherwise modified from time to time.

      "Swap Party" means any Affiliate, unit, or agency (including CIBC-Bank) of Canadian Imperial Bank of Commerce, or any other Lender (or Affiliate thereof) or any other bank or financial institution acceptable to the Agent, which has agreed to enter into a Rate Swap Agreement.

      "Taxes" has the meaning assigned to such term in Section 4.6.

      "TPI" has the meaning assigned to such term in the eighth recital.

      "TPIR" means TPI Restaurants, Inc., a Tennessee corporation.

      "Trademark Security Agreement" means the security agreement in substantially the form of Exhibit A attached to the Security Agreement executed and delivered by the Borrower and Shoney's Investments in favor of the Collateral Agent for the benefit of the Lenders, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the provisions thereof.

      "Transfer Documents" means deeds, deeds of transfer and other documents and filings necessary to transfer restaurants owned by the Borrower to Realco in accordance with the terms hereof.

      "Transferred Subsidiaries" means those Subsidiaries of TPI acquired by the Borrower in connection with the Acquisition and shall include TPIR, TPI Entertainment, Inc., a Delaware corporation, and TPI Insurance Corporation, a Hawaii corporation.

      "Unfunded Vested Liabilities" means, relative to any Plan, at any time, the excess (if any) of

            (a) the present value of all vested nonforfeitable benefits under such Plan over

            (b) the fair market value of all Plan assets allocable to such benefits,

all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Borrower or any Affiliate to the PBGC or the Plan under Title IV of ERISA.

      "United States" or "U.S." means the United States of America, its fifty States, and the District of Columbia.

      "Welfare Plan" means a "welfare plan", as such term is defined in ERISA.

      SECTION 1.2. Use of Defined Terms. Terms for which meanings are provided in this Agreement shall, unless otherwise defined or the context requires, have such meanings when used in the Note, Borrowing Request, Issuance Request, Continuation/Conversion Notice, Compliance Certificate, Loan Document and each notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document hereafter executed pursuant hereto.

      SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each Loan Document to any Article or Section are references to such Article or Section of this Agreement or such Loan Document, as the case may be, and unless otherwise specified, references in any Article, Section, or definition to any clause are references to such clause of such Section, Article, or definition.

      SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in Section
6.4. For purposes of Section 7.2.4, any calculation that is made with respect to the results of operations of the Borrower and its Subsidiaries for the Fiscal Quarter in which the Acquisition occurs shall exclude the results of operations of the Transferred Subsidiaries and the amount of debt repaid or assumed by the Borrower (including letters of credit and capitalized leases) in consummation of the Acquisition and the Assumption for such Fiscal Quarter.

                                          ARTICLE II

                          COMMITMENTS, BORROWING PROCEDURES AND NOTES

      SECTION 2.1. Revolving Commitments. On the terms and subject to the conditions of this Agreement (including Article V), each Lender severally agrees to make reducing revolving loans (relative to such Lender, and of any type, its "Loans") from time to time on any Business Day occurring prior to the Commitment Termination Date to the Borrower in a principal amount equal to such Lender's Percentage of the aggregate amount of the Borrowing requested by the Borrower to be made on such day, provided that no Lender shall be permitted or required to make any Loan if, after giving effect thereto, (a) the aggregate outstanding principal amount of all Loans and Letter of Credit Outstandings would exceed the Revolving Commitment Amount or (b) the aggregate outstanding principal amount of all of such Lender's Loans and such Lender's Percentage of Letter of Credit Outstandings would exceed such Lender's Percentage of the Revolving Commitment Amount. Notwithstanding the foregoing, beginning on August 26, 1996 and ending on the earlier to occur of (i) delivery by the lender under the 1989 Mortgage Financing Transaction to the Borrower of binding commitments in form and substance satisfactory to the Agent to extend the maturity of such 1989 Mortgage Financing Transaction on terms and conditions acceptable to the Agent or (ii) the date such 1989 Mortgage Financing Transaction is paid in full, the aggregate amount of Loans and Letter of Credit Outstandings shall not exceed the Revolving Commitment Amount then in effect less $9,500,000. The commitment of each Lender described in this Section 2.1 (including Section 2.1.1) is herein referred to as its "Revolving Commitment". On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Loans.

      SECTION 2.1.1. Letter of Credit Commitment. From time to time on any Business Day occurring prior to the Commitment Termination Date, each LC Issuer

            (a) agrees to issue one or more Letters of Credit as requested by the Borrower in accordance with the terms of this Agreement; and

            (b) agrees that, upon request of the Borrower in accordance with the terms of this Agreement, such LC Issuer will increase the Stated Amount of outstanding Letters of Credit (subject to the limits and other provisions of this Agreement) and extend the Stated Expiry Date of an existing Letter of Credit previously issued hereunder to a date not later than the earlier of (x) the Commitment Termination Date and (y) one year from the date of such extension;

provided, that, no LC Issuer shall be permitted or required to issue or increase the Stated Amount or extend the Stated Expiry Date of any Letter of Credit if, after giving effect thereto,

            (c) the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount; or

            (d) the sum of all Letter of Credit Outstandings plus the aggregate unpaid principal amount of all Loans then outstanding would exceed the Revolving Commitment Amount.

      SECTION 2.2. Reduction of Revolving Commitment Amount and Letter of Credit Commitment Amount. The Revolving Commitment Amount and the Letter of Credit Commitment Amount are subject to reduction from time to time pursuant to this Section 2.2.

      SECTION 2.2.1. Optional. The Borrower may, from time to time on any Business Day occurring after the time of the initial Borrowing hereunder, voluntarily reduce the Revolving Commitment Amount or the Letter of Credit Commitment Amount; provided, however, that (a) all such reductions shall require at least three Business Days' prior notice to the Agent (which shall promptly give notice thereof to the Lenders) and shall be permanent, and any voluntary partial reduction of (i) the Revolving Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $100,000 and
(ii) the Letter of Credit Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $100,000, (b) except as provided below, the Revolving Commitment Amount may not be so reduced to an amount less than the then Letter of Credit Commitment Amount and (c) except as provided below, the Borrower may not reduce the Letter of Credit Commitment Amount to an amount less than the then Letter of Credit Outstandings; and provided, further, that the Borrower may terminate the Revolving Commitments in whole if, at the time of and as a condition of such termination, (y) the Borrower shall have repaid in full the aggregate outstanding principal amount of all Loans and Reimbursement Obligations, together with all accrued interest and fees thereon and all other amounts payable under the Loan Documents to the date of termination, and (z)(I) all unexpired Letters of Credit shall have been returned to the LC Issuer for cancellation or (II) the Borrower shall deposit cash in an amount equal to the Stated Amount of each Letter of Credit (including all fees and expenses related thereto), into an account specified by the relevant LC Issuer to be held as collateral security for the repayment of the Borrower's Obligations in connection with the Letters of Credit issued by such LC Issuer or (III) each LC Issuer receives a letter of credit in form and substance acceptable to such LC Issuer in support of all outstanding Letters of Credit issued by such LC Issuer from a financial institution acceptable to such LC Issuer.

      SECTION 2.2.2. Mandatory. (a) On each date set forth below, the Revolving Commitment Amount shall, without any further action, automatically and permanently be reduced by the amount set forth opposite such date:

Date                    	Reduction Amount
October 22, 1996              	$25,000,000
April 22, 1997                	$30,000,000
October 22, 1997              	$30,000,000
April 22, 1998                	$37,500,000
October 22, 1998              	$37,500,000
April 22, 1999                	$37,500,000
October 22, 1999              	$17,100,000

provided, however, that in any event on the Commitment Termination Date the Revolving Commitment Amount shall be zero; provided, further, however, that in the event that the Revolving Commitment Amount shall be reduced to an amount less than the Letter of Credit Commitment Amount, then the Letter of Credit Commitment Amount shall be automatically and permanently reduced by an amount equal to the excess of such Letter of Credit Commitment Amount over the Revolving Commitment Amount as so reduced.

      (b) After the repayment in full of the Bridge Financing, on the day immediately following the date of the receipt by the Borrower or any Subsidiary of Net Proceeds, the Revolving Commitment Amount shall be immediately and permanently reduced by an amount equal to such Net Proceeds.

      (c) On the earlier of (i) the ninetieth day after the close of each Fiscal Year commencing with Fiscal Year 1995 or (ii) the date of delivery of the financial statements required pursuant to clause (a) of Section 7.1.1 in respect of such Fiscal Year, the Revolving Commitment Amount shall be immediately and permanently reduced by an amount equal to 75% of Excess Cash Flow, if any, for such Fiscal Year; provided, however, that if in any such Fiscal Year the Borrower was entitled to a reduction in the Applicable Margin for each Fiscal Quarter of such Fiscal Year, then the Commitment Amount shall be immediately and permanently reduced by an amount equal to only 50% of Excess Cash Flow, if any, for such Fiscal Year.

      (d) After the repayment in full of the Bridge Financing, on the day immediately following the date of the receipt by the Borrower or any Subsidiary of Net Debt or Equity Proceeds, the Revolving Commitment Amount shall be immediately and permanently reduced by an amount equal to such Net Debt or Equity Proceeds.

      SECTION 2.2.3. Application. Voluntary reductions of the Revolving Commitment Amount made pursuant to Section 2.2.1 shall be applied (a) first, to reduce to zero the next occurring (and only the next occurring) "Reduction Amount" set forth in the table contained in clause (a) of Section 2.2.2 and (b) second, to diminish the "Reduction Amounts" set forth in the table contained in clause (a) of Section 2.2.2 in the inverse order thereof. The mandatory reductions of the Revolving Commitment Amount under clauses (b), (c) and (d) of
Section 2.2.2 shall be used to diminish the "Reduction Amounts" set forth in the table contained in clause (a) of Section 2.2.2 in the inverse order thereof.

      SECTION 2.3. Borrowing Procedure. By delivering a Borrowing Request to the Agent (whereupon the Agent shall promptly notify the Lenders thereof) on or before 10:00 a.m. (New York City time) on a Business Day, the Borrower may from time to time irrevocably request on, in the case of Base Rate Loans, not less than one nor more than five, and in the case of LIBO Rate Loans, not less than three nor more than five, Business Days' notice, that a Borrowing be made in a minimum amount of $5,000,000 and an integral multiple of $100,000, or, if less, the unused portion of the Revolving Commitment Amount. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 11:00 a.m. (New York City time) on such Business Day each Lender shall deposit with the Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

      SECTION 2.4. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Agent (which shall promptly give notice thereof to the Lenders) on or before 10:00 a.m. (New York City time) on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three nor more than five Business Days' notice that all, or any portion in an aggregate minimum amount of $5,000,000 and an integral multiple of $100,000, of any Loans be, in the case of Base Rate Loans, converted into LIBO Rate Loans or, in the case of LIBO Rate Loans, be converted into Base Rate Loans or continued as LIBO Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (i) subject to Section 4.1, each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders, and (ii) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing.

      SECTION 2.5. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Section 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing, as the case may be, Dollar certificates of deposit in the U.S. or Dollar deposits in its LIBOR Office's interbank eurodollar market.

      SECTION 2.6. Notes. Each Lender's Loans under its Revolving Commitment shall be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to such Lender's Original Commitment (or, in the case of an Assignee Lender, an amount equal to the assigning Lender's assigned amount). The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to, the Loans evidenced thereby. Such notations shall be rebuttable presumptive evidence of the information so set forth; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower. If so requested by any Lender in writing to the Borrower and the Agent, the Borrower agrees to execute separate Notes evidencing the LIBO Rate Loans and the Base Rate Loans of such Lender.

                                          ARTICLE III

                          REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

      SECTION 3.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan upon the Stated Maturity Date.

      SECTION 3.1.1. Voluntary Prepayments. Prior to the Stated Maturity Date, the Borrower may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that

            (a) any such prepayment of Loans shall be made pro rata among Loans of all Non-Defaulting Lenders of the same type and, if applicable, having the same Interest Period; provided, however, further, that at the Borrower's election, a prepayment made pursuant to this Section 3.1.1 may be applied to a Loan of a Defaulting Lender;

            (b) no such prepayment of any LIBO Rate Loan may be made on any day other than the last day of the Interest Period for such Loan;

            (c) all such voluntary prepayments shall require at least two but no more than five Business Days' prior written notice as to prepayments of Base Rate Loans, and at least three but no more than five Business Days' prior written notice as to prepayments of LIBO Rate Loans, in each case to the Agent (which will promptly notify the other Lenders thereof); and

            (d) all such voluntary partial prepayments shall be in an aggregate minimum amount of $1,000,000 and an integral multiple of $100,000.

      No voluntary prepayment of principal of any Loans shall in and of itself cause a reduction in the Revolving Commitment Amount. Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4.

      SECTION 3.1.2. Mandatory Prepayments. Prior to the Stated Maturity Date, the Borrower

            (a) shall, on each date when any reduction in the Revolving Commitment Amount shall become effective, make a mandatory prepayment of the Loans of Non-Defaulting Lenders equal to the excess, if any, of the aggregate, outstanding principal amount of all Loans of such Non-Defaulting Lenders plus all Letter of Credit Outstandings over the Adjusted Revolving Commitment Amount as so reduced;

            (b) shall, on each date that for any reason the aggregate outstanding principal amount of all Loans plus all Letter of Credit Outstandings exceeds the Revolving Commitment Amount then in effect, make a mandatory prepayment of the Loans equal to such excess;

            (c) shall, on each date that for any reason the aggregate amount of all Letter of Credit Outstandings exceeds the Letter of Credit Commitment Amount then in effect, make a payment of all outstanding Reimbursement Obligations equal to such excess and, to the extent that the Letter of Credit Outstandings still exceed the Letter of Credit Commitment Amount, deposit cash with the Agent in an amount equal to such excess to be held as collateral security for the reimbursement of the Borrower's Obligations in connection with the Letters of Credit;

            (d) shall, on each date on which the aggregate principal amount of all Loans made by a Defaulting Lender exceeds an amount equal to such Defaulting Lender's Percentage of the Revolving Commitment Amount, prepay principal of Loans of such Defaulting Lender in an amount equal to such excess; and

            (e) shall, immediately upon any acceleration of the Stated Maturity Date of any Loans, pursuant to Section 8.2 or Section 8.3, repay all (or if only a portion of the Loans are accelerated thereunder, such portion
      of) the Loans.

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4.

      SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.2.

      SECTION 3.2.1. Rates. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

            (a) on that portion maintained from time to time as Base Rate Loans, equal to the sum of the CIBC Alternate Base Rate from time to time in effect plus the Applicable Margin; and

            (b) on that portion maintained as LIBO Rate Loans, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin.

      All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

      SECTION 3.2.2. Default Rates. After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), after the Borrower has defaulted in the payment of any other monetary Obligation which has become due and payable, and after the date any other Event of Default shall have occurred (and so long as such Event of Default shall be continuing), the Borrower shall pay interest (after as well as before judgment) on all amounts payable hereunder at a rate per annum equal to

            (a) with respect to LIBO Rate Loans, for the period from the date such Loan becomes due and payable to the end of the applicable Interest Period, the higher of (i) the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus a margin of 4% or (ii) the CIBC Alternate Base Rate plus a margin of 3%; and

            (b) in all other cases, the CIBC Alternate Base Rate plus a margin of 3%.

      SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

            (a)  on the Stated Maturity Date therefor;

            (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan;

            (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Closing Date;

            (d) with respect to LIBO Rate Loans, the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the three month anniversary of the commencement of such Interest Period);

            (e) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and

            (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

      SECTION 3.2.4. Interest Rate Determination. Each Reference Lender agrees to furnish to the Agent timely information for the purpose of determining the LIBO Rate. If any of the Reference Lenders shall be unable or shall otherwise fail to provide notice of a rate to the Agent for any reason other than any circumstance referred to in clause (a) or (b) of Section 4.2, the LIBO Rate shall be determined on the basis of the rate or rates provided in notices of the remaining Reference Lenders.

      SECTION 3.3.  Fees.  The Borrower agrees to pay the fees set forth in this
Section 3.3.  All such fees shall be non-refundable.

      SECTION 3.3.1. Post-Closing Revolving Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Non-Defaulting Lender, for the period (including any portion thereof when its Commitment is suspended by reason of the Borrower's inability to satisfy any condition of Section 5.2) commencing on the Closing Date and continuing through the Commitment Termination Date, a commitment fee at the rate of 3/8 of 1% per annum on such Lender's Percentage of the average daily unused portion of the Revolving Commitment Amount. Such commitment fees shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first such Quarterly Payment Date following the Closing Date, and on the Commitment Termination Date. The issuance of the Letters of Credit shall, for purposes of this Section, be deemed to be usage of the Revolving Commitment Amount.

      SECTION 3.3.2. Upfront Fees. The Borrower agrees to pay to each Lender an upfront fee equal to 1/2 of 1% of such Lender's Percentage of the Revolving Commitment Amount on the Closing Date, payable on the Closing Date.

      SECTION 3.3.3. Agent's Fees. The Borrower agrees to pay to the Agent, for its own account, fees in the amounts, on the dates and in the manner set forth in the Agent's Fee Letter.

      SECTION 3.3.4. Letter of Credit Face Amount Fee. The Borrower agrees to pay to the Agent, for the pro rata account of the Lenders, for each Letter of Credit for the period from and including the date of the issuance of such Letter of Credit to (but not including) the date upon which such Letter of Credit expires or is cancelled, a fee equal to 1.875% per annum of the average daily Stated Amount of such Letter of Credit. Such fee shall be payable by the Borrower in arrears on each Quarterly Payment Date, and on the Commitment Termination Date for any period then ending for which such fee shall not theretofore have been paid, commencing on the first such date after the issuance of such Letter of Credit.

      SECTION 3.3.5. Letter of Credit Issuing Fee. The Borrower agrees to pay to the Agent, for the account of the applicable LC Issuer, an issuing or extension fee equal to .125% of the Stated Amount (or increase in such Stated Amount) of each Letter of Credit and all reasonable costs and expenses incurred by such LC Issuer in connection with such Letter of Credit. Such fee shall be payable by the Borrower upon the date of such issuance, extension or increase, as the case may be.

      SECTION 3.4. Issuance Requests. By delivering to the Agent an Issuance Request on or before 10:00 a.m., New York City time, the Borrower may request, from time to time prior to the Commitment Termination Date and on not less than three nor more than ten Business Days' notice, that an LC Issuer issue an irrevocable letter of credit in substantially the form of Exhibit O hereto, or in such other form as may be requested by the Borrower and reasonably approved by such LC Issuer (each a "Letter of Credit"), in support of financial obligations of the Borrower incurred in connection with obligations of the Borrower and to replace outstanding letters of credit issued for the account of TPI. Each Letter of Credit shall by its terms:

            (a) be issued in a Stated Amount which does not exceed (or would not exceed) the unused Letter of Credit Commitment Amount and, when combined with the then outstanding principal amount of all Loans and the other Letter of Credit Outstandings, would not exceed the Revolving Commitment Amount;

            (b) be stated to expire on a date (its "Stated Expiry Date") no later than the earlier of one year from its date of issuance and the Commitment Termination Date; provided, however, that such Letter of Credit may be stated to expire on a date later than one year from its date of issuance, so long as such expiration date occurs prior to the Commitment Termination Date and such date is consented to by the applicable LC Issuer and the Agent; and

            (c)  on or prior to its Stated Expiry Date

                  (i) terminate immediately upon notice to the LC Issuer thereof from the beneficiary thereunder that all obligations covered thereby have been terminated, paid, or otherwise satisfied in full,

                  (ii) reduce in part immediately and to the extent the beneficiary thereunder has notified the LC Issuer thereof that the obligations covered thereby have been paid or otherwise satisfied in part, or

                  (iii) terminate 30 Business Days after notice to the beneficiary thereunder and the Borrower from the LC Issuer thereof that an Event of Default has occurred and is continuing, unless such LC Issuer shall otherwise agree; provided, however, that the beneficiary shall have an unrestricted right to draw the Stated Amount of such Letter of Credit prior to its termination.

So long as no Default has occurred and is continuing, by delivery to the applicable LC Issuer and the Agent of an Issuance Request at least three but not more than ten Business Days prior to the Stated Expiry Date of any Letter of Credit, the Borrower may request such LC Issuer to extend the Stated Expiry Date of such Letter of Credit for an additional period not to exceed the earlier of one year from its date of extension and the Commitment Termination Date; provided, however, that such Letter of Credit may be stated to expire on a date later than one year from its date of issuance, so long as such expiration date occurs prior to the Commitment Termination Date and such date is consented to by the applicable LC Issuer and the Agent.

      SECTION 3.5. Issuances, Increases and Extensions. On the terms and subject to the conditions of this Agreement (including Article V), each LC Issuer shall issue Letters of Credit, and extend the Stated Expiry Dates or increase the Stated Amounts of outstanding Letters of Credit, in accordance with the Issuance Requests made therefor. Each LC Issuer will make available the original of each Letter of Credit which it issues in accordance with the Issuance Request therefor to the beneficiary thereof (and will promptly provide each of the Lenders with a copy of such Letter of Credit) and will notify the Agent, the beneficiary under any Letter of Credit and each Lender of any extension of the Stated Expiry Date or increase in the Stated Amount thereof.

      SECTION 3.6. Other Lenders' Participation. Each Letter of Credit issued pursuant to Section 3.4 shall be effective upon its issuance. Each Lender shall (except for the LC Issuer), to the extent of its Percentage, be deemed irrevocably to have participated in the issuance of such Letter of Credit and shall be responsible to reimburse promptly the LC Issuer thereof for Reimbursement Obligations which have not been reimbursed by the Borrower in accordance with Section 3.7, or which have been reimbursed by the Borrower but must be returned, restored or disgorged by such LC Issuer for any reason, and each Lender shall, to the extent of its Percentage, be entitled to receive from the Agent a ratable portion of the letter of credit fees received by the Agent pursuant to Section 3.3.4 with respect to each Letter of Credit. In the event that the Borrower shall fail to reimburse any LC Issuer, or if for any reason Loans shall not be made to fund any Reimbursement Obligation, all as provided in Section 3.7 and in an amount equal to the amount of any drawing honored by such LC Issuer under a Letter of Credit issued by it, or in the event such LC Issuer must for any reason return or disgorge such reimbursement, such LC Issuer shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein. Each Lender shall make available to such LC Issuer, whether or not any Default shall have occurred and be continuing, an amount equal to its respective participation in same day or immediately available funds at the office of such LC Issuer specified in such notice not later than 11:00 a.m., New York City time, on the Business Day (under the laws of the jurisdiction of such LC Issuer) after the date notified by such LC Issuer. In the event that any Lender fails to make available to such LC Issuer the amount of such Lender's participation in such Letter of Credit as provided herein, such LC Issuer shall be entitled to recover such amount on demand from such Lender together with interest at the daily average Federal Funds Rate for three Business Days (together with such other compensatory amounts as may be required to be paid by such Lender to the LC Issuer pursuant to the Rules for Interbank Compensation of the Council on International Banking or the Clearinghouse Compensation Committee, as the case may be, as in effect from time to time) and thereafter at the CIBC Alternate Base Rate. Nothing in this Section shall be deemed to prejudice the right of any Lender to recover from any LC Issuer any amounts made available by such Lender to such LC Issuer pursuant to this Section in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit by such LC Issuer in respect of which payment was made by such Lender constituted gross negligence or wilful misconduct on the part of such LC Issuer. Each LC Issuer shall distribute to each other Lender which has paid all amounts payable by it under this Section with respect to any Letter of Credit issued by such LC Issuer such other Lender's Percentage of all payments received by such LC Issuer from the Borrower in reimbursement of drawings honored by such LC Issuer under such Letter of Credit when such payments are received.

      SECTION 3.7. Disbursements. Each LC Issuer will notify the Borrower and the Agent promptly of the presentment for payment of any Letter of Credit, together with notice of the date (a "Disbursement Date") such payment shall be made (each such payment, a "Disbursement"). Subject to the terms and provisions of such Letter of Credit, the applicable LC Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 11:00 a.m., New York City time, on the Disbursement Date, the Borrower will reimburse the applicable LC Issuer for all amounts which it has disbursed under such Letter of Credit. To the extent the applicable LC Issuer is not reimbursed in full in accordance with the third sentence of this Section, the Borrower's Reimbursement Obligation shall accrue interest at the CIBC Alternate Base Rate per annum plus a margin of 3%, payable on demand. In the event the applicable LC Issuer is not reimbursed by the Borrower on the Disbursement Date, or if such LC Issuer must for any reason return or disgorge such reimbursement, the Lenders (including such LC Issuer) shall, on the terms and subject to the conditions of this Agreement, fund the Reimbursement Obligation therefor by making, on the next Business Day, Loans which are Base Rate Loans as provided in Section 2.1.1 (the Borrower being deemed to have given a timely Borrowing Request therefor for such amount); provided, however, for the purpose of determining the availability of the Revolving Commitments to make Loans immediately prior to giving effect to the application of the proceeds of such Loans, such Reimbursement Obligation shall be deemed not to be outstanding at such time.

      SECTION 3.8. Reimbursement. The Borrower's obligation (a "Reimbursement Obligation") under Section 3.7 to reimburse an LC Issuer with respect to each Disbursement (including interest thereon), and each Lender's obligation to make participation payments in each drawing which has not been reimbursed by the Borrower, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which the Borrower may have or have had against any Lender or any beneficiary of a Letter of Credit, including any defense based upon the occurrence of any Default, any draft, demand or certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient, the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the applicable LC Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Disbursement, or the legality, validity, form, regularity, or enforceability of such Letter of Credit; provided, however, that nothing herein shall adversely affect the right of the Borrower or any Lender to commence any proceeding against the applicable LC Issuer for any wrongful Disbursement made by such LC Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or wilful misconduct on the part of such LC Issuer.

      SECTION 3.9. Deemed Disbursements. Upon the occurrence and during the continuation of any Event of Default or the occurrence of the Commitment Termination Date, an amount equal to that portion of Letter of Credit Outstandings attributable to outstanding and undrawn Letters of Credit shall, at the election of the applicable LC Issuer acting on instructions from the Required Lenders, and without demand upon or notice to the Borrower, be deemed to have been paid or disbursed by such LC Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed), and, upon notification by such LC Issuer to the Agent and the Borrower of its obligations under this Section, the Borrower shall be immediately and automatically obligated to reimburse such LC Issuer the amount deemed to have been so paid or disbursed by such LC Issuer. Any amounts so received by such LC Issuer from the Borrower pursuant to this Section shall be held as collateral security for the repayment of the Borrower's obligations in connection with the Letters of Credit issued by such LC Issuer. At any time when such Letters of Credit shall terminate and all obligations of each LC Issuer are either terminated or paid or reimbursed to such LC Issuer in full, the Reimbursement Obligations of the Borrower under this Section shall be reduced accordingly (subject, however, to reinstatement in the event any payment in respect of such Letters of Credit is recovered in any manner from such LC Issuer), and such LC Issuer will return to the Borrower the excess, if any, of

            (a) the aggregate amount deposited by the Borrower with such LC Issuer and not theretofore applied by such LC Issuer to any Reimbursement Obligation over

            (b) the aggregate amount of all Reimbursement Obligations to such LC Issuer pursuant to this Section, as so adjusted.

At such time when all Events of Default shall have been cured or waived, each LC Issuer shall return to the Borrower all amounts then on deposit with such LC Issuer pursuant to this Section.

      SECTION 3.10. Nature of Reimbursement Obligations. The Borrower shall assume all risks of the acts, omissions, or misuse of any Letter of Credit by the beneficiary thereof. Neither any LC Issuer nor any Lender (except to the extent of its own gross negligence or wilful misconduct) shall be responsible for:

            (a) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged;

            (b) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

            (c) failure of the beneficiary thereof to comply fully with conditions required in order to demand payment under a Letter of Credit;

            (d) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or otherwise; or

            (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

None of the foregoing shall affect, impair, or prevent the vesting of any of the rights or powers granted any LC Issuer or any Lender hereunder. In furtherance and extension, and not in limitation or derogation, of any of the foregoing, any action taken or omitted to be taken by any LC Issuer in good faith (except to the extent such action or inaction constitutes gross negligence or willful misconduct by such Lender) shall be binding upon the Borrower and shall not put such LC Issuer or any Lender under any resulting liability to the Borrower.

      SECTION 3.11. Indemnity. The Borrower hereby agrees to pay, and to protect, indemnify and save harmless each LC Issuer and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which such LC Issuer or such Lender may incur or be subject to as a consequence, direct or indirect, of

            (a) the issuance of the Letters of Credit, other than, in respect of such LC Issuer, as a result of the gross negligence or wilful misconduct of such LC Issuer as determined by a court of competent jurisdiction, or

            (b) the failure of such LC Issuer to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority.

                                          ARTICLE IV

                            CERTAIN LIBO RATE AND OTHER PROVISIONS

      SECTION 4.1. LIBO Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law, rule, regulation or directive makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue, maintain or convert any such LIBO Rate Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Agent that the circumstances causing such suspension no longer exist, and all LIBO Rate Loans of such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law, rule, regulation, directive or assertion.

      SECTION 4.2.  Deposits Unavailable.  If

            (a) the Agent (after consulting with the Reference Lenders) shall have determined in good faith and after the Reference Lenders shall have exerted reasonable commercial efforts to obtain quotes for LIBO Rate Loans (which efforts the Reference Lenders agree to exert) that Dollar deposits in the relevant amount and for the relevant Interest Period are not available in the relevant interbank eurodollar market; or

            (b) by reason of circumstances affecting a Reference Lender's LIBO Office's relevant interbank eurodollar market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans, then, upon telephonic or telecopy notice from the Agent (which the Agent agrees to give promptly and to confirm in writing if telephonic) to the Borrower and the Lenders (which determination shall be conclusive and binding on the Borrower and the Lenders), the obligations of all Lenders under Section 2.3 and
Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Agent shall have notified the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

      SECTION 4.3. Increased LIBO Rate Loan Costs, etc. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans, including in any case from time to time by reason of:

            (a) to the extent not included in the calculation of the LIBO Rate (Reserve Adjusted), any reserve, special deposit, or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Lender, under or pursuant to any law, treaty, rule, regulation (including any F.R.S. Board regulation), or requirement in effect on the date hereof, or as the result of any Regulatory Change; or

            (b) any Regulatory Change which shall subject such Lender to any tax (other than taxes on net income), levy, impost, charge, fee, duty, deduction, or withholding of any kind whatsoever or change the basis of taxation of any Loan maintained as a LIBO Rate Loan and the interest thereon (other than any change which (i) affects, and to the extent that it affects, the taxation of net income or (ii) is determined by reference to net income to the extent so determined).

In any such event, such Lender shall promptly notify the Borrower thereof (with a copy to the Agent) stating the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable in full on the Quarterly Payment Date occurring immediately after receipt by the Borrower of such notice from such Lender, or, if such notice is not given to the Borrower before payment in full of such Lender's Notes, on demand made thereafter. A statement as to any such increased cost or reduced amount or any change therein (including calculations thereof in reasonable detail) shall be submitted by such Lender to the Borrower (with a copy to the Agent) and shall, in the absence of manifest error, be conclusive and binding on the Borrower.

      SECTION 4.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of, in each case by reason of action or inaction by the Borrower,

            (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise;

            (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor; or

            (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/ Conversion Notice therefor or not being prepaid in accordance with any prepayment notice given by the Borrower, then, upon the written notice of such Lender to the Borrower (with a copy to the Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

      SECTION 4.5. Increased Capital Costs. If any Regulatory Change affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Revolving Commitment or any Credit Extension made by such Lender or the issuance by an LC Issuer or the participation therein by a Lender of a Letter of Credit as a result of such Regulatory Change is reduced to a level below that which such LC Issuer or Lender, as the case may be, or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such LC Issuer or Lender to the Borrower, the Borrower shall pay within 5 days of being notified thereof directly to such LC Issuer or Lender additional amounts sufficient to compensate such LC Issuer or Lender or such controlling Person for such reduction in rate of return (except to the extent, if any, that such amount or amounts have already been included in the determination of the applicable interest rate hereunder for the applicable period). A statement of such LC Issuer or Lender to the Borrower (with a copy to the Agent) as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such LC Issuer or Lender, as the case may be, may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

      SECTION 4.6. Taxes. All payments by the Borrower of principal of, and interest on, the Credit Extensions and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, other than income and franchise taxes of the United States or any taxing authority thereof or therein and of the country in which any Lender's principal executive office or LIBOR Office is located or any political subdivision or taxing authority thereof or therein (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, as notified by the Agent to the Borrower, then the Borrower will

            (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

            (b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

            (c) pay to the Agent for the account of such Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Agent or any Lender with respect to any payment received by the Agent or such Lender hereunder, the Agent or such Lender may pay such Taxes and the Borrower upon written notice will promptly pay such additional amounts (including any penalties, interest or expenses) as are necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had not such Taxes been asserted.

      If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 4.6, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

      Each Lender which is not a United States person for Federal income tax purposes agrees, to the extent that (i) all income realized by such Lender in respect of the Notes or this Agreement is, or is expected to be, effectively connected with the conduct by such Lender of a trade or business in the United States and is includable in gross income of such Lender for the relevant tax year or (ii) such Lender is entitled at such time to a total or partial exemption from withholding that is required to be evidenced by United States Internal Revenue Service Form 1001 or 4224, to deliver to the Agent and the Borrower, from time to time as requested by the Agent or the Borrower, such Form 1001 or 4224 (as applicable) or any applicable successor form thereto, completed in a manner reasonably satisfactory to the Agent and the Borrower.

      SECTION 4.7. Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Notes or any other Loan Document shall be made by the Borrower to the Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m. (New York City time) on the date due, in same day or immediately available funds, to such account as the Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Agent on the next succeeding Business Day. All payments made to the Agent after the occurrence and during the continuation of any Event of Default shall be applied first to costs and expenses, then to fees, then to interest on Loans, and then to principal of Loans. The Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term "Interest Period" with respect to LIBO Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

      SECTION 4.8. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) or Reimbursement Obligation on account of any Loan (other than pursuant to the terms of Sections 4.3, 4.4, 4.5 and 4.10) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Loans made by them or Reimbursement Obligation as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (a) the amount of such selling Lender's required repayment to the purchasing Lender to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.
If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

      SECTION 4.9. Setoff. Each Lender shall, upon the occurrence of any Default described in clauses (a) through (d) of Section 8.1.4, or with the consent of the Required Lenders, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Lender a continuing Security Interest in any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Lender agrees promptly to notify the Borrower and the Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

      SECTION 4.10. Replacement of Affected Lenders. If any Lender becomes an Affected Lender, the Borrower shall have the right, if no Event of Default then exists, to replace such Affected Lender with one or more Lenders, none of whom shall constitute an Affected Lender at the time of such replacement, (collectively, the "New Lender") reasonably acceptable to the Agent, provided that (a) at the time of any replacement pursuant to this Section 4.10, the New Lender shall enter into one or more Lender Assignment Agreements, pursuant to which the New Lender shall acquire all of the Commitments and outstanding Credit Extensions of such Affected Lender and, in connection therewith, shall pay to such Affected Lender in respect thereof an amount equal to the sum of
(A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of such Affected Lender, and (B) an amount equal to all accrued, but theretofore unpaid, fees owing to such Affected Lender pursuant to
Section 3.3 hereof and (b) all obligations of the Borrower owing to such Affected Lender (other than those specifically described in clause (a) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Affected Lender concurrently with such replacement. Upon the execution of a Lender Assignment Agreement, the payment of amounts referred to in clauses (a) and (b) above and, if so requested by the New Lender, delivery to the New Lender of a Note executed by the Borrower (x) such New Lender shall become a Lender hereunder and the Affected Lender shall cease to be a Lender hereunder, except with respect to indemnification provisions under this Agreement which shall survive as to such Affected Lender and (y) the Percentages of the Lenders shall be automatically adjusted at such time to give effect to such replacement (and to give effect to the replacement of an Affected Lender with one or more New Lenders).

      SECTION 4.11. Use of Proceeds. The Borrower shall apply the proceeds of each Borrowing for the general corporate purposes of the Borrower and its Subsidiaries; without limiting the foregoing, no proceeds of any Credit Extension will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any "margin stock", as defined in F.R.S. Board Regulation U.

                                           ARTICLE V

                                CONDITIONS TO INITIAL BORROWING

      SECTION 5.1. Effectiveness and Initial Credit Extension. This Agreement shall become effective on the Closing Date if each of the following conditions precedent in this Section 5.1 shall be fulfilled to the satisfaction of the Agent and the Required Lenders:

      SECTION 5.1.1.  Resolutions, etc.  The Agent shall have received:

            (a) from the Borrower, a certificate, dated the Closing Date, of its Secretary or any Assistant Secretary as to

                  (i) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery, and performance of this Agreement, the Notes, each Collateral Document and each other Loan Document and each Realco Document to be executed by it;

                  (ii) the incumbency and signatures of the officers of the Borrower (the "Authorized Officers") authorized to act with respect to this Agreement, the Notes, each Collateral Document, each other Loan Document and each Realco Document to be executed by it (upon which certificate the Agent and each Lender may conclusively rely until the Agent shall have received a further certificate of the Secretary of the Borrower canceling or amending such prior certificate, which further certificate shall be reasonably satisfactory to the Agent);

                  (iii)  its Charter; and

                  (iv)  its By-Laws.

            (b) from each Subsidiary which is or will be a party to the Subsidiary Acknowledgment, a certificate, dated the Closing Date, of its Secretary or any Assistant Secretary as to

                  (i) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery, and performance of the Subsidiary Acknowledgment described in Section 5.1.5;

                  (ii) the incumbency and signatures of the officers of the Subsidiary (the "Authorized Officers") authorized to act with respect to the Subsidiary Acknowledgment (upon which certificate the Agent and each Lender may conclusively rely until the Agent shall have received a further certificate of the Secretary of such Subsidiary canceling or amending such prior certificate, which further certificate shall be reasonably satisfactory to the Agent); and

            (c) such other documents (certified if requested) as the Agent or the Required Lenders may reasonably request with respect to any matter relevant to this Agreement or the transactions contemplated hereby.

      SECTION 5.1.2. Delivery of Notes. The Agent shall have received, for the account of each Lender, such Lender's Note, duly executed and delivered by the Borrower and containing appropriate insertions and conforming to the requirements of Section 2.6.

      SECTION 5.1.3. Bridge Financing. The Agent shall have received, (i) with a counterpart for each Lender, a true and complete copy of the Bridge Loan Agreement and (ii) a true and complete copy of each Bridge Collateral Document executed and delivered on the Closing Date. All of the conditions precedent to the first draw under the Bridge Loan Agreement shall have been satisfied or waived in accordance with the terms thereof and the Borrower shall have received gross proceeds of a draw thereunder in an amount at least equal to $20,000,000.

      SECTION 5.1.4.  [Intentionally Omitted].

      SECTION 5.1.5. Subsidiary Guaranty Acknowledgment. The Agent shall have received from each Subsidiary of the Borrower an acknowledgment of the Subsidiary Guaranty, dated as of the Closing Date, duly executed and delivered by such Subsidiary in favor of the Collateral Agent.

      SECTION 5.1.6. Officer Solvency Certificate. The Agent shall have received for its benefit and the benefit of each Lender, a favorable certificate of an Authorized Officer of the Borrower, dated as of the Closing Date, substantially in the form of Exhibit K attached hereto.

      SECTION 5.1.7.  [Intentionally Omitted].

      SECTION 5.1.8. Shareholder Approval. The Agent shall have received, with a counterpart for each Lender, from the Borrower in its capacity as shareholder of each of its Subsidiaries, a certificate of an Authorized Officer dated as of the Closing Date consenting to and approving the execution, delivery and performance of the Subsidiary Acknowledgement to which any of such Subsidiaries is a party as well as the transactions contemplated thereby.

      SECTION 5.1.9. No Materially Adverse Effect. No events shall have occurred which, individually or in the aggregate, comprise a Materially Adverse Effect since October 29, 1995.

      SECTION 5.1.10. Warranties; No Default. The Agent shall have received, with a counterpart for each Lender, from the Borrower a duly executed and delivered certificate of an Authorized Officer, dated as of the Closing Date to the effect provided in Section 6.6.

      SECTION 5.1.11. Closing Fees and Expenses. The Agent shall have received payment in full of all of the fees required to be paid on the Closing Date in accordance with Section 3.3 and the Agent's Fee Letter and shall have received payment in full of its out-of-pocket costs and expenses (including counsel fees and disbursements) payable in accordance with Section 10.3 for which invoices have been submitted on or prior to such date.

      SECTION 5.1.12. Opinions of Counsel. The Agent shall have received opinions, dated as of the Closing Date and addressed to the Agent and all Lenders, from the following:

            (a) Tuke Yopp & Sweeney, counsel to the Borrower, substantially in the form of Exhibit M-1 attached hereto, and as to such other matters related to the transactions contemplated hereby as the Agent may reasonably require; and

            (b) Dewey Ballantine, special New York counsel to the Borrower, or other special New York counsel to the Borrower satisfactory to the Agent, substantially in the form of Exhibit N attached hereto, and as to such other matters related to the transactions contemplated hereby as the Agent may reasonably require.

      SECTION 5.1.13. Date of Closing. The Closing Date shall have occurred on or prior to May 3, 1996.

      SECTION 5.2. All Credit Extensions. The obligation of each Lender and each LC Issuer to make any Credit Extensions shall also be subject to the satisfaction of each of the conditions precedent set forth in Sections 5.2.1 through 5.2.3:

      SECTION 5.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Borrowing (but, if any Default of the nature referred to in Section 8.1.3 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct:

            (a) the representations and warranties set forth in Article VI (excluding, however, those contained in Section 6.7) and in each other Loan Document shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

            (b) except as disclosed by the Borrower to the Agent and the Lenders pursuant to Section 6.7

                  (i) no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which might have a Materially Adverse Effect; and

                  (ii) no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 which might have a Materially Adverse Effect; and

            (c) no Default shall have then occurred and be continuing, and neither the Borrower nor any of its Subsidiaries shall be in material violation of any law or governmental regulation or court order or decree.

      SECTION 5.2.2. Credit Request. The Agent shall have received a Borrowing Request or Issuance Request, as the case may be, for such Credit Extension. Each of the delivery of a Borrowing Request or an Issuance Request and the acceptance by the Borrower of the proceeds of the applicable Borrowing or the issuance of the applicable Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof or the issuance of such Letter of Credit, as applicable), the statements made in Section 5.2.1 are true and correct.

      SECTION 5.2.3. Satisfactory Legal Form, etc. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any Subsidiary shall be satisfactory in form and substance to the Agent and its counsel; the Agent and its counsel shall have received all information, and such counterpart originals or such certified or other copies of such materials, as the Agent or its counsel may request; and all legal matters incident to the transactions contemplated by this Agreement shall be satisfactory to counsel to the Agent.

                                  ARTICLE VI

                                WARRANTIES, ETC.

      In order to induce the Lenders and the Agent to enter into this Agreement and to make Loans and the LC Issuers to issue the Letters of Credit hereunder and the Lenders to participate therein, the Borrower represents and warrants unto each Lender and each LC Issuer as set forth in Section 6.1 through 6.19.

      SECTION 6.1. Organization, etc. Each of the Borrower and each Subsidiary is a corporation validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and where the failure to so qualify might have a Materially Adverse Effect, and has full power and authority to own or hold under lease its property and to conduct its business substantially as currently conducted by it. The Borrower has full corporate power and authority (a) to enter into and perform its obligations under this Agreement, the Notes, the Collateral Documents, the other Loan Documents and the Realco Documents, in each case, to which it is or is to be a party, (b) to obtain Credit Extensions hereunder, and (c) to grant the Security Interests provided in the Collateral Documents to which it is or is to be a party. Each Subsidiary which is or is to be a party to any Collateral Document, any other Loan Document or a Realco Document has full corporate power and authority to enter into and perform its obligations thereunder and to grant the Security Interests provided for therein.

      SECTION 6.2. Due Authorization. The execution and delivery by the Borrower of this Agreement and the Notes, the execution and delivery by each of the Borrower and its Subsidiaries of the Collateral Documents, the other Loan Documents and the Realco Documents, in each case, to which it is or is to be a party, the performance by each of the Borrower and each of its Subsidiaries of its obligations hereunder and thereunder, the granting of the Security Interests provided for in the Collateral Documents and all Credit Extensions obtained hereunder by the Borrower and the other Indebtedness hereunder have been duly authorized by all necessary corporate action, do not (except for filings, recordings, registrations, approvals and consents which have been already made or obtained) require any filing or registration with or approval or consent of any governmental agency or authority, any creditor or any stockholder, do not and will not conflict with, result in any violation of, or constitute any default under (a) any provision of the Charter or By-Laws of the Borrower or any of its Subsidiaries, (b) any material agreement or other material Instrument binding upon or applicable to the Borrower or any of its Subsidiaries or the property of the Borrower or any of its Subsidiaries or (c) any present law or governmental regulation or court decree or order applicable to the Borrower or any of its Subsidiaries or the property of the Borrower or any of its Subsidiaries, and will not result in or require the creation or imposition of any Security Interest in any of their respective properties pursuant to the provisions of any agreement (excluding, however, the Security Interests created or to be created by the Collateral Documents) or other Instrument binding upon or applicable to the Borrower or any of its Subsidiaries or the property of the Borrower or any of its Subsidiaries.

      SECTION 6.3. Validity, etc. This Agreement has been duly executed and delivered by the Borrower and is, and each of the Notes and each of the Collateral Documents and other Loan Documents and each Realco Document to which the Borrower or any of its Subsidiaries is or is to be a party constitutes or will constitute, on the due execution and delivery thereof, the legal, valid, and binding obligation of the Borrower or such Subsidiary, as the case may be, enforceable in accordance with its terms, subject, as to enforcement, only to bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the enforceability of the rights of creditors generally.

      SECTION 6.4. Financial Information. All balance sheets, all statements of income, shareholders' equity, and cash flows (including such balance sheets and statements for the Fiscal Year ended October 29, 1995 and for the Fiscal Quarter ended February 18, 1996) and all other financial statements which have been delivered hereto or shall hereafter be furnished by or on behalf of the Borrower to any Lender, any LC Issuer and the Agent for the purposes of or in connection with this Agreement or any transaction contemplated hereby, have been or will be prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and do or will present fairly (subject, in the case of the interim unaudited financial statements, to the ultimate outcome of normal recurring accruals) the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended. Neither the Borrower nor any Subsidiary has on the date hereof any material contingent liability or liabilities for taxes, long-term leases or unusual forward or long-term commitments which are not reflected in the financial statements described above or in the notes thereto.

      SECTION 6.5. Materially Adverse Effect. Since (a) October 29, 1995 with respect to the Borrower and its Subsidiaries other than the Transferred Subsidiaries and (b) December 31, 1995 with respect to the Transferred Subsidiaries, no events have occurred which, individually or in the aggregate, comprise a Materially Adverse Effect.

      SECTION 6.6. Absence of Default. Neither the Borrower nor any Subsidiary is in default in the payment of (or in the performance of any obligation applicable to) any Indebtedness, or in violation of any law or governmental regulation or court decree or order, in any such case, which could result in a Materially Adverse Effect.

      SECTION 6.7. Litigation; Labor Controversies, etc. Except as to matters disclosed to the Lenders in Item 6.7 ("Litigation; Labor Controversies") of the Disclosure Schedule, there is no pending or, to the knowledge of the Borrower, threatened labor controversy, litigation, arbitration, or governmental investigation or proceeding against the Borrower or any Subsidiary or to which any of the properties of any thereof is subject which

            (a)  if adversely determined, might have a Materially Adverse
      Effect;

            (b) relates to this Agreement, the Notes, the Collateral Documents, the other Loan Documents, the Mortgage Financing Transactions or any Realco Document; or

            (c) is pending or threatened as of the date of this Agreement and relates to any Mortgage Financing Transaction or any transaction financed or to be financed in whole or in part directly or indirectly with the proceeds of any Credit Extension.

      SECTION 6.8. Regulations G, U and X. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock". None of the proceeds of any Credit Extension or any Mortgage Financing Transaction will be used for the purpose of, or be made available by the Borrower in any manner to any other Person to enable or assist such Person in, directly or indirectly purchasing or carrying "margin stock". Less than 25% in value of the Borrower's consolidated assets comprise "margin stock." Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section 6.8 with such meanings.

      SECTION 6.9. Government Regulation. Neither the Borrower nor any Subsidiary is an "investment company" nor a "company controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      SECTION 6.10. Burdensome Agreements. Neither the Borrower nor any Subsidiary is or will be a party to any Instrument (other than the Loan Documents, the LYONS Indenture and the Subordinated Indenture) or subject to any charter or other corporate restriction which could have a Materially Adverse Effect.

      SECTION 6.11. Taxes. Each of the Borrower and all of its Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. No tax liens have been filed with respect to the Borrower or any Subsidiary and, to the knowledge of the Borrower, no claims are being asserted with respect to any such taxes or charges.

      SECTION 6.12. Employee Benefit Plans. Each Plan and, to the best of the Borrower's knowledge, each Multiemployer Plan, complies in all material respects with all applicable requirements of law and regulations, and, except as disclosed on Item 6.12 ("Employee Benefit Plans") of the Disclosure Schedule,

            (a) no "Reportable Event", such term being used herein with the meaning provided for it under ERISA, has occurred with respect to any Plan or, to the best of the Borrower's knowledge, any Multiemployer Plan;

            (b) no steps have been taken to terminate any Plan or to appoint a receiver to administer any Plan or, to the best of the Borrower's knowledge, to terminate or appoint a receiver to administer any Multiemployer Plan, and neither the Borrower nor any of its Subsidiaries has withdrawn from any Multiemployer Plan or initiated steps to do so;

            (c) there is no Unfunded Vested Liability with respect to any Plan or, to the best of the Borrower's knowledge, any Multiemployer Plan, that would result, in the event of termination of such Plan or withdrawal from such Multiemployer Plan, in a Materially Adverse Effect; and

            (d) no contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under section 302(f) of ERISA, no condition exists or event or transaction has occurred with respect to any Plan which could result in the incurrence by the Borrower or any of its Subsidiaries of any material liability, fine or penalty, and neither the Borrower nor any of its Subsidiaries has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

      SECTION 6.13. Subsidiaries. The Borrower has no Subsidiaries, except as set forth in Item 6.13 ("Existing Subsidiaries") of the Disclosure Schedule or, after the Closing Date, as permitted pursuant to Section 7.2.5, or, after the Acquisition Date, the Transferred Subsidiaries. The Borrower's ownership of such Subsidiaries is set forth in Item 6.13 ("Existing Subsidiaries") of the Disclosure Schedule.

      SECTION 6.14. Ownership of Properties, Licenses and Permits; Liens. Each of the Borrower and each of its Subsidiaries has valid fee or leasehold interests in all material real property, and good and marketable title to all of its respective material properties and assets, real and personal, of any nature whatsoever, and none of such property is subject to any Security
Interest except as permitted pursuant to Section 7.2.3. Realco owns valid fee interests in each of the real properties, buildings and other improvements thereon not constituting fixtures listed on the Borrower's certificate delivered to the Agent on the Closing Date. Each of the Borrower and each of its Subsidiaries owns or holds all such licenses or permits as are necessary or desirable in the conduct of its business, except to the extent that the failure to own or hold the same could not have a Materially Adverse Effect.

      SECTION 6.15. Patents, Trademarks, etc. Each of the Borrower and each of its Subsidiaries owns (or is licensed to use) and possesses all such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, and copyrights as the Borrower considers necessary for the conduct of the businesses of the Borrower and its Subsidiaries as now conducted without, individually or in the aggregate, any infringement upon rights of, or (to the Borrower's knowledge) by, other Persons which could have a Materially Adverse Effect. There is no individual patent or patent license or copyright the loss of which could have a Materially Adverse Effect.

      SECTION 6.16. Accuracy of Information. Except as otherwise previously disclosed to the Lenders pursuant to the Disclosure Schedule, all factual information heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby (including, without limitation, the Memorandum) is, and all other such factual information hereafter furnished by or on behalf of the Borrower to the Agent, any Lender or any LC Issuer will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Agent or such Lender and not incomplete by omitting to state any material fact necessary to make such information not misleading. The projections contained in the Memorandum have been prepared in good faith by the Borrower and represent the Borrower's best estimates, as of the date thereof, of the Borrower's reasonably expected future performance. Each of the representations and warranties of the Borrower contained in the Bridge Loan Agreement are, as of the Closing Date, true and correct in all material respects.

      SECTION 6.17. Subordinated Debt. (a) The Borrower has the corporate power and authority to perform the LYONS Indenture and to perform the Subordinated LYONS Notes, and has duly authorized the performance of the LYONS Indenture, and the performance and issuance of the Subordinated LYONS Notes. The Borrower has duly executed and delivered the LYONS Indenture and the Subordinated LYONS Notes and on the Closing Date each constitutes the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms subject, as to enforcement, only to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally. The Borrower has delivered true and complete copies of the form of Subordinated LYONS Notes and the LYONS Indenture to the Lenders together with all amendments, waivers and other changes thereto. Notwithstanding any bankruptcy, insolvency, reorganization, moratorium or similar proceeding in respect of the Borrower, at all times, (i) the subordination provisions of the LYONS Indenture and the Subordinated LYONS Notes will be enforceable against the holders of the Subordinated LYONS Notes by the holder of any Senior Indebtedness (as defined in the LYONS Indenture) which has not effectively waived the benefits thereof, (ii) all Obligations, including the Obligations to pay principal of and interest on the Credit Extensions and fees in connection therewith, constitute "Senior Indebtedness", as defined in the Subordinated LYONS Notes, and all such Obligations will be entitled to the benefits of subordination created by the Subordinated LYONS Notes and (iii) all payments of principal of or interest on any Subordinated LYONS Notes made by the Borrower or from the liquidation of its property will be subject to such subordination provisions. At the time of the execution and delivery of the Subordinated LYONS Notes, the Subordinated LYONS Notes were duly registered or qualified under all applicable United States Federal and state securities laws or exempt therefrom. The Borrower acknowledges that each of the Agent and each Lender is entering into this Agreement, and has extended the Credit Extensions, in reliance upon the subordination provisions contained in the LYONS Indenture and the Subordinated LYONS Notes and this Section.

            (b) The Borrower has the corporate power and authority to assume and to perform the Subordinated Indenture and to assume and to perform the Subordinated Debentures, and has duly authorized such assumption and performance of the Subordinated Indenture, and the performance and issuance of the Subordinated Debentures. Upon the Acquisition Date, the Borrower will have duly assumed the obligations of TPI under the Subordinated Indenture and the Subordinated Debentures and each will constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms subject, as to enforcement, only to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally. The Borrower has delivered true and complete copies of the form of Subordinated Debentures and the Subordinated Indenture to the Lenders together with all amendments, waivers and other changes thereto. Notwithstanding any bankruptcy, insolvency, reorganization, moratorium or similar proceeding in respect of the Borrower, at all times, (i) the subordination provisions of the Subordinated Indenture and the Subordinated Debentures will be enforceable against the holders of the Subordinated Debentures by the holder of any Senior Indebtedness (as defined in the Subordinated Indenture) which has not effectively waived the benefits thereof,
(ii) all Obligations, including the Obligations to pay principal of and interest on the Credit Extensions and fees in connection therewith, constitute "Senior Indebtedness", as defined in the Subordinated Debentures, and all such Obligations will be entitled to the benefits of subordination created by the Subordinated Debentures and (iii) all payments of principal of or interest on any Subordinated Debentures made by the Borrower or from the liquidation of its property will be subject to such subordination provisions. The Borrower acknowledges that each of the Agent and each Lender is entering into this Agreement, and has extended the Credit Extensions, in reliance upon the subordination provisions contained in the Subordinated Indenture and the Subordinated Debentures and this Section.

      SECTION 6.18. The Collateral Documents. The provisions of the Collateral Documents executed by the Borrower or any of its Subsidiaries in favor of the Collateral Agent are effective to create, in favor of the Collateral Agent for the benefit of the Lenders, legal, valid and enforceable Security Interests in all right, title and interest of the Borrower and such Subsidiaries in any and all of the collateral described therein, securing the Notes and all other Obligations from time to time outstanding, and each of such Collateral Documents, upon the due filing of UCC-1 Financing Statements, Mortgages and Subsidiary Mortgages and the taking of possession of the Pledged Notes and Pledged Shares as provided in Article V, constitute a fully perfected Security Interest in all right, title and interest of the Borrower and such Subsidiaries in such collateral superior in right to any liens, existing or future, which the Borrower or any such Subsidiary or any creditors of or purchasers from, or any other Person, may have against such collateral or interests therein, except to the extent, if any, otherwise provided therein.

      SECTION 6.19. Environmental Warranties. Except as set forth in Item 6.19 ("Environmental Matters") of the Disclosure Schedule:

            (a) all facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the Borrower and its Subsidiaries in compliance with all Environmental Laws, except where noncompliance would not reasonably be expected to have a Materially Adverse Effect;

            (b)  there are no pending or threatened

                  (i) material claims, complaints, notices or requests for information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or

                 (ii) material complaints, notices or inquiries to the Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law;

            (c) there have been no Releases of Hazardous Materials at, on or under any property now or, until transferred, previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Materially Adverse Effect;

            (d) the Borrower and its Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses, except where such failure to have any such permit, certificate, approval, license or other authorization would not reasonably be expected to have a Materially Adversely Effect;

            (e) no property now or, until transferred, previously owned or leased by the Borrower or any Subsidiary is or was listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

            (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or, until transferred, previously owned or leased by the Borrower or any Subsidiary that, singly or in the aggregate, have, or may reasonably be expected to have, a Materially Adverse Effect;

            (g) neither the Borrower nor any Subsidiary has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Borrower or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

            (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or, until transferred, previously owned or leased by the Borrower or any Subsidiary that, singly or in the aggregate, have, or may reasonably be expected to have, a Materially Adverse Effect; and

            (i) no conditions exist at, on or under any property now or previously owned or leased by the Borrower or any Subsidiary which, with the passage of time, or the giving of notice or both, would give rise to any material liability under any Environmental Law.

                                  ARTICLE VII

                                   COVENANTS

      SECTION 7.1. Certain Affirmative Covenants Applicable to the Obligations. The Borrower agrees with the Agent, each Lender and each LC Issuer that, until all Obligations have been paid and performed in full and the Commitments are terminated:

      SECTION 7.1.1. Financial Information, etc. The Borrower will furnish, or will cause to be furnished, to the Agent (in sufficient quantity for distribution to each Lender) copies of the following financial statements, reports and information:

            (a) promptly when available and in any event within ninety days after the close of each Fiscal Year,

                  (i) a copy of the Borrower's Annual Report on Form 10-K (excluding exhibits, other than financial statement schedules, unless specifically requested by the Agent, which requests may be made at any time) and related Annual Report to Shareholders for such Fiscal Year, including therein a consolidated balance sheet at the close of such Fiscal Year then ended, and related consolidated statements of income, shareholders' equity, and cash flows (or a statement analogous to such a statement) for such Fiscal Year, of the Borrower and its Subsidiaries, such statements for such Fiscal Year to be audited and accompanied by an audit report issued without Impermissible Qualification by an Independent Public Accountant,

                  (ii) a copy of the Director's Report issued by the Borrower's management to the Borrower's Board of Directors for such Fiscal Year, including therein a capital expenditure budget for the next Fiscal Year broken down by Concept and otherwise substantially in the form of, and covering in scope and detail the same matters as, the Director's Report for the Borrower's 1992 Fiscal Year heretofore delivered to the Lenders, accompanied by a consolidated statement of income for the last Fiscal Quarter of such Fiscal
            Year, setting forth comparative figures for the corresponding
            Fiscal Quarter of the prior Fiscal Year,

                  (iii) a written statement of the Independent Public Accountant, setting forth in reasonable detail a calculation of the financial tests contained in Section 7.2.4 at the close of such Fiscal Year, to the effect that it has read the provisions of this Agreement and the Compliance Certificate then being furnished pursuant to clause (a)(iv) immediately below at the date of such statement and is not aware of any miscalculation in such Compliance Certificate of such financial tests or of any default of a financial nature in the performance by the Borrower of any obligation to be performed by it hereunder, except such miscalculation or default, if any, as may be disclosed in such statement, and

                  (iv) a Compliance Certificate calculated as of the close of such Fiscal Year;

            (b) promptly when available and in any event within forty-five days after the close of each of the first three Fiscal Quarters of each Fiscal Year,

                  (i) a copy of the Borrower's Quarterly Report on Form 10-Q (excluding exhibits unless specifically requested by the Agent, which requests may be made at any time) for such Fiscal Quarter, including therein (or accompanied by) a consolidated balance sheet at the close of such Fiscal Quarter, and related consolidated statements of income and cash flows (or a statement analogous to such a statement) for such Fiscal Quarter, of the Borrower and its Subsidiaries executed by the principal accounting or financial Authorized Officer of the Borrower,

                  (ii) a copy of the Director's Report issued by the Borrower's management to the Borrower's Board of Directors for such Fiscal Quarter, substantially in the form of, and covering in scope and detail the same matters as, the Director's Report dated February 14, 1993 for the Fiscal Quarter of the Borrower ended on such date heretofore delivered to the Lenders, and

                  (iii) a Compliance Certificate calculated as of the close of such Fiscal Quarter;

            (c) promptly upon receipt thereof, copies of all detailed financial reports, if any, submitted to the Borrower by an Independent Public Accountant in connection with each annual or interim audit made by such Independent Public Accountant of the books of the Borrower or any of its Subsidiaries;

            (d) in addition to (but without duplication of) any such filings required to be delivered above, promptly upon any filing thereof by the Borrower with the Securities and Exchange Commission, any annual, periodic or special report or registration statement (without exhibits) generally available to the public;

            (e) promptly upon completion or receipt thereof, a copy of all notices, documents, or other Instruments required to be delivered by the Borrower (other than the Subordinated Debentures, Subordinated LYONS Notes, and the Bridge Loan Agreement), or received by the Borrower, pursuant to the Subordinated Indenture or the LYONS Indenture or the Bridge Loan Agreement and not otherwise required to be delivered hereunder;

            (f) promptly but in no event later than ninety days after the close of each Fiscal Year of the Borrower, a copy of updated projections of the Borrower and its Subsidiaries for the next two Fiscal Years, all in detail comparable to those contained in the Memorandum and reasonably satisfactory to the Agent; and

            (g) promptly, such additional financial and other information with respect to the Borrower and its Subsidiaries as any Lender (through the Agent) may from time to time reasonably request.

      SECTION 7.1.2. Maintenance of Corporate Existences, etc. Except as permitted by Section 7.2.11, the Borrower will cause to be done at all times all things necessary to maintain and preserve the corporate existences, rights (charter and statutory, except for changes in statutory rights effected by legislation passed or court decisions rendered after the date hereof) and franchises of the Borrower and each of its Subsidiaries, and the Borrower will continue to own and hold, directly or indirectly, free and clear of all Security Interests (except such as have been created or permitted pursuant hereto or pursuant to the Bridge Collateral Documents or Mortgage Financing Transaction Documents), all of the outstanding shares of capital stock (excluding directors' qualifying shares, if any) of each such Subsidiary.

      SECTION 7.1.3. Foreign Qualification. The Borrower will, and will cause each of its Subsidiaries to, cause to be done at all times all things necessary to be duly qualified to do business and be in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and where the failure to so qualify might have a Materially Adverse Effect.

      SECTION 7.1.4. Payment of Taxes, etc. The Borrower will, and will cause each of its Subsidiaries to, pay and discharge, as the same may become due and payable, all federal, state, and local taxes, assessments, and other governmental charges or levies against or on any of its income, profits or property, as well as claims of any kind which, if unpaid, might become a lien upon any one of its properties, and will pay (before they become delinquent) all other material obligations and liabilities; provided, however, that the foregoing shall not require the Borrower or any Subsidiary to pay or discharge any such tax, assessment, charge, levy, lien, obligation or liability so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves in accordance with GAAP with respect thereto.

      SECTION 7.1.5. Maintenance of Property; Insurance. The Borrower will, and will cause Realco and each of its other Subsidiaries to, keep all of its material property that is useful and necessary in its business in good working order and condition (ordinary wear and tear excepted) and will maintain or cause to be maintained, at the Borrower's expense, with insurance companies reasonably acceptable to the Agent, insurance with respect to its properties and businesses against such casualties and contingencies and of such types, including, without limitation, replacement cost insurance on all restaurants and plant facilities owned or leased by the Borrower or its Subsidiaries, and in such amounts as is customary in the case of similar businesses (it being understood and agreed that the Borrower may self-insure for workers' compensation, group medical and physical damage to automobiles and may self-insure public liability claims to a maximum of $250,000 per claim) and will, upon request of the Agent or the Required Lenders (through the Agent), furnish to the Agent (in sufficient quantity for distribution to each Lender) at reasonable intervals a certificate of an Authorized Officer setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section 7.1.5.

      SECTION 7.1.6. Notice of Default, Litigation, etc. The Borrower will, upon obtaining knowledge thereof, give notice (accompanied by a reasonably detailed explanation with respect thereto) immediately to each Lender and the Agent of:

            (a)  the occurrence of

                  (i)  any Default, and

                  (ii) any "Event of Default" as defined in the Subordinated Indenture or the LYONS Indenture or the Bridge Loan Agreement;

            (b) any litigation, arbitration, labor controversy or governmental investigation or proceeding not previously disclosed by the Borrower to the Lenders which has been instituted or, to the knowledge of the Borrower, is threatened against, the Borrower or any of its Subsidiaries or to which any of their respective properties is subject which

                  (i) if adversely determined, would have a Materially Adverse Effect, provided that, for purposes of this subclause (i), any litigation, arbitration, or governmental investigation or proceeding which involves a damage claim of $1,500,000 or less need not be the subject of any such notice unless it is one of a series of claims arising out of the same set of facts or circumstances which, in the aggregate, exceed $10,000,000, or

                  (ii) relates to (A) this Agreement, any Collateral Document, any other Loan Document or any specific transaction financed or to be financed in whole or in part directly or indirectly with the proceeds of any Loan, or (B) the Bridge Loan Agreement and Bridge Collateral Documents or any Mortgage Financing Transaction which, if adversely determined, would have a Materially Adverse Effect, provided that, for purposes of this subclause (ii)(B), any litigation, arbitration, or governmental investigation or proceeding which involves a damage claim of $1,500,000 or less need not be the subject of any such notice unless it is one of a series of claims arising out of the same set of facts or circumstances which, in the aggregate, exceed $10,000,000;

            (c) any material adverse development which shall occur in any litigation, labor controversy, arbitration, or governmental investigation or proceeding previously disclosed by the Borrower to the Lenders;

            (d) any development in the business, operations, financial condition or prospects of the Borrower and its Subsidiaries (taken as a whole) which, in the reasonable judgment of the Borrower, has a reasonable likelihood of having a Materially Adverse Effect;

            (e) the occurrence of a Reportable Event under, or the institution of steps by the Borrower or any of its Subsidiaries to withdraw from, or the institution of any steps to terminate, any Plan or, to the best of the Borrower's knowledge, any Multiemployer Plan, or the failure to make a required contribution to any Plan or, to the best of the Borrower's knowledge, any Multiemployer Plan if such failure is sufficient to give rise to a lien under section 302(f) of ERISA, or the taking of any action with respect to a Plan or, to the best of the Borrower's knowledge, any Multiemployer Plan which could result in the requirement that the Borrower or any of its Subsidiaries furnish a bond or other security to the PBGC or such Plan or Multiemployer Plan, or the occurrence of any event with respect to any Plan or, to the best of the Borrower's knowledge, any Multiemployer Plan which could result in the incurrence by the Borrower or any of its Subsidiaries of any material liability, fine or penalty, or the occurrence of any material increase in the contingent liability of the Borrower or any of its Subsidiaries with respect to any post-retirement Welfare Plan benefit, and in each case the action which the Borrower proposes to take with respect thereto;

            (f) any material notices (including, without limitation, notices of default or of acceleration thereunder) it receives from the Subordinated Debentures Trustee and of any appointments of any successors to any such Trustee; and

            (g) any material damage to, loss of or other change in the composition of the collateral or properties owned by Realco or any other event that would have a Materially Adverse Effect on the aggregate value of the collateral or such Realco properties or the Security Interests created by the Collateral Documents with respect thereto.

      SECTION 7.1.7. Performance of Instruments. The Borrower will, and will cause each of its Subsidiaries to, promptly and faithfully perform all of its Obligations hereunder, under the Notes, under each Collateral Document and other Loan Document and under each Realco Document.

      SECTION 7.1.8. Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep proper books and records reflecting all of its business affairs and transactions in accordance with GAAP and permit the Agent or any Lender or any of their respective representatives, at reasonable times and intervals during ordinary business hours, to visit all of its offices, discuss its financial matters with its officers and independent accountants
(and hereby authorizes such independent accountants to discuss its financial matters with any Lender or its representatives) and examine and make abstracts or photocopies from any of its books or other corporate records, all at the Borrower's expense for any charges imposed by such accountants or for making such abstracts or photocopies.

      SECTION 7.1.9. Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, exercise all due diligence in order to comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which might have a Materially Adverse Effect.

      SECTION 7.1.10.  [Intentionally Omitted].

      SECTION 7.1.11. Separate Corporate Existence of Realco. The Borrower shall do, and shall cause Realco to do, all things necessary to maintain the corporate existence of Realco separate and apart from itself, any division thereof and any Affiliate thereof. Without limiting the foregoing, the Borrower shall cause Realco to:

            (a) hold regular meetings of its board of directors and its shareholders as required by Realco's Charter and By-Laws and maintain a current minute book;

            (b) not suffer any limitation on the authority of its directors and officers to conduct its business and affairs in accordance with their independent business judgment, or authorize or suffer any person other than its officers and directors to act on Realco's behalf with respect to matters (other than matters customarily delegated to others under powers of attorney) for which a corporation's own officers and directors would customarily be responsible;

            (c) maintain a separate telephone number from those of the Borrower, or any Affiliate of the Borrower;

            (d) allocate all overhead expense (including, without limitation, telephone and other utility charges and legal, auditing and other professional services) for items shared between it and the Borrower, any other Affiliate of the Borrower, or any other Person on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

            (e) the Borrower shall maintain on its books and records separate accounts for Realco, separate and apart from those of the Borrower and each other Affiliate of the Borrower or of any other Person to reflect Realco's financial statements separate and apart from the financial statements of the Borrower, any other Affiliate of the Borrower or any other Person (other than as they may be presented or consolidated on a consolidated basis), and Realco shall have its own letterhead;

            (f) prepare financial statements for Realco and insure that any audited consolidated financial statements of the Borrower or any of their other Affiliates that include Realco have notes clearly stating that Realco is a corporate entity (operated as a subsidiary and not as a division) and that its assets will be available first and foremost to satisfy the claims of its own creditors;

            (g) except as provided in the Realco Lease or the Permitted Subleases, not commingle funds or other assets of Realco with those of the Borrower, any other Affiliate of the Borrower or any other Person;

            (h) maintain its assets in such a manner that it will not be difficult or costly to segregate, ascertain or otherwise identify the individual assets of Realco, separate from those of the Borrower, any other Affiliate of the Borrower or any other Person;

            (i) except pursuant to the Realco Lease or the Permitted Subleases, not permit the Borrower, any other Affiliate of the Borrower or any other Person to pay any of the operating expenses of Realco except for payments to be reimbursed in the ordinary course of business;

            (j) not permit itself to be named as a beneficiary on any insurance policy covering the property of the Borrower, any other Affiliate of the Borrower or any other Person such that Realco will receive any recoveries under any policy for any loss occurring other than to its own property, or enter into an agreement with the holder of such policy whereby in the event of a loss in connection with property of such other Person, proceeds are paid to Realco;

            (k) maintain an arm's length relationship with the Borrower and each other Affiliate of the Borrower and not hold itself out, and will use its best efforts to prevent the Borrower or any other Affiliate of the Borrower from holding itself out, as ultimately responsible for the debts of Realco or the decisions or actions respecting the daily business and affairs of Realco; and

            (l) require that all of its full-time employees, if any, identify themselves as such and not as employees of the Borrower, any other Affiliate of the Borrower or any other Person (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as its employees).

      SECTION 7.1.12. Substitution of Realco Properties; Disposition of Realco Properties. The Borrower may, and may permit Realco to, in any Fiscal Year:

            (a) substitute operating restaurant properties of the Borrower for properties of Realco constituting up to 20% of the aggregate net book value of Realco's assets, such substituted properties to be of equal or greater value than the properties of Realco being so exchanged, in each case as determined by the valuations described below; provided, that the Agent shall have received between sixty and thirty days prior to such substitution of such properties, for its benefit and the benefit of the Lenders, addressed to the Agent and the Lenders, in reasonable detail and otherwise in form and substance satisfactory to the Agent and the Required Lenders, valuations conducted by Marshall & Stevens, or other independent appraisers satisfactory to the Agent, of the properties to be transferred to Realco and the properties of Realco to be transferred to the Borrower, provided, however, that if a property of the Borrower to be substituted was built within one year of the proposed substitution for a Realco property, the substituted property shall be valued at the actual cost of such property to be so substituted;

            (b) dispose of assets owned by Realco having an aggregate net book value not in excess of $100,000; and

            (c) dispose of or, with the prior written consent of the Agent, lease or sublease restaurants owned by Realco as permitted pursuant to clause (k) of Section 7.2.11.

      SECTION 7.1.13. Substitution of Mortgaged Property. The Borrower may, in any Fiscal Year, substitute operating restaurant properties of the Borrower for properties subject to Mortgages constituting up to 20% of the aggregate net book value of such properties, such substituted properties to be of equal or greater value than the properties subject to such a Mortgage being so exchanged, in each case as determined by the valuations described below; provided, that the Agent shall have received between sixty and thirty days prior to such substitution of such properties, for its benefit and the benefit of the Lenders, addressed to the Agent and the Lenders, in reasonable detail and otherwise in form and substance satisfactory to the Agent and the Required Lenders, valuations conducted by Marshall & Stevens, or other independent appraisers satisfactory to the Agent, of the properties to be transferred, provided, however, that if a property to be substituted was built within one year of the proposed substitution, the substituted property shall be valued at the actual cost of such property being substituted.

      SECTION 7.1.14. Additional Collateral. Within 20 Business Days of the consummation of the Acquisition, the Borrower shall transfer to Realco properties having an aggregate value of at least $13,000,000 as established by appraisals of Marshall & Stevens or by cost. The Agent shall have received each Realco Document evidencing such transfers, certified by an Authorized Officer of the Borrower as being true and complete and in full force and effect, and the Realco Documents shall be satisfactory in form and substance to the Agent.

      SECTION 7.2. Certain Negative Covenants. The Borrower agrees with the Agent, each Lender and each LC Issuer that, until the Obligations have been paid and performed in full and the Commitments are terminated:

      SECTION 7.2.1. Business Activities. The Borrower will not, and will not permit any Subsidiary (other than Realco) to, engage in any business activity, except the businesses of operating and franchising restaurants and conducting manufacturing operations reasonably related to the food business, distribution centers, a meat plant, an insurance business which provides certain insurance services and certain other services related thereto, and such activities as its Board of Directors reasonably determines are incidental or related thereto.
The Borrower will not permit Realco to engage in any business activity other than the ownership and leasing (pursuant to the Realco Lease) of certain real properties, buildings and other improvements thereon (other than fixtures) and such business activities directly incidental or related thereto.

      SECTION 7.2.2. Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, or suffer to exist or otherwise become or be liable in respect of any Indebtedness other than:

            (a) Indebtedness of the Borrower in respect of the Loans and the other Obligations;

            (b) revolving Indebtedness of the Borrower in an aggregate principal amount not to exceed $30,000,000 at any one time outstanding (inclusive of the aggregate outstanding principal amount of revolving Indebtedness of the Borrower disclosed in Item 7.2.2 ("Existing Indebtedness") of the Disclosure Schedule);

            (c) other Indebtedness of the Borrower or any of its Subsidiaries outstanding on the Closing Date and either (i) reflected in the financial statements delivered to the Lenders prior to the Closing Date pursuant to
      Section 6.4 or (ii) disclosed in Item 7.2.2 ("Existing Indebtedness") of the Disclosure Schedule, so long as, except to the extent expressly permitted in Section 7.2.3(b), such Indebtedness shall not be secured by any of the collateral under the Collateral Documents;

            (d) Indebtedness of the Borrower or any of its Subsidiaries (other than Realco) which is an Investment permitted by Section 7.2.5;

            (e) Indebtedness in an aggregate principal amount not to exceed $3,000,000 at any time outstanding which is incurred by the Borrower or any of its Subsidiaries (other than Realco) to one or more vendors in the aggregate of any assets to finance its acquisition of such assets;

            (f) obligations of the Borrower under Capitalized Leases; provided that the aggregate capitalized amount payable under all such Capitalized Leases shall not exceed $45,000,000;

            (g) Indebtedness of the Borrower in respect of letters of credit (other than any letter of credit issued in connection with the Mortgage Financing Transactions to directly support Indebtedness permitted under clause (i) below) in an aggregate amount not to exceed $40,000,000 at any one time outstanding for all such letters of credit;

            (h) Indebtedness incurred by the Borrower under and in connection with any Rate Swap Agreement;

            (i) Indebtedness incurred by the Borrower under and in connection with the Mortgage Financing Transactions and refinancings thereof (A) made pursuant to Mortgage Financing Transaction Documents and (B) in which the principal amount of such Indebtedness is not increased thereby; provided, however, that the Borrower may not incur any such new, non-refinanced Indebtedness in connection with Mortgage Financing Transactions in any Fiscal Year in excess of the amount of Indebtedness set forth opposite such Fiscal Year below:

            Fiscal Year             Principal Amount

              1995                     $30,000,000
              1996                     $30,000,000
              1997                     $30,000,000
              1998                     $50,000,000
              1999                     $24,000,000

      ; provided, however, to the extent that the maximum amount of Indebtedness in connection with Mortgage Financing Transactions permitted to be incurred by the Borrower, without giving effect to this proviso, exceeds the aggregate amount actually incurred during such Fiscal Year, one hundred percent of the amount of such excess may be carried over to succeeding Fiscal Years; provided, further, however, that on and after the Acquisition Date and until the Bridge Financing has been repaid in full no Indebtedness under any Mortgage Financing Transaction may be incurred. After the Bridge Financing has been repaid in full, Indebtedness under Mortgage Financing Transactions must mature on or after November 22, 1999;

            (j) Indebtedness of the Borrower and TPIR in respect of the Subordinated Debentures;

            (k) Indebtedness of the Borrower and the Transferred Subsidiaries in respect of the Bridge Financing; and

            (l) Indebtedness of the Transferred Subsidiaries existing on the Acquisition Date (after giving effect to any refinancing thereof on such date with the proceeds of the Bridge Financing advanced on such date) and not incurred in contemplation of the Acquisition;

provided that no Indebtedness otherwise permitted to be incurred shall be permitted to be incurred if, after giving effect to the incurrence thereof, any Event or Default shall have occurred and be continuing.

      SECTION 7.2.3. Security Interests. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, or suffer to exist any Security Interest upon any of its revenues, property (including without limitation fixed assets, inventory, real property, intangible rights and stock) or other assets, whether now owned or hereafter acquired, except:

            (a) Security Interests in favor of the Collateral Agent for the benefit of the Lenders under the Collateral Documents to secure the Loans and other Obligations;

            (b) Security Interests which (i) were granted prior to July 28, 1995 to secure any Indebtedness permitted by clause (c) of Section 7.2.2 and which are disclosed in Item 7.2.3. ("Existing Liens") of the Disclosure Schedule or in the financial statements referred to in such clause or (ii) were created between July 28, 1995 and the Closing Date and are otherwise permitted under this Section 7.2.3;

            (c) Security Interests securing obligations under any purchase money Indebtedness permitted by clause (e) of Section 7.2.2 in the property subject thereto and Security Interests securing obligations in respect of letters of credit permitted by clause (g) of Section 7.2.2 in the goods financed with such letters of credit, provided that neither such purchase money Indebtedness nor such obligations in respect of letters of credit shall be secured by any of the collateral granted under the Collateral Documents and any Security Interests relating thereto shall not be spread to cover any other property;

            (d) liens for taxes, assessments, or other governmental charges or levies to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Section 7.1.4;

            (e) liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which appropriate reserves with respect thereto have been established and maintained on the consolidated books of the Borrower in accordance with GAAP to the extent required under such principles;

            (f) liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance, or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases, and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

            (g) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or its Subsidiaries;

            (h) judgment liens securing amounts not in excess of $1,000,000 in existence less than thirty days after the entry thereof or with respect to which execution has been stayed or with respect to which the appropriate insurance carrier has agreed in writing that there is full coverage (subject to a customary deductible not in excess of $1,000,000) by insurance;

            (i) Security Interests securing Rate Swap Agreements, provided that such Rate Swap Agreements have been provided solely by one or more Lenders and are secured pursuant to the Collateral Documents in a manner satisfactory to the Agent and the Collateral Agent;

            (j) Security Interests securing the Indebtedness incurred or to be incurred in the Mortgage Financing Transactions and attaching to Mortgage Financing Collateral;

            (k) the license for the use of the "Shoney's Inn" service mark granted to ShoLodge, Inc. by the Borrower pursuant to the License Agreement dated October 25, 1991;

            (l) Security Interests granted by the Borrower and the Transferred Subsidiaries under the Bridge Collateral Documents;

            (m) Security Interests in collateral valued at no greater than $30,000,000 granted by the Borrower to secure its obligations under the First American Facility; and

            (n) Security Interests in secured Indebtedness permitted under clause (l) of Section 7.2.2, which Security Interests do not attach to any other assets of the Borrower or its Subsidiaries.

      SECTION 7.2.4.  Financial Condition.

            (a) Prior to and including the Fiscal Quarter in which the Acquisition is consummated, and adjusted in accordance with Section 1.4, the Borrower will not permit:

                  (i) Consolidated Net Worth on the last day of any Fiscal Quarter occurring during any period set forth below to be less than the amount set forth below:

                                                      Minimum Consolidated
Period                                                      Net Worth

First Three Fiscal Quarters of Fiscal Year 1995       $(145,000,000)

Fourth Fiscal Quarter of Fiscal Year 1995             $(120,000,000)

First Two Fiscal Quarters of Fiscal Year 1996         $(120,000,000)

Third Fiscal Quarter of Fiscal Year 1996              $(100,000,000)

Fourth Fiscal Quarter of Fiscal Year 1996             $ (75,000,000)

First Three Fiscal Quarters of Fiscal Year 1997       $ (75,000,000)

Fourth Fiscal Quarter of Fiscal Year 1997             $ (25,000,000)

First Three Fiscal Quarters of Fiscal Year 1998       $ (25,000,000)

Fourth Fiscal Quarter of Fiscal Year 1998             $  50,000,000

First Three Fiscal Quarters of Fiscal Year 1999       $  50,000,000

Fourth Fiscal Quarter of Fiscal Year 1999
 and thereafter                                       $ 140,000,000

                  (ii) the Funded Debt Ratio on the last day of any Fiscal Quarter occurring during any period set forth below to be greater than the ratio set forth below opposite such period:

                                                Maximum Funded
Period                                            Debt Ratio
Third Fiscal Quarter
of Fiscal Year 1995                             4.50:1.00

Fourth Fiscal Quarter of
Fiscal Year 1995                                4.50:1.00

First Fiscal Quarter of
Fiscal Year 1996                                4.50:1.00

Second and Third Fiscal
Quarters of Fiscal Year 1996                    4.70:1.00

Fourth Fiscal Quarter of
Fiscal Year 1996                                4.25:1.00

First Three Fiscal Quarters
of Fiscal Year 1997                             4.25:1.00

Fourth Fiscal Quarter of
Fiscal Year 1997                                3.25:1.00

First Three Fiscal Quarters
of Fiscal Year 1998                             3.25:1.00

Fourth Fiscal Quarter of
Fiscal Year 1998                                2.50:1.00

First Three Fiscal Quarters
of Fiscal Year 1999                             2.50:1.00

Fourth Fiscal Quarter of
Fiscal Year 1999 and thereafter                 2.00:1.00


                  (iii) Consolidated Funded Debt as of the end of any Fiscal Quarter during any period set forth below to be more than the amount set forth below opposite such period:


                                              Maximum
Period                                    Consolidated Debt
Third Fiscal Quarter
of Fiscal Year 1995                       $585,000,000

Fourth Fiscal Quarter of
Fiscal Year 1995                          $585,000,000

First Three Fiscal Quarters
of Fiscal Year 1996                       $585,000,000

Fourth Fiscal Quarter of
Fiscal Year 1996                          $520,000,000

First Three Fiscal Quarters
of Fiscal Year 1997                       $520,000,000

Fourth Fiscal Quarter of
Fiscal Year 1997                          $495,000,000

First Three Fiscal Quarters
of Fiscal Year 1998                       $495,000,000

Fourth Fiscal Quarter of
Fiscal Year 1998                          $460,000,000

First Three Fiscal Quarters
of Fiscal Year 1999                       $460,000,000

Fourth Fiscal Quarter of
Fiscal Year 1999 and thereafter           $460,000,000


                  (iv) the Adjusted Interest Coverage Ratio to be less than the ratio set forth below as of the end of any Fiscal Quarter during any period set forth below set forth opposite such ratio:

                                          Minimum Adjusted
       Period                          Interest Coverage Ratio
Third Fiscal Quarter
of Fiscal Year 1995                        1.50:1.00

Fourth Fiscal Quarter
of Fiscal Year 1995                        1.50:1.00

First Three Fiscal Quarters
of Fiscal Year 1996                        1.25:1.00

Fourth Fiscal Quarter
of Fiscal Year 1996                        1.00:1.00

First Fiscal Quarter
of Fiscal Year 1997                        1.20:1.00

Second Fiscal Quarter
of Fiscal Year 1997                        1.40:1.00

Third Fiscal Quarter
of Fiscal Year 1997                        1.60:1.00

Fourth Fiscal Quarter
of Fiscal Year 1997                        2.10:1.00

First Three Fiscal Quarters
of Fiscal Year 1998                        2.10:1.00

Fourth Fiscal Quarter
of Fiscal Year 1998                        3.20:1.00

First Three Fiscal Quarters
of Fiscal Year 1999                        3.20:1.00

Fourth Fiscal Quarter
of Fiscal Year 1999
and thereafter                             4.00:1.00


                  (v) the Consolidated Fixed Charge Coverage Ratio on the last day of any Fiscal Quarter occurring during any period set forth below to be less than the ratio set forth opposite such period below:

                              Minimum Consolidated Fixed
Period                           Charge Coverage Ratio
Second Fiscal Quarter
of Fiscal Year 1995                   .80:1.00

Third Fiscal Quarter
of Fiscal Year 1995                   .75:1.00

Fourth Fiscal Quarter
of Fiscal Year 1995                   .90:1.00

First Fiscal Quarter
of Fiscal Year 1996                   .90:1.00

Second, Third and Fourth
Fiscal Quarter of Fiscal Year 1996   1.00:1.00

First Three Fiscal Quarters
of Fiscal Year 1997  		     1.00:1.00

Fourth Fiscal Quarter
of Fiscal Year 1997                  1.00:1.00

First Three Fiscal Quarters
of Fiscal Year 1998                  1.00:1.00

Fourth Fiscal Quarter
of Fiscal Year 1998                  1.10:1.00

First Three Fiscal Quarters
of Fiscal Year 1999                  1.10:1.00

Fourth Fiscal Quarter of Fiscal
Year 1999 and thereafter             1.50:1.00

            (b) If the Acquisition is consummated, beginning with the First Fiscal Quarter after the Fiscal Quarter in which the Acquisition is consummated, the Borrower will not permit:

                  (i) Consolidated Net Worth on the last day of any Fiscal Quarter occurring during any period set forth below to be less than the amount set forth below:

                                                      Minimum Consolidated
Period                                                      Net Worth
Fourth Fiscal Quarter of Fiscal Year 1996             $(15,000,000)

First Three Fiscal Quarters of Fiscal Year 1997       $(15,000,000)

Fourth Fiscal Quarter of Fiscal Year 1997             $ 10,000,000

First Three Fiscal Quarters of Fiscal Year 1998       $ 10,000,000

Fourth Fiscal Quarter of Fiscal Year 1998             $ 50,000,000

First Three Fiscal Quarters of Fiscal Year 1999       $ 50,000,000

Fourth Fiscal Quarter of Fiscal Year 1999
and thereafter                                        $100,000,000

                  (ii) the Funded Debt Ratio on the last day of any Fiscal Quarter occurring during any period set forth below to be greater than the ratio set forth below opposite such period:

                                                Maximum Funded
Period                                            Debt Ratio
Fourth Fiscal Quarter of
Fiscal Year 1996                                5.05:1.00

First Three Fiscal Quarters
of Fiscal Year 1997                             5.05:1.00

Fourth Fiscal Quarter of
Fiscal Year 1997                                3.90:1.00

First Three Fiscal Quarters
of Fiscal Year 1998                             3.90:1.00

Fourth Fiscal Quarter of
Fiscal Year 1998                                3.10:1.00

First Three Fiscal Quarters
of Fiscal Year 1999                             3.10:1.00

Fourth Fiscal Quarter of
Fiscal Year 1999 and thereafter                 2.51:1.00


                  (iii) Consolidated Funded Debt as of the end of any Fiscal Quarter during any period set forth below to be more than the amount set forth below opposite such period:

                                              Maximum
Period                                    Consolidated Debt
Fourth Fiscal Quarter
of Fiscal Year 1996                       $640,000,000

First Three Fiscal Quarters
of Fiscal Year 1997                       $640,000,000

Fourth Fiscal Quarter of
Fiscal Year 1997                          $633,000,000

First Three Fiscal Quarters
of Fiscal Year 1998                       $633,000,000

Fourth Fiscal Quarter of
Fiscal Year 1998                          $582,000,000

First Three Fiscal Quarters
of Fiscal Year 1999                       $582,000,000

Fourth Fiscal Quarter of
Fiscal Year 1999 and thereafter           $538,000,000

                  (iv) the Adjusted Interest Coverage Ratio to be less than the ratio set forth below as of the end of any Fiscal Quarter during any period set forth below opposite such ratio:


                                       Minimum Adjusted
Period                              Interest Coverage Ratio
Fourth Fiscal Quarter
of Fiscal Year 1996                       2.00:1.00

First Three Fiscal Quarters
of Fiscal Year 1997                       2.00:1.00

Fourth Fiscal Quarter
of Fiscal Year 1997                       2.00:1.00

First Three Fiscal Quarters
of Fiscal Year 1998                       2.00:1.00

Fourth Fiscal Quarter
of Fiscal Year 1998                       2.25:1.00

First Three Fiscal Quarters
of Fiscal Year 1999                       2.25:1.00

Fourth Fiscal Quarter
of Fiscal Year 1999 and thereafter        3.00:1.00

                  (vi) the Consolidated Fixed Charge Coverage Ratio on the last day of any Fiscal Quarter occurring during any period set forth below to be less than the ratio set forth opposite such period below:

                                    Minimum Consolidated Fixed
Period                                 Charge Coverage Ratio
Fourth Fiscal Quarter
of Fiscal Year 1996                 1.05:1.00

First Three Fiscal Quarters
of Fiscal Year 1997                 1.05:1.00

Fourth Fiscal Quarter
of Fiscal Year 1997                 1.05:1.00

First Three Fiscal Quarters
of Fiscal Year 1998                 1.05:1.00

Fourth Fiscal Quarter
of Fiscal Year 1998                 1.25:1.00

First Three Fiscal Quarters
of Fiscal Year 1999                 1.25:1.00

Fourth Fiscal Quarter of Fiscal
Year 1999                           1.25:1.00

      SECTION 7.2.5. Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make, incur, assume, or suffer to exist any Investment in any other Person, except:

            (a) Investments or options to make Investments in any Person existing on the Closing Date and identified in Item 7.2.5 ("Existing Investments") of the Disclosure Schedule;

            (b)  Cash Equivalent Investments by the Borrower and its
      Subsidiaries;

            (c) Investments made after the Closing Date by the Borrower and its Subsidiaries (other than Realco) in wholly-owned Subsidiaries (other than Realco except in the case of capital contributions by the Borrower to the common equity of Realco or as provided in clause (iii)(y) below), or by any Subsidiary of the Borrower in the Borrower, by way of contributions to capital or loans or advances, so long as (i) the aggregate amount of all such Investments made after the Closing Date in all wholly-owned Subsidiaries (other than Commissary Operations, Inc., Realco, BarbWire's of Kansas, Inc., Shoney's of Michigan, Inc. and the Transferred Subsidiaries) shall not exceed $2,500,000 at any one time, (ii) all such Investments in Commissary Operations, Inc. shall be made as loans or advances in the ordinary course of business to provide for the cash needs of Commissary Operations, Inc. and shall be represented by Pledged Notes,
      (iii) in the case of Realco, such Investments shall either be (x) contributions to the common equity of Realco of restaurants or funds used to acquire or build restaurants or (y) made as loans or advances in the ordinary course of business to provide for the cash needs of Realco and shall be represented by Pledged Notes and (iv) all such Investments by any Subsidiary in the Borrower by way of loans or advances shall be subordinated in form and substance to the Obligations, such subordination to include subordination provisions, and all other material terms, reasonably satisfactory in form and substance to the Agent, as evidenced by its written approval thereof;

            (d) Investments by the Borrower or any Subsidiary (other than Realco) in accounts and notes receivable that arise and remain outstanding from transactions with franchisees, customers and suppliers in the normal course of business and, in the case of notes receivable, do not exceed $15,000,000 in the aggregate outstanding at any one time;

            (e)  any Guaranty permitted to be made by Section 7.2.8;

            (f) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the purchase or acquisition by the Borrower or any Subsidiary (other than Realco) of all or substantially all of the capital stock of any Person if such Investment is permitted by
      Section 7.2.23;

            (g) other Investments by the Borrower or any Subsidiary (other than Realco) in an aggregate amount at any one time outstanding not to exceed $2,000,000;

            (h) Investments in ShoLodge made pursuant to the exercise of options or warrants currently held by the Borrower or any subsidiary, as such options or warrants may be adjusted in accordance with their terms for anti-dilution purposes;

            (i) any Investments permitted under Section 7.2.23; and

            (j) Investments made by the Borrower in the Transferred Subsidiaries in connection with the Acquisition;

provided, however, that

                  (i) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

                  (ii) no Investment otherwise permitted by clauses (f) or (g) of this Section 7.2.5 shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing; and

                  (iii) no Investment may be made in any Subsidiary (other than the Transferred Subsidiaries) unless promptly following the date of the making of such Investment (A) all the capital stock thereof owned by the Borrower and its Subsidiaries shall have been duly pledged on a first priority perfected basis to the Collateral Agent for the benefit of the Lenders, (B) such Subsidiary shall enter into the Subsidiary Guaranty and (C) such Subsidiary shall enter into a Subsidiary Security Agreement.

      SECTION 7.2.6.  Restricted Payments, etc.

            (a) The Borrower will not declare, pay, or make any dividend or distribution (in cash, property, or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or on any warrants, options, or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower (other than dividends or distributions payable in its stock, or warrants, options or rights to purchase its stock, or splitups or reclassification of its stock into additional or other shares of its stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property, or assets to the purchase, redemption, sinking fund, or other retirement of any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or of any warrants, options or other rights to acquire shares of any class of capital stock of the Borrower;

            (b) the Borrower will not, and will not permit any of its Subsidiaries to, pay, prepay or repay any principal of, or make any payment of interest on, or redeem, purchase, set aside any funds for or defease, or give any notice of redemption for, or purchase or otherwise acquire, any Subordinated Debt; and

            (c) the Borrower will not, and will not permit any of its Subsidiaries to, make any deposit for any of the foregoing purposes;

provided, however, that

                  (i) the Borrower may accrue zero coupon interest on the Subordinated LYONS Notes;

                  (ii) the Borrower may elect to purchase any Subordinated LYONS Notes with cash under Section 3.08 of the LYONS Indenture only if, at least 60 days prior to the date any payment in cash would be desired to be made, the Borrower shall have provided written notice to the Agent and the Lenders of its desire to purchase such Subordinated LYONS Notes in cash and the Approving Lenders, in their sole discretion, shall have notified the Borrower prior to such desired purchase date that they will permit such purchase (any failure to respond by the Approving Lenders being deemed to be a rejection of such request to make such purchase in cash). The Borrower may elect to purchase Subordinated LYONS Notes with shares of its common stock in accordance with Section 3.08 of the LYONS Indenture without the consent of any Lender;

                  (iii) the Borrower may, subject to the subordination provisions applicable to the Subordinated Debt, make payments of interest accrued thereon when due; and

                  (iv) the Borrower may, in accordance with the terms and provisions of Section 11.03 of the LYONS Indenture, issue checks with respect to the cash portion of fractional shares receivable in connection with a conversion of the Subordinated LYONS Notes; and

                  (v) the Borrower may, in accordance with the terms and provisions of the Subordinated Indenture and the Subordinated Debentures, issue checks with respect to the cash portion receivable by a holder in connection with a conversion (in whole or in part) of such holder's Subordinated Debentures.

      SECTION 7.2.7. Consolidated Capital Expenditures, etc. The Borrower will not, and will not permit any of its Subsidiaries to, make any Consolidated Capital Expenditures, except the Borrower and its Subsidiaries may make Consolidated Capital Expenditures during any Fiscal Year (including, without duplication, in connection with expenditures made pursuant to and permitted by clauses (c) and (d) of Section 7.2.11) which do not exceed, in the aggregate, the amount set forth opposite such Fiscal Year below:


Fiscal Year                         Maximum Amount
1996 Fiscal Year                    $ 75,000,000
1997 Fiscal Year                    $ 95,000,000
1998 Fiscal Year                    $ 95,000,000
1999 Fiscal Year                    $ 95,000,000

      provided, however, that (i) to the extent that the maximum amount of Consolidated Capital Expenditures permitted to be made by the Borrower and its Subsidiaries in any Fiscal Year, without giving effect to this proviso, exceeds the aggregate amount actually incurred during such Fiscal Year, the lesser of one hundred percent of the amount of such excess or $10,000,000 may be carried forward to the next Fiscal Year and (ii) in the Fiscal Years (but no later than the 1997 Fiscal Year) in which the Borrower is required to acquire restaurant properties from Marriott or Thompson Hospitality, L.P., either directly or pursuant to the Borrower's obligations under the Restaurant Sale and Purchase Agreement dated May 20, 1992, by and among the Borrower, Marriott Family Restaurants, Inc., Marriott Corporation and Thompson Hospitality, L.P., Consolidated Capital Expenditures in respect of such Fiscal Year shall be increased by an amount not to exceed $5,000,000 in the aggregate for all such Fiscal Years, and provided, further, that there shall be excluded from Consolidated Capital Expenditures undeveloped real estate designated as Mortgage Financing Collateral prior to such time that restaurants constructed on such real estate are open and operating.

      SECTION 7.2.8. Guaranties. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume, suffer to exist or otherwise be or become liable with respect to any Guaranties (including, without limitation, obligations arising by reason of general partnership interests), except:

            (a)  the Subsidiary Guaranty;

            (b)  (i) Guaranties existing on the Closing Date and disclosed in
      Item 7.2.8 ("Existing Guaranties") of the Disclosure Schedule and
      (ii) guaranties replacing such guaranties so long as such replacement guaranty does not increase the amount of obligations guarantied thereby and the other terms and conditions of such replacement guaranty are no more onerous to the Borrower than those of the guaranty so replaced;

            (c) Guaranties entered into in the ordinary course of business of service performance by the Borrower with respect to certain franchise obligations of Shoney's of Canada, Inc., all as more particularly described in Item 7.2.8 ("Existing Guarantees") of the Disclosure Schedule;

            (d) Guaranties constituting obligations of the Borrower in its capacity as general partner of the Limited Partnerships, which Guaranties shall not exceed $2,000,000 in aggregate amount at any time outstanding;

            (e) in the case of the Borrower and its Subsidiaries (other than Realco), other Guaranties in an aggregate amount not to exceed $1,000,000 at any one time outstanding;

            (f) the Guaranty of certain reimbursement obligations of Shoney's Inn of Baton Rouge pursuant to the Letter of Credit, Reimbursement and Guaranty Agreement between Shoney's Inn of Baton Rouge, the Borrower and First Union National Bank of North Carolina dated as of April 1, 1995;

            (g)  the Bridge Guaranty; and

            (h) the Guaranty by TPIR of the Subordinated Debentures and other obligations of the Borrower under the Subordinated Indenture.

      SECTION 7.2.9. Lease Obligations. The Borrower will not, and will not permit any of its Subsidiaries to, enter into at any time any arrangement except the Realco Lease which involves the leasing by the Borrower or such Subsidiary from any lessor of any real or personal property (or any interest therein), if such arrangement, together with all other such arrangements which shall then be in effect, will result in any Fiscal Year in Consolidated Lease Expense of the Borrower and its Subsidiaries (other than Realco) in excess of $20,000,000.

      SECTION 7.2.10. Take or Pay Contracts. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property, or services if such arrangement by its express terms requires that payment be made by the Borrower or such Subsidiary regardless of whether or not such materials, supplies, other property, or services are delivered or furnished to the Borrower or such Subsidiary.

      SECTION 7.2.11. Consolidation, Merger, Sale of Assets, etc. The Borrower will not, and will not permit any of its Subsidiaries to, wind-up, liquidate or dissolve itself (or suffer any thereof), consolidate or amalgamate with or merge into or with any other corporation or any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) or convey, sell, transfer, lease or otherwise dispose of all or any part of its assets (including, without limitation, any stock or receivables), in one transaction or a series of transactions, to any Person or Persons except:

            (a) any Subsidiary (other than Realco) may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other wholly-owned direct or indirect Subsidiary (other than Realco); provided, that the surviving corporation duly assumes all obligations of each thereof and executes any documents reasonably requested by the Agent in connection therewith;

            (b)  the sale of inventory in the ordinary course of business;

            (c) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the purchase or acquisition by the Borrower of all or substantially all of the assets or stock of any Person to the extent the same would otherwise be permitted by Section 7.2.23;

            (d) so long as no Default has occurred and is continuing or would occur after giving effect thereto, any Subsidiary (other than Realco) may merge with any other corporation permitted to be acquired pursuant to clause (c) of this Section 7.2.11 and may be created and capitalized for such purposes to the extent the same would otherwise be permitted by
      Section 7.2.23;

            (e) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the sale of assets or properties by the Borrower or any such Subsidiary (other than Realco) for at least 80% cash (unless the Required Lenders otherwise agree) and for fair value (as reasonably determined by the Board of Directors of the Borrower or Authorized Officers of the Borrower as authorized by the Board of Directors) to Persons other than Affiliates, provided that (i) the provisions of clause (c) of Section 3.1.2 are complied with (ii) assets and properties with an aggregate book value of no more than 10% of the Borrower's consolidated tangible assets as determined in accordance with GAAP consistently applied are sold in any Fiscal Year (unless the Required Lenders otherwise agree), (iii) the terms and conditions of any non-cash proceeds of such sale are in form and substance satisfactory to the Agent and (iv) the value of the Collateral and assets of Realco after giving effect to such sale is in an amount sufficient to cause the Loan to Value Ratio to not exceed 50%.

            (f) the sale of equipment which, in the Borrower's reasonable discretion, is obsolete or no longer fit for use in the business of the Borrower or any of its Subsidiaries;

            (g) the leasing by the Borrower or its Subsidiaries (other than Realco) of restaurant facilities, the operations of which have been franchised or sold to one or more franchisees of the Borrower, which franchisees shall operate such restaurant facilities thereafter pursuant to a franchise agreement with the Borrower;

            (h)  [Intentionally Omitted];

            (i) the leasing by the Borrower or its Subsidiaries (other than Realco) of real properties (and related equipment and fixtures) to non-franchisees (i) as set forth in Item 7.2.11 of the Disclosure Schedule having an aggregate net book value not exceeding approximately $7,475,000 and (ii) with respect to leases entered into after the Closing Date, having an aggregate net book value not in excess of $10,000,000 at any time and, in each case, provided such leases are subordinate to the Security Interests of the Collateral Documents;

            (j) the subleasing by the Borrower of real properties owned by Realco having an aggregate net book value not in excess of $10,000,000 at any time, provided such subleases are subordinate to the Security Interests of the Collateral Documents;

            (k) the disposition, leasing or subleasing by the Borrower of up to 40 restaurants (which may constitute Collateral or be owned by Realco) consisting of up to twenty "Shoney's" Concept restaurants and up to twenty "Captain D's" Concept restaurants which restaurants the Borrower has determined are no longer necessary or useful for the continuing business of the Borrower; and

            (l) the leasing or subleasing by the Borrower or the leasing by Realco of up to ten (10) Lee's Famous Recipe Concept restaurants to RTM Inc. (or to a sublessee or lessee designated by RTM Inc.).

      SECTION 7.2.12. Modification, etc. of Subordinated Debt. The Borrower will not consent to or enter into any amendment, supplement or other modification of any subordination provision (including, without limitation, any provision of Article XII of, and the definitions of Senior Indebtedness and Indebtedness contained in, the Subordinated Indenture or the LYONS Indenture) contained in any agreement or instrument evidencing or governing Subordinated Debt, any sinking fund provision or terms of required repayment or redemption or acquisition of Subordinated Debt contained in any agreement or instrument evidencing or governing any Subordinated Debt that has the effect of shortening the amortization thereof, or any provision relating to interest rates (if the effect thereof is to increase such rates), remedies, defaults or contractual restrictions on the activities or condition of the Borrower, or any other provision which could be material to the interests or privileges of the Lenders as holders of Senior Indebtedness, contained in any agreement or instrument evidencing or governing Subordinated Debt, unless the same shall be consented to by the Required Lenders.

      SECTION 7.2.13. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer, or permit to exist:

            (a) any arrangement or contract with any of its Affiliates (other than a Subsidiary, Limited Partnership or franchisee of the Borrower) of a nature customarily entered into by Persons which are Affiliates of each other (including management or similar contracts or arrangements relating to the allocation of revenues, taxes, and expenses or otherwise) requiring any payments to be made by the Borrower or any of its Subsidiaries to any Affiliate (other than a Subsidiary) unless such arrangement is fair and equitable to the Borrower or such Subsidiary; or

            (b) any other transaction, arrangement, or contract with any of its Affiliates (other than a Subsidiary, Limited Partnership or franchisee of the Borrower) which would not be entered into by a prudent Person in the position of the Borrower or such Subsidiary with, or which is on terms which are less favorable than are obtainable from, any Person which is not one of its Affiliates.

      SECTION 7.2.14. Negative Pledges; Subsidiary Payments; Modification of Documents. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (a) (excluding this Agreement, the other Loan Documents, the Bridge Loan Agreement and Mortgage Financing Transaction Documents as to collateral for the Indebtedness incurred pursuant thereto) prohibiting the creation or assumption of any Security Interest upon its properties, revenues, or assets, whether now owned or hereafter acquired, (b) which would restrict the ability of any Subsidiary of the Borrower to pay or make dividends or distributions in cash or kind, to make loans, advances or other payments of whatsoever nature, or to make transfers or distributions of all or any part of its assets, in each case to the Borrower or to any corporation as to which such Subsidiary is a Subsidiary or (c) which restricts or limits the ability of the Borrower to amend, supplement or otherwise modify any of the Loan Documents.

      SECTION 7.2.15. Inconsistent Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement containing any provision which would be violated or breached by any Loan or by the performance by the Borrower of its obligations hereunder or under any Note, any other Loan Document or any Realco Document.

      SECTION 7.2.16.  Fiscal Year.  The Borrower will not change its Fiscal
Year.

      SECTION 7.2.17. Franchise Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, (a) terminate or alter any of the material terms and conditions of any of the franchise agreements pursuant to which the Borrower or any such Subsidiary is the franchisor in such a way so as to (i) prohibit the assignment by the franchisor (by way of collateral security) of all of its rights and benefits in the franchise agreements or (ii) significantly reduce the aggregate royalty fees or advertising fees payable by the franchisees and (b) enter into any franchise agreements after May 9, 1993 which would not permit the assignment by the franchisor (by way of collateral security) of all of its rights and benefits in such franchise agreements or which would contain fee arrangements which are materially less beneficial, in the aggregate, to the Borrower and its Subsidiaries than the fee arrangements contained in existing franchise agreements of the Borrower and its Subsidiaries, except for franchise agreements entered into pursuant to area agreements in existence on May 9, 1993; provided, however, that the Borrower may terminate the relevant franchise agreements in connection with Franchisee Acquisitions.

      SECTION 7.2.18. Change of Location or Name. The Borrower will not, and will not permit any of its Subsidiaries which has executed a Subsidiary Security Agreement to, change (a) the location of its principal place of business, chief executive office, major executive office, chief place of business or its records concerning its business and financial affairs, or (b) its name or the name under or by which it conducts its business, in each case without first giving the Agent and the Collateral Agent written notice thereof and having taken any and all action required or desirable to maintain and preserve the first priority perfected lien and Security Interest in favor of the Collateral Agent on all property of the Borrower and its Subsidiaries free and clear of any lien, Security Interest or encumbrance whatsoever except for liens permitted hereunder; provided, however, that notwithstanding the foregoing, the Borrower shall not, and shall not permit any of its Subsidiaries to, change the location of its principal place of business, chief executive office, major executive office, chief place of business or its records concerning its business and financial affairs to (i) Louisiana or (ii) any place outside the contiguous continental United States of America.

      SECTION 7.2.19. Environmental Liabilities. The Borrower will not, and will not permit any of its Subsidiaries to:

            (a) violate any requirement of law, rule, regulation or order regarding Hazardous Material (including without limitation any such law, rule, regulation or order regarding the generation, accumulation, storage, transportation, treatment, recycling or disposal of any Hazardous Material),

            (b) dispose of or, except in accordance with applicable law, store any Hazardous Material in, on or at any real property owned or operated by the Borrower or any of its Subsidiaries,

            (c) allow any lien imposed pursuant to any law, rule, regulation or order relating to any Hazardous Material or the disposal thereof to be imposed or to remain on such real property, except as contested in good faith by appropriate proceedings for which adequate reserves have been established and are being maintained on its books, or

            (d) fail at any time to obtain or comply with any permit, certificate, license, approval or other authorization relating to environmental matters, or to file any notification or report relating to chemical substances, air emissions, effluent discharges or Hazardous Material waste storage, treatment or disposal required in connection with the operation of their businesses, if (i) such violation, disposal, storage, lien or failure relates to any collateral securing the Obligations or (ii) with respect to property other than that which is such collateral, such violation, disposal, storage, lien or failure would, individually or in the aggregate with all other such violations, disposal, storage, liens and failures which shall have occurred and at such time be continuing, have a Materially Adverse Effect.

      SECTION 7.2.20. Amendment of Certain Agreements. The Borrower will not amend, supplement, make additions to or otherwise modify, in whole or in part,
(a) any provision of any Mortgage Financing Transaction Document in any manner which adversely affects the Agent, the Collateral Agent or the Lenders (it being understood that amendments in form and substance satisfactory to the Agent to Mortgage Financing Transaction Documents which would (x) permit the substitution of Mortgage Financing Collateral described in clause (b) of the definition of Mortgage Financing Collateral for existing Mortgage Financing Collateral subject to a Mortgage Financing Transaction having an equal value shall not be deemed adverse to the Agent, the Collateral Agent or the Lenders; provided, that, any such valuation shall, in the case of existing Mortgage Financing Collateral, be based on the value of such Mortgage Financing Collateral at the time such property became Mortgage Financing Collateral and, in the case of Mortgage Financing Collateral described in clause (b) of the definition of Mortgage Financing Collateral, be based on the valuation of such Mortgage Financing Collateral as of April 15, 1995 as set forth in the Marshall & Stevens report thereon dated May 19, 1995 or on cost, or (y) extend the maturity of the 1989 Mortgage Financing Transaction pursuant to Section 2.1),
(b) except with the prior written consent of the Required Lenders, the Realco Lease; provided, however, that the Realco Lease may be amended from time to time (with the prior written consent of the Agent) to release from the terms of the Realco Lease restaurants being sold pursuant to clause (k) of Section
7.2.11 or to permit the lease or sublease of restaurants pursuant to clause (k) of Section 7.2.11, (c) except with the prior written consent of the Agent, any Realco Document (other than the Realco Lease), (d) any provision of any Bridge Document, the effect of which with respect to any Bridge Document is to increase the interest rate or shorten the maturity of (or move up any payment date with respect to any payment on) the Bridge Financing, or (e) any provision of any Bridge Document, the effect of which is to (1) modify any covenant, event of default, or other provision thereunder, if the effect of such modification is to make such covenants or events of default materially more restrictive on or burdensome to the Borrower or (2) add any new covenant, event of default or other provision, if the effect of such addition is to impose any new material restriction or burden on the Borrower. The Borrower will, prior to entering into any amendment, addition or other modification deliver to the Agent with copies for each Lender any final or execution form copy of amendments, supplements, additions or other modifications to such documents.

      SECTION 7.2.21. Sale-Leaseback Transactions. Except with respect to the Realco Lease, the Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or guarantor or other surety with respect to any lease (whether an operating or capital lease) of any property (whether real or personal or mixed), whether now owned or hereafter acquired, (a) which the Borrower or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person or (b) which the Borrower or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Borrower or such Subsidiary to any Person in connection with such lease, except to the extent that (i) any obligations of the Borrower under Capitalized Leases would be permitted under Section 7.2.2(f) and (ii) any Consolidated Lease Expense resulting therefrom would be permitted under Section 7.2.9.

      SECTION 7.2.22. Realco. The Borrower shall not permit Realco to (a) create, incur, assume or suffer to exist any Consolidated Funded Debt (other than the Subsidiary Guaranty), (b) create, assume, or suffer to exist any Security Interest upon any of its revenues, property (including without limitation fixed assets, inventory, real property, intangible rights and stock) or other assets, whether now owned or hereafter acquired (except as permitted by clauses (d), (e), (f) and (g) of Section 7.2.3), (c) make any Investment in any other Person (other than in Cash Equivalent Investments or pursuant to the Subsidiary Guaranty), (d) become liable with respect to any Guaranties (except the Subsidiary Guaranty), (e) except in the ordinary course of business, enter into or be a party to any arrangement for the purchase of materials, supplies, other property, or services, other than with respect to Consolidated Capital Expenditures, (f) wind-up, liquidate or dissolve itself (or suffer any thereof), consolidate or amalgamate with or merge into or with any other corporation or any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) or, except pursuant to Section 7.1.12, convey, sell, transfer, lease or otherwise dispose of all or any part of its assets (including, without limitation, any stock or receivables), in one transaction or a series of transactions, to any Person or Persons, or (g) other than the Realco Lease or the Permitted Subleases, enter into at any time any arrangement which involves the leasing from any lessor of any real or personal property (or any interest therein).
The Borrower agrees not to commence or cause the commencement of any of the actions described in clauses (b) or (c) of Section 8.1.4 with respect to Realco.

      SECTION 7.2.23. Purchase of Franchisees. The Borrower will not, and will not permit its Subsidiaries to, make any Franchisee Acquisitions except Franchisee Acquisitions the consideration for which is common stock and/or other consideration, (i) such common stock not having a value in excess of $10,000,000 in the aggregate (with such common stock being valued at its market value at the time of the relevant acquisition) and (ii) such other consideration having an aggregate value for all such Franchisee Acquisitions not in excess of $30,000,000 in any one Fiscal Year and not more than $60,000,000 in the aggregate (with any consideration other than cash valued at the fair market value thereof); provided, however, that (x) both before and after giving effect to any such Franchisee Acquisitions, no Default shall have occurred or be continuing and (y) if applicable, the Borrower and/or such Subsidiary shall have complied with clause (iii) of the proviso to Section
7.2.5 (but such compliance shall not be in derogation of the Borrower's rights under clause (a) of Section 7.2.11 with respect to such Subsidiary). In the event the Borrower makes a Franchisee Acquisition designated as a "Franchise Re-sale Acquisition" for consideration other than common stock and subsequently re-sells the assets or ownership interests acquired in such Franchisee Acquisition, only the excess (the "Purchase Excess") of (a) the consideration paid by the Borrower for such assets or ownership interests in such Franchisee Acquisition over (b) the consideration received by the Borrower for such assets or ownership interests in such re-sale transaction, shall be included in the calculations of the Borrower's use of the annual and aggregate limits set forth in this Section 7.2.23; provided, however, that the aggregate Purchase Excess for all Franchise Re-sale Acquisitions may not at any time exceed $10,000,000.

                                         ARTICLE VIII

                                       EVENTS OF DEFAULT

      SECTION 8.1. Events of Default. The term "Event of Default" shall mean any of the events set forth in Sections 8.1.1 through 8.1.10.

      SECTION 8.1.1. Non-Payment of Obligations. The Borrower shall default in the payment or prepayment when due of any principal of any Note, or any Reimbursement Obligation, the Borrower shall default (and such default shall continue unremedied for a period in excess of five days) in the payment or prepayment when due of any interest on any Loan or Reimbursement Obligation, or the Borrower shall default (and such default shall continue unremedied for a period in excess of five days) in the payment when due of any commitment or other fee or any other monetary Obligation.

      SECTION 8.1.2. Non-Performance of Certain Covenants. The Borrower shall default in the due performance and observance of any of its obligations under
Section 7.1.6(a), or under Sections 7.2.1 through 7.2.23.

      SECTION 8.1.3. Default on Other Indebtedness. Any default shall occur under the terms applicable to any Indebtedness (including Indebtedness evidenced by or incurred in connection with the Bridge Financing) or Guaranty in an aggregate amount exceeding $2,500,000 of the Borrower or any of its Subsidiaries representing any borrowing or financing or Guaranty or arising under any other material agreement from, by or with any Person, and such default shall:

            (a) consist of the failure to pay monetary obligations under such Indebtedness or Guaranty when due; or

            (b) continue unremedied (and unwaived) for a period of time sufficient to permit the acceleration of such Indebtedness; or

            (c) continue unremedied (and not have been waived by the holder of such Indebtedness or Guaranty) for more than thirty days after notice thereof shall have been given to the Borrower by the Agent, any Lender or the holder of any Note; or

            (d) permit the termination (unless waived) of any commitment to lend set forth in any agreement with respect to the lending of Indebtedness exceeding $2,500,000 in principal amount.

      SECTION 8.1.4. Bankruptcy, Insolvency, etc. The Borrower or any of its Subsidiaries shall

            (a) (i) become insolvent or generally fail to pay debts as they become due, or (ii) admit in writing its inability to pay debts as they become due;

            (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator, or other custodian for the Borrower or any Subsidiary or any property of any thereof, or make a general assignment for the benefit of creditors;

            (c) in the absence of such application, consent, or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator, or other custodian for the Borrower or any Subsidiary or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator, or other custodian shall not be discharged within thirty days;

            (d) permit or suffer to exist the commencement of, or commence, any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law; or any dissolution, winding up, or liquidation proceeding (except for the voluntary dissolution, not under bankruptcy or insolvency law, of any Subsidiary), shall be commenced by or against the Borrower or any Subsidiary, and, if not commenced by the Borrower or such Subsidiary, such proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary, or shall result in the entry of an order for relief or shall remain for thirty days undismissed; or

            (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

      SECTION 8.1.5. Breach of Warranty. Any representation or warranty of the Borrower or any of its Subsidiaries hereunder, under any Collateral Document, other Loan Document or Realco Document, or under any other writing furnished by or on behalf of the Borrower or any of its Subsidiaries to the Agent or any Lender for the purposes of or in connection with this Agreement or any Collateral Document, other Loan Document or Realco Document, is or shall be incorrect in any material respect when made or deemed made.

      SECTION 8.1.6.  Non-Performance of Other Obligations.

            (a) The Borrower or any of its Subsidiaries shall default in the due performance and observance of any other covenant or agreement contained herein or in any Collateral Document (other than any Mortgage) or other Loan Document and such default shall continue unremedied for a period of thirty days after a Responsible Officer shall have knowledge thereof; or

            (b) A Default, as such term is defined in any Mortgage, shall occur.

      SECTION 8.1.7. ERISA. A contribution failure shall occur with respect to any Plan sufficient to give rise to a lien under section 302(f) of ERISA or any of the following events shall occur with respect to any Plan:

            (a) such Plan shall be terminated or a receiver to administer such Plan shall have been appointed (or steps shall be instituted to effect such termination or appointment);

            (b) the Borrower or any Subsidiary shall withdraw from such Plan (or shall institute steps to effect such withdrawal); or

            (c) any Reportable Event shall occur with respect to such Plan which would present a material risk to the Borrower or any Subsidiary of incurring a liability on account of such Plan,

and there shall exist a deficiency in the assets available to satisfy the benefit liabilities under ERISA with respect to such Plan, and such occurrence shall result in a liability of the Borrower or its Subsidiaries in excess of $1,000,000.

      SECTION 8.1.8. Judgments; Settlements. After the date hereof, a final judgment or a settlement which, with other such outstanding final judgments or settlements against the Borrower and each Subsidiary, exceeds an aggregate of $1,000,000 (net of actual insurance coverage with respect thereto), shall be rendered against or agreed to by the Borrower or any of its Subsidiaries and, in the case of a judgment, within thirty days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within thirty days after the expiration of any such stay, such judgment shall not have been discharged.

      SECTION 8.1.9. Impairment of Security, etc. Any one of the Collateral Documents, or any Security Interest granted thereunder, shall terminate, cease to be effective, or cease to be the legally valid, binding, and enforceable obligation of the Borrower or any of its Subsidiaries thereunder with respect to collateral security with an aggregate fair market or book value in excess of $5,000,000; the Borrower or any of its Subsidiaries shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature, or enforceability; or any Security Interest securing, in whole or in part, any Obligation shall cease to have the priority purported to be given under the Collateral Documents.

      SECTION 8.1.10.  Change of Control.  Any Change of Control shall occur.

      SECTION 8.2. Action if Bankruptcy. If any Event of Default described in clauses (a)(ii) through (d) of Section 8.1.4 shall occur, the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable and the Commitment shall terminate, all without notice, demand, presentment or other action of any kind.

      SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than an Event of Default described in clauses (a)(ii) through (d) of Section 8.1.4) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent, upon the direction of the Required Lenders, shall, upon notice or demand, terminate the Revolving Commitments and/or declare all or any portion of the outstanding principal amount of the Loans to be due and payable and any or all other Obligations to be due and payable, the full unpaid amount of such Loans and any and all other Obligations which shall be so declared due and payable shall be and become immediately due and payable, in each case without further notice, demand, presentment or other action of any kind.

                                   ARTICLE IX

                        THE AGENT AND THE COLLATERAL AGENT

      SECTION 9.1. Actions. Each Lender, each LC Issuer and the holder of each Note authorize the Agent and the Collateral Agent to act on behalf of such Lender or holder under this Agreement, the Collateral Documents and the other Loan Documents and the Mortgage Financing Transaction Documents to execute supplements or amendments thereto or restatement thereof, and, in the absence of other written instructions from the Required Lenders received from time to time by the Agent or, as the case may be, the Collateral Agent (with respect to which the Agent or the Collateral Agent, as the case may be, agrees that it will, subject to the last three sentences of this Section 9.1, comply in good faith except as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent or the Collateral Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender agrees (which agreement shall survive any termination of this Agreement) to indemnify the Agent and the Collateral Agent, pro rata according to such Lender's applicable Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted ("Indemnified Liabilities") against the Agent or the Collateral Agent, as the case may be, in any way relating to or arising out of this Agreement, the Notes, the Collateral Documents and the other Loan Documents and the Mortgage Financing Transaction Documents, including, without limitation, the reimbursement of the Agent and the Collateral Agent for all reasonable out-of-pocket expenses (including attorneys' fees) incurred by the Agent and the Collateral Agent hereunder or in connection herewith or in enforcing the obligations of the Borrower under this Agreement, the Notes, the Collateral Documents and the other Loan Documents and the Mortgage Financing Transaction Documents, in all cases as to which the Agent or the Collateral Agent is not reimbursed by the Borrower; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements determined by a court of competent jurisdiction in a final proceeding to have resulted from the Agent's or the Collateral Agent's gross negligence or willful misconduct. Neither the Agent nor the Collateral Agent shall be required to take any action hereunder, under the Notes, under the Collateral Documents or under any other Loan Document or any Mortgage Financing Transaction Document, or to prosecute or defend any suit in respect of this Agreement, the Collateral Documents, the Notes or any other Loan Document, unless indemnified to its satisfaction by the Lenders against loss, costs, liability, and expense, which indemnity need not indemnify the Agent or the Collateral Agent for its gross negligence or willful misconduct. If any indemnity in favor of the Agent or the Collateral Agent, as the case may be, shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given. The Agent and the Collateral Agent may delegate its duties hereunder to affiliates, agents or attorneys-in-fact selected in good faith by the Agent or the Collateral Agent, as the case may be.

      SECTION 9.2. Exculpation. Neither the Agent nor the Collateral Agent nor any of their respective directors, officers, employees, or agents
(collectively, the "Related Parties") shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement, the Collateral Documents, the Notes or any other Loan Document or any Mortgage Financing Transaction Document or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor shall the Agent nor the Collateral Agent nor any of the Related Parties be responsible for any recitals or representations or warranties herein or therein, or for the effectiveness, enforceability, validity, or due execution of this Agreement, the Collateral Documents, the Notes or any other Loan Document or any Mortgage Financing Transaction Document nor shall the Agent nor the Collateral Agent nor any of the Related Parties be obligated to make any inquiry respecting the performance by the Borrower of its obligations hereunder or thereunder. The Agent and the Collateral Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement, or writing which it believes to be genuine and to have been presented by a proper Person.

      SECTION 9.3. Successor. The Agent and the Collateral Agent may resign as such at any time upon at least thirty days' prior notice to the Borrower and all Lenders and LC Issuers. If the Agent or the Collateral Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Agent or Collateral Agent, as the case may be. If the Required Lenders do not make such appointment within thirty days, the retiring Agent or Collateral Agent, as the case may be, shall appoint a new Agent or Collateral Agent, as the case may be, from among the Lenders or, if no Lender accepts such appointment, from among commercial banking institutions or trust institutions generally. Upon the acceptance of any appointment as Agent or Collateral
Agent, as the case may be, by a successor Agent or Collateral Agent, such successor Agent or Collateral Agent shall thereupon become the Agent hereunder or Collateral Agent under the applicable Loan Documents and shall be entitled to receive from the prior Agent or Collateral Agent, as the case may be, such documents of transfer and assignment as such successor Agent or Collateral
Agent may reasonably request, and the retiring Agent or Collateral Agent shall be discharged from its duties and obligations under this Agreement, the Collateral Documents, the Notes and the other Loan Documents.

      SECTION 9.4. Collateral Documents, etc. Each Lender and each LC Issuer hereby authorizes the Collateral Agent to enter into the applicable Collateral Documents and the Agent to enter into any other Loan Documents and each thereof to take all action contemplated thereby. Each Lender and each LC Issuer agrees that no Lender or LC Issuer shall have any right individually to seek to realize upon the security granted by or Guaranty provided by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of the Lenders, the LC Issuers, the Collateral Agent and the Agent upon the terms of the Collateral Documents. The Agent shall instruct the Collateral Agent (after consultation with the Required Lenders) on the manner in which proceeds of Collateral will be applied to the Obligations (after the payment of fees and expenses as set forth in the Collateral Documents).

      SECTION 9.5. Credit Extensions by CIBC Inc., etc. CIBC Inc. and any other Affiliate thereof which may at any time be acting as both the Agent or the Collateral Agent and a Lender hereunder, shall have the same rights and powers with respect to any Credit Extensions made by it and any Notes held by it as any Lender and may exercise the same as if it were not the Agent or the Collateral Agent or affiliated with the Agent or the Collateral Agent, and the term "Lender" and, when appropriate, "holder" shall include CIBC Inc. or such Affiliate in its individual capacity.

      SECTION 9.6. Funding Reliance, etc. Unless the Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m. (New York City time), on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Agent, such Lender and the Borrower severally agree to repay the Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date the Agent made such amount available to the Borrower to the date such amount is repaid to the Agent, in the case of the Borrower, at the interest rate applicable at the time to Loans comprising such Borrowing, and in the case of such Lender, for the period from the date such funds were advanced to the Borrower to (and including) three days thereafter, at the rate customarily charged by the Agent for inter-bank loans, and following such third day, at the interest rate applicable at the time to Loans comprising such Borrowing.

      SECTION 9.7. Credit Decisions. Each Lender acknowledges that it has, independently of the Agent, the Collateral Agent and each other Lender and each LC Issuer, and based on the financial information referred to in Sections 6.4 and 6.16 and such other documents, information, and investigations as it has deemed appropriate, made its own credit decision to extend its Revolving Commitment from time to time. Each Lender also acknowledges that it will, independently of the Agent, the Collateral Agent and each other Lender and LC Issuer and based on such other documents, information, and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement, the Collateral Documents, the Notes or the other Loan Documents.

      SECTION 9.8. Notices, etc. to Agent. The Agent shall give prompt notice to each Lender of each notice or request given to the Agent by the Borrower which, pursuant to the terms of this Agreement, is required to be delivered to a Lender. The Agent will also promptly distribute to each Lender each Instrument received by the Agent for such Lender's account and copies of all other communications received by the Agent from the Borrower for distribution to the Lenders by the Agent in accordance with the terms of this Agreement.

                                     ARTICLE X

                                   MISCELLANEOUS

      SECTION 10.1. Waivers, Amendments, etc. The provisions of this Agreement and of each Loan Document may from time to time be amended, modified, or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, that no such amendment, modification, or waiver:

            (a) which would modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders or the Approving Lenders shall be effective unless consented to by each Non-Defaulting Lender;

            (b) which would modify this Section, change the definition of "Required Lenders" or "Approving Lender", increase the Percentage of any Lender (in each case other than as provided for in Section 10.10), reduce any fees described in Article III, change the time for payment of any fees to the Lenders described in Article III, or release all or substantially all of the collateral security (including the Guaranties) provided under the Collateral Documents in a manner other than as provided therein or herein, shall be effective unless consented to by each Non-Defaulting Lender;

            (c) which would extend the due date for, or reduce the amount of, any scheduled payment of principal of, or interest on, any Loan (or reduce the principal amount of or rate of interest thereon) shall be made without the consent of the holder of the Note evidencing such Loan or which would extend or increase the amount of any Lender's Revolving Commitment without the consent of such Lender;

            (d) which would affect adversely the interests, rights or obligations of the Agent or the Collateral Agent in its capacity as the Agent or the Collateral Agent or would amend provisions of this Agreement relating to the transfer of funds between the Agent and the Lenders (including the types of funds or the method of such transfer) shall be made without the consent of the Agent or the Collateral Agent; or

            (e) which would affect adversely the interests, rights or obligations of an LC Issuer in its capacity as an LC Issuer shall be made without the consent of such LC Issuer.

No failure or delay on the part of the Agent, the Collateral Agent, any Lender, or the holder of any Note in exercising any power or right under this Agreement, the Collateral Documents, the Notes or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances, unless otherwise required by the Loan Documents. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      No waiver or approval by the Agent, the Collateral Agent, any Lender, or the holder of any Note under this Agreement, the Collateral Documents, the Notes or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

      SECTION 10.2. Notices. All notices and other communications provided to any party hereto under this Agreement, the Collateral Documents, the Notes or any other Loan Document shall be in writing or by facsimile transmission and addressed or delivered to it at its address designated for notices set forth below its signature hereto (or in a Lender Assignment Agreement) or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile transmission or delivery, shall be deemed given when received.

      SECTION 10.3. Costs and Expenses. The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Agent or the Collateral Agent for the negotiation, preparation, execution and delivery of this Agreement, each other Loan Document and each Realco Document and Mortgage Financing Documents and the Mortgage Financing Transactions, including schedules and exhibits, and any amendments, consents or waivers to this Agreement, the Loan Documents or related documents as may from time to time hereafter be required or requested (whether or not any of the same become effective), including without limitation the reasonable fees and other charges of counsel (including all local and special counsel) for the Agent or the Collateral Agent from time to time incurred in connection therewith, whether or not the transactions contemplated hereby are consummated, and to pay all reasonable expenses of the Agent or the Collateral Agent (including reasonable fees and other charges of counsel to the Agent or the Collateral Agent) incurred in connection with the preparation and review of the form of any Instrument relevant to this Agreement (including any Lender Assignment Agreement) and the consideration of legal questions relevant hereto and thereto or to any restructuring or "workout" of any Obligations and the costs and expenses of the Agent in connection with any publicity or advertising of the foregoing. The Borrower also agrees to reimburse each Lender upon demand for all stamp or other taxes payable in connection with the execution, delivery or enforcement of this Agreement or any Instrument related hereto and for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and other charges) incurred by such Lender in enforcing the obligations of the Borrower or any of its Subsidiaries under this Agreement, any Note or any other Loan Document. The obligations of the Borrower under this Section 10.3 shall survive any termination of this Agreement.

      SECTION 10.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the making of the Loans, the Borrower hereby indemnifies, exonerates and holds the Agent, the Collateral Agent and each Lender and each LC Issuer and each of their respective officers, directors, employees, and agents (collectively the "Lender Parties" and, individually, a "Lender Party") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities, damages, and expenses actually incurred in connection therewith (irrespective of whether such Lender Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Lender Parties or any of them as a result of, or arising out of, or relating to, or as a direct or indirect result of:

            (a) the transactions contemplated by the Mortgage Financing Documents, the Mortgage Financing Transactions and the Realco Documents;

            (b) except for expenses incurred in connection with the preparation, review, execution and delivery of this Agreement and the other Loan Documents (other than as set forth in Section 10.3), becoming a party to and performance of this Agreement, the Collateral Documents, the Notes and the other Loan Documents by any of the Lender Parties;

            (c) any investigation, litigation, or proceeding related to any acquisition or proposed acquisition by the Borrower or any Subsidiary (including the Acquisition and the Assumption) of all or any portion of the stock or all or substantially all the assets of any Person, whether or not the Agent, the Collateral Agent or such Lender is party thereto; and

            (d) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any of its Subsidiaries of any Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law, or any other federal, state, local or other statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning, any Hazardous Material), regardless of whether or not caused by, or within the control of, the Borrower or any of its Subsidiaries;

except for any such Indemnified Liabilities arising for the account of a particular Lender Party solely by reason of such Lender Party's gross negligence or willful misconduct or breach by such Lender Party of its obligations under the Loan Documents, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

      SECTION 10.5. Survival. The obligations of the Borrower under Sections 3.11, 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4 and the obligations of the Lenders under Section 9.1, shall in each case survive any termination of this Agreement. The Borrower and the Lenders agree that the Borrower's obligations under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4 of the Existing Credit Agreement and the obligations of the Lenders under Section 9.1 of the Existing Credit Agreement (including all continuing obligations therein with respect to the Tranche B Credit Agreement (as defined in the Existing Credit Agreement)), shall in each case survive the execution and delivery of this Agreement. The representations and warranties made by the Borrower in this Agreement and in each Loan Document, and in any document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith, shall survive the execution and delivery of this Agreement and each Loan Document.

      SECTION 10.6. Severability. Any provision of this Agreement, the Notes or any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, the Notes or Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

      SECTION 10.7. Headings. The various headings of this Agreement and of each Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such Loan Document or any provisions hereof or thereof.

      SECTION 10.8. Counterparts, Entire Agreement, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower and the Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. The Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

      SECTION 10.9. Governing Law. THIS AGREEMENT AND THE NOTES SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

      SECTION 10.10. Sale and Transfer of Loans and Note; Participations in Loans and Note. Each Lender may assign, or sell participations in, its Loans and Revolving Commitment to one or more other Persons in accordance with this
Section 10.10.

      SECTION 10.10.1.  Assignments.  Any Lender,

            (a) with the written consents of the Borrower and the Agent (which consents shall not be unreasonably delayed or withheld and which consent, in the case of the Borrower, shall be deemed to have been given in the absence of a written notice delivered by the Borrower to the Agent, on or before the fifth Business Day after receipt by the Borrower of such Lender's request for consent, stating, in reasonable detail, the reasons why the Borrower proposes to withhold such consent) may at any time assign and delegate to one or more commercial banks or other financial institutions; and

            (b) with notice to the Borrower and the Agent, but without the consent of the Borrower, but with the prior written consent of the Agent, may assign and delegate to any of its Affiliates or to any other Lender

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's total Loans, Revolving Commitment and Letter of Credit Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans, Revolving Commitment and Letter of Credit Commitment) in a minimum aggregate amount of $5,000,000 (such amount to be reduced pro rata by any permanent reductions in the Revolving Commitment Amount) or an integral multiple of $1,000,000 in excess thereof; provided, however, that any such Assignee Lender will comply, if applicable, with the provisions contained in the first sentence of the last paragraph of Section 4.6 and further provided, however, that the Borrower and the Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

            (c) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Agent by such Lender and such Assignee Lender;

            (d) such Assignee Lender shall have executed and delivered to the Borrower and the Agent a Lender Assignment Agreement, accepted by the Agent; and

            (e)  the processing fees described below shall have been paid.

From and after the date that the Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents; provided, however, that any such assignment or delegation by a Lender to an Affiliate thereof shall not relieve such Lender of its obligations hereunder. Within five Business Days after its receipt of notice that the Agent has received an executed Lender Assignment Agreement, the Borrower shall execute and deliver to the Agent (for delivery to the relevant Assignee Lender) a new Note evidencing such Assignee Lender's assigned Loans and Revolving Commitment and, if the assignor Lender has retained Loans and a Revolving Commitment hereunder, a replacement Note, in the principal amount of the Revolving Commitment retained by the assignor Lender hereunder (such Note to be in exchange for, but not in payment of, that Note then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Note. The assignor Lender shall mark the predecessor Note "exchanged" and deliver it to the Borrower. Accrued interest on that part of the predecessor Note evidenced by the new Note, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Note evidenced by the replacement Note shall be paid to the assignor Lender.
Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Agent upon delivery of any Lender Assignment Agreement in the amount of $2,500. Any attempted assignment and delegation not made in accordance with this Section
10.10.1 shall be null and void.

      SECTION 10.10.2. Participations. Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans, its Revolving Commitment, its Letter of Credit Commitment or other interests of such Lender hereunder; provided, however, that

            (a) no participation contemplated in this Section 10.10.2 shall relieve such Lender from its Revolving Commitment, its Letter of Credit Commitment or its other obligations hereunder or under any other Loan Document;

            (b) such Lender shall remain solely responsible for the performance of its Revolving Commitment, its Letter of Credit Commitment and such other obligations;

            (c) the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

            (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (b) or (c) of Section 10.1; and

            (e)  the Borrower shall not be required to pay any amount under
      Section 4.6 that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8 and 4.9, shall be considered a Lender.

      SECTION 10.10.3.  Certain Other Provisions.

            (a) Nothing contained in this Agreement shall be deemed to limit or restrict the ability of any Lender to deposit, pledge or otherwise transfer its Note to a Federal Reserve Bank.

            (b) The Borrower authorizes each Lender to disclose to any participant, assignee or Assignee Lender (each, a "Transferee") and any prospective Transferee any and all financial and other information in such Lender's possession concerning the Borrower which has been delivered to such Lender by the Borrower pursuant to this Agreement or which has been delivered to such Lender by the Borrower in connection with such Lender's credit evaluation of the Borrower prior to entering into this Agreement, provided that such Transferee agrees to be bound by the provisions of
      Section 10.13.

            (c) If, pursuant to this Section 10.10.3 (including clause (b)), any interest in this Agreement or any Loan or Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee (other than any Participant), and may cause any Participant, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the transferor Lender, the Agent and the Borrower either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Lender, the Agent and the Borrower) to provide the transferor Lender, the Agent and the Borrower a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

      SECTION 10.11. Other Transactions; Consent to Relationships. Nothing contained herein shall preclude the Agent, any Collateral Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

      SECTION 10.12. Further Assurances. The Borrower hereby agrees that it will, from time to time at its own expense, promptly execute and deliver all further Instruments, and take all further action, that may be necessary or appropriate, or that the Agent or the Collateral Agent or the Required Lenders may reasonably request, in order to perfect or protect any Security Interest granted under the Collateral Documents, to enable the Lenders, the LC Issuers, the Agent and the Collateral Agent to exercise and enforce their rights under this Agreement and the other Loan Documents and otherwise to carry out the intent of this Agreement and the other Loan Documents.

      SECTION 10.13. Confidentiality. Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement, which has been identified in writing as confidential by the Borrower, in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices; provided, that in any event it is understood and agreed that each Lender may make disclosure to its examiners, affiliates, outside auditors, counsel, and other professional advisors in connection with this Agreement or as reasonably required by any bona fide prospective participant or transferee or actual transferee or participant in connection with the contemplated transfer of any Loan, Note or Commitment or any participation therein (it being further understood that, insofar as bona fide prospective participants and transferees are concerned, the information contained in the Memorandum and in the commitment letter between the Agent and the Borrower relating thereto and/or in the summary of terms heretofore furnished to each Lender and incidental information directly related thereto may be furnished to bona fide prospective participants and transferees without any requirement that a confidentiality agreement be signed prior to their receipt of such information) or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided, further, that,

            (a) unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower promptly of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public Information and shall exercise its reasonable efforts to permit the Borrower, if practical, to respond to such notice prior to disclosure of such information; and

            (b) in no event shall any Lender be obligated or required to return any materials furnished by the Borrower.

      SECTION 10.14.  Certain Collateral Matters.

            (a) The Agent and the Collateral Agent, as the case may be, is authorized on behalf of all the Lenders and the LC Issuers, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the Security Interest in and liens upon the collateral granted pursuant to the Collateral Documents.

            (b) The Lenders and the LC Issuers irrevocably authorize the Agent and the Collateral Agent, as the case may be, at its option and in its discretion, to release any Security Interest granted to or held by the Agent or the Collateral Agent, as the case may be, upon any collateral (i) upon termination of the Revolving Commitments and payment in full of all Loans and all other Obligations payable under this Agreement and under any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property subject to a Mortgage or Subsidiary Mortgage or held by Realco to the extent that the value (determined as of the last available Marshall & Stevens appraisal for such property) of the remaining Collateral and assets of Realco (after giving effect to such release) is in an amount sufficient to cause the Loan to Value Ratio to not exceed 50%; provided, however, that the aggregate value of all such assets so released shall not exceed $15,000,000; (iv) constituting property in which the Borrower or any Subsidiary of the Borrower owned no interest at the time the Security Interest and/or lien was granted or at any time thereafter; (v) constituting property leased to the Borrower or any Subsidiary of the Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Borrower or such Subsidiary to be, renewed or extended; (vi) consisting of an instrument evidencing Indebtedness or other debt Instrument, if the Indebtedness evidenced thereby has been paid in full; or (vii) if approved, authorized or ratified in writing by the Required Lenders or, if required by clause
      (b) of Section 10.1, each Lender. Upon request by the Agent or the Collateral Agent, as the case may be, at any time, the Lenders will confirm in writing the Agent's or Collateral Agent's, as the case may be, authority to release particular types or items of collateral pursuant to this Section 10.14.

      SECTION 10.15. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      SECTION 10.16. Waiver of Jury Trial. THE AGENT, THE LENDERS, THE LC ISSUERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE AGENT, THE LENDERS, THE LC ISSUERS OR THE BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS AND THE LC ISSUERS ENTERING INTO THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                           SHONEY'S, INC.


                           By  /S/ F. ERNIE MCDANIEL, JR.
                              Title:  Treasurer


                           Address:    1727 Elm Hill Pike
                                       Nashville, Tennessee  37210

                           Fax No.:  (615) 231-2734

                           Attention:  F.E. McDaniel, Jr.

                           with a copy of any notice to:

                           Tuke Yopp & Sweeney
                           NationsBank Plaza
                           Suite 1100
                           414 Union Street
                           Nashville, Tennessee  37219

                           Fax No.:  (615) 313-3310
                           Attention: John Stone


                           CANADIAN IMPERIAL BANK OF COMMERCE, acting through
                               its NEW YORK AGENCY, as Agent


                           By  /S/ KATHERINE W. SAX
                              Title:  Authorized Signatory

                           Address:    425 Lexington Avenue
                                       New York, New York  10017

                           Fax No.:  (212) 856-3763
                           Attention:  Syndications, Manager
                                        Administration

PERCENTAGE

8.703703704%             CIBC INC., acting through its Atlanta
                         Office


                         By  /S/ KATHRYN W. SAX
                            Title: Director


                         Domestic Office,
                         LIBOR Office
                             and
                         Notice Address:
                         Two Paces West
                         2727 Paces Ferry Road
                         Suite 1200
                         Atlanta, Georgia  30339

                         Fax No: (404) 319-4954

                         Attention:  Kathryn W. Sax

PERCENTAGE

7.037037037%             NATIONSBANK OF TENNESSEE, N.A.


                         By  /S/ JOHN E. BALL
                            Title: Senior Vice President


                         Domestic Office,
                         LIBOR Office
                             and
                         Notice Address:
                         One NationsBank Plaza
                         Nashville, Tennessee  37239

                         Fax No: (615) 749-4640

                         Attention:  John E. Ball

PERCENTAGE

7.037037037%             THE BANK OF NEW YORK


                         By  /S/ GREGORY L. BATSON
                            Title: Vice President


                         Domestic Office,
                         LIBOR Office
                             and
                         Notice Address:
                         One Wall Street, 22nd Floor
                         New York, New York  10286

                         Fax No: (212) 635-6434

                         Attention:  Gregory Batson

PERCENTAGE               LTCB TRUST COMPANY

7.037037037%
                         By  /S/ S. OTSUBO
                            Title: Executive Vice President


                         Domestic Office,
                         Ms. Kathleen Dorsch Santiago
                         165 Broadway - 49th Floor
                         New York, New York  10006

                         Fax (212) 608-2371

                         With Notices To:
                         Atlanta Representative Office
                         Suite 2801
                         Marquis One Tower
                         245 Peachtree Center Avenue, NE
                         Atlanta, Georgia  30303

                         Fax No:  (404) 658-9751

                         Attention:  Rebecca J. Silbert

PERCENTAGE

7.037037037%             THE BANK OF NOVA SCOTIA


                         By
                            Title: Representative


                         Domestic Office,
                         LIBOR Office
                             and
                         Notice Address:
                         600 Peachtree Street, N.E.
                         Suite 2700
                         Atlanta, Georgia  30308

                         Fax No: (404) 888-8998

                         Attention:  Patrick M. Brown

PERCENTAGE

7.037037037%             THE MITSUBISHI TRUST AND BANKING
                         CORPORATION


                         By  /S/ PATRICIA LORET DE MOLA
                            Title: Senior Vice President


                         Domestic Office,
                         LIBOR Office
                             and
                         Notice Address:
                         520 Madison Avenue
                         New York, New York  10022

                         Fax No: (212) 755-2349

                         Attention:  Patricia Loret De Mola

PERCENTAGE

7.037037037%             FIRST UNION NATIONAL BANK OF NORTH
                         CAROLINA


                         By  /S/ HENRY R. BIEDRYZCKI
                            Title: Vice President


                         Domestic Office,
                         LIBOR Office
                             and
                         Notice Address:
                         One First Union Center, 18th Floor
                         Charlotte, North Carolina  28288-0732

                         Fax No: (704) 374-3300

                         Attention:  John Burlingame

PERCENTAGE

7.037037037%             THE INDUSTRIAL BANK OF JAPAN, LIMITED


                         By  /S/ JUNYA FUJIWARA
                            Title: Senior VP & Deputy GeneralManager

                         Domestic Office,
                         LIBOR Office
                             and
                         Notice Address:
                         Suite 3600
                         One Ninety One Peachtree Tower,
                         191 Peachtree Street, NE
                         Atlanta, Georgia  30303-1757

                         Notices for Business Operations:

                         Fax No: (404) 577-6818
                         Attention:  Business Operations Dept.

                         Notices for Credit:

                         Fax No:  (404) 524-8509
                         Attention:  Jackie K. Brunetto

PERCENTAGE

7.037037037%             BANK OF TOKYO-MITSUBISHI TRUST COMPANY


                         By  /S/ SHARON FOUNTAIN
                            Title: Vice President


                         Domestic Office,
                         LIBOR Office
                             and
                         Notice Address:
                         1251 Avenue of the Americas
                         12th Floor
                         New York, New York  10016-3138

                         Fax No: (212) 782-6440

                         Attention:  Sharon Fountain

PERCENTAGE

6.296296296%             THE FUJI BANK, LIMITED


                         By
                            Title: Vice President & Manager


                         Domestic Office,
                         LIBOR Office
                             and
                         Notice Address:
                         Marguis One Tower, Suite 2100
                         245 Peachtree Center Avenue, NE
                         Atlanta, Georgia  30303-1208

                         Fax No: (404) 653-2119

                         Attention:  T. Mitsui

PERCENTAGE

4.444444444%             KREDIETBANK, N.V.


                         By
                            Title: Vice President

                         By
                            Title: Vice President


                         Domestic Office,
                         LIBOR Office
                             and
                         Notice Address:
                         125 West 55th Street
                         10th Floor
                         New York, New York  10019

                         Fax No: (212) 956-5580

                         Attention:  Dianne Grimmig

PERCENTAGE

4.444444444%             ALLIED IRISH BANK


                         By  /S/ CHARLIE RYDON
                            Title: Vice President

                             /S/ W.P. MURRAY
                            Title:  Senior Vice President

                         Domestic Office,
                         LIBOR Office
                             and
                         Notice Address:
                         405 Park Avenue
                         New York, New York  10022

                         Fax No: (212) 339-8007

                         Attention:  William P. Murray

PERCENTAGE

4.444444444%             MERCANTILE BANK OF ST. LOUIS, N.A.


                         By  /S/ DON ADAM
                            Title: Vice President


                         Domestic Office,
                         LIBOR Office
                             and
                         Notice Address:
                         One Mercantile Center
                         7th & Washington, Tram 12-3
                         St. Louis, MO  63101

                         Fax No: (314) 425-3859

                         Attention:  Don Adam

PERCENTAGE

4.444444444%             PNC BANK, KENTUCKY, INC.


                         By  /S/
                            Title: Assistant Vice President


                         Domestic Office,
                         LIBOR Office
                             and
                         Notice Address:
                         Citizens Plaza
                         Louisville, Kentucky  40296

                         Fax No: (502) 581-2302

                         Attention:  Ben Willingham

PERCENTAGE

4.444444444%             THE ROYAL BANK OF SCOTLAND


                         By  /S/ RUSSELL M. GIBSON
                            Title: Vice President & Deputy
                         Manager


                         Domestic Office,
                         LIBOR Office
                             and
                         Notice Address:
                         88 Pine Street
                         New York, New York  10005-1801

                         Fax No: (212) 480-0791

                         Attention:  Russell Gibson

PERCENTAGE

3.703703704%             GIROCREDIT BANK


                         By  /S/ RICHARD STONE
                            Title: Vice President

                         By  /S/ JOHN REDDING
                            Title:  Vice President


                         Domestic Office,
                         LIBOR Office
                             and
                         Notice Address:
                         65 East 55th Street
                         New York, New York  10022

                         Fax No: (212) 644-0644

                         Attention:  John Redding

PERCENTAGE

2.777777778%             FIRST AMERICAN NATIONAL BANK


                         By  /S/ COREY NAPIER
                            Title: Vice President


                         Domestic Office,
                         LIBOR Office
                             and
                         Notice Address:
                         First American Center
                         Nashville, Tennessee  37237-0310

                         Fax No: (615) 748-2485

                         Attention:  Corey Napier

                         THE SUMITOMO BANK, LIMITED
                         Atlanta Agency


                         By
                            Title:


                         Domestic Office,
                         LIBOR Office
                             and
                         Notice Address:
                         Georgia Pacific Center
                         Suite 3210
                         133 Peachtree Street, N.E.
                         Atlanta, Georgia  30303

                         Fax No: (404) 521-1187

                         Attention:

                         SCHEDULE I

                     DISCLOSURE SCHEDULE



                   [INTENTIONALLY OMITTED]

                         SCHEDULE II

           UPFRONT AND PRE-CLOSING COMMITMENT FEES



                   [INTENTIONALLY OMITTED]

                                                                      EXHIBIT A


                                      NOTE


$                                                July 21, 1993


     FOR VALUE RECEIVED, the undersigned, SHONEY'S, INC., a Tennessee corporation (the "BORROWER"), promises to pay to the order of _______________________ (the "LENDER") on October 22, 1997 the principal sum of
__________________ DOLLARS  ($___________)  or,  if  less, the aggregate unpaid principal amount of all Loans made by the Lender and outstanding pursuant to that certain Reducing Revolving Credit Agreement, dated as of July 21, 1993 (together with all amendments, restatements, amendments and restatements and other modifications, from time to time thereafter made thereto, the "CREDIT AGREEMENT"), among the Borrower, CANADIAN IMPERIAL BANK OF COMMERCE, as Agent, and the various financial institutions (including the Lender) as are, or may from time to time become, parties thereto.

     The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

     Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Agent pursuant to the Credit Agreement.

     This Note is a Note referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be or shall automatically become immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

     The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Note (or on any continuation of such grid), which notations, if made, shall evidence, INTER ALIA, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to, the Loans evidenced hereby. Such notations shall be rebuttable presumptive evidence of the information so set forth; PROVIDED, HOWEVER, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower.

     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

     THIS NOTE HAS BEEN DELIVERED IN NEW YORK CITY, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                              SHONEY'S, INC.


                              By:
                              Title:

                     LOANS AND PRINCIPAL PAYMENTS

   Date        Amount of Loan Made    Interest Period     Amount of Principal     Unpaid Principal Balance     Total     Notation
                                      (if applicable)           Repaid                                                    Made By
              Base Rate   LIBO Rate                      Base Rate    LIBO Rate    Base Rate    LIBO Rate


     								EXHIBIT B


                                      BORROWING REQUEST


Canadian Imperial Bank of Commerce
425 Lexington Avenue
New York, New York 10017

Attention:  [Name]
            [Title]

                                       SHONEY'S, INC.


Gentlemen and Ladies:

      This Borrowing Request is delivered to you pursuant to SECTION 2.3 of the Reducing Revolving Credit Agreement, dated as of July 21, 1993 (together with all amendments, restatements, amendments and restatements and other modifications from time to time made thereto, the "CREDIT AGREEMENT"), among SHONEY'S, INC., a Tennessee corporation (the "BORROWER"), certain financial institutions and CANADIAN IMPERIAL BANK OF COMMERCE (the "AGENT"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

      The  Borrower  hereby  requests  that  a Loan be made  in  the  aggregate
principal amount of $           on           ,  19    as  a  [LIBO  Rate  Loan
having an Interest Period of         months] [Base Rate Loan].

      The Borrower hereby acknowledges that, pursuant to SECTION 5.2.2 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Loans requested hereby constitute a representation and warranty by the Borrower that, on the date of such Loans, and before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in SECTION 5.2.1 of the Credit Agreement are true and correct in all material respects.

      The Borrower agrees that if, prior to the time of the Borrowing requested hereby, any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

      Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:

Amount to be           PERSON TO BE PAID              Name, Address, etc.
TRANSFERRED        NAME           ACCOUNT NO.         OF TRANSFEREE LENDER

$

                                                      Attention:

$

                                                      Attention:


Balance of         The Borrower
such proceeds
                                                      Attention:



      The Borrower has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by
its duly Authorized Officer this     day of            , 19   .


                                      SHONEY'S, INC.


                                      By:
                                         Title:

							    EXHIBIT C


                               COMPLIANCE CERTIFICATE


            To each of the financial institutions party to the Credit Agreement hereinafter referred to and to Canadian Imperial Bank of Commerce, New York Agency, as Agent.

            Re:   Shoney's, Inc. -- Credit Agreement, dated as of July 21, 1993

Ladies and Gentlemen:

      This Compliance Certificate is being delivered pursuant to the Reducing Revolving Credit Agreement dated as of July 21, 1993 (together with all amendments, supplements, amendment and restatements and other modifications, if any, from time to time made thereto, the "CREDIT AGREEMENT"), among Shoney's, Inc., a Tennessee corporation (the "BORROWER"), various financial institutions now or hereafter parties thereto (the "LENDERS") and Canadian Imperial Bank of Commerce, New York Agency, as agent for the Lenders (the "AGENT"). Capitalized terms used herein without definition shall have the meanings assigned to such terms in SECTION 1.1 of the Credit Agreement. All computations performed herein shall conform to the method of computation required by the Credit Agreement.

      The Borrower hereby certifies, represents and warrants that as of February 18, 1996 (the "COMPUTATION DATE"):

(a)   Consolidated  Net  Worth  was ($81,836,000), as computed on ATTACHMENT  1 hereto.

      The minimum Consolidated Net  Worth  required  pursuant  to Clause (a) of
      SECTION 7.2.4 of the Credit Agreement on the Computation Date was ($120,000,000).

(b)   The Funded Debt Ratio was 4.06:1.00, as computed on ATTACHMENT 2 hereto.

      The maximum Funded Debt Ratio required pursuant to CLAUSE (B) of SECTION 7 2.4 of the Credit Agreement on the Computation Date was 4.50:1.00.

(c) The Consolidated Funded Debt was $501,174,000 as computed on ATTACHMENT 3 hereto.

      The maximum Consolidated Funded Debt required pursuant  to  CLAUSE (C) of
      SECTION 7.2.4 of the Credit Agreement on the Computation Date was $585,000,000.

(d) The Adjusted Interest Coverage Ratio was 2.38:1.00, as computed on ATTACHMENT 4 hereto.

      The minimum Adjusted Interest Coverage  Ratio required pursuant to CLAUSE
      (D) of SECTION 7.2.4 of the Credit Agreement on the Computation Date was 1.25:1.00.

(e) The Consolidated Fixed Charge Coverage Ratio was 0.90:1.00, as computed on ATTACHMENT 5 hereto.

      The minimum Consolidated Fixed Charge Coverage Ratio required pursuant to CLAUSE (E) of SECTION 7.2.4 of the Credit Agreement on the Computation Date was 0.90:1.00.

(f) Consolidated Capital Expenditures made thus far for the 1996 Fiscal Year were $31,618,000.

      The maximum amount of Consolidated Capital Expenditures permitted pursuant to SECTION 7.2.7 of the Credit Agreement (including $10,000,000 in carry over from prior Fiscal Years) on the Computation Date was $101,000,000.

(g) The aggregate amount of unsecured revolving Indebtedness outstanding on the Computation Date was $18,575,000.

      The   maximum   aggregate   principal   amount  of  unsecured   revolving
      Indebtedness permitted pursuant to CLAUSE (B) of SECTION 7.2.2 on the computation Date was $30,000,000.

(h) Indebtedness of the Borrower and its Subsidiaries (other than Realco) to one or more vendors of any assets to finance its acquisition of such assets on the computation Date was $0.

      The maximum aggregate amount outstanding in respect of indebtedness of the Borrower and its Subsidiaries (other than Realco) to a vendor of any assets to finance its acquisition of such assets pursuant to CLAUSE (E) of SECTION 7.2.2 on the Computation Date was $3,000,000.

(i) The aggregate capitalized amount payable under Capitalized Leases was $14,329,000.

      The maximum aggregate capitalized amounts payable under Capitalized Leases permitted pursuant to CLAUSE (F) of SECTION 7.2.2 of the Credit Agreement on the Computation Date was $30,000,000.

(j) The Indebtedness of the Borrower in respect of trade or commercial letters of credit and standby letters of credit was $16,038,000.

      The  maximum   aggregate  amount  outstanding  in  respect  of  trade  or commercial letters  of credit permitted pursuant to CLAUSE (G) of SECTION
      7.2.2 on the Computation Date was $40,000,000.

(k) Indebtedness of the Borrower in respect of standby letters of credit (other than any standby letters of credit issued in connection with Mortgage Financing Transactions) was $16,038,000.

      The maximum aggregate amount outstanding in respect of standby letters of credit permitted pursuant to CLAUSE (G) of SECTION 7.2.2 on the Computation Date was $30,000,000.

(l) Indebtedness incurred by the Borrower under and in connection with Mortgage Financing Transactions during the 1996 Fiscal Year on the Computation Date was $0.

      The maximum amount of Indebtedness with respect to Mortgage Financing Transactions permitted pursuant to CLAUSE (I) of SECTION 7.2.2 of the Credit Agreement in respect of the current Fiscal Year on the Computation Date was $77,000,000.

(m) Investments made after the Closing Date by the Borrower and its Subsidiaries (other than Realco) in wholly-owned Subsidiaries (other than Commissary Operations, Inc., Mike Rose Foods, Inc., Realco, Barbwire's of Kansas, Inc. and Shoney's of Michigan, Inc.) were $(6,352,000).

      The maximum amount of Investments made after the Closing Date by the Borrower and its Subsidiaries (other than Realco) in wholly-owned Subsidiaries (other than Commissary Operations, Inc., Mike Rose Foods, Inc., Realco, Barbwire's of Kansas, Inc. and Shoney's of Michigan, Inc.) permitted pursuant to CLAUSE (C) of SECTION 7.2.5 of the Credit agreement on the Computation Date was $2,500,000.

(n) Investments by the Borrower or any of its Subsidiaries (other than Realco) in notes receivable that arise and remain outstanding from transactions with franchisees, customers and suppliers in the normal course of business were $5,151,000.

      Investments by the Borrower or any of its Subsidiaries (other than Realco) in notes receivable that arise and remain outstanding from transactions with franchisees, customers and suppliers in the normal course of business permitted pursuant to CLAUSE (D) of SECTION 7.2.5 of the Credit Agreement on the Computation Date was $15,000,000.

(o) Other Investments by the Borrower or any of its Subsidiaries (other than Realco) after the Closing Date were $30,000.

      Other investments by the Borrower or any of its Subsidiaries (other than Realco) permitted pursuant to CLAUSE (D) of SECTION 7.2.5 of the Credit Agreement on the Computation Date was $2,000,000.

(p) Other Guaranties (other than those permitted by CLAUSES (A) through (C) of SECTION 7.2.8 of the Credit Agreement) of the Borrower and its Subsidiaries (other than Realco) after the Closing Date were $ 0.

      Other Guaranties (other than those permitted by CLAUSES (A) through (C) of SECTION 7.2.8 of the Credit Agreement) of the Borrower and its Subsidiaries (other than Realco) permitted pursuant to CLAUSE (E) of
      SECTION 7.2.8 of the Credit Agreement on the Computation Date was $1,000,000.

(q) Consolidated Lease Expenses thus far for the current Fiscal Year were $2,069,000.

      The maximum Consolidated Lease Expenses permitted in any Fiscal Year pursuant to SECTION 7.2 9 of the Credit Agreement is $15,000,000.

(r) The net book value of real properties (and related equipment and fixtures) leased by the Borrower and its subsidiaries (other than Realco) to non-franchisees was $1,905,000.

      The net book value of real properties (and related equipment and fixtures) leased by the Borrower and its Subsidiaries (other than Realco) to non-franchisees permitted pursuant to CLAUSE (I) of SECTION 7.2.11 of the Credit Agreement on the Computation Date was $10,000,000.

(s) Since the Closing Date, the amount of Franchisee Acquisitions made to and including the Computation Date was $26,338,000.

      The  maximum  amount  of  Franchisee Acquisitions permitted  pursuant  to
      SECTION 7.2.23 of the Credit Agreement was $60,000,000.

(t) Franchisee Acquisitions thus far for the current Fiscal Year were $17,719,000.

      The maximum amount of Franchisee Acquisitions permitted in any one Fiscal
      Year  pursuant   to  SECTION  7.2.23  of  the  Credit  Agreement  on  the
      Computation Date was $30,000,000.

(u) The amount of Excess Cash Flow remitted to the Agent for the 1996 Fiscal Year was $N/A, as computed on ATTACHMENT 6 hereto.

(v) The amount of Mortgage Financing Collateral properties as of the Computation Date was $16,332,000 as shown on ATTACHMENT 7.

      The maximum amount of Mortgage Financing Collateral properties permitted per the Credit Agreement is $50,000,000.

(w)   No Default or Event of Default has occurred and is continuing.

      IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed and delivered by its duly Authorized Officer on this 2th day of April, 1996.

                                    SHONEY'S, INC.


                                    By:________________________________
                                       Vice President and Controller

                             COMPLIANCE CERTIFICATE

                                  Attachment 1


                             CONSOLIDATED NET WORTH



1.    Shareholders' equity (deficit)
      per Balance Sheet                                         $(81,836,000)

2.    Adjustments

      (a)   Treasury stock (to the extent
            not included in item 1)                             $


      (b)   Write-up in book value of
            assets resulting from
            revaluation                                         $


      (c)   Total Adjustments (item (a)
            plus item (b))                                      $      0

3.    Consolidated Net Worth (deficit)
      (item (1) minus item 2(c))                                $(81,836,000)



MINIMUM AMOUNT ALLOWABLE PER COVENANT
Consolidated Net Worth as of February 18, 1996 			$(120,000,000)

                                        ATTACHMENT 2


                                      FUNDED DEBT RATIO


1.    Indebtedness (as computed in
      accordance with the definition
      of such term in the Credit Agree-
      ment) (including accrued interest
      on the Subordinated LYONS Notes
      and debt incurred with respect to
      Mortgage Financing Transactions)
      plus the amount of reserve for
      litigation settlement 					$ 501,174,000


2.    Adjustments

      (a)   Obligations with respect to
            Rate Swap Agreements 				$     0

      (b)   Any withdrawal liability to
            a Multiemployer Plan 				$

      (c)   Total Adjustments
            (item (a) plus item (b)) 				$     0


3.    Consolidated Funded Debt (item 1
      minus item 2(c)) 						$ 501,174,000


4.    Consolidated Net Income 					$  38,315,000


5.    Adjustments

      (a)   All income taxes 					$  25,239,000

      (b)   Consolidated Interest
            Expense 						$  29,035,000

      (c)   Non-cash interest charges,
            depreciation, amortization
            and amortization of trans-
            action costs with respect
            to Indebtedness and amor-
            tization of bond discount
            relating to the Subordinated
            Debentures (to the extent not
            included in item 4.) 				$  55,283,000

      (d)   Non-cash/restructuring charges 			$  20,714,000

      (e)   Gain From Divestiture of Mike
            Rose Foods & Lee's 					$(45,155,000)

      (f)   Total adjustments (item (a)
            plus item (b) plus item (c)
            plus item (d) less item (e) 			$  85,116,000


6.    EBITDA (Item 4 plus item 5(f)) 				$ 123,431,000


7.    Item 3 divided by item 6 					$        4.06

                                        Attachment 3


                                  CONSOLIDATED FUNDED DEBT


1.    Indebtedness (as computed in
      accordance with the definition of
      such term in the Credit Agreement)
      (including accrued interest on the
      Subordinated LYONS Notes and debt
      incurred with respect to Mortgage
      Financing Transactions) plus the
      amount of reserve for litigation
      settlement  						$501,174,000


2.    Adjustments

      (a)   Obligations with respect to
            Rate Swap Agreements 				$      0

      (b)   Any withdrawal liability to
            a Multiemployer Plan  				$

      (c)   Total adjustments
            (item (a) plus item (b)) 				$      0


3.    Consolidated Funded Debt (item 1
      minus item 2(c)) 						$501,174,000

                                        ATTACHMENT 4


                              ADJUSTED INTEREST COVERAGE RATIO


1.    Adjusted EBITDA
      (EBITDA minus Consolidated
      Capital Expenditures (other
      than in respect Franchise
      Acquisitions) 						$69,163,000


2.    Consolidated Interest Expense
      paid or payable in cash 					$29,035,000


3.    Adjusted Interest Coverage Ratio
      (item 1 divided by item 2) 				       2.38

                                        ATTACHMENT 5


                          CONSOLIDATED FIXED CHARGE COVERAGE RATIO


1.    EBITDA 							$123,431,000


2.    Consolidated Lease Expense 				$  7,615,000


3.    Consolidated Interest Expense 				$ 29,035,000


4.    Scheduled payments of any Consolidated
      Funded Debt (including, without
      limitation, payments of Loans required
      under clause (a) of Section 3.1.2 of
      the Credit Agreement due to a
      Commitment Amount reduction under
      clause (a) of Section 2.2.2 of the
      Credit Agreement and the amount of
      scheduled payments under Capitalized
      Leases, other than such as is
      appropriately allocable to
      Consolidated Interest Expense) net of
      proceeds of insurance recoveries for
      such period received by the Borrower
      in respect of certain litigation
      against the Borrower as reflected in
      the Borrower's Annual Report on Form
      10-K for its 1992 Fiscal Year,
      provided, however, that for purposes
      of this clause (b) only, Consolidated
      Funded Debt shall not include any
      Indebtedness permitted under clause
      (b) of Section 7.2.2 or any similar
      Indebtedness permitted under clause
      (c) of Section 7.2.2 so long as such
      Indebtedness is, by its terms,
      renewable and the provider of such
      Indebtedness has not declined to so
      renew such Indebtedness 					$ 82,914,000


5.    All federal, state and local income
      taxes of the Borrower and its
      Subsidiaries 						$ 25,239,000


6.    Consolidated Fixture Charges (item 2
      plus item 3 plus item 4 plus item 5) 			$144,803,000


7.    Item 1 plus item 2 					$131,046,000


8.    Item 7 divided by item 6					        0.90

                                        ATTACHMENT 6


                                      EXCESS CASH FLOW


1.    Cash per statement of cash flows				$        N/A


2.    Less:

      (a)   Good faith estimate of taxes
            payable in connection with
            asset sales 					$          0

      (b)   Proceeds of borrowings under
            Mortgage Financing Transactions
            during fiscal year 					$          0

3.    Total deductions (item 2(a) plus
      item 2(b)) 						                    $          0

4.    Adjusted Cash (item 1 minus item 3)  			$          0

5.    Cash allowed per covenant (6% of
      total revenues) 						$        N/A


6.    Excess Cash (item 4 minus item 5) 			$        N/A

                                        ATTACHMENT 7


                       TENTATIVE FUTURE MORTGAGE FINANCING COLLATERAL


Properties are as follows:


Rock Rd., Wichita KS               Shoney's                        331,762
Warsaw, IN                         Shoney's                        223,554
Newton, IA                         Shoney's                        196,557
Westheimer, Houston, TX            Shoney's                        464,873
Summerville, SC                    Shoney's                        390,905
Medina, OH                         Shoney's                        286,975
Palmer Township, PA                Shoney's                        287,280
1-10, Houston, TX                  Shoney's                        684,619
Woodson Terrace, MO                Shoney's                        436,483
Ozark, MO                          Shoney's                        325,468
Saginaw, MI                        Shoney's                        357,272
Bellevue, TN                       Shoney's                        434,220
Grayson, KY                        Shoney's                        266,177
Nachitoches, LA                    Shoney's                        187,568
Port Allen, LA                     Shoney's                        289,738
Emporia, KS                        Shoney's                        271,144
Murfreesboro, TN                   Shoney's                        461,407
Octa, OH                           Shoney's                        163,305
Newark, DE                         Shoney's                        498,099
Sugar Land, TX                     Shoney's                        356,034
Winfield, WV                       Shoney's                        437,548
Muscle Shoales, AL                 Shoney's                        290,497
Richlands, VA                      Shoney's                        285,848
Lagrange, KY                       Shoney's                        268,851
Vincennes, AL                      Shoney's                        345,686
Cedar Rapids, IA                   Shoney's                        315,748
Franklin, KY                       Shoney's                        176,267
Saraland, AL                       Shoney's                        233,042
Watumoka, AL                       Shoney's                        247,690
Moncks Corner, SC                  Shoney's                        227,061
Carthage, MO                       Shoney's                         93,318
Starke, FL                         Shoney's                        192,667
Florence, AL                       Shoney's                        362,296
Brunswick, GA                      Captain D's                     239,123
Almedda Geneoa, Houston, TX        Captain D's                     105,022
S. Broadway St., St. Louis, MO     Captain D's                     188,606
Nat. Bridge Rd., St. Louis, MO     Captain D's                      62,258
Clarksville Hwy. Nashville, TN     Captain D's                     107,678
Shively, KY                        Captain D's                      46,418
Texas City, TX                     Captain D's                     184,266
House Springs, MO                  Captain D's                     199,835
Demopolis, AL                      Captain D's                     108,953
Princton, KY                       Captain D's                     161,083
Covington, GA                      Captain D's                     205,998
Kingsland, GA                      Captain D's                     152,985
Greenville, NC                     Pargo's                         433,945
York, PA                           Pargo's                         442,387
Raleigh, NC                        Pargo's                         737,177
Winchester, VA                     Pargo's                         574,592
Columbus, GA                       Pargo's                         512,775
Wichita, KS                        Commissary                      215,346
Cookeville, TN                     Barbwire's                      534,694
Knox Abbot Dr., Columbia, SC       Barbwire's                      293,697
Summerville, SC                    Barbwire's                      446,044
            TOTAL                                              $16,331,831

							    EXHIBIT D


                      CONTINUATION/CONVERSION NOTICE


Canadian Imperial Bank of Commerce
425 Lexington Avenue
New York, New York 10017

Attention:  [Name]
            [Title]

                                       SHONEY'S, INC.


Gentlemen and Ladies:

      This  Continuation/Conversion  Notice is delivered  to  you  pursuant  to
Section 2.4 of the Reducing Revolving Credit Agreement, dated as of July 21, 1993 (together with all amendments, restatements, amendments and restatements from time to time made thereto, the "CREDIT AGREEMENT"), among Shoney's, Inc., a Tennessee corporation (the "BORROWER"), certain financial institutions and Canadian Imperial Bank of Commerce, (the "AGENT"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

      The Borrower hereby requests that on             , 19   ,

            (1)   $            of the presently outstanding principal amount of
      the  Loans originally made on           , 19    [and $            of  the
      presently  outstanding  principal  amount of the Loans originally made on
                , 19   ],

            (2) and all presently being maintained as {1}[Base Rate Loans] [LIBO Rate Loans],

            (3)   be [converted into] [continued as],

            (4) {2}[LIBO Rate Loans having an Interest Period of months] [Base Rate Loans].




The Borrower hereby:

            (a) certifies and warrants that no Default has occurred and is continuing; and

            (b) agrees that if, prior to the time of such continuation or conversion, any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent.

Except to the extent, if any, that, prior to the time of the continuation or conversion requested hereby, the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed to be certified at the date of such continuation or conversion as if then made.

      The Borrower has caused this Continuation/Conversion Notice to be executed and delivered, and the certification and warranties contained herein
to be made, by its Authorized Officer this     day of          , 19   .

                        SHONEY'S, INC.

                        By:
                           Title:

							[CONFORMED COPY]

                            AGREEMENT
                           (Trademark)

      THIS AGREEMENT (Trademark) (this "AGREEMENT"), dated as of July 21, 1993 (this "AGREEMENT"), between SHONEY'S, INC., a Tennessee corporation (the "BORROWER"), and CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY ("CIBC-NYA"), acting in its capacity as collateral agent (the "COLLATERAL AGENT") for the various financial institutions (the "LENDERS") which are, or may from time to time hereafter become, parties to the Credit Agreement (as defined below);

                                    W I T N E S S E T H:

      WHEREAS, pursuant to the Credit Agreement, dated as of July 21, 1993 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the Lenders, and CIBC-NYA as the Agent for the Lenders (in such capacity, the "AGENT"), the Lenders have extended Commitments (such capitalized term, and all other capitalized terms used in these recitals without definition, to have the meanings assigned to such terms by reference in SECTION 1 hereof) to make Loans to the Borrower; and

      WHEREAS, in connection with the Credit Agreement, the Borrower and the Collateral Agent have executed and delivered the Security Agreement, dated as of the date hereof (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "SECURITY AGREEMENT"); and

      WHEREAS, as a condition precedent to the making of the initial Loans under the Credit Agreement, the Borrower is required to execute and deliver this Agreement and to grant to the Collateral Agent a continuing security interest in all of the Trademark Collateral to secure all Obligations; and

      WHEREAS, the Borrower has duly authorized the execution, delivery, and performance of this Agreement;

      NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Lenders to make Loans (including the initial Loans) to the Borrower pursuant to the Credit Agreement, the Borrower agrees, for the benefit of the Collateral Agent and for the Ratable benefit of the Agent and the Lenders, as follows:

      SECTION 1. DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Security Agreement.

      SECTION 2. GRANT OF SECURITY INTEREST. For good and valuable consideration, receipt of which is hereby acknowledged, to secure all of the Obligations, the Borrower does hereby mortgage, pledge and hypothecate to the Collateral Agent, for its benefit and the Ratable benefit of the Agent and the Lenders, and does hereby grant to the Collateral Agent, for its benefit and the Ratable benefit of the Agent and the Lenders, a security interest in, all of the following property (the "TRADEMARK COLLATERAL"), whether now owned or hereafter acquired or existing:

            (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like nature (all of the foregoing items in this CLAUSE (A) being collectively called a "TRADEMARK"), now existing anywhere in the world or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country, including those referred to in ITEM A of ATTACHMENT 1 hereto;

            (b)  all Trademark licenses;

            (c) all reissues, extensions or renewals, if applicable, of any of the items described in CLAUSES (A) and (B);

            (d) all of the goodwill of the business connected with the use of, and symbolized by the items described in, CLAUSES (A) and (B); and

            (e) all proceeds of, and rights associated with, the foregoing, including any claim by the Borrower against third parties for past, present, or future infringement or dilution of any Trademark, Trademark registration, or Trademark license, including any Trademark, Trademark registration or Trademark license referred to in ITEM A of ATTACHMENT 1 hereto, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license.

      SECTION 3. SECURITY AGREEMENT. This Agreement has been executed and delivered by the Borrower for the purpose of registering the security interest of the Collateral Agent in the Trademark Collateral with the United States Patent and Trademark Office. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Collateral Agent for its benefit and the Ratable benefit of the Agent and the Lenders under the Security Agreement. The Security Agreement (and all rights and remedies of the Collateral Agent, the Agent and the Lenders thereunder) shall remain in full force and effect in accordance with its terms.

      SECTION 4. RELEASE OF SECURITY INTEREST. Upon payment in full of all Obligations and the termination of all Commitments, the Collateral Agent shall, at the Borrower's expense, execute and deliver to the Borrower all instruments and other documents as may be necessary or appropriate to release the lien on and security interest in the Trademark Collateral which has been granted hereunder.

      SECTION 5. ACKNOWLEDGMENT. The Borrower does hereby further acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

      SECTION 6. COLLATERAL DOCUMENT AND LOAN DOCUMENT. This Agreement is a Collateral Document and a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

      SECTION 7.  COUNTERPARTS.   This Agreement may be executed by the parties
hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                                    SHONEY'S, INC.


                                    By /S/ W. CRAIG BARBER
                                       Title:  Vice President and Chief
                                                   Financial Officer


                                    CANADIAN IMPERIAL BANK OF COMMERCE,
                                      NEW YORK AGENCY,
                                      as Collateral Agent


                                    By /S/ ROGER COLDEN
                                      Title: Authorized Signatory

				 ATTACHMENT 1
				      to
				  Agreement
				 (Trademark)


ITEM A.  TRADEMARKS.

                          United States Trademark and
                  SERVICE MARK REGISTRATIONS AND APPLICATIONS


                                   SHONEY'S MARKS

                               Registration        Registration
       MARK                       DATE                 NO.
Shoney's                         03/28/78           1,088,370

America's Dinner Table           10/07/86           1,412,692

Shoney Bear                      04/25/89           1,536,333

Shoney's                         11/06/90           1,620,734

Best Breakfast in                04/13/93           1,765,417
Town (Supplemental)
Register


                        CAPTAIN D'S MARKS

                              Registration      Registration
       MARK                       DATE               NO.
Design of Captain                01/06/76       1,029,628

Captain D's                      01/06/76       1,029,629

Fish and Anchor                  01/06/76       1,029,630

Captain's Head                   01/29/80       1,130,154

Captain D's and
building design                	 02/03/81       1,146,718

A Great Little
Seafood Place                  	 04/14/81        1,151,309

Lighten Up                       06/11/85        1,341,166

Little Mate's Meal               06/14/88        1,492,731

Captain D's (graphic             02/02/90        1,575,841
art building design

Captain D's (building            10/30/90        1,620,567
design)

Captain D's (building            06/25/91        1,649,084
design)

The Great Little                 08/20/91        1,654,602
Seafood Place

Captain D's                      10/15/91        1,661,241
(oval design)

Willy Walrus                     02/11/92        1,675,568

The Captain's Grille             06/23/92        1,696,289


                          FAMOUS RECIPE MARKS

                               Registration        Registration
         MARK                       DATE               NO.
Building Design                  06/25/85           1,345,232

Lee's Famous Recipe              12/25/84           1,311,285

Famous Recipe                    06/10/75           1,013,215

Famous Recipe                    12/11/73             974,710

Crispy Plus                      06/02/92           1,690,361

                            SPECIALTY MARKS

                               Registration        Registration
        MARK                       DATE                 NO.
Fifth Quarter                    02/15/77           1,059,669

Sailmaker                        06/22/82           1,199,133

Pargo's Spirited Foods           02/25/86           1,384,792

Pargo's                          10/17/89           1,561,615

Mike Rose                        12/26/89           1,573,628



        PENDING UNITED STATES TRADEMARK/SERVICE MARK APPLICATIONS

   COUNTRY       TRADEMARK               SERIAL NO.       FILING DATE
      USA        Captain's Class         74/345,485        01/04/93

      USA        Longneck's              74/347,703        01/12/93

      USA        Long Necks              74/360,147        02/18/93

      USA        Shoney Bear Cub Club    74/388,129        05/10/93

      USA        Tag-A-Longs             74/352,197        01/25/93

      USA        Real Seafood.           74/341,685        12/21/92

                 Real Quick.

      USA        Wingettes               74/245,000        02/10/92

      USA        The Great Little        App. Pending      06/18/93

                 Seafood House

             UNITED STATES TRADEMARK APPLICATIONS IN PREPARATION

                                               Expected         Products/
   COUNTRY      TRADEMARK        DOCKET NO.    FILING DATE      SERVICES
                                [NONE]

                 FOREIGN TRADEMARK/SERVICE MARK REGISTRATIONS

   COUNTRY            MARK            REGISTRATION NO.  REGISTRATION DATE
    Canada          Shoney's              362,462             11/03/89

    Canada          Captain D's           362,413             11/03/89

    Canada          Lee's Famous Recipe   365,050             02/02/90

    Canada          Lee's                 391,000             11/29/91

    Japan           Captain D's         2,496,125             01/29/93

    Korea           Shoney's               12,423             10/11/90

    Korea           Captain D's            12,424             10/11/90

    Mexico          Shoney's              424,840             __/__/93

    Mexico          Captain D's           426,624             __/__/93

    Mexico          Lee's Famous Recipe   424,836             __/__/93

    Puerto Rico     Shoney's                7,417             05/12/89

    Puerto Rico     Captain D's             7,418             05/12/89

    Puerto Rico     Lee's Famous Recipe     7,419             10/24/89

    Taiwan          Shoney's               44,355             04/16/90

    Taiwan          Captain D's            44,356             04/16/90

    Taiwan          Shoney's              482,786             05/01/90

    Taiwan          Captain D's           482,787             05/01/90

              PENDING FOREIGN TRADEMARK/SERVICE MARK APPLICATIONS

   COUNTRY            MARK               SERIAL NO.       FILING DATE
    Bahamas         Shoney's               15,542            11/16/92

    Bahamas         Captain D's            15,541            11/16/92

    Bahamas         Lee's Famous Recipe    15,464            09/18/92

    Canada          Wingettes             704,897            05/15/92

    Canada          Crispy Plus           704,898            05/15/92

    Canada          Famous Recipe         704,901            05/15/92

    Canada          Shoney's Inn          668,656            10/19/90


Lee's Drive Inn, Inc. of Bellingham, Washington, has asserted superior common law rights to the use of the name "Lee's" for restaurant services in the Bellingham, Washington area. The Borrower does not agree with the assertion and has expressly reserved all of its rights with respect to its use of the name "Lee's Famous Recipe" in the Bellingham, Washington area.

							[CONFORMED COPY]

                                AGREEMENT
                               (Copyright)


      THIS AGREEMENT (COPYRIGHT) (this "AGREEMENT"), dated as of July 21, 1993, between SHONEY'S, INC., a Tennessee corporation (the "BORROWER"), and CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY ("CIBC-NYA"), acting in its capacity as collateral agent (the "COLLATERAL AGENT") for the various financial institutions (the "LENDERS") which are, or may from time to time hereafter become, parties to the Credit Agreement (as defined below);

                                   W I T N E S S E T H:

      WHEREAS, pursuant to the Credit Agreement, dated as of July 21, 1993 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the Lenders, and CIBC-NYA as the Agent for the Lenders (in such capacity, the "AGENT"), the Lenders have extended Commitments (such capitalized term, and all other capitalized terms used in these recitals without definition, to have the meanings assigned to such terms by reference in SECTION 1 hereof) to make Loans to the Borrower; and

      WHEREAS, in connection with the Credit Agreement, the Borrower has executed and delivered a Security Agreement, dated as of July 21, 1993 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "SECURITY AGREEMENT"); and

      WHEREAS, pursuant to a covenant under the Security Agreement, the Borrower has agreed to, upon the request of the Collateral Agent, execute and deliver this Agreement and grant to the Collateral Agent a continuing security interest in all of the Copyright Collateral to secure all Obligations; and

      WHEREAS, the Borrower has duly authorized the execution, delivery and performance of this Agreement;

      NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Lenders to continue to make Loans to the Borrower pursuant to the Credit Agreement, the Borrower agrees, for the benefit of the Collateral Agent and the Ratable benefit of the Agent and the Lenders, as follows:

      SECTION 1. DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Security Agreement.

      SECTION 2. GRANT OF SECURITY INTEREST. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure all of the Obligations, the Borrower does hereby mortgage, pledge and hypothecate to the Collateral Agent, for its benefit and the Ratable benefit of the Agent and the Lenders, and does hereby grant to the Collateral Agent, for its benefit and the Ratable benefit of the Agent and the Lenders, a security interest in, all of the following property (the "COPYRIGHT COLLATERAL"), whether now owned or hereafter acquired or existing, being all copyrights of the Borrower, whether statutory or common law, registered or unregistered, now or hereafter in force throughout the world including, without limitation, all of the Borrower's right, title and interest in and to all copyrights of the Borrower, whether statutory or common law, registered or unregistered now or hereafter in force throughout the world including, without limitation, all of the Borrower's right, title and interest in and to all copyrights registered in the United States Copyright Office or anywhere else in the world and also including, without limitation, the copyrights referred to in ITEM A of ATTACHMENT 1 attached hereto, and all applications for registration thereof, whether pending or in preparation, all copyright licenses, including each copyright license referred to in ITEM B of ATTACHMENT 1 attached hereto, the right to sue for past, present and future infringements of any thereof, all rights corresponding thereto throughout the world, all extensions and renewals of any thereof and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

      SECTION 3. SECURITY AGREEMENT. This Agreement has been executed and delivered by the Borrower for the purpose of registering the security interest of the Collateral Agent in the Copyright Collateral with the United States Copyright Office and corresponding offices in other countries of the world. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Collateral Agent for its benefit and the Ratable benefit of the Agent and the Lenders under the Security Agreement. The Security Agreement (and all rights and remedies of the Collateral Agent, the Agent and the Lenders thereunder) shall remain in full force and effect in accordance with its terms.

      SECTION 4. RELEASE OF SECURITY INTEREST. Upon payment in full of all Obligations and the termination of all Commitments, the Collateral Agent shall, at the Borrower's expense, execute and deliver to the Borrower all instruments and other documents as may be necessary or proper to release the lien on and security interest in the Copyright Collateral which has been granted hereunder.

      SECTION 5. ACKNOWLEDGMENT. The Borrower does hereby further acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

      SECTION 6. COLLATERAL DOCUMENT AND LOAN DOCUMENT. This Agreement is a Collateral Document and a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

      SECTION 7.  COUNTERPARTS.   This Agreement may be executed by the parties
hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                                    SHONEY'S, INC.


                                    By /S/ W. CRAIG BARBER
                                       Title: Vice President Finance &
                                               Chief Financial Officer


                                    CANADIAN IMPERIAL BANK OF
                                      COMMERCE NEW YORK AGENCY,
                                      as Collateral Agent


                                    By /S/ ROGER COLDEN
                                       Title:   Authorized Signatory

				ATTACHMENT 1
				    to
				 Agreement
				(Copyright)

Item A.  COPYRIGHTS

                         REGISTERED COPYRIGHTS

COUNTRY     REGISTRATION NO.      REGISTRATION   AUTHOR(S)   TITLE
                                       DATE
USA         VA286923              11/16/87       Shoney's,   Shoney's Presents
                                                   Inc.      Shoney Bear and
							     His Friends
                                                             Christmas Song
                                                             Book

USA         VA244845              11/12/86       Shoney's,    Shoney's Bear
                                                    Inc.

USA         TX1976558             01/12/87       Shoney's,  Shoney's Presents
                                                    Inc.      Shoney Bear and
                                                              His Friends: Fun,
                                                              Activities,
                                                              Comics, Games

USA         PAu401844             05/17/82        Spinozza;  Shoney's: 60 Sec./
                                                  Shoney's,    Arr. Spinozza
                                                  Inc.

USA         TX2688952             09/05/89        Shoney's,        Pargo's
Spirited                                          Inc.             Foods

                  COPYRIGHT PENDING REGISTRATION APPLICATIONS

COUNTRY          SERIAL NO.      FILING DATE       AUTHOR(S)        TITLE
                                 [NONE]


             COPYRIGHT REGISTRATION APPLICATIONS IN PREPARATION

                                    Expected
COUNTRY          DOCKET NO.        FILING DATE           AUTHOR(S)     TITLE

                                    [NONE]

Item B.  COPYRIGHT LICENSES

Country or                                     Effective      Expiration       Subject
TERRITORY         LICENSOR      LICENSEE          DATE           DATE          MATTER

           Computer and software licenses which are included in the Collateral as Computer Hardware and Software Collateral


                                                                  EXHIBIT E

                                                           [CONFORMED COPY]

                            SECURITY AGREEMENT

     THIS SECURITY AGREEMENT (this "Agreement"), dated as of July 21, 1993, made by SHONEY'S, INC., a Tennessee corporation (the "Borrower"), in favor of CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY ("CIBC-NYA"), acting in its capacity as collateral agent (in such capacity, the "Collateral Agent") for the Lenders (as such term is defined in the Credit Agreement referred to below);
                           W I T N E S S E T H:

     WHEREAS, pursuant to that certain Reducing Revolving Credit Agreement, dated as of July 21, 1993 (together with all amendments, restatements, amendment and restatements, and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among the Borrower, the Lenders, and CIBC-NYA as the Agent (in such capacity, the "Agent") and Collateral Agent for the Lenders, the Lenders have extended Commitments (such capitalized term, and all other capitalized terms used in these recitals without definition, to have the meanings assigned to such terms in, or incorporated by reference in, Sections 1.1, 1.2 and 1.3 hereof) to make Loans to the Borrower; and

     WHEREAS, the Borrower has made the Tranche C Security Agreement in favor of CIBC-NYA as the collateral agent (in such capacity, the "Tranche C Collateral Agent") for each purchaser of a Tranche C Note pursuant to the Note Transfer Agreements (each such purchaser, together with subsequent holders of such Tranche C Notes, being collectively referred to herein as the "Tranche C Lenders"), pursuant to which the Borrower has granted to the Tranche C Collateral Agent (for its benefit and the ratable benefit of the Tranche C Lenders) a security interest in the Tranche C Collateral (as defined hereinbelow in the last paragraph of Section 2.1); and

     WHEREAS, as a condition precedent to the making of the initial Loans under the Credit Agreement, the Borrower is required to execute and deliver this Agreement and grant to the Collateral Agent, for its benefit and the Ratable benefit of the Agent and the Lenders, a security interest in the Collateral; and

     WHEREAS, the Borrower has duly authorized the execution, delivery and performance of this Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make Loans (including the initial Loans) to the Borrower pursuant to the Credit Agreement, the Borrower agrees with the Collateral Agent, for its benefit and the benefit of the Agent and the Lenders, as follows:

                                 ARTICLE I

                                DEFINITIONS

     SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

          "Agent" is defined in the first recital.

          "Agreement" is defined in the preamble.

          "Borrower" is defined in the preamble.

          "CIBC-NYA" is defined in the preamble.

          "Collateral" is defined in Section 2.1.

          "Collateral Agent" is defined in the preamble.

          "Computer Hardware and Software Collateral" means:

               (a) all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware;

               (b) all software programs (including both source code, object code and all related applications and data files), whether now owned, licensed or leased or hereafter acquired by the Borrower, designed for use on the computers and electronic data processing hardware described in clause (a) above;

               (c)  all firmware associated therewith;

               (d) all documentation (including flow charts, logic diagrams, manuals, guides and specifications) with respect to such hardware, software and firmware described in the preceding clauses (a) through (c); and

               (e) all rights with respect to all of the foregoing, including, without limitation, any and all copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing.

          "Copyright Collateral" means all copyrights of the Borrower, whether statutory or common law, registered or unregistered, now or hereafter in force throughout the world including, without limitation, all of the Borrower's right, title and interest in and to all copyrights registered in the United States Copyright Office or anywhere else in the world and also including, without limitation, the copyrights referred to in Item A of Schedule IV attached hereto, and all applications for registration thereof, whether pending or in preparation, all copyright licenses, including each copyright license referred to in Item B of
     Schedule IV attached hereto, the right to sue for past, present and future infringements of any thereof, all rights corresponding thereto throughout the world, all extensions and renewals of any thereof and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

          "Credit Agreement" is defined in the first recital.

          "Equipment" has the meaning assigned to that term in clause (a) of
     Section 2.1 hereof, but shall, in any event, exclude therefrom any Equipment constituting Tranche C Collateral.

          "Franchise Agreements" means, collectively, each of the agreements entered into from time to time by the Borrower or any of its Subsidiaries and any of its franchisees, pursuant to which the Borrower or any of its Subsidiaries, as franchisor, grants to a franchisee a franchise for any restaurants, food products, lodging establishments or related rights.

          "Intellectual Property Collateral" means, collectively, the Computer Hardware and Software Collateral, the Copyright Collateral, the Patent Collateral, the Trademark Collateral and the Trade Secrets Collateral.

          "Lenders" is defined in the preamble.

          "Limited Partnerships" means, collectively, Shoney's Manassas Limited Partnership, Captain D's Manassas Limited Partnership, Pargo's Manassas Limited Partnership, Shoney's Captain D's-Winchester Limited Partnership and Shoney's of Eufaula Ltd., as to each of which the Borrower is the general partner and each of which owns restaurant(s) which are leased to the Borrower and/or motel(s) which are leased to a franchisee of ShoLodge Franchise Systems, Inc.

          "Note Transfer Agreements" means, collectively, those certain Transfer Agreements, each dated as of May 15, 1990, as amended, between the Borrower and a purchaser of a Tranche C Note, as in effect on the date hereof and as amended, supplemented, amended and restated or otherwise modified from time to time after the date hereof.

          "Patent Collateral" means:

          (a) all letters patent and applications for letters patent throughout the world, including all patent applications in preparation for filing anywhere in the world and including each patent and patent application referred to in Item A of Schedule II attached hereto;

          (b) all patent licenses, including each patent license referred to in Item B of Schedule II attached hereto;

          (c) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clauses (a) and (b); and

          (d) all proceeds of, and rights associated with, the foregoing (including license royalties and proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, including any patent or patent application referred to in Item A of Schedule II attached hereto, and for breach or enforcement of any patent license, including any patent license referred to in Item B of Schedule II attached hereto, and all rights corresponding thereto throughout the world.

          "Ratable" means (a) with respect to all the Loans, in proportion to the respective Lender's Percentage of the aggregate Loans outstanding under the Credit Agreement, and (b) with respect to other Obligations, in proportion to the respective amounts to which the Collateral Agent, the Agent or such Lender is entitled pursuant to the Credit Agreement, the Collateral Documents, the Loan Documents and any Rate Swap Agreement to which such Lender is a party when compared to the total amount which the Collateral Agent, the Agent and all Lenders are entitled to pursuant to the Credit Agreement, the Collateral Documents, the Loan Documents and any Rate Swap Agreements to which a Lender is a party.

          "Receivables" is defined in clause (b) of Section 2.1.

          "Related Contracts" is defined in clause (b) of Section 2.1.

          "Sub-Collateral Agent" means NationsBank of Tennessee, N.A. or any other commercial institution that enters into a sub-collateral agreement with the Agent.

          "Trademark Collateral" means:

          (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like nature (all of the foregoing items in this clause (a) being collectively called a "Trademark"), now existing anywhere in the world or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country, including those referred to on
     Schedule III attached hereto;

          (b)  all Trademark licenses;

          (c) all reissues, extensions or renewals, if applicable, of any of the items described in clauses (a) and (b);

          (d) all of the goodwill of the business connected with the use of, and symbolized by the items described in, clauses (a) and (b); and

          (e) all proceeds of, and rights associated with, the foregoing, including any claim by the Borrower against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, including any Trademark, Trademark registration or Trademark license referred to on Schedule III attached hereto, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license.

          "Trade Secrets Collateral" means common law and statutory trade secrets and all other confidential or proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of the Borrower (all of the foregoing being collectively called a "Trade Secret"), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, if any, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

          "Tranche C Collateral" means the assets described in the last paragraph of Section 2.1.

          "Tranche C Collateral Agent" is defined in the second recital.

          "Tranche C Lenders" is defined in the second recital.

          "Tranche C Note" means those Notes issued pursuant to, and as defined in, the Note Transfer Agreements.

          "Tranche C Security Agreement" means that certain Amended, Restated and Continuing Security Agreement, dated as of June 25, 1990, between the Borrower and the Tranche C Collateral Agent, as in effect on the date hereof and as amended, supplemented, amended and restated or otherwise modified from time to time after the date hereof.

          "U.C.C." means the Uniform Commercial Code, as in effect in the State of New York.

     SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

     SECTION 1.3. U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. that are used in this Agreement, including its preamble and recitals, have such meanings.

                                ARTICLE II

                             SECURITY INTEREST

     SECTION 2.1. Grant of Security Interest. The Borrower hereby pledges and assigns to the Collateral Agent for its benefit and the Ratable benefit of the Agent and the Lenders, and hereby grants to the Collateral Agent, for its benefit and the Ratable benefit of the Agent and the Lenders, a security interest in, all of the following property, whether now or hereafter existing or acquired (subject to the last paragraph of this Section 2.1, the "Collateral"):

          (a) all items of the Borrower's equipment in all of its forms (other than any of the same described in clause (1) of the last paragraph of this Section 2.1 and moving vehicles), including, without limitation, all machinery, components, parts and accessories installed thereon or affixed thereto and all parts thereof and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor, in each case wherever located, including, without limitation, in the jurisdiction(s) ("Jurisdictions") set forth on
     Schedule I hereto (the "Equipment");

          (b) all of the Borrower's accounts, contracts (other than leases of real property which expressly prohibit the granting of a security interest therein by the Borrower), contract rights, chattel paper, documents, instruments and general intangibles, and any and all other obligations of any kind owed to the Borrower, in each case whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights of the Borrower now or hereafter existing in and to all security agreements, guaranties, leases and other contracts securing or otherwise relating to any such accounts, contracts, contract rights, chattel paper, documents, instruments and general intangibles (any and all such accounts, contracts, contract rights, chattel paper, documents, instruments and general intangibles being the "Receivables," and any and all such security agreements, guaranties, leases and other contracts being the "Related Contracts"), including, without limitation, the following:

               (i)  all tax refunds and all rights thereto;

               (ii) each Franchise Agreement, including all rights and remedies of the Borrower therein;

               (iii) all money and property now or at any time in the possession of or under the control of, or in transit to, the Collateral Agent, the Agent, any Lender, the Borrower or any of its Subsidiaries;

          (c) all Computer Hardware and Software Collateral (except to the extent prohibited by applicable license agreements), Copyright Collateral, Trademark Collateral and Trade Secrets Collateral of the Borrower;

          (d) all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section 2.1;

          (e) any and all interest of the Borrower in and to all buildings, structures, replacements, furnishings, fixtures, fittings and other improvements and property of every kind and character now or hereafter located or erected on the property described in Schedule VI attached hereto and owned or purported to be owned by the Borrower, together with all building or construction materials, equipment, appliances, machinery, plant equipment, fittings, apparatus, fixtures and other articles of any kind or nature whatsoever now or hereafter found on, affixed to or attached to the property described in Schedule VI attached hereto and owned or purported to be owned by the Borrower, including (without limitation) all motors, boilers, engines and devices for the operation of pumps, and all heating, electrical, lighting, power, plumbing, air conditioning, refrigeration and ventilation equipment, booths, counters and signs.

          (f) all other property and rights of every kind and description and interests therein, now held or hereafter acquired by the Borrower, including, without limitation, its general partnership interest in each Limited Partnership (including, without limitation, all of its right, title and interest as general partner to operate each Limited Partnership and all of its rights to receive any and all distributions under any partnership agreement relating to any of the Limited Partnerships); and

          (g) all products, rents, issues, profits, returns, income and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in the foregoing clauses (a), (b), (c), (d), (e) and (f) and, to the extent not otherwise included, all payments under insurance policies (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty, or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

     Notwithstanding the foregoing, "Collateral" shall not include the following property, whether now or hereafter existing or acquired (the "Tranche C Collateral"):

                    (1) all items of the Borrower's equipment in all of its forms (including, without limitation, all machinery), and all substitutions therefor, replacements thereof and additions thereto and all additions, attachments, components, parts, equipment and accessories installed thereon or affixed thereto, to the extent of the Borrower's interest therein, that are located now or at any time hereafter at any of the premises specified on Schedule V hereto and any other real properties that hereafter may, pursuant to Section 8 of the Note Transfer Agreements, become collateral for the performance of the Obligations (as defined in the Note Transfer Agreements) and is not collateral for the Obligations; and

                    (2) all proceeds and products of items referred to in clause (1) above and, to the extent not otherwise included, all payments under insurance policies (whether or not the secured party is the loss payee thereof), or any indemnity, warranty, or guaranty, payable by reason of such loss or damage to or otherwise with respect to any of such item.

     SECTION 2.2. Security for Obligations. This Agreement and the Collateral secure the prompt payment in full and performance when due of (a) all obligations of the Borrower to the Collateral Agent, the Agent and each of the Lenders now or hereafter existing under the Credit Agreement, the Notes, the Collateral Documents and each other Loan Document to which the Borrower is or may become a party, whether for principal, interest, costs, fees, expenses or otherwise and (b) all obligations of the Borrower to any Lender under any Rate Swap Agreement provided by such Lender (collectively, the "Obligations").

     SECTION 2.3. Continuing Security Interest; Transfer of Notes. This Agreement shall create a continuing security interest in the Collateral and shall

          (a) remain in full force and effect until payment in full of all Obligations and the termination of all Commitments;

          (b) be binding upon the Borrower, its successors, transferees and assigns; and

          (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the Agent and each other Lender.

Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 10.10 of the Credit Agreement. Upon the payment in full of all Obligations and the termination of all Commitments, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Borrower. Upon any such termination, the Collateral Agent will, at the Borrower's sole expense, execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such termination.

     SECTION 2.4. Borrower Remains Liable. Anything herein to the contrary notwithstanding

          (a) the Borrower shall remain liable under all contracts and agreements included in the Collateral to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed;

          (b) the exercise by the Collateral Agent of any of its rights hereunder shall not release the Borrower from any of its duties or obligations under any such contracts or agreements included in the Collateral; and

          (c) none of the Collateral Agent, the Agent or any Lender shall have any obligation or liability under any such contracts or agreements included in the Collateral by reason of this Agreement, nor shall the Collateral Agent, the Agent or any Lender be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                                ARTICLE III

                      REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants unto each of the Collateral Agent, the Agent and each Lender as follows

     SECTION 3.1. Locations. The chief place of business and chief executive office of the Borrower and the office where the Borrower keeps its records concerning the Collateral are located at the following locations:
1717 Elm Hill Pike, Nashville, Tennessee, 1727 Elm Hill Pike, Nashville, Tennessee and 1800 Elm Hill Pike, Nashville, Tennessee. The Borrower has exclusive possession and control of substantially all of the Collateral and all of the Collateral is located in the jurisdictions listed on Schedules I and VI hereto.

     SECTION 3.2. Ownership, No Liens, etc. The Borrower owns the Collateral free and clear of any Security Interest except for the security interest created by this Agreement or as permitted pursuant to Section 7.2.3 of the Credit Agreement. No effective financing statement or other Instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent relating to this Agreement.

     SECTION 3.3. Negotiable Documents, Instruments and Chattel Paper. The Borrower has, contemporaneously herewith, delivered to the Collateral Agent (other than with respect to Franchise Agreements entered into prior to May 1, 1993 which have been delivered to the Sub-Collateral Agent) possession of all originals of all negotiable documents, instruments and chattel paper currently owned or held by the Borrower (duly endorsed in blank, if requested by the Collateral Agent).

     SECTION 3.4.  Contracts, etc.

          (a) Each Franchise Agreement, the Borrower Management Agreement and each other material contract (and all agreements and contract rights embodied therein) which constitutes Collateral has been duly authorized, executed, and delivered by the parties thereto, has not been amended or otherwise modified in any manner which would have a materially adverse effect on the Borrower's obligations or interests thereunder, is in full force and effect, and is binding upon and enforceable against the parties thereto in accordance with its terms, subject, as to enforcement, only to bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the enforceability of the rights of creditors generally. There exists no default under any such Franchise Agreement, Borrower Management Agreement or any other material contract which would materially adversely affect the Borrower's obligations or interests thereunder. As to all such Franchise Agreements, the Borrower Management Agreement and all other material contracts, if any, pursuant to which any governmental agency, department, or instrumentality is an obligor, the Borrower will, or will cause any applicable Subsidiary to, promptly and strictly comply with all requirements of the Assignment of Claims Act of 1940 (or any similar law), and appropriately completed notices of assignment (in favor of the Collateral Agent for its benefit and the Ratable benefit of the Agent and the Lenders) for all such agreements and contracts shall be delivered to the Collateral Agent.

          (b) The amount represented by the Borrower to the Collateral Agent from time to time as owing by each account debtor or by all account debtors in respect of the Receivables will at such time be the correct amount actually and unconditionally owing by such account debtors thereunder. Without limiting the generality of the foregoing, each Receivable is or will be, to the best of the Borrower's knowledge, a true and correct statement in all material respects of actual indebtedness incurred by each account debtor and arises or will arise out of or in connection with the sale or lease of goods or performance of labor or services, or both, by the Borrower or its Subsidiaries; the goods, services or labor were or will be, to the best of the Borrower's knowledge, ordered in good faith by each account debtor and were or will be sold, leased or rented to, and delivered or shipped to or at the direction of, each account debtor; the labor or services performed or to be performed by the Borrower were or will be actually performed; each Receivable is a bona fide, valid and legally enforceable obligation of the parties thereto or the account debtor in respect thereof; the right, title and interest of the Borrower in any Receivable or in any material amount of any Receivable is not subject to any defense, offset, counterclaim or claim, nor have any of the foregoing been asserted or alleged against the Borrower or any Receivable, except for claims with respect to damaged goods shipped in the ordinary course of business and claims arising under warranties made by the Borrower or its Subsidiaries in respect of any related good or service.

     SECTION 3.5. Perfection, etc. This Agreement, together with the filing of the UCC-1 Financing Statements and other filings identified in Item B ("UCC Filings") and Item C ("Intellectual Property Collateral Filings") of
Schedule I hereto (each of which filings is in proper form and has been duly filed in all appropriate filing offices), create a valid security interest in all the Collateral and are effective to create a fully perfected security interest in all of the Collateral as to which perfection may be achieved by filing, securing the Obligations, which security interest is a first priority security interest (except where disclosed in the Disclosure Schedule). All filings and other actions necessary or appropriate to perfect and protect a security interest in the Collateral have been duly taken; provided that in the case of the Intellectual Property Collateral, the Collateral Agent records the Agreement (Trademark) and Agreement (Copyright) with the U.S. Patent and Trademark Office and U.S. Copyright Office within three months of the date hereof; provided, further that the Borrower is not required to make federal or state filings (other than UCC filings) with respect to the Intellectual Property Collateral which is not Trademark Collateral or Copyright Collateral. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either for the grant by the Borrower of the security interest created hereby or for the execution, delivery, or performance of this Agreement by the Borrower, or for the perfection of, or the exercise by, the Collateral Agent of its rights and remedies hereunder, except for

          (a) the UCC Filings and Intellectual Property Collateral Filings, which filings have been made;

          (b) with respect to the exercise by the Collateral Agent of its rights and remedies with respect to contracts pursuant to which the United States government (or any of its agencies, departments, or instrumentalities) is the obligor, compliance with the notice provisions of the Assignment of Claims Act of 1940;

          (c) in respect of goods covered by a certificate of title, to the extent that the Collateral Agent is requested by the Required Lenders to obtain the same, receipt by the Collateral Agent of such certificate of title indicating the security interest of the Collateral Agent on such certificate; and

          (d) with respect to the exercise by the Collateral Agent of its rights and remedies with respect to any securities, compliance with the federal and state laws affecting the offering and sale of securities.

     SECTION 3.6. Intellectual Property Collateral. With respect to the Intellectual Property Collateral, the Borrower represents and warrants

          (a) the Trademarks identified on Schedule III hereto as being registered with the U.S. Patent and Trademark Office (the "U.S. Registered Marks") constitute all of the material trademarks and service marks owned by the Borrower and the Borrower has no other material Intellectual Property;

          (b) except for computer software licenses, there is no material Intellectual Property Collateral of which the Borrower is a licensee;

          (c) each of the U.S. Registered Marks is subsisting and has not been judged invalid or unenforceable, in whole or in part;

          (d) each of those Copyrights identified on Schedule IV hereto as being registered with the U.S. Copyright Office (the "Registered Copyrights") is subsisting and has not been judged invalid or unenforceable, in whole or in part;

          (e) except as noted on Schedule III hereto, each of the U.S. Registered Marks and each of the Registered Copyrights is valid and enforceable;

          (f) the Borrower has made all necessary filings and recordations to protect its interest in the U.S. Registered Marks in the United States, including, without limitation, recordations of all its interest in the U.S. Registered Marks with the U.S. Patent and Trademark Office and with the Registrar of Trade Marks in Canada;

          (g) the Borrower has made all necessary filings and recordations to protect its interest in the marks "Shoney's," "Lee's Famous Recipe," "Lee's" and "Captain D's" (the "Canadian Registered Marks") in Canada, including, without limitation, recordations of all its interest in the Canadian Registered Marks with the Registrar of Trade Marks in Canada;

          (h) the Borrower is the true, lawful and exclusive owner of the entire unencumbered right, title and interest in and to each of the U.S. Registered Marks and no claim has been made (except as set forth on Schedule III hereto) that the use of the U.S. Registered Marks does or may violate the asserted rights of any third party;

          (i) the Borrower is the true, lawful and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Canadian Registered Marks and no claim has been made (except as forth on Schedule III hereto) that the use of the Canadian Registered Marks does or may violate the asserted rights of any third party;

          (j) the Borrower has performed and will continue to perform all acts and has paid and will continue to pay all required fees and taxes to maintain each and every U.S. Registered Mark and Canadian Registered Mark in full force and effect in the United States and Canada, as applicable;

          (k) the Borrower has performed and will continue to perform all acts and has paid and will continue to pay all required fees and taxes to maintain each and every Registered Copyright in full force and effect in the United States; and

          (l) the Borrower owns directly or is entitled to use by license or otherwise all material Intellectual Property Collateral necessary for or of importance to the conduct of the Borrower's business.

     SECTION 3.7. Authorization, Approval, etc. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either

          (a) for the grant by the Borrower of the security interest granted hereby or for the execution, delivery and performance of this Agreement by the Borrower, or

          (b) for the perfection of or the exercise by the Collateral Agent of its rights and remedies hereunder.

     SECTION 3.8. Compliance with Laws. The Borrower is in compliance with the requirements of all applicable laws (including, without limitation, the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which might materially adversely affect the business, properties, assets, operations, condition (financial or otherwise) or prospects of the Borrower, the value of the Collateral or the worth of the Collateral as collateral security.

                                ARTICLE IV

                                 COVENANTS

     The Borrower covenants and agrees that, so long as any portion of the Obligations shall remain unpaid or any Lender shall have any outstanding Commitment, the Borrower will, unless the Required Lenders shall otherwise consent in writing, perform the obligations set forth in this Article IV.

     SECTION 4.1. Further Assurances Generally. The Borrower agrees that it will, from time to time at its own expense, promptly execute and deliver all further instruments, and take all further action, that may be necessary or appropriate, or that the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limitation of the foregoing, the Borrower will

          (a) at the request of the Collateral Agent at any time when a Default of the nature referred to in Section 8.1.4 of the Credit Agreement or any Event of Default shall have occurred and be continuing, immediately mark conspicuously each document and each chattel paper included in the Receivables and each Related Contract and each account and each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Collateral Agent, indicating that such account, document, chattel paper, Related Contract or Collateral is subject to the security interest granted hereby;

          (b) if any Receivable shall be evidenced by a promissory note or other instrument, negotiable document or chattel paper, immediately deliver and pledge to the Collateral Agent hereunder such promissory note, instrument, negotiable document or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Collateral Agent;

          (c) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices (including, without limitation, any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. Section 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby; and

          (d) furnish to the Collateral Agent, from time to time at the Collateral Agent's request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

The Borrower hereby further authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Borrower where permitted by law. A carbon, photographic, or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

     SECTION 4.2.  As to Equipment.  The Borrower shall

          (a) keep all Equipment (other than Equipment which, in the Borrower's reasonable discretion, is obsolete or no longer fit for use in the Borrower's Business) in the jurisdiction(s) set forth in Item A ("Jurisdictions") of Schedule I hereto or, upon 30 days' prior written notice to the Collateral Agent, at such other places in jurisdictions where all representations and warranties set forth in Article III (including Section 3.5) shall be true and correct, and all action required pursuant to the first sentence of Section 4.1 shall have been taken with respect to the Equipment;

          (b) cause the Equipment to be maintained and preserved in the same condition, repair, and working order as when new, ordinary wear and tear and worn-out and obsolete Equipment excepted; and shall forthwith, or in the case of any loss or damage to any of the Equipment (of which notice shall be given to the Collateral Agent promptly, if such loss or damage is material) as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable to such end;

          (c) pay promptly when due and in any event prior to the date they become delinquent all property and other taxes, assessments and governmental charges or levies in excess of $5,000 in the aggregate imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment, except to the extent the validity thereof is being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside; and

          (d) permit representatives of the Collateral Agent at any time during normal business hours to enter on the premises where the Collateral is located for the purpose of inspecting the Borrower's books and records and the Collateral, observing its use or otherwise protecting the Collateral Agent's interests therein.

     SECTION 4.3. As to Receivables. The Borrower shall keep its chief place of business and chief executive office and the office or offices where it keeps its records concerning the Receivables, and all originals of all chattel paper which evidenced Receivables, at the location therefor specified in Section 3.1 or with the Sub-Collateral Agent or, subject to Section 7.2.18 of the Credit Agreement, upon 30 days' prior written notice to the Collateral Agent, at such other locations in a jurisdiction where all statements set forth in Section 3.5 shall be true and correct and all action required by
Section 4.1 shall have been taken with respect to the Receivables. The Borrower will hold and preserve such records and will permit representatives of the Collateral Agent or any Lender at any time during normal business hours to inspect and make abstracts from such records. The Borrower has delivered and shall deliver to the Collateral Agent or the Sub-Collateral Agent, within one Business Day after receipt thereof by the Borrower, all originals of all chattel paper which evidence Receivables, including, without limitation, all Franchise Agreements entered into prior to May 1, 1993.
Until such time as the Collateral Agent shall notify the Borrower that a Default of the nature referred to in Section 8.1.4 of the Credit Agreement or an Event of Default has occurred and is continuing the Borrower shall continue to collect, at its own expense, all amounts due or to become due under the Receivables. In connection with such collections, the Borrower may take (and, at the Collateral Agent's direction, shall take) such action as the Borrower or the Collateral Agent may deem necessary or advisable to enforce collection of the Receivables; provided, however, that (a) the Borrower will not (i) amend, modify, terminate or waive any provision of any Franchise Agreement, the Borrower Management Agreement or any other material contract in any manner which might materially adversely affect the aggregate value of the Franchise Agreements, the Borrower Management Agreement or other material contracts as Collateral, (ii) fail to exercise promptly and diligently each and every material right which it may have under each Franchise Agreement, the Borrower Management Agreement and each other material contract (other than any right of termination) or (iii) fail to deliver to the Collateral Agent, after the occurrence and during the continuance of a Default of the nature referred to in Section 8.1.4 of the Credit Agreement or an Event of Default, a copy of each material demand, notice or document received by it relating in any way to any Franchise Agreement, the Borrower Management Agreement or any other material contract,
(b) upon the occurrence and during the continuance of any Default, the Borrower will not, without the Collateral Agent's prior written consent, grant any extension of the time of payment of any Franchise Agreement, the Borrower Management Agreement or any other material contract, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon, (c) the Borrower will not amend or modify any of the provisions of any Franchise Agreement or any partnership agreement relating to the Limited Partnerships relating to the amount and timing of the payment of monies thereunder without the prior written consent of the Collateral Agent, and (d) the Collateral Agent shall have the right, at any time after notice to the Borrower from the Collateral Agent that a Default of the nature referred to in Section 8.1.4 of the Credit Agreement or while an Event of Default has occurred and is continuing, to notify the account debtors or obligors under any Receivables of the assignment of such Receivables to the Collateral Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Borrower thereunder directly to the Collateral Agent, or to such Person as the Collateral Agent may direct, and, upon such notification and at the expense of the Borrower, to enforce collection of any such Receivables, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Borrower might have done. After receipt by the Borrower of the notice from the Collateral Agent referred to in the fourth sentence of this paragraph

          (a) all amounts and proceeds (including Instruments) received by the Borrower in respect of any Receivables shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of the Borrower, and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsements) to be held as cash collateral and

          (b) the Borrower shall not, without the consent of the Collateral Agent, adjust, settle, or compromise the amount or payment of any Receivable, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

     After the occurrence and during the continuance of any Default of the nature referred to in Section 8.1.4 of the Credit Agreement or an Event of Default, and at other times with the consent of the Borrower (which consent shall not be unreasonably withheld), (a) the Collateral Agent may in its own name or in the name of others communicate with account debtors in order to verify with them to the Collateral Agent's satisfaction the existence, amount and terms of any Receivables, (b) the Collateral Agent shall have the right, at the Borrower's expense, to make test verifications of the Receivables in any manner and through any medium that it considers advisable, and the Borrower agrees to furnish all such assistance and information as the Collateral Agent may reasonably require in connection therewith, (c) the Borrower at its expense will cause the Independent Public Accountants reasonably satisfactory to the Collateral Agent to furnish to the Collateral Agent promptly upon the Collateral Agent's request, or shall permit and cooperate with independent public accountants selected by the Collateral Agent to furnish to the Collateral Agent at the Borrower's expense, the following reports (i) reconciliation of all Receivables, (ii) an aging of all Receivables, (iii) trial balances, (iv) a test verification of such Receivables as the Collateral Agent may reasonably request and (v) valuations of the inventory held by the Borrower.

     SECTION 4.4.  As to Intellectual Property Collateral.

          (a) The Borrower shall not, and the Borrower shall not permit any of its licensees to, unless the Borrower shall either (i) reasonably and in good faith determine (and notice of such determination shall have been delivered to the Collateral Agent) that any of the Trademark Collateral is of negligible economic value to the Borrower, or (ii) have a valid business purpose to do otherwise,

               (i) fail to continue to use any of the Trademark Collateral in order to maintain all of the Trademark Collateral in full force free from any claim of abandonment for non-use,

               (ii) fail to maintain as in the past the quality of products and services offered under all of the Trademark Collateral,

               (iii)  fail to employ all of the Trademark
          Collateral registered with any federal or state or foreign authority with an appropriate notice of such registration,

               (iv) use any of the Trademark Collateral registered with any federal or state or foreign authority except for the uses for which registration or application for registration of all of the Trademark Collateral has been made in any manner that would adversely affect the value thereof, and

               (v) do or permit any act or knowingly omit to do any act whereby any of the Trademark Collateral may lapse or become invalid or unenforceable.

          (b)  The Borrower shall not, unless the Borrower shall either

               (i) reasonably and in good faith determine (and notice of such determination shall have been delivered to the Collateral Agent) that any of the Copyright Collateral or any of the Trade Secrets Collateral is of negligible economic value to the Borrower, or

               (ii) have a valid business purpose to do otherwise, do or permit any act or knowingly omit to do any act whereby any of the Copyright Collateral or any of the Trade Secrets Collateral may lapse or become invalid or unenforceable or placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof.

          (c) The Borrower shall notify the Collateral Agent immediately if it knows, or has reason to know, that any application or registration relating to any material item of the Intellectual Property Collateral may become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any foreign counterpart thereof or any court) regarding the Borrower's ownership of any material item of the Intellectual Property Collateral, its right to register the same or to keep and maintain and enforce the same.

          (d) In no event shall the Borrower or any of its agents, employees, designees or licensees file an application for the registration of any Intellectual Property Collateral with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, unless it promptly informs the Collateral Agent upon its registration, and upon request of the Collateral Agent, executes and delivers any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent's security interest in such Intellectual Property Collateral and the goodwill and general intangibles of the Borrower relating thereto or represented thereby.

          (e) The Borrower shall take all necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, the Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes (except to the extent that dedication, abandonment or invalidation is permitted under the foregoing clauses (a), (b) and (c)).

          (f) The Borrower shall, contemporaneously herewith, execute and deliver to the Collateral Agent an Agreement (Trademark) and an Agreement (Copyright) in the forms of Exhibit A and B hereto, respectively, and shall execute and deliver to the Collateral Agent any other document required to acknowledge or register or perfect the Collateral Agent's interest in any part of the Intellectual Property Collateral.

     SECTION 4.5. Insurance. The Borrower will maintain insurance with respect to the Equipment, in such amounts, against such casualties and risks, of such types and in such form, and with such financially sound and reputable insurers, as shall be customary in the case of similar businesses and reasonably satisfactory to the Collateral Agent from time to time (and, in any event, shall insure the Equipment against loss by fire, explosion and theft and shall insure the Borrower and the Collateral Agent (as an additional insured) against liability for personal injury and property damage relating to such Equipment, which insurance can be contained in the Borrower's general liability policy). Each policy providing such insurance

          (a) shall, in the case of (i) liability insurance, provide for all losses to be paid on behalf of the Collateral Agent and the Borrower as their respective interests may appear, and (ii) property damage insurance, provide for all losses (except for losses of less than $750,000 per occurrence) to be paid directly to the Collateral Agent to be applied in accordance with Section 6.2;

          (b) shall name the Borrower and the Collateral Agent as insured parties thereunder (without any representation or warranty by or obligation upon the Collateral Agent) as their interests may appear;

          (c) shall contain the agreement by the insurer that any loss thereunder shall be payable to the Collateral Agent notwithstanding any action, inaction or breach of representation or warranty by the Borrower;

          (d) shall provide that there shall be no recourse against the Collateral Agent, the Agent or any Lender for payment of premiums or other amounts with respect thereto but shall permit the Collateral Agent, at its discretion, to pay premiums thereon; and

          (e) shall provide that at least 30 days' prior written notice of cancellation or of lapse shall be given to the Collateral Agent by the insurer.

     The Borrower shall, if so requested by the Collateral Agent, deliver to the Collateral Agent original or duplicate policies of such insurance and, as often as the Collateral Agent may reasonably request, a report of a reputable insurance broker with respect to the adequacy of such insurance. Further, the Borrower shall, after any Default, at the request of the Collateral Agent, duly execute and deliver instruments of assignment of such insurance policies to comply with Section 3.4 and cause the respective insurers to acknowledge notice of such assignment. Reimbursement under any liability insurance maintained by the Borrower pursuant to this Section may be paid directly to the Person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Equipment when the last sentence of this Section is not applicable, the Borrower shall make or cause to be made all repairs to or replacements of such Equipment as the Borrower reasonably determines to be necessary and appropriate, and any proceeds of insurance maintained by the Borrower pursuant to this Section shall be paid to the Borrower as reimbursement for the costs of such repairs or replacements. Upon the happening of both (x) the occurrence and during the continuance of any Default of the nature referred to in Section 8.1.4 of the Credit Agreement or any Event of Default and (y) the actual or constructive total loss (in excess of $750,000 per occurrence) of any Equipment, all insurance payments in respect of such Equipment shall be paid to and held or applied by the Collateral Agent as specified in Section 6.2.

     SECTION 4.6.  Transfers and Other Liens.

          (a)  The Borrower shall not

               (i) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except for dispositions of assets permitted by Section 7.2.11 of the Credit Agreement; or

               (ii) create or suffer to exist any Security Interest upon or with respect to any of the Collateral to secure any obligation of any Person, except for (A) the security interest created by this Agreement, and (B) any other Security Interest permitted pursuant to Section 7.2.3 of the Credit Agreement.

          (b) The Borrower will defend the right, title and interest of the Collateral Agent in and to any of the Borrower's rights under the Related Contracts and to the Equipment and all other Collateral and in and to the proceeds and products thereof against the claims and demands of all persons whomsoever.

     SECTION 4.7. Notices. The Borrower will, upon obtaining knowledge thereof, advise the Collateral Agent promptly, in reasonable detail, (a) of any material lien, security interest, encumbrance or claims made or asserted against any of the Collateral, (b) of any material change in the composition of the Collateral, and (c) of the occurrence of any other event which would have a materially adverse effect on the aggregate value of the Collateral or on the security interests created hereunder.

     SECTION 4.8. Continuous Perfection. The Borrower will not change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed hereunder seriously misleading within the meaning of Section 9-402(7) of the U.C.C. (or any other then applicable provision of the U.C.C.) unless the Borrower shall have given the Collateral Agent at least 90 days' prior written notice thereof or shall have delivered to the Collateral Agent acknowledgment copies of UCC-1 and UCC-3 financing statements duly executed and duly filed in each jurisdiction in which UCC-1 filings were required in order to perfect the security interest granted by this Agreement in the Collateral and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Collateral Agent to amend such financing statement or continuation statement so that it is not seriously misleading.

     SECTION 4.9. Additional Intellectual Property Collateral. The Borrower will notify the Collateral Agent, from time to time at its own expense, promptly of all Intellectual Property Collateral acquired or created after the date hereof (including, but not limited to, all semi-conductor chip product mask works, mask work licenses and Patent Collateral), and at the Collateral Agent's request, take such action, that may be necessary or appropriate, in order to perfect any Security Interests granted pursuant to this Agreement in such Intellectual Property Collateral.

                                 ARTICLE V

                           THE COLLATERAL AGENT

     SECTION 5.1. Collateral Agent Appointed Attorney-in-Fact. The Borrower hereby irrevocably appoints the Collateral Agent the Borrower's attorney-in-fact, with full power and authority in the place and stead of the Borrower and in the name of the Borrower, the Agent, the Lenders or otherwise, from time to time upon the occurrence and continuance of an Event of Default in the Collateral Agent's discretion, to take any action and to execute any Instrument which the Collateral Agent may deem necessary or appropriate to accomplish the purposes of this Agreement, including without limitation:

          (a) to obtain and adjust insurance required to be maintained by the Borrower pursuant to Section 4.5;

          (b) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (c) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above;

          (d) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral; and

          (e) to perform the affirmative obligations of the Borrower hereunder (including all obligations of the Borrower pursuant to Section 4.1).

The Borrower hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

     SECTION 5.2. Collateral Agent May Perform. The Collateral Agent may from time to time, at its option, perform, or cause performance of, any act which the Borrower agrees hereunder to perform and which the Borrower shall fail to perform after being requested in writing to so perform (it being understood that no such request need be given after the occurrence and during the continuance of any Default of the nature referred to in Section 8.1.4 of the Credit Agreement or an Event of Default) and, subject to the foregoing, the Collateral Agent may from time to time take any other action which the Collateral Agent reasonably deems necessary for the maintenance, preservation, or protection of any of the Collateral or of its security interest therein. The Borrower hereby acknowledges and agrees that any expenses incurred by the Collateral Agent in connection with this Section
5.2 shall be payable by the Borrower pursuant to Section 6.3.

     SECTION 5.3. Collateral Agent Has No Duty. In addition to, and not in limitation of, Section 2.4, the powers conferred on the Collateral Agent hereunder are solely to protect its interest (and the Ratable interest of the Agent and the Lenders) in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the reasonable care of any Collateral in its possession, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

     SECTION 5.4. Reasonable Care. The Collateral Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as the Borrower reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

                                ARTICLE VI

                                 REMEDIES

     SECTION 6.1. Certain Remedies. If any Default of the nature referred to in Section 8.1.4 of the Credit Agreement or any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) or other applicable law. Without limitation of the above, the Collateral Agent may, whenever any Default of the nature referred to in Section 8.1.4 of the Credit Agreement or any Event of Default shall have occurred and be continuing, take all or any of the following actions:

          (a) require the Borrower to, and the Borrower hereby agrees that it will, at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent;

          (b) transfer all or any part of the Collateral into the name of the Collateral Agent or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder;

          (c) notify the parties obligated on any of the Collateral to make payment to the Collateral Agent of any amount due or to become due thereunder;

          (d) enforce collection of any of the Collateral by suit or otherwise, and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

          (e) endorse any checks, drafts, or other writings in the Borrower's name to allow collection of the Collateral;

          (f)  take control of any proceeds of the Collateral;

          (g) execute (in the name, place, and stead of the Borrower) endorsements, assignments, stock powers, and other instruments of conveyance or transfer with respect to all or any of the Collateral; and

          (h) enter upon any premises where the Collateral or any part thereof may be, and take possession of all or any part thereof, without being responsible for loss or damage.

     In furtherance, and not in limitation, of the foregoing, the Collateral Agent, without demand of performance or other demand, advertisements or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Borrower or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may, whenever a Default of the nature referred to in Section 8.1.4 of the Credit Agreement or an Event of Default shall have occurred and be continuing, in a commercially reasonable manner, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Collateral Agent's offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right to the Collateral Agent upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby expressly waived or released. The Collateral Agent shall apply the proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Collateral or in any way relating to the rights of the Collateral Agent hereunder, including reasonable attorneys' fees and legal expenses, to the payment in whole or in part of the Obligations as set forth in Section 6.2 of this Agreement, the Borrower remaining liable for any deficiency remaining unpaid after such application and all reasonable fees and expenses incurred by the Collateral Agent in collecting such deficiency, and only after so paying over such proceeds and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the U.C.C., need the Collateral Agent account for the surplus, if any, to the Borrower. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, in which event no notification is required, the Borrower agrees that the Collateral Agent need not give more than ten days' notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to the Borrower if it has signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition. The Borrower further agrees to waive and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the U.C.C.

     SECTION 6.2. Application of Proceeds. All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent, the Agent and each Lender under Section 6.3 hereof and to the Collateral Agent, the Agent and each Lender pursuant to
Section 10.3 of the Credit Agreement) in whole or in part by the Collateral Agent against, all or any part of the Obligations in such order as the Collateral Agent shall elect.

     SECTION 6.3.  Indemnity and Expenses.

          (a) The Borrower hereby indemnifies and holds harmless the Collateral Agent, the Agent and each Lender from and against any and all claims, losses and liabilities arising out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Collateral Agent's, the Agent's or such Lender's gross negligence or wilful misconduct.

          (b) The Borrower will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which any Lender (with respect to clauses (ii) through (v) below) or the Collateral Agent may incur in connection with

               (i) the administration of this Agreement or the other Loan Documents;

               (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;

               (iii) the exercise or enforcement of any of the rights or remedies of the Collateral Agent hereunder;

               (iv) the failure by the Borrower to perform or observe any of the provisions hereof; or

               (v) advancing any funds in connection with the matters referred to in Section 7.4 hereof.

     SECTION 6.4. Grant of License to Use Intellectual Property Collateral. For the purpose of enabling the Collateral Agent to exercise rights and remedies under Section 6.1 hereof at such time as the Collateral Agent, without regard to this Section 6.4, shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, upon and subject to the occurrence and during the continuance of a Default of the nature referred to in Section 8.1.4 of the Credit Agreement or an Event of Default, the Borrower grants, to the extent not prohibited by applicable law or the terms of the Franchise Agreements or the Shoney's Inn License Agreement, to the Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Borrower, provided that, any proceeds shall be applied to the Borrower's Obligations in accordance with Section 6.2) to use, license or sublicense any Intellectual Property Collateral, now owned or hereafter acquired by the Borrower, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof.

                                ARTICLE VII

                               MISCELLANEOUS

     SECTION 7.1. Collateral Document and Loan Document. This Agreement is a Collateral Document and Loan Document executed pursuant to the Credit Agreement, and shall (unless otherwise expressly indicated herein) be construed, administered, and applied in accordance with the terms and provisions of the Credit Agreement.

     SECTION 7.2. Amendments, Waivers, Remedies, etc. No amendment to or waiver of any provision of this Agreement nor consent to any departure by the Borrower herefrom shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent (subject to Section 10.1 of the Credit Agreement), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No delay, act or omission on the part of the Collateral Agent of any of its rights hereunder shall be deemed a waiver of any rights hereunder unless also contained in an express writing signed by the Collateral Agent, nor shall any single or partial exercise of, or any failure to exercise, any right, power or privilege preclude any other or further or initial exercise thereof of any other right, power or privilege. The rights and remedies provided herein are cumulative, and not exclusive of right and remedies which may be granted or provided by law or equity.

     SECTION 7.3. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing or by facsimile transmission, and if to any party, addressed or delivered to it at the address set forth below its signature hereto or at such other address as shall be designated by such party in a written notice to each other party. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile transmission or delivery, shall be deemed given when received.

     SECTION 7.4. Subrogation. The Borrower shall not be entitled to be subrogated to any of the rights of the Collateral Agent, the Agent or any Lender by reason of any amounts received hereunder or in connection with the Collateral until all Obligations have been indefeasibly paid in full.

     SECTION 7.5. Section Captions. Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

     SECTION 7.6. Severability. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     SECTION 7.7. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same Agreement.

     SECTION 7.8. Governing Law; Entire Agreement, etc. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                              SHONEY'S, INC.


                              By /s/ W. Craig Barber
                                Title: Vice President-Finance and
                                          Chief Financial Officer

                              Address:
                              1727 Elm Hill Pike
                              Nashville, Tennessee  37210

                              Fax No.:  (615) 231-2428

                              Attention:  F. E. McDaniel, Jr.


                              CANADIAN IMPERIAL BANK OF COMMERCE,
                              NEW YORK AGENCY, as Collateral
                                Agent


                              By /s/ Roger Colden
                                 Title:  Authorized Signatory

                              Address:  425 Lexington Avenue
                              New York, New York  10017

                              Fax No.:  (212) 856-3763


                              Attention:  V.P. Syndications
                                          Administration

                                                             SCHEDULE I
                                                                 to
                                                         Security Agreement

ITEM A.   Jurisdictions.

          Alabama
          Arkansas
          Florida
          Georgia
          Illinois
          Indiana
          Kansas
          Kentucky
          Louisiana
          Maryland
          Mississippi
          Missouri
          Nebraska
          Nevada
          North Carolina
          Ohio
          Oklahoma
          South Carolina
          Tennessee
          Texas
          Virginia
          West Virginia

ITEM B.   UCC-1 Filings.

          Locations of Filing

     (1)  Alabama

          (a)  Secretary of State

     (2)  Arkansas

          (a)  Secretary of State

     (3)  Florida

          (a)  Secretary of State
          (b)  Clerk of Circuit Court of Alachua
          (c)  Clerk of Circuit Court of Bay
          (d)  Clerk of Circuit Court of Bradford
          (e)  Clerk of Circuit Court of Clay
          (f)  Clerk of Circuit Court of Columbia
          (g)  Clerk of Circuit Court of Duval
          (h)  Clerk of Circuit Court of Escambia
          (i)  Clerk of Circuit Court of Leon
          (j)  Clerk of Circuit Court of Orange
          (k)  Clerk of Circuit Court of Seminole
          (l)  Clerk of Circuit Court of St. John's
          (m)  Clerk of Circuit Court of Volusia

     (4)  Georgia

          (a)  Clerk of the Superior Court of Bulloch
          (b)  Clerk of the Superior Court of DeKalb
          (c)  Clerk of the Superior Court of Muscogee
          (d)  Clerk of the Superior Court of Bibb
          (e)  Clerk of the Superior Court of Gwinett
          (f)  Clerk of the Superior Court of Chatham
          (g)  Clerk of the Superior Court of Whitfield

     (5)  Illinois

          (a)  Secretary of State

     (6)  Indiana

          (a)  Secretary of State

     (7)  Kansas

          (a)  Secretary of State

     (8)  Kentucky

          (a)  Secretary of State
          (b)  County Clerk of Barren County
          (c)  County Clerk of Boone County
          (d)  County Clerk of Boyd County
          (e)  County Clerk of Christian County
          (f)  County Clerk of Daviess County
          (g)  County Clerk of Fayette County
          (h)  County Clerk of Franklin County
          (i)  County Clerk of Hardin County
          (j)  County Clerk of Henderson County
          (k)  County Clerk of Hopkins County
          (l)  County Clerk of Jefferson County
          (m)  County Clerk of Madison County
          (n)  County Clerk of Simpson County
          (o)  County Clerk of Warren County

     (9)  Louisiana

          (a)  Parish Clerk of Orleans

     (10)  Maryland

          (a)  Department of Assessments and Taxation

     (11)  Mississippi

          (a)  Secretary of State

     (12)  Missouri

          (a)  Secretary of State

     (13)  Nebraska

          (a)  Secretary of State

     (14)  Nevada

          (a)  Secretary of State

     (15)  North Carolina

          (a)  Secretary of State

     (16)  Ohio

          (a)  Secretary of State

     (17)  Oklahoma

          (a)  County Clerk of Oklahoma County

     (18)  Pennsylvania

          (a)  Secretary of the Commonwealth

     (19)  South Carolina

          (a)  Secretary of State

     (20)  Tennessee

          (a)  Secretary of State

     (21)  Texas

          (a)  Secretary of State

     (22)  Virginia

          (a)  State Corporation Commission

     (23)  West Virginia

          (a)  Secretary of State


ITEM C.  Intellectual Property Collateral Filings.

     All locations set forth in Items A and B of this Schedule I, the United States Patent and Trademark Office and the United States Copyright Office.

                                                             SCHEDULE II
                                                                  to
                                                         Security Agreement
Item A.  Patents

                            Issued Patents

Country  Patent No.            Issue Date     Inventor(s)      Title
                               [NONE]

                      Pending Patent Applications

Country      Serial No.        Filing Date    Inventor(s)      Title
                               [NONE]

                  Patent Applications in Preparation

                                Expected
Country  Docket No.            Filing Date    Inventor(s)      Title
                               [NONE]

Item B.  Patent Licenses


 Country or                            Effective   Expiration   Subject
 Territory      Licensor   Licensee       Date        Date       Matter
                                       [NONE]

                                                 SCHEDULE III
                                                        to
                                               Security Agreement


United States Trademark/Service Mark Registrations and
Applications.

                         SHONEY'S MARKS

                               Date
         Mark              Registered                 No.
Shoney's                    03/28/78               1,088,370

America's Dinner Table      10/07/86               1,412,692

Shoney Bear                 04/25/89               1,536,333

Shoney's                    11/06/90               1,620,734

Best Breakfast in Town
(Supplemental Register)     04/13/93               1,765,417


                        CAPTAIN D's MARKS

                                 Date
         Mark                 Registered               No.
Design of Captain              01/06/76             1,029,628

Captain D's                    01/06/76             1,029,629

Fish and Anchor                01/06/76             1,029,630

Captain's Head                 01/29/80             1,130,154

Captain D's and
  building design              02/03/81             1,146,718

A Great Little
  Seafood Place                04/14/81             1,151,309

Lighten Up                     06/11/85             1,341,166

Little Mate's Meal             06/14/88             1,492,731

Captain D's (graphic
  art building design)         02/02/90             1,575,841

Captain D's
  (building design)            10/30/90             1,620,567

Captain D's
  (building design)            06/25/91             1,649,084

The Great Little Seafood
  Place                        08/20/91             1,654,602

Captain D's (oval design)      10/15/91             1,661,241

Willy Walrus                   02/11/92             1,675,568

The Captain's Grille           06/23/92             1,696,289


                       FAMOUS RECIPE MARKS

                                 Date
         Mark                 Registered              No.
Building Design                06/25/85            1,345,232

Lee's Famous Recipe            12/25/84            1,311,285

Famous Recipe                  06/10/75            1,013,215

Famous Recipe                  12/11/73              974,710

Crispy Plus                    06/02/92            1,690,361


                         SPECIALTY MARKS

                                Date
         Mark                 Registered              No.
Fifth Quarter                  02/15/77            1,059,669

Sailmaker                      06/22/82            1,199,133

Pargo's Spirited Foods         02/25/86            1,384,792

Pargo's                        10/17/89            1,561,615

Mike Rose                      12/26/89            1,573,628


    PENDING UNITED STATES TRADEMARK/SERVICE MARK APPLICATIONS

 Country          Mark            Serial No.          Filing Date
   USA        Captain's Class     74/345,485           01/04/93

   USA        Long Necks          74/360,147           02/18/93

   USA        Longneck's          74/347,703           01/12/93

   USA        Shoney Bear         74/388,129           05/10/93
               Cub Club

   USA        Tag-A-Longs         74/352,197           01/25/93

   USA        Real Seafood.       74/341,685           12/21/92
               Real Quick.

   USA        Wingettes           74/245,000           02/10/92

   USA        The Great Little    App. Pending         06/18/93
               Seafood House


          FOREIGN TRADEMARK/SERVICE MARK REGISTRATIONS

Country          Mark        Registration No.   Registration Date
Canada         Shoney              362,462          11/03/89

Canada         Captain D's         362,413          11/03/89

Canada         Lee's Famous        365,050          02/02/90
                Recipe

Canada         Lee's               391,000          11/29/91

Japan          Captain D's       2,496,125          01/29/93

Korea          Shoney's             12,423          10/11/90

Korea          Captain D's          12,424          10/11/90

Mexico         Shoney's            424,840          __/__/93

Mexico         Captain D's         426,624          __/__/93

Mexico         Lee's Famous        424,836          __/__/93
                Recipe

Puerto Rico    Shoney's              7,417          05/12/89

Puerto Rico    Captain D's           7,418          05/12/89

Puerto Rico    Lee's Famous          7,419          10/24/89
                Recipe

Taiwan         Shoney's             44,355          04/16/90

Taiwan         Captain D's          44,356          04/16/90

Taiwan         Shoney's            482,786          05/01/90

Taiwan         Captain D's         482,787          05/01/90


       PENDING FOREIGN TRADEMARK/SERVICE MARK APPLICATIONS

 Country          Mark            Serial No.          Filing Date
 Bahamas      Shoney's               15,542            11/16/92

 Bahamas      Captain D's            15,541            11/16/92

 Bahamas      Lee's Famous           15,464            09/18/92
               Recipe

 Canada       Wingettes             704,897            05/15/92

 Canada       Crispy Plus           704,898            05/15/92

 Canada       Famous Recipe         704,901            05/15/92

 Canada       Shoney's Inn          668,656            10/19/90


Lee's Drive Inn, Inc. of Bellingham, Washington, has asserted superior common law rights to use of the name "Lee's" for restaurant services in the Bellingham, Washington area. The Borrower does not agree with this assertion and has expressly reserved all of its rights with respect to its use of the name of "Lee's Famous Recipe" in the Bellingham, Washington area.

                                                  SCHEDULE IV
                                                       to
                                               Security Agreement


Item A.  Copyrights

                            Registered Copyrights
Country     Registration No.   Registration Date    Author(s)		 Title

USA	    VA286923 	       11/16/87 	   Shoney's Inc.	Shoney's Presents
									Shoney Bear and His
									Friends Christmas Song
									Book

USA 	    VA244845 	       11/12/86 	   Shoney's Inc. 	Shoney's Bear

USA 	    TX1976558          01/12/87 	   Shoney's Inc.	Shoney's Presents
									Shoney Bear and His
									Friends:  Fun,
									Activities, Comics,
									Games

USA         PAu401844          05/17/82 	   Spinozza; 		Shoney's Inc.
									Shoney's:  60
									Sec./Arr. Spinozza
USA         TX2688952          09/05/89 	   Shoney's Inc.        Pargo's
                                                                 Spirited Foods

                 Copyright Pending Registration Applications

Country          Serial No.      Filing Date      Author(s)      Title
                                 [NONE]

             Copyright Registration Applications in Preparation

                                  Expected
Country          Docket No.      Filing Date      Author(s)      Title
                                 [NONE]



Item B.  Copyright Licenses


 Country or                            Effective    Expiration    Subject
 Territory      Licensor   Licensee       Date         Date       Matter

           Computer and software licenses which are included in the Collateral as Computer Hardware and Software Collateral.

                                                 SCHEDULE V
                                                      to
                                               Security Agreement


                 Tranche C Collateral Locations

                                                       SCHEDULE VI
                                                            TO
                                                    Security Agreement


                       Fixture Filing Locations
                   By State, County and Store Number

A.    ALABAMA

1.    Store No. 3627  (Barbour County)
2.    Store No. 1573  (Coffee County)
3.    Store No. 3630  (Coffee County)
4.    Store No. 3555  (Houston County)
5.    Store No. 3370  (Marshall County)
6.    Store No. 5703  (Montgomery County)
7.    Store No. 1233  (Montgomery County)
8.    Store No. 1270  (Montgomery County)
9.    Store No. 1225  (Montgomery County)
10.   Store No. 5737  (Shelby County)
11.   Store No. 3701  (Shelby County)

B.    ARKANSAS

1.    Store No. 3727  (Pope County)
2.    Store No. 3604  (Pulaski County)
3.    Store No. 3625  (Pulaski County)
4.    Store No. 3603  (Pulaski County)
5.    Store No. 3602  (Pulaski County)
6.    Store No. 3631  (Pulaski County)
7.    Store No. 3655  (Saline County)
8.    Store No. 3669  (White County)

C.    FLORIDA

1.    Store No. 1440  (Alachua County)
2.    Store No. 1562  (Bay County)
3.    Store No. 1563  (Bay County)
4.    Store No. 3376  (Bradford County)
5.    Store No. 5735  (Clay County)
6.    Store No. 1162  (Columbia County)
7.    Store No. 1164  (Duval County)
8.    Store No. 5729  (Duval County)
9.    Store No. 1166  (Duval County)
10.   Store No. 1167  (Duval County)
11.   Store No. 3377  (Duval County)
12.   Store No. 5713  (Duval County)
13.   Store No. 3380  (Duval County)
14.   Store No. 1165  (Duval County)
15.   Store No. 1168  (Duval County)
16.   Store No. 5741  (Duval County)
17.   Store No. 3481  (Duval County)
18.   Store No. 5725  (Duval County)
19.   Store No. 3378  (Duval County)
20.   Store No. 1163  (Duval County)
21.   Store No. 5727  (Duval County)
22.   Store No. 3374  (Duval County)
23.   Store No. 1564  (Escambia County)
24.   Store No. 1172  (Escambia County)
25.   Store No. 1189  (Leon County)
26.   Store No. 1198  (Leon County)
27.   Store No. 1561  (Leon County)
28.   Store No. 3395  (Orange County)
29.   Store No. 3396  (Orange County)
30.   Store No. 3394  (Orange County)
31.   Store No. 3390  (Orange County)
32.   Store No. 3397  (Seminole County)
33.   Store No. 3398  (Seminole County)
34.   Store No. 1442  (St. John's County)
35.   Store No. 3399  (Volusia County)
36.   Store No. 3373  (Clay County)
37.   Store No. 1169  (Duval County)
38.   Store No. 3379  (Duval County)

D.    GEORGIA

1.    Store No. 3611  (Chatham County)
2.    Store No. 3328  (DeKalb County)
3.    Store No. 3562  (Gwinnett County)
4.    Store No. 3595  (Muscogee County)
5.    Store No. 1249  (Whitfield County)

E.    ILLINOIS

1.    Store No. 5733  (Madison County)
2.    Store No. 3309  (Madison County)
3.    Store No. 1524  (Madison County)
4.    Store No. 1526  (Madison County)
5.    Store No. 3306  (St. Clair County)
6.    Store No. 3308  (St. Clair County)
7.    Store No. 1525  (St. Clair County)

F.    INDIANA

1.    Store No. 1317  (Kosciusko County)
2.    Store No. 3649  (Lawrence County)
3.    Store No. 1300  (Vanderburgh County)
4.    Store No. 3665  (Vanderburgh County)

G.    KENTUCKY

1.    Store No. 1310  (Christian County)
2.    Store No. 1149  (Franklin County)
3.    Store No. 1771  (Jefferson County)
4.    Store No. 7807  (Jefferson County)
5.    Store No. 3311  (Jefferson County)
6.    Store No. 1775  (Jefferson County)
7.    Store No. 3609  (Warren County)

H.    LOUISIANA

1.    Store No. 1480  (Bossier County)
2.    Store No. 1294  (East Baton Rouge County)
3.    Store No. 1197  (East Baton Rouge County)
4.    Store No. 1516  (East Baton Rouge County)
5.    Store No. 1200  (Jefferson County)
6.    Store No. 1253  (Jefferson County)
7.    Store No. 1186  (Jefferson County)
8.    Store No. 1501  (Jefferson County)
9.    Store No. 1195  (Ouachita County)
10.   Store No. 1481  (Rapides County)
11.   Store No. 1503  (St. Tammany)
12.   Store No. 1180  (Tangipahoa County)
13.   Store No. 1502  (Terrebone County)

I.    MISSISSIPPI

1.    Store No. 3728  (Forrest County)
2.    Store No. 1264  (Jones County)
3.    Store No. 1263  (Warren County)

J.    MISSOURI

1.    Store No. 1296  (Boone County)
2.    Store No. 3652  (Boone County)
3.    Store No. 3563  (Buchanan County)
4.    Store No. 1445  (Buchanan County)
5.    Store No. 3651  (Cole County)
6.    Store No. 1191  (Cole County)
7.    Store No. 1254  (Jackson County)
8.    Store No. 3307  (Jasper County)
9.    Store No. 1284  (Jasper County)
10.   Store No. 5738  (Jefferson County)
11.   Store No. 3310  (Jefferson County)
12.   Store No. 1271  (Jefferson County)
13.   Store No. 3330  (Jefferson County)
14.   Store No. 3678  (Johnson County)
15.   Store No. 1537  (Laclede County)
16.   Store No. 1536  (Pettis County)
17.   Store No. 3333  (St. Charles County)
18.   Store No. 1177  (St. Charles County)
19.   Store No. 1298  (St. Charles County)
20.   Store No. 1283  (St. Louis City)
21.   Store No. 5718  (St. Louis City)
22.   Store No. 3305  (St. Louis City)
23.   Store No. 3304  (St. Louis City)
24.   Store No. 1522  (St. Louis City)
25.   Store No. 1521  (St. Louis County)
26.   Store No. 1290  (St. Louis County)
27.   Store No. 5723  (St. Louis County)
28.   Store No. 5739  (St. Louis County)
29.   Store No. 1194  (St. Louis County)
30.   Store No. 1184  (St. Louis County)

K.    OHIO

1.    Store No. 1457  (Fairfield County)
2.    Store No. 3344  (Franklin County)
3.    Store No. 3341A (Franklin County)
4.    Store No. 3340  (Franklin County)
5.    Store No. 3339  (Franklin County)
6.    Store No. 3599  (Gallia County)
7.    Store No. 3351  (Hamilton County)
8.    Store No. 3357  (Hamilton County)
9.    Store No. 3358  (Hamilton County)
10.   Store No. 3363  (Montgomery County)
11.   Store No. 3365  (Montgomery County)
12.   Store No. 3364  (Montgomery County)
13.   Store No. 3360  (Muskingum County)
14.   Store No. 1455  (Muskingum County)
15.   Store No. 3706  (Scioto County)
16.   Store No. 1456  (Washington County)
17.   Store No. 3608  (Washington County)

L.    OKLAHOMA

1.    Store No. 3412  (Oklahoma County)
2.    Store No. 3411  (Oklahoma County)
3.    Store No. 3350  (Tulsa County)

M.    SOUTH CAROLINA

1.    Store No. 3705  (Berkeley County)
2.    Store No. 1137  (Charleston County)
3.    Store No. 3576  (Charleston County)
4.    Store No. 1143  (Richland County)

N.    TENNESSEE

1.    Store No. 3408  (Anderson County)
2.    Store No. 7806  (Hamilton County)
3.    Store No. 1213  (Maury County)
4.    Store No. 1257  (Coffee County)
5.    Store No. 3543  (Davidson County)
6.    Store No. 5756  (Davidson County)
7.    Store No. 5716  (Davidson County)
8.    Store No. 5709  (Davidson County)
9.    Store No. 5701  (Davidson County)
10.   Store No. 3501  (Davidson County)
11.   Store No. 3511  (Davidson County)
12.   Store No. 3525  (Davidson County)
13.   Store No. 3506  (Davidson County)
14.   Store No. 3504  (Davidson County)
15.   Store No. 1269  (Davidson County)
16.   Store No. 3589  (Davidson County)
17.   Store No. 1227  (Davidson County)
18.   Store No. 1240  (Davidson County)
19.   Store No. 1212  (Davidson County)
20.   Store No. 1211  (Davidson County)
21.   Store No. 1210  (Davidson County)
22.   Store No. 1207  (Davidson County)
23.   Store No. 1202  (Davidson County)
24.   Store No. 1205  (Davidson County)
25.   Store No. 1311  (Davidson County)
26.   Store No. 3205  (Knox County)
27.   Store No. 3203  (Knox County)
28.   Store No. 3204  (Knox County)
29.   Store No. 1206  (Montgomery County)
30.   Store No. 1313  (Rutherford County)
31.   Store No. 3550  (Sumner County)
32.   Store No. 1274  (Sumner County)
33.   Store No. 1232  (Sumner County)
34.   Store No. 3569  (Williamson County)

O.    TEXAS

1.    Store No. 1487  (Angelina County)
2.    Store No. 3596  (Brazoria County)
3.    Store No. 3729  (Brazoria County)
4.    Store No. 3688  (Brazoria County)
5.    Store No. 3653  (Dallas County)
6.    Store No. 3677  (Dallas County)
7.    Store No. 3590  (Dallas County)
8.    Store No. 3584  (Dallas County)
9.    Store No. 3618  (Denton County)
10.   Store No. 3539  (Fort Bend County)
11.   Store No. 3622  (Galveston County)
12.   Store No. 1482  (Gregg County)
13.   Store No. 3722  (Harris County)
14.   Store No. 3718  (Harris County)
15.   Store No. 3714  (Harris County)
16.   Store No. 3700  (Harris County)
17.   Store No. 3659  (Harris County)
18.   Store No. 3664  (Harris County)
19.   Store No. 3683  (Harris County)
20.   Store No. 3534  (Harris County)
21.   Store No. 3538  (Harris County)
22.   Store No. 3633  (Harris County)
23.   Store No. 3674  (Harris County)
24.   Store No. 3680  (Hunt County)
25.   Store No. 3712  (Montgomery County)
26.   Store No. 1483  (Smith County)
27.   Store No. 3656  (Tarrant County)
28.   Store No. 3724  (Tarrant County)
29.   Store No. 3707  (Tarrant County)
30.   Store No. 3730  (Wharton County)
31.   Store No. 3632  (Dallas County)

P.    VIRGINIA

1.    Store No. 1581  (Augusta County)
2.    Store No. 1421  (Botetourt County)
3.    Store No. 1124  (City of Lynchburg)
4.    Store No. 1171  (City of Lynchburg)
5.    Store No. 1150  (Montgomery County)
6.    Store No. 1586  (Prince William County)
7.    Store No. 3101  (Prince William County)
8.    Store No. 7701  (Prince William County)
9.    Store No. 1583  (Prince William County)
10.   Store No. 1119  (Roanoke County)
11.   Store No. 1116  (City of Roanoke)
12.   Store No. 1582  (Rockingham County)
13.   Store No. 7704  (Rockingham County)
14.   Store No. 3104  (Rockingham County)
15.   Store No. 1420  (City of Salem)
16.   Store No. 3103  (City of Staunton)
17.   Store No. 1585  (City of Winchester)
18.   Store No. 3102  (City of Winchester)

Q.    WEST VIRGINIA

1.    Store No. 1115  (Monongalia County)
2.    Store No. 1107  (Cabell County)
3.    Store No. 1450  (Kanawha County)
4.    Store No. 3723  (Kanawha County)
5.    Store No. 3531  (Kanawha County)
6.    Store No. 3614  (Raleigh County)
7.    Store No. 1109  (Raleigh County)

								    EXHIBIT F

                                      ISSUANCE REQUEST

Canadian Imperial Bank of Commerce,
 as Agent
425 Lexington Avenue
New York, New York 10017

Attention:

       Re: Amended and Restated Reducing Revolving Credit Agreement, dated as of May 3, 1996 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Shoney's, Inc., (the "BORROWER"), CIBC Inc., acting through its Atlanta office, as lender, the various other financial institutions which are, or may from time to time become, parties thereto (the "LENDERS") and Canadian Imperial Bank of Commerce, New York Agency, as agent (in such capacity, the "AGENT") for the Lenders.

Gentlemen/Ladies:

       This Isusance Request is delivered to you prusuant to Section 3.4 of the Credit Agreement. Unless otherwise defined herein or the context otherwise requires, terms used herein shall have the meanings provided in the Credit Agreement.

       The Borrower hereby requests that on __________, 19__ (the "DATE OF ISSUANCE") CIBC Inc. (or such other LC Issuer as the Agent shall determine) (the "ISSUER") *[issue a Letter of Credit on ___________, 19__ in the initial Stated Amount of $________________ with a Stated Expirty Date (as defined therein) of ________________ 19__] [extend the Stated Expiry Date (as defined under Irrevocable Letter of Credit No.__, issued on ____________________ 19__, in the initial Stated Amount of $_____________) to a revised Stated Expiry Date (as defined therein) of __________________, 19__].


_______________________
*      Insert as appropriate.

       The  beneficiary   of   the   requested   Letter   of   Credit  will  be
*__________________________________,  and  such  Letter  of Credit will  be  in support of **___________________________.

       The Borrower hereby acknowledges that, pursuant to Section 5.2.2 of the Credit Agreement, each of the delivery of this Issuance Request and the [issuance][extension] of the Letter of Credit requested hereby constitutes a representation and warranty by the Borrower that, on such date of [issuance] [extension] all statements set forth in Section 5.2.1 are true and correct in all material respects.

       The Borrower agrees that if, prior to the time of the ***[issuance] [extension] of the Letter of Credit requested hereby, any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent. Except to the extent, if any, that prior to the time of the issuance or extension requested hereby the Agent and the Issuer shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed to be certified at the date of such issuance or extension.

       IN WITNESS WHEREOF, the Borrower has caused this request to be executed and delivered by its duly Authorized Officer this _____ day of ________, _____.

                                    SHONEY'S, INC.

                                    By:
                                    Title:


______________________

*      Insert name and address of beneficiary.

**     Insert description of supported  Indebtedness  or  other obligations and name of agreement to which it relates.

***    Complete as appropriate.

							    EXHIBIT G

							[CONFORMED COPY]

                               PLEDGE AGREEMENT

       THIS PLEDGE AGREEMENT (this "AGREEMENT"), dated as of July 21, 1993, made by SHONEY'S, INC., a Tennessee corporation (the "PLEDGOR"), in favor of CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY ("CIBC-NYA"), acting in its capacity as collateral agent (together with any successor(s) thereto in such capacity, the "COLLATERAL AGENT") for the Lenders (as such term is defined in the Credit Agreement referred to below);

                              W I T N E S S E T H:

       WHEREAS, pursuant to that certain Reducing Revolving Credit Agreement, dated as of July 21, 1993 (together with all amendments, restatements, amendments and restatements and other modifications, if any, from time to time thereafter made therefor, the "CREDIT AGREEMENT"), among the Pledgor, the Lenders, and CIBC-NYA as the Agent (in such capacity, the "AGENT") and Collateral Agent for the Lenders, the Lenders have extended Commitments (such capitalized term, and all other capitalized terms used in these recitals without definition, to have the meanings assigned to such terms in, or incorporated by reference in, SECTIONS 1.1, 1.2 and 1.3 hereof) to make Loans to the Pledgor; and

       WHEREAS, as a condition precedent to the making of any Loan (including the initial Loans) under the Credit Agreement, the Pledgor is required to execute and deliver this Agreement and grant to the Collateral Agent, for its benefit and the Ratable benefit of the Agent and the Lenders, a continuing pledge of and security interest in all issued and outstanding shares of capital stock of each Subsidiary (whether now existing or hereafter formed or acquired) of the Pledgor and in certain promissory notes made by each Subsidiary (whether now existing or hereafter formed or acquired) of the Pledgor; and

       WHEREAS, the Borrower has determined that it is in its business interests to transfer certain of its real properties and certain improvements thereon to Realco and the Lenders are willing to consent to such transfer in return for a pledge of all the issued and outstanding capital stock of Realco upon which pledge the Lenders are relying to make Loans under the Credit Agreement; and

       WHEREAS, the Pledgor has duly authorized the execution, delivery and performance of this Agreement;

       NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Lenders to make Loans (including the initial Loans) to the Pledgor pursuant to the Credit Agreement, the Pledgor hereby agrees with the Collateral Agent, for its benefit and the benefit of the Agent and the Lenders, as follows:

                                         ARTICLE I

                                         DEFINITIONS

       SECTION 1.1. CERTAIN TERMS. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

            "AGENT" is defined in the FIRST RECITAL.

            "AGREEMENT" is defined in the PREAMBLE.

            "CIBC-NYA" is defined in the PREAMBLE.

            "COLLATERAL" is defined in SECTION 2.1.

            "COLLATERAL AGENT" is defined in the PREAMBLE.

            "CREDIT AGREEMENT" is defined in the FIRST RECITAL.

            "DISTRIBUTIONS" means all stock dividends, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any shares of capital stock on or with respect to any Pledged Shares or other shares of capital stock constituting Collateral, but shall not include Dividends.

            "DIVIDENDS" means cash dividends and cash distributions with respect to any Pledged Shares or other Pledged Property made in the ordinary course of business and not a liquidating dividend.

            "LENDERS" is defined in the PREAMBLE.

            "OBLIGATIONS" is defined in SECTION 2.2.

            "PLEDGED NOTE ISSUER" means each Person identified in ITEM A of ATTACHMENT 1 hereto as the issuer of the Pledged Note identified opposite the name of such Person.

            "PLEDGED NOTES" means all promissory notes of any Pledged Note Issuer in the form or substantially the form of EXHIBIT A hereto which are delivered by the Pledgor to the Agent as Pledged Property hereunder, as such promissory notes, in accordance with SECTION 4.6, are amended, modified or supplemented from time to time and together with any promissory note of any Pledged Note Issuer taken in extension or renewal thereof or substitution therefor.

            "PLEDGED PROPERTY" means all Pledged Shares, all Pledged Notes and all other pledged shares of capital stock or promissory notes, all other securities, all assignments of any amounts due or to become due, all other instruments which are now being delivered by the Pledgor to the Collateral Agent or may from time to time hereafter be delivered by the Pledgor to the Collateral Agent for the purpose of pledge under this Agreement or any other Loan Document, and all proceeds of any of the foregoing.

            "PLEDGED SHARE ISSUER" means each Person identified on ITEM B of ATTACHMENT 1 hereto as the issuer of the Pledged Shares identified opposite the name of such Person, together with any other Subsidiary of the Pledgor (whether now or hereafter existing or formed or acquired).

            "PLEDGED   SHARES"  means  all  shares  of  capital  stock  of  any
       Pledged Share Issuer.

            "PLEDGOR" is defined in the PREAMBLE.

            "RATABLE" has the meaning assigned to that term in the Security Agreement.

            "SECURITIES ACT" is defined in SECTION 6.2.

            "U.C.C." means the Uniform Commercial Code, as in effect in the State of New York.

       SECTION 1.2. CREDIT AGREEMENT DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

       SECTION 1.3. U.C.C. DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Agreement, including its preamble and recitals, with such meanings.


                                          ARTICLE II

                                           PLEDGE

       SECTION 2.1. GRANT OF SECURITY INTEREST. The Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Collateral Agent, for its benefit and the Ratable benefit of the Agent and the Lenders, and hereby grants to the Collateral Agent, for its benefit and the Ratable benefit of the Agent and the Lenders, a continuing security interest in and to, all of the following property (the "COLLATERAL"):

            (i) all promissory notes of each Pledged Note Issuer identified in ITEM A of ATTACHMENT 2 hereto;

            (ii)  all other Pledged Notes issued from time to time;


            (iii) all issued and outstanding shares of capital stock of each Pledged Share Issuer identified on ITEM B of ATTACHMENT 1 hereto;

            (iv)  all other Pledged Shares issued from time to time;

            (v)   all  other  Pledged  Property,  whether  now   or   hereafter
       delivered to the Collateral Agent in connection with this Agreement;

            (vi) all Dividends, Distributions, interest, and other payments and rights with respect to any Pledged Property; and

            (vii) all proceeds of any of the foregoing.

       SECTION 2.2. SECURITY FOR OBLIGATIONS. This Agreement and the Collateral secure the prompt payment in full and performance when due of (a) all obligations of the Pledgor to the Collateral Agent, the Agent and each of the Lenders now or hereafter existing under the Credit Agreement, the Notes, the Collateral Documents and the other Loan Documents (including this Agreement) to which the Pledgor is a party, whether for principal, interest, costs, fees, expenses or otherwise and (b) all obligations of the Pledgor to any Lender under any Rate Swap Agreement provided by such Lender (collectively, the "OBLIGATIONS").

       SECTION 2.3. DELIVERY OF PLEDGED PROPERTY; REGISTRATION OF PLEDGE, TRANSFER, ETC. All certificates or instruments representing or evidencing any Collateral, including all Pledged Shares and all Pledged Notes, shall be delivered to and held by or on behalf of (and, in the case of the Pledged Notes, endorsed to the order of) the Collateral Agent pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank, all in form and substance reasonably satisfactory to the Collateral Agent; all other necessary and appropriate action and approvals shall have been taken or received to grant to the Collateral Agent a first priority fully perfected security interest in the Collateral. The Collateral Agent shall have the right, at any time after any Default of the nature referred to in Section 8.1.4 of the Credit Agreement or an Event of Default shall have occurred and be continuing, and without notice to the Pledgor, to transfer to, or to register in the name of, the Collateral Agent or any of its nominees, any or all of the Pledged Shares. In addition, the Collateral Agent shall have the right at any time after a Default to exchange certificates or Instruments representing or evidencing certificated Pledged Shares for certificates or Instruments of smaller or larger denominations.

       SECTION 2.4. DIVIDENDS ON PLEDGED SHARES AND PAYMENTS ON PLEDGED NOTES. In the event that any Dividend is to be paid on any Pledged Share or any payment of principal or interest is to be made on any Pledged Note at a time when (x) no Default of the nature referred to in Section 8.1.4 of the Credit Agreement has occurred and is continuing, and (y) no Event of Default has occurred and is occurring, such Dividend or payment may be paid directly to Pledgor. If any such Default or Event of Default has occurred and is continuing, then any such Dividend or payment shall be paid directly to the Collateral Agent.

       SECTION 2.5. RELEASE OF CERTAIN COLLATERAL. Until such time as a Default of the nature referred to in Section 8.1.4 of the Credit Agreement or an Event of Default has occurred and is continuing, any Dividend or other cash payment with respect to the Pledged Property shall be deemed to be released by the Collateral Agent to the Pledgor.

       SECTION 2.6. CONTINUING SECURITY INTEREST. This Agreement shall create a continuing security interest in the Collateral and shall

            (i) remain in full force and effect until payment in full of all Obligations and the termination of all Commitments,

            (ii) be binding upon the Pledgor and its successors, transferees and assigns (PROVIDED that the Pledgor may not assign any of its obligations hereunder without the prior written consent of the Collateral Agent and all of the Lenders), and

            (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the Agent and each Lender and their respective successors, transferees, and assigns.

Without limiting the foregoing CLAUSE (C), any Lender may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity to the extent permitted by the Credit Agreement, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer and to the provisions of Section 10.10 of the Credit Agreement. Upon the payment in full of all Obligations and the termination of all Commitments, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Collateral Agent will, at the Pledgor's sole expense, deliver to the Pledgor, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments (if any) representing or evidencing the Pledged Shares and all Pledged Notes previously delivered to the Collateral Agent by the Pledgor, together with all other Collateral held by the Collateral Agent hereunder, and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

                                       ARTICLE III

                               REPRESENTATIONS AND WARRANTIES

       SECTION 3.1. WARRANTIES, ETC. The Pledgor represents and warrants unto the Collateral Agent, the Agent and each Lender (a) that ITEM B of ATTACHMENT 1 attached hereto identifying each Pledged Share Issuer represents a true and complete listing of all Subsidiaries of the Pledgor, (b) that ITEM A of ATTACHMENT 1 attached hereto identifying each Pledged Note Issuer represents a true and complete listing of all Subsidiaries of the Pledgor and (c) that as at the date of each pledge and delivery hereunder (including each pledge and delivery of Pledged Shares and each pledge and delivery of a Pledged Note) by the Pledgor to the Collateral Agent of any Collateral,

            (i) the Pledgor is the legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign), the Collateral then being pledged, free and clear of all liens, security interests, options, or other charges or encumbrances, except any lien or security interest granted pursuant hereto in favor of the Collateral Agent;

            (ii) the pledge of such Collateral and all proceeds thereof, upon delivery to the Collateral Agent, is effective to create a valid, perfected, first priority security interest in such Collateral and such proceeds thereof, securing payment of the Obligations;

            (iii) in the case of any Pledged Shares constituting such Collateral, all of such Pledged Shares are duly authorized and validly issued, fully paid, and non-assessable;

            (iv) in the case of any Pledged Notes, all of such Pledged Notes have been duly authorized, executed, endorsed, issued and delivered, and are the legal, valid and binding obligation of the issuers thereof, and are not in default;

            (v)   the  Pledged  Shares  constitute   all   of  the  issued  and
       outstanding shares of the capital stock of each Pledged Share Issuer;

            (vi) no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body will be required either

                  (A) for the pledge by the Pledgor of any Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by the Pledgor, or

                  (B) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement, or, except with respect to Pledged Shares, as may be required in connection with a disposition of such Pledged Shares by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Agreement; and

            (vi) no filing or other action (other than possession, in the case of certificated securities) will be necessary to perfect or protect the security interest described in CLAUSE (II) above.

                                          ARTICLE IV

                                          COVENANTS

       SECTION 4.1. PROTECT COLLATERAL; FURTHER ASSURANCES, ETC. The Pledgor will not sell, assign, transfer, pledge, or encumber in any other manner the Collateral (except in favor of the Collateral Agent hereunder). The Pledgor will warrant and defend the right and title herein granted unto the Collateral Agent in and to the Collateral (and all right, title, and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. The Pledgor will immediately deliver to the Collateral Agent all shares of capital stock of any Subsidiary of the Pledgor hereafter acquired, issued or created, and until delivered such shares shall be held in trust for the Collateral Agent. The Pledgor agrees that at any time, and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. The Pledgor will, at all times, keep pledged to the Collateral Agent pursuant hereto all shares of capital stock of the Pledged Share Issuers.

       SECTION 4.2. STOCK POWERS, ETC. The Pledgor agrees that all Pledged Shares (and all other shares of capital stock constituting Collateral) evidenced by certificates and delivered by the Pledgor pursuant to this Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer reasonably acceptable to the Collateral Agent. The Pledgor will, from time to time upon the request of the Collateral Agent, promptly deliver to the Collateral Agent such stock powers, instruments, and similar documents, reasonably satisfactory in form and substance to the Collateral Agent, with respect to the Collateral as the Collateral Agent may reasonably request and will, from time to time upon the request of the Collateral Agent after the occurrence of any Default of the nature referred to in Section 8.1.4 of the Credit Agreement or any Event of Default, promptly transfer any Pledged Shares or other shares of common stock constituting Collateral into the name of any nominee designated by the Collateral Agent.

       SECTION 4.3. CONTINUOUS PLEDGE. Subject to SECTION 2.4, the Pledgor will, at all times, keep pledged to the Collateral Agent pursuant hereto all Pledged Shares and all other shares of capital stock constituting Collateral, all Dividends and Distributions with respect thereto, all Pledged Notes, all interest, principal and other proceeds received by the Agent with respect to the Pledged Notes, and all other Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to the Pledgor in respect of any Collateral. Without the prior written consent of the Collateral Agent, the Pledgor agrees that it will not vote to enable any Pledged Share Issuer to, and will not otherwise permit any Pledged Share Issuer to, issue any stock or other securities of any nature in exchange for or in substitution for, or in addition to, the Pledged Shares.

       SECTION 4.4. FUTURE SUBSIDIARIES; DELIVERY OF ADDITIONAL PLEDGED SHARES. Upon any Person becoming, after the Closing Date, a Subsidiary of the Pledgor, or upon the Pledgor's acquiring additional capital stock of any Pledged Share Issuer, the Pledgor shall promptly notify the Collateral Agent of such new Subsidiary or acquisition, as the case may be, and shall immediately deliver to the Collateral Agent all of the outstanding shares of capital stock of such Person constituting Pledged Shares, together with undated stock powers for such certificates, executed in blank, all in a manner satisfactory to the Collateral Agent.

       SECTION 4.5.  VOTING RIGHTS; DIVIDENDS, ETC.  The Pledgor agrees:

            (i) after any Default of the nature referred to in Section 8.1.4 of the Credit Agreement or if an Event of Default shall have occurred and be continuing, without any request therefor by the Collateral Agent, to (i) promptly upon receipt thereof by the Pledgor, deliver (properly endorsed where required hereby or requested by the Collateral Agent) to the Collateral Agent and (ii) cause each Pledged Share Issuer and any other issuer of Pledged Shares to pay directly to the Collateral Agent, all Dividends, all Distributions, all payments and all proceeds of the Pledged Property and other Collateral then or thereafter receivable by the Pledgor, all of which may be held by the Collateral Agent as additional Collateral for use in accordance with SECTION 6.4; and

            (ii) after any Default of the nature referred to in Section 8.1.4 of the Credit Agreement or if an Event of Default shall have occurred and be continuing, promptly to deliver (properly endorsed where required hereby or requested by the Collateral Agent) to the Collateral Agent, upon request of the Collateral Agent, such proxies and other documents as may be necessary to allow the Collateral Agent to exercise the voting power with respect to any share of capital stock included in the Collateral;

PROVIDED, HOWEVER, that unless a Default  of  the nature referred to in Section
8.1.4 of the Credit Agreement or an Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to exercise, in its reasonable judgment, but in a manner not inconsistent with the terms of the Credit Agreement, this Agreement or any other Collateral Document or Loan Document, the voting power and all other incidental rights of ownership with respect to any Pledged Shares (subject to the Pledgor's obligation to deliver to the Collateral Agent such Pledged Shares in pledge hereunder).

       All Dividends, Distributions, all payments and all proceeds in respect of any Pledged Property which may at any time and from time to time be held by the Pledgor but which the Pledgor is then obligated to deliver by SECTION 4.5(A) to the Collateral Agent, shall, until delivery to the Collateral Agent, be held by the Pledgor separate and apart from its other property in trust for the Collateral Agent. The Collateral Agent agrees that, unless a Default of the nature referred to in Section 8.1.4 of the Credit Agreement or an Event of Default shall have occurred and be continuing, the Pledgor shall have the exclusive voting power with respect to any shares of capital stock (including any of the Pledged Shares) constituting Collateral and the Collateral Agent shall, upon the written request of the Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Pledgor which are necessary to allow the Pledgor to exercise voting power with respect to any such share of capital stock (including any of the Pledged Shares) constituting Collateral; PROVIDED, HOWEVER, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by the Pledgor that would impair any Collateral or be inconsistent with or violate any provision of the Credit Agreement or any Collateral Document or Loan Document (including this Agreement).

       SECTION 4.6.  ADDITIONAL  UNDERTAKINGS.   The  Pledgor will not, without
the prior written consent of the Collateral Agent:

            (i) enter into any agreement amending, supplementing, or waiving any provision of any Pledged Note (including any underlying instrument pursuant to which such Pledged Note is issued) or compromising or releasing or extending the time for payment of any obligation of the maker thereof; or

            (ii)  take or omit to take any action the taking or the omission of which would result in any impairment or alteration of any obligation of the maker of any Pledged Note or other instrument constituting Collateral.

                                          ARTICLE V

                                    THE COLLATERAL AGENT

       SECTION 5.1. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT. The Pledgor hereby irrevocably appoints the Collateral Agent the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Collateral Agent's discretion, after the occurrence and continuance of a Default of the nature referred to in Section 8.1.4 of the Credit Agreement or an Event of Default, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

            (i) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

            (ii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with CLAUSE (A) above; and

            (iii) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral.

The Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

       SECTION 5.2. COLLATERAL AGENT MAY PERFORM; PROTECTION OF COLLATERAL. The Collateral Agent may from time to time, at its option, perform, or cause performance of, any act which the Pledgor agrees hereunder to perform and which the Pledgor shall fail to perform after being requested in writing to so perform (it being understood that no such request need be given after the occurrence and during the continuance of any Default of the nature referred to in Section 8.1.4 of the Credit Agreement or an Event of Default) and, subject to the foregoing, the Collateral Agent may from time to time take any other action which the Collateral Agent reasonably deems necessary for the maintenance, preservation, or protection of any of the Collateral or of its security interest therein. The Pledgor hereby acknowledges and agrees that any expenses incurred by the Collateral Agent in connection with this SECTION
5.2 shall be payable by the Pledgor pursuant to SECTION 6.5.

       SECTION 5.3. COLLATERAL AGENT HAS NO DUTY. The powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the Agent and the Lenders) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for the reasonable care of any Collateral in its possession, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

       SECTION 5.4.  REASONABLE  CARE.   The  Collateral  Agent  is required to
exercise reasonable care in the custody and preservation of any of the Collateral in its possession; PROVIDED, HOWEVER, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as the Pledgor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Default of the nature referred to in Section
8.1.4 of the Credit Agreement or any Event of Default, but failure of the Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

                                          ARTICLE VI

                                          REMEDIES

    SECTION 6.1.  CERTAIN  REMEDIES.   If any Default of the nature referred to
in Section 8.1.4 of the Credit Agreement or any Event of Default shall have occurred and be continuing:

            (i) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of
       Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

            (ii)  The Collateral Agent may

                  (A) transfer all or any part of the Collateral into the name of the Collateral Agent or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder,

                  (B) notify the parties obligated on any of the Collateral to make payment to the Collateral Agent of any amount due or to become due thereunder;

                  (C) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

                  (D) endorse any checks, drafts, or other writings in the Pledgor's name to allow collection of the Collateral;

                  (E)  take control of any proceeds of the Collateral; and

                  (F) execute (in the name, place and stead of the Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

       SECTION 6.2. SECURITIES LAWS. If the Collateral Agent shall determine to exercise its right to sell all or any of the Collateral pursuant to SECTION 6.1, the Pledgor agrees that, upon request of the Collateral Agent, the Pledgor will, at its own expense:

            (i) execute and deliver, and cause each issuer of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Collateral Agent, advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the "SECURITIES ACT"), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

            (ii) use its best efforts to qualify the Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Collateral Agent;

            (iii) cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

            (iv) do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

The Pledgor further acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Collateral Agent, the Agent or the Lenders by reason of the failure by the Pledgor to perform any of the covenants contained in this Section and, consequently, agrees that, if the Pledgor shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value (as determined by the Collateral Agent) of the Collateral on the date the Collateral Agent shall demand compliance with this Section.

       SECTION 6.3. COMPLIANCE WITH RESTRICTIONS. The Pledgor agrees that in any sale of any of the Collateral whenever a Default of the nature referred to in Section 8.1.4 of the Credit Agreement or an Event of Default shall have occurred and be continuing, the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable nor accountable to the Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

       SECTION 6.4. APPLICATION OF PROCEEDS. All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as additional collateral security for, or then or at any time thereafter be applied (after payment of any amounts payable to the Collateral Agent, the Agent and each Lender under
SECTION 6.5 hereof and to the Collateral Agent, the Agent and each Lender pursuant to Section 10.3 of the Credit Agreement) in whole or in part by the Collateral Agent against, all or any part of the Obligations in such order as the Collateral Agent shall elect.

       SECTION 6.5. INDEMNITY AND EXPENSES. The Pledgor hereby indemnifies and holds harmless the Collateral Agent, the Agent and each Lender from and against any and all claims, losses, and liabilities arising out of or resulting from this Agreement (including enforcement of this Agreement), except claims, losses, or liabilities arising out of or resulting from the Collateral Agent's, the Agent's or such Lender's gross negligence or willful misconduct. Upon demand, the Pledgor will pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which any Lender (with respect to CLAUSES (B) through (E) below) or the Collateral Agent may incur in connection with:

            (i) the administration of this Agreement, the Credit Agreement and each other Collateral Document and Loan Document;

            (ii) the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;

            (iii) the exercise or enforcement of any of the rights or remedies of the Collateral Agent hereunder;

            (iv) the failure by the Pledgor to perform or observe any of the provisions hereof; or

            (v) advancing any funds in connection with the matters referred to in SECTION 5.2 hereof.

                                          ARTICLE VII

                                        MISCELLANEOUS

       SECTION 7.1. COLLATERAL DOCUMENT AND LOAN DOCUMENT. This Agreement is a Collateral Document and Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered, and applied in accordance with the terms and provisions of the Credit Agreement.

       SECTION 7.2. AMENDMENTS, WAIVERS, REMEDIES, ETC. No amendment to or waiver of any provision of this Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent (subject to Section 10.1 of the Credit Agreement) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given. No delay, act or omission on the part of the Collateral Agent of any of its rights hereunder shall be deemed a waiver of any rights hereunder unless also contained in an express writing signed by the Collateral Agent, nor shall any single or partial exercise of, or any failure to exercise, any right, power or privilege preclude any other or further or initial exercise thereof of any other right, power or privilege. The rights and remedies provided herein are cumulative, and not exclusive of rights and remedies which may be granted or provided by law or equity.

       SECTION 7.3. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing or by facsimile transmission, and if to any party, addressed or delivered to it at the address set forth below its signature hereto, or at such other address as shall be designated by such party in a written notice to each other party. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile transmission or delivery, shall be deemed given when received.

       SECTION 7.4. SUBROGATION. The Pledgor shall not be entitled to be subrogated to any of the rights of the Collateral Agent, the Agent or any Lender by reason of any amounts received hereunder or in connection with the Collateral until all Obligations have been indefeasibly paid in full.

       SECTION 7.5. SECTION CAPTIONS. Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

       SECTION 7.6. SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

       SECTION 7.7. COUNTERPARTS. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same Agreement.

       SECTION 7.8. GOVERNING LAW, ENTIRE AGREEMENT, ETC. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

       SECTION 7.9. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE COLLATERAL AGENT, THE AGENT, THE LENDERS OR THE PLEDGOR SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE COLLATERAL AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE PLEDGOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE PLEDGOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

       SECTION 7.10. WAIVER OF JURY TRIAL. THE COLLATERAL AGENT, THE AGENT, THE LENDERS AND THE PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE COLLATERAL AGENT, THE AGENT, THE LENDERS, OR THE PLEDGOR. THE PLEDGOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A
MATERIAL INDUCEMENT FOR THE COLLATERAL AGENT, THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                    SHONEY'S, INC.

                                    By /S/ W. CRAIG BARBER
                                      Title:  Vice President - Finance
				              and Chief Financial Officer


                                    CANADIAN IMPERIAL BANK OF
                                      COMMERCE, NEW YORK AGENCY,
                                      as Collateral Agent


                                    By /S/ ROGER COLDEN
                                      Title:  Authorized Signatory

							       ATTACHMENT 1
								    to
                                                             (Pledge Agreement)


Item A.  PLEDGED NOTES


PLEDGED NOTE ISSUER                                   PAYEE
Mike Rose Foods, Inc.                                 Shoney's, Inc.

Commissary Operations, Inc.                           Shoney's, Inc.

R.J.R. Investments, Inc.                              Shoney's, Inc.

Evadon Corporation                                    Shoney's, Inc.

Shoney's Real Estate, Inc.                            Shoney's, Inc.

Corporate Benefit Services,
  Incorporated, of Nashville                          Shoney's, Inc.

Pargo's of Frederick, Inc.                            Shoney's, Inc.

Shoney's Investments, Inc.                            Shoney's, Inc.

Shoney's Funding Corp.                                Shoney's, Inc.

Shoney's of Canada, Inc.                              Shoney's, Inc.

Shoney's Equipment Corporation                        Shoney's, Inc.

Pargo's of York, Inc.                                 Shoney's, Inc.


Item B.  PLEDGED SHARES


                                      PLEDGED SHARES


                 State of                                  % of
  Issuer-         Incor-      Authorized   Outstanding   Outstanding   Certificate
SUBSIDIARY       PORATION       SHARES       SHARES     SHARES PLEDGED    NUMBER
Mike Rose       Tennessee       300            300           100%           10

Foods, Inc.
Commissary      Tennessee      2000           1000           100%             1

Operations,
Inc.

R.J.R.           Nevada        1000            100           100%             1
Investments,
Inc.

Evadon,          Tennessee    100,000         1000           100%             1
Corporation

Shoney's         Tennessee      1000          1000            100%            1
Real Estate,
Inc.

Corporate        Tennessee      1000          1000            100%            2
Benefit
Services,
Incorporated, of
Nashville

Pargo's of       Tennessee      1000          1000             100%           2
Frederick,
Inc.

Shoney's         Nevada         1000          1000             100%           1
Investments,
Inc.

Shoney's         Tennessee       1000          1000             100%          1
Funding
Corp.

Shoney's of      Canada       unlimited         100             100%        C-1
Canada, Inc.

Shoney's         Tennessee      1000           1000             100%          1
Equipment
Corporation

Pargo's of       Tennessee      1000           1000             100%          1
York, Inc.

                                       PROMISSORY NOTE

         , 19__

       FOR VALUE RECEIVED, the undersigned, ______________,  a  _______________
corporation (the "MAKER"), promises to pay to the order of SHONEY'S, INC., a Tennessee corporation (the "PAYEE"), on demand, the aggregate principal amount of the intercompany Indebtedness of the Maker to the Payee reflected on the books and records of the Payee.

       The unpaid principal amount of this promissory note (this "NOTE") from time to time outstanding shall bear interest at a rate of interest equal to ____________, which the Maker represents to be a lawful and commercially reasonable rate, payable __________, and all payments of principal of and interest on this Note shall be payable in lawful currency of the United States of America. All such payments shall be made by the Maker to an account established by the Payee at _______________ and shall be recorded on the grid attached hereto by the holder hereof (including the Agent as pledgee). Upon notice from the Agent (hereinafter defined) that a Default (as defined in the Credit Agreement, hereinafter defined) of the nature referred to in SECTION
8.1.4 of the Credit Agreement or an Event of Default (as defined in the Credit Agreement) has occurred and is continuing under the Credit Agreement, the Maker shall make such payments, in same day funds, to such other account as the Agent shall direct in such notice.

       This Note is one of the Pledged Notes referred to in, and evidences Indebtedness incurred pursuant to, SECTION 7.2.2 of the Reducing Revolving Credit Agreement, dated as of July 21, 1993 (together with all amendments and other modifications, if any, from time to time hereafter made thereto, the "CREDIT AGREEMENT"), among the Payee, Canadian Imperial Bank of Commerce, New York Agency, as the agent (the "AGENT"), and various commercial lending institutions as are, or may from time to time become, parties thereto. Upon the occurrence and continuance of an Event of Default under the Credit Agreement, and notice thereof by the Agent to the Maker, the Agent shall have all rights of the Payee to collect and accelerate, and enforce all rights with respect to, the Indebtedness evidenced by this Note. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

       Reference is made to the Credit Agreement for a description of the Pledge Agreement pursuant to which this Note has been pledged to the Agent as security for the Obligations outstanding from time to time under the Credit Agreement and each other Loan Document.

       In addition to, but not in limitation of, the foregoing, the Maker further agrees to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder (including the Agent as pledgee) of this Note endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

       THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

       THE MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS NOTE. THE MAKER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE TO ACCEPT THIS NOTE.

                                    [Name of Maker]


                                    By _____________________________
                                      Title:  ______________________

                                    Pay to the order of Canadian Imperial
                                          Bank of Commerce, as Agent

                                    SHONEY'S, INC.


                                    By _____________________________
                                       Title:  _____________________

                                            GRID

       Intercompany Loans made by Shoney's, Inc. to _________ and payments of principal of such Loans.


                             Amount of                 Amount of          Outstanding Principal   Notation
                           Intercompany                Principal                 Balance          Made By
        Date                   Loan                     Payment

								   EXHIBIT H

								[EXECUTION COPY]

                                SUBSIDIARY SECURITY AGREEMENT

      THIS  SUBSIDIARY  SECURITY  AGREEMENT  (this  "AGREEMENT"), dated  as  of
July 21,  1993,  made by [NAME OF SUBSIDIARY], a              corporation  (the
"GRANTOR"), in favor of CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY ("CIBC-NYA"), acting in its capacity as collateral agent (in such capacity, the "COLLATERAL AGENT") for the Lenders (as such term is defined in the Credit Agreement referred to below);

                                    W I T N E S S E T H:

      WHEREAS, pursuant to that certain Reducing Revolving Credit Agreement, dated as of July 21, 1993 (together with all amendments, restatements, amendment and restatements, and other modifications, if any, from time to time thereafter made thereto, the "CREDIT AGREEMENT"), among Shoney's Inc., a Tennessee corporation (the "BORROWER"), the Lenders, and CIBC-NYA as the Agent (in such capacity, the "AGENT") and Collateral Agent for the Lenders, the Lenders have extended Commitments (such capitalized term, and all other capitalized terms used in these recitals without definition, to have the meanings assigned to such terms in, or incorporated by reference in, SECTIONS 1.1, 1.2 and 1.3 hereof) to make Loans to the Grantor; and

      WHEREAS, the Grantor is a Subsidiary of the Borrower and, in its capacity as a guarantor, has guaranteed, among other things, all obligations of the Borrower to the Agent and the Lenders under the Credit Agreement, the Collateral Documents and Loan Documents, in accordance with the terms and provisions of the Subsidiary Guaranty; and

      WHEREAS, as a condition precedent to the making of the initial Loans under the Credit Agreement, the Grantor is required to execute and deliver this Agreement and grant to the Collateral Agent, for its benefit and the Ratable benefit of the Agent and the Lenders, a security interest in the Collateral; and

      WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement; and

      WHEREAS, it is in the best interests of the Grantor to execute this Agreement inasmuch as the Grantor will derive substantial direct and indirect benefits from the Loans made from time to time to the Borrower by the Lenders pursuant to the Credit Agreement;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make Loans (including the initial Loans) to the Borrower pursuant to the Credit Agreement, the Grantor agrees with the Collateral Agent, for its benefit and the benefit of the Agent and the Lenders, as follows:

                                          ARTICLE I

                                         DEFINITIONS

      SECTION 1.1. CERTAIN TERMS. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

            "AGENT" is defined in the FIRST RECITAL.

            "AGREEMENT" is defined in the PREAMBLE.

            "BORROWER" is defined in the FIRST RECITAL.

            "CIBC-NYA" is defined in the PREAMBLE.

            "COLLATERAL" is defined in SECTION 2.1.

            "COLLATERAL AGENT" is defined in the PREAMBLE.

            "COMPUTER HARDWARE AND SOFTWARE COLLATERAL" means:

                  (a) all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware;

                  (b) all software programs (including both source code, object code and all related applications and data files), whether now owned, licensed or leased or hereafter acquired by the Grantor, designed for use on the computers and electronic data processing hardware described in CLAUSE (A) above;

                  (c)  all firmware associated therewith;

                  (d) all documentation (including flow charts, logic diagrams, manuals, guides and specifications) with respect to such hardware, software and firmware described in the preceding CLAUSES
            (A) through (C); and

                  (e) all rights with respect to all of the foregoing, including, without limitation, any and all copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing.

            "COPYRIGHT COLLATERAL" means all copyrights of the Grantor, whether statutory or common law, registered or unregistered, now or hereafter in force throughout the world including, without limitation, all of the Grantor's right, title and interest in and to all copyrights registered in the United States Copyright Office or anywhere else in the world and also including, without limitation, the copyrights referred to in ITEM A of SCHEDULE IV attached hereto, and all applications for registration thereof, whether pending or in preparation, all copyright licenses, including each copyright license referred to in ITEM B of SCHEDULE IV attached hereto, the right to sue for past, present and future infringements of any thereof, all rights corresponding thereto throughout the world, all extensions and renewals of any thereof and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

            "CREDIT AGREEMENT" is defined in the FIRST RECITAL.

            "EQUIPMENT" is defined in CLAUSE (A) of SECTION 2.1 hereof.

            "FRANCHISE AGREEMENTS" means, collectively, each of the agreements entered into from time to time by the Grantor any of its franchisees, pursuant to which the Grantor as franchisor, grants to a franchisee a franchise for any restaurants, food products, lodging establishments or related rights.

            "GRANTOR" is defined in the PREAMBLE.

            "INTELLECTUAL PROPERTY COLLATERAL" means, collectively, the Computer Hardware and Software Collateral, the Copyright Collateral, the Patent Collateral, the Trademark Collateral and the Trade Secrets Collateral.

            "LENDERS" is defined in the PREAMBLE.

            "OBLIGOR" means any Subsidiary party to the Subsidiary Guaranty.

            "RATABLE" means (a) with respect to all the Loans, in proportion to the respective Lender's Percentage of the aggregate Loans outstanding under the Credit Agreement, and (b) with respect to other Obligations or Secured Obligations, in proportion to the respective amounts to which the Collateral Agent, the Agent or such Lender is entitled pursuant to the Credit Agreement, the Collateral Documents, the Loan Documents and any Rate Swap Agreement to which such Lender is a party when compared to the total amount which the Collateral Agent, the Agent and all Lenders are entitled to pursuant to the Credit Agreement, the Collateral Documents, the Loan Documents and any Rate Swap Agreements to which a Lender is a party.

            "RECEIVABLES" is defined in CLAUSE (B) of SECTION 2.1.

            "RELATED CONTRACTS" is defined in CLAUSE (B) of SECTION 2.1.

            "SECURED OBLIGATIONS" is defined in SECTION 2.2.

            "SUB-COLLATERAL AGENT" mens NationsBank of Tennessee, N.A. or any other commercial institution that enters into a sub-collateral agreement with the Agent.

           "SUBSIDIARY GUARANTOR" means each other Subsidiary of the Borrower party to a Subsidiary Guaranty.

            "TRADEMARK COLLATERAL" means:

            (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like nature (all of the foregoing items in this CLAUSE (A) being collectively called a "TRADEMARK"), now existing anywhere in the world or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country, including those referred to on SCHEDULE III attached hereto;

            (b)  all Trademark licenses;

            (c) all reissues, extensions or renewals, if applicable, of any of the items described in CLAUSES (A) and (B);

            (d) all of the goodwill of the business connected with the use of, and symbolized by the items described in, CLAUSES (A) and (B); and

            (e) all proceeds of, and rights associated with, the foregoing, including any claim by the Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, including any Trademark, Trademark registration or Trademark license referred to on SCHEDULE III attached hereto, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license.

            "TRADE SECRETS COLLATERAL" means common law and statutory trade secrets and all other confidential or proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of the Grantor (all of the foregoing being collectively called a "TRADE SECRET"), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, if any, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

            "U.C.C." means the Uniform Commercial Code, as in effect in the State of New York.

      SECTION 1.2. CREDIT AGREEMENT DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

      SECTION 1.3. U.C.C. DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Agreement, including its preamble and recitals, with such meanings.

                                          ARTICLE II

                                      SECURITY INTEREST

      SECTION 2.1. GRANT OF SECURITY INTEREST. The Grantor hereby pledges and assigns to the Collateral Agent for its benefit and the Ratable benefit of the Agent and the Lenders, and hereby grants to the Collateral Agent, for its benefit and the Ratable benefit of the Agent and the Lenders, a security interest in, all of the following property, whether now or hereafter existing or acquired (the "COLLATERAL"):

            (a) all items of the Grantor's equipment (other than motor vehicles) in all of its forms, including, without limitation, all machinery, components, parts and accessories installed thereon or affixed thereto and all parts thereof and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor, in each case wherever located, including, without limitation, in the jurisdiction(s) ("Jurisdictions") set forth on SCHEDULE I hereto (the "EQUIPMENT");

            (b) all of the Grantor's accounts, contracts (other than leases of real property which expressly prohibit the granting of a security interest therein by the Grantor), contract rights, chattel paper, documents, instruments and general intangibles, and any and all other obligations of any kind owed to the Grantor, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights of the Grantor now or hereafter existing in and to all security agreements, guaranties, leases and other contracts securing or otherwise relating to any such accounts, contracts, contract rights, chattel paper, documents, instruments and general intangibles (any and all such accounts, contracts, contract rights, chattel paper, documents, instruments and general intangibles being the "RECEIVABLES," and any and all such security agreements, guaranties, leases and other contracts being the "RELATED CONTRACTS"), including, without limitation, the following:

                  (i)  all tax refunds and all rights thereto;

                  (ii) each Franchise Agreement, including all rights and remedies of the Grantor therein;

                  (iii) all money and property now or at any time in the possession of or under the control of, or in transit to, the Collateral Agent, the Agent, any Lender, or the Grantor;

            (c) all Computer Hardware and Software Collateral (except to the extent prohibited by applicable license agreements), Copyright Collateral, Trademark Collateral and Trade Secrets Collateral of the Grantor;

            (d) all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this SECTION 2.1; and

            (e) all products, offspring, rents, issues, profits, returns, income and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in the foregoing CLAUSES (A), (B), (C) and (D), and, to the extent not otherwise included, all payments under insurance policies (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty, or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

Notwithstanding the foregoing, "Collateral" shall not include any general intangibles or other rights arising under contracts as to which the grant of a security interest would constitute a violation of a valid and enforceable restriction on such grant, unless and until any required consents shall have been obtained. The Grantor agrees to use its best efforts to obtain any such required consent.

      SECTION 2.2. SECURITY FOR OBLIGATIONS. This Agreement and the Collateral secure the prompt payment in full and performance when due of (a) all obligations (including all Obligations) of the Borrower to the Collateral Agent, the Agent and each of the Lenders now or hereafter existing under the Credit Agreement, the Notes, the Collateral Documents and each other Loan Document to which the Grantor is or may become a party, whether for principal, interest, costs, fees, expenses or otherwise (including, without limitation, all obligations of the Borrower to any Lender under any Rate Swap Agreement provided by such Lender), (b) all obligations of the Grantor now or hereafter existing under this Agreement, the Subsidiary Guaranty and each other Collateral Document and Loan Document to which it is or may become a party and
(c) all obligations of each other Obligor now or hereafter existing under a Subsidiary Security Agreement, Subsidiary Guaranty and each other Collateral Document and Loan Document to which such Obligor is or may become a party (all such obligations (and Obligations) of the Borrower, the Grantor and such Obligors being the "SECURED OBLIGATIONS").

      SECTION  2.3.  CONTINUING SECURITY INTEREST;  TRANSFER  OF  NOTES.   This
Agreement shall create a continuing security interest in the Collateral and shall

            (a) remain in full force and effect until payment in full of all Secured Obligations and the termination of all Commitments;

            (b) be binding upon the Grantor, its successors, transferees and assigns; and

            (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the Agent and each other Lender.

Without limiting the generality of the foregoing CLAUSE (C), any Lender may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 10.10 of the Credit Agreement. Upon the
payment in full of all Secured Obligations and the termination of all Commitments, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination, the Collateral Agent will, at the Grantor's sole expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

      SECTION 2.4.  GRANTOR REMAINS LIABLE.   Anything  herein  to the contrary
notwithstanding

            (a) the Grantor shall remain liable under all contracts and agreements included in the Collateral to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed;

            (b) the exercise by the Collateral Agent of any of its rights hereunder shall not release the Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral; and

            (c) none of the Collateral Agent, the Agent or any Lender shall have any obligation or liability under any such contracts or agreements included in the Collateral by reason of this Agreement, nor shall the Collateral Agent, the Agent or any Lender be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

      SECTION 2.5. SECURITY INTEREST ABSOLUTE. All rights of the Collateral Agent, the Agent and the Lenders hereunder and the security interests granted hereunder to the Collateral Agent for its benefit and the Ratable benefit of the Agent and the Lenders, and all obligations of the Grantor hereunder, shall be absolute and unconditional, irrespective of

            (a)   any   lack  of  validity  or  enforceability  of  the  Credit
      Agreement, any Note, any Collateral Document or any other Loan Document;

            (b) the failure of the Collateral Agent, the Agent, any Lender or any holder of any Note

                  (i) to assert any claim or demand or to enforce any right or remedy against the Borrower, any other Obligor or any other Person under the provisions of the Credit Agreement, any Note, any Collateral Document, any other Loan Document or otherwise; or

                  (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Obligations of the Borrower or any other Obligor;

            (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other extension, compromise or renewal of any Obligations of the Borrower or any other Obligor;

            (d) any reduction, limitation, impairment or termination of any Obligations of the Borrower or any other Obligor for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations of the Borrower, any other Obligor or otherwise;

            (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note or any other Collateral Document or Loan Document;

            (f) any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Obligations; or

            (g) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Obligor, any surety or any guarantor.

      SECTION 2.6. WAIVER OF SUBROGATION. The Grantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Borrower or any other Obligor that arise from the existence, payment, performance or enforcement of the Grantor's obligations under this Security Agreement or any other Collateral Document or Loan Document, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of the Collateral Agent, the Agent or any Lender against the Borrower or any other Obligor or any collateral which the Collateral Agent now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Borrower or any other Obligor, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Grantor in violation of the preceding sentence and the Secured Obligations shall not have been paid in cash in full and the Commitments have not been terminated, such amount shall be deemed to have been paid to the Grantor for the benefit of, and held in trust for, the Collateral Agent (for its benefit and the Ratable benefit of the Agent and the Lenders), and shall forthwith be paid to the Collateral Agent to be credited and applied upon the Secured Obligations, whether matured or unmatured. The Grantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

                                          ARTICLE III

                               REPRESENTATIONS AND WARRANTIES

      The Grantor represents and warrants unto each of the Collateral Agent, the Agent and each Lender as follows

      SECTION 3.1. LOCATIONS. The chief place of business and chief executive office of the Grantor and the office where the Grantor keeps its records
concerning   the   Collateral   are   located   at   the  following  locations:
___________________________________.  The Grantor has  exclusive possession and control of substantially all of the Collateral and all of the Collateral is located in the jurisdictions listed in the name of the Grantor on ITEM A of
SCHEDULE I hereto.

      SECTION 3.2. OWNERSHIP, NO LIENS, ETC. The Grantor owns the Collateral free and clear of any Security Interest except for the security interest created by this Agreement or as permitted pursuant to Section 7.2.3 of the Credit Agreement. No effective financing statement or other Instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent relating to this Agreement.

     SECTION 3.3. NEGOTIABLE DOCUMENTS, INSTRUMENTS AND CHATTEL PAPER. The Grantor has, contemporaneously herewith, delivered to the Collateral Agent (other than with respect to the Franchise Agreements entered into prior to May 1, 1993 which shall have been delivered to the Sub-Collateral Agent) possession of all originals of all negotiable documents, instruments and chattel paper currently owned or held by the Grantor (duly endorsed in blank, if requested by the Collateral Agent).

      SECTION 3.4.  CONTRACTS, ETC.

      (a) Each Franchise Agreement, the Borrower Management Agreement and each other material contract (and all agreements and contract rights embodied therein) which constitutes Collateral has been duly authorized, executed, and delivered by the parties thereto, has not been amended or otherwise modified in any manner which would have a materially adverse effect on the Grantor's obligations or interests thereunder, is in full force and effect, and is binding upon and enforceable against the parties thereto in accordance with its terms, subject, as to enforcement, only to bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the enforceability of the rights of creditors generally. There exists no default under any such Franchise Agreement, Borrower Management Agreement or any other material contract which would materially adversely affect the Grantor's obligations or interests thereunder. As to all such Franchise Agreements, the Borrower Management Agreement and all other material contracts, if any, pursuant to which any governmental agency, department, or instrumentality is an obligor, the Grantor will promptly and strictly comply with all requirements of the Assignment of Claims Act of 1940 (or any similar law), and appropriately completed notices of assignment (in favor of the Collateral Agent for its benefit and the Ratable benefit of the Agent and the Lenders) for all such agreements and contracts shall be delivered to the Collateral Agent.

      (b) The amount represented by the Grantor to the Collateral Agent from time to time as owing by each account debtor or by all account debtors in respect of the Receivables will at such time be the correct amount actually and unconditionally owing by such account debtors thereunder. Without limiting the generality of the foregoing, each Receivable is or will be, to the best of the Grantor's knowledge, a true and correct statement in all material respects of actual indebtedness incurred by each account debtor and arises or will arise out of or in connection with the sale or lease of goods or performance of labor or services, or both, by the Grantor; the goods, services or labor were or will be, to the best of the Grantor's knowledge, ordered in good faith by each account debtor and were or will be sold, leased or rented to, and delivered or shipped to or at the direction of, each account debtor; the labor or services performed or to be performed by the Grantor were or will be actually performed; each Receivable is a bona fide, valid and legally enforceable obligation of the parties thereto or the account debtor in respect thereof; the right, title and interest of the Grantor in any Receivable or in any material amount of any Receivable is not subject to any defense, offset, counterclaim or claim, nor have any of the foregoing been asserted or alleged against the Grantor or any Receivable, except for claims with respect to damaged goods shipped in the ordinary course of business and claims arising under warranties made by the Grantor or its Subsidiaries in respect of any related good or service.

      SECTION 3.5. PERFECTION, ETC. This Agreement, together with the filing of the UCC-1 Financing Statements and other filings identified in ITEM B ("UCC Filings") and ITEM C ("Intellectual Property Collateral Filings") of SCHEDULE I hereto (each of which filings is in proper form and has been duly filed in all appropriate filing offices), create a valid security interest in all the Collateral and are effective to create a fully perfected security interest in all of the Collateral as to which perfection may be achieved by filing, securing the Secured Obligations, which security interest is a first priority security interest (except where disclosed in the Disclosure Schedule). All filings and other actions necessary or appropriate to perfect and protect a security interest in the Collateral have been duly taken; PROVIDED, that, in the case of the Intellectual Property Collateral, the Collateral Agent records the Agreement (Trademark) and the Agreement (Copyright) with the U.S. Patent and Trademark Office and the U.S. Copyright Office within three months of the date hereof; PROVIDED, FURTHER that the Grantor is not required to make federal or state filings (other than UCC filings) with respect to the Intellectual Property Collateral which is not Trademark Collateral. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either for the grant by the Grantor of the security interest created hereby or for the execution, delivery, or performance of this Agreement by the Grantor, or for the perfection of, or the exercise by, the Collateral Agent of its rights and remedies hereunder, except for

            (a) the UCC Filings and Intellectual Property Collateral Filings (if requested by the Collateral Agent), which filings have been made;

            (b) with respect to the exercise by the Collateral Agent of its rights and remedies with respect to contracts pursuant to which the United States government (or any of its agencies, departments, or instrumentalities) is the obligor, compliance with the notice provisions of the Assignment of Claims Act of 1940; and

            (c) with respect to the exercise by the Collateral Agent of its rights and remedies with respect to any securities, compliance with the federal and state laws affecting the offering and sale of securities.

      SECTION  3.6.  INTELLECTUAL PROPERTY COLLATERAL.   With  respect  to  the
Intellectual Property Collateral, the Grantor represents and warrants

            (a) the Trademarks identified on Schedule III hereto as being registered with the U.S. Patent and Trademark Office (the "U.S. REGISTERED MARKS") constitute all of the material trademarks and service marks owned by the Grantor and the Grantor has no other material Intellectual Property;

            (b) except for computer software licenses, there is no material Intellectual Property Collateral of which the Grantor is a licensee;

            (c) each of the U.S. Registered Marks is subsisting and has not been judged invalid or unenforceable, in whole or in part;

            (d) each of those Copyrights identified on Schedule IV hereto as being registered with the U.S. Copyright Office (the "REGISTERED
      COPYRIGHTS") is subsisting and has not been judged invalid or unenforceable, in whole or in part;

            (e) except as noted on Schedule III hereto, each of the U.S. Registered Marks and each of the Registered Copyrights is valid and enforceable;

            (f) the Grantor has made all necessary filings and recordations to protect its interest in the U.S. Registered Marks in the United States, including, without limitation, recordations of all its interest in the U.S. Registered Marks with the U.S. Patent and Trademark Office and with the Registrar of Trade Marks in Canada;

            (g) the Grantor has made all necessary filings and recordations to protect its interest in the marks "Shoney's," "Lee's Famous Recipe," "Lee's" and "Captain D's" (the "Canadian Registered Marks") in Canada, including, without limitation, recordations of all its interest in the Canadian Registered Marks with the Registrar of Trade Marks in Canada;

            (h) the Grantor is the true, lawful and exclusive owner of the entire unencumbered right, title and interest in and to each of the U.S. Registered Marks and no claim has been made (except as set forth on Schedule III hereto) that the use of the U.S. Registered Marks does or may violate the asserted rights of any third party;

            (i) the Grantor is the true, lawful and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Canadian Registered Marks and no claim has been made (except as set forth on Schedule III hereto) that the use of the Canadian Registered Marks does or may violate the asserted rights of any third party;

            (j) the Grantor has performed and will continue to perform all acts and has paid and will continue to pay all required fees and taxes to maintain each and every U.S. Registered Mark and Canadian Registered Mark in full force and effect in the United States and Canada, as applicable;

            (k) the Grantor has performed and will continue to perform all acts and has paid and will continue to pay all required fees and taxes to maintain each and every Registered Copyright in full force and effect in the United States; and

            (l) the Grantor owns directly or is entitled to use by license or otherwise of all material Intellectual Property Collateral necessary for or of importance to the conduct of the Grantor's business.

      SECTION 3.7. AUTHORIZATION, APPROVAL, ETC. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either

            (a) for the grant by the Grantor of the security interest granted hereby or for the execution, delivery and performance of this Agreement by the Grantor; or

            (b) for the perfection of or the exercise by the Collateral Agent of its rights and remedies hereunder.

      SECTION 3.8. CREDIT AGREEMENT REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Article VI of the Credit Agreement applicable to the Grantor are true and correct.

      SECTION 3.9. COMPLIANCE WITH LAWS. The Grantor is in compliance with the requirements of all applicable laws (including, without limitation, the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which might materially adversely affect the business, properties, assets, operations, condition (financial or otherwise) or prospects of the Grantor, the value of the Collateral or the worth of the Collateral as collateral security.

                                          ARTICLE IV

                                          COVENANTS

      The Grantor covenants and agrees that, so long as any portion of the Secured Obligations shall remain unpaid or any Lender shall have any outstanding Commitment, the Grantor will, unless the Required Lenders shall otherwise consent in writing, perform the obligations set forth in this
ARTICLE IV.

      SECTION 4.1. FURTHER ASSURANCES GENERALLY. The Grantor agrees that it will, from time to time at its own expense, promptly execute and deliver all further instruments, and take all further action, that may be necessary or appropriate, or that the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limitation of the foregoing, the Grantor will

            (a) at the request of the Collateral Agent at any time when a Default of the nature referred to in Section 8.1.4 of the Credit Agreement or any Event of Default shall have occurred and be continuing, immediately mark conspicuously each document and each chattel paper included in the Receivables and each Related Contract and each account and each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Collateral Agent, indicating that such account, document, chattel paper, Related Contract or Collateral is subject to the security interest granted hereby;

            (b) if any Receivable shall be evidenced by a promissory note or other instrument, negotiable document or chattel paper, immediately deliver and pledge to the Collateral Agent hereunder such promissory note, instrument, negotiable document or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Collateral Agent;

            (c) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices (including, without limitation, any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. <section> 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby; and

            (d) furnish to the Collateral Agent, from time to time at the Collateral Agent's request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

The Grantor hereby further authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Grantor where permitted by law. A carbon, photographic, or other reproduction of this
Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

      SECTION 4.2.  AS TO EQUIPMENT AND INVENTORY.  The Grantor shall

            (a) keep all the Equipment (other than Equipment which, in the Borrower's reasonable discretion, is obsolete or no longer fit for use in the Borrower's Business) and Inventory (other than Inventory sold in the ordinary course of business) in the jurisdiction(s) set forth in ITEM A ("Jurisdictions") of SCHEDULE I hereto or, upon 30 days' prior written notice to the Collateral Agent, at such other places in jurisdictions where all representations and warranties set forth in ARTICLE III
      (including SECTION 3.5) shall be true and correct, and all action required pursuant to the FIRST SENTENCE of SECTION 4.1 shall have been taken with respect to the Equipment and Inventory;

            (b) cause the Equipment to be maintained and preserved in the same condition, repair, and working order as when new, ordinary wear and tear and worn-out and obsolete Equipment excepted; and shall forthwith, or in the case of any loss or damage to any of the Equipment (of which notice shall be given to the Collateral Agent promptly, if such loss or damage is material) as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable to such end;

            (c) pay promptly when due and in any event prior to the date they become delinquent all property and other taxes, assessments and governmental charges or levies in excess of $5,000 in the aggregate imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory, except to the extent the validity thereof is being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside; and

            (d) permit representatives of the Collateral Agent at any time during normal business hours to enter on the premises where the Collateral is located for the purpose of inspecting the Grantor's books and records and the Collateral, observing its use or otherwise protecting the Collateral Agent's interests therein.

      SECTION 4.3. AS TO RECEIVABLES. The Grantor shall keep its chief place of business and chief executive office and the office or offices where it keeps its records concerning the Receivables, and all originals of all chattel paper which evidenced Receivables, at the location therefor specified in SECTION 3.1 or with the Sub-Collateral Agent or, subject to Section 7.2.18 of the Credit Agreement, upon 30 days' prior written notice to the Collateral Agent, at such other locations in a jurisdiction where all statements set forth in SECTION 3.5 shall be true and correct and all action required by SECTION 4.1 shall have been taken with respect to the Receivables. The Grantor will hold and preserve such records and will permit representatives of the Collateral Agent or any Lender at any time during normal business hours to inspect and make abstracts from such records. The Grantor has delivered and shall deliver to the Collateral Agent or the Sub-Collateral Agent, within one Business Day after receipt thereof by the Grantor, all originals of all chattel paper which evidence Receivables, including, without limitation, all Franchise Agreements entered into prior to May 1, 1993. Until such time as the Collateral Agent shall notify the Grantor that a Default of the nature referred to in
Section 8.1.4 of the Credit Agreement or an Event of Default has occurred and is continuing, the Grantor shall continue to collect, at its own expense, all amounts due or to become due under the Receivables. In connection with such collections, the Grantor may take (and, at the Collateral Agent's direction, shall take) such action as the Grantor or the Collateral Agent may deem necessary or advisable to enforce collection of the Receivables; PROVIDED, HOWEVER, that (a) the Grantor will not (i) amend, modify, terminate or waive any provision of any Franchise Agreement, the Borrower Management Agreement or any other material contract in any manner which might materially adversely affect the aggregate value of the Franchise Agreements, the Borrower Management Agreement or other material contracts as Collateral, (ii) fail to exercise promptly and diligently each and every material right which it may have under each Franchise Agreement, the Borrower Management Agreement and each other material contract (other than any right of termination) or (iii) fail to deliver to the Collateral Agent, after the occurrence and during the continuance of a Default of the nature referred to in Section 8.1.4 of the Credit Agreement or an Event of Default, a copy of each material demand, notice or document received by it relating in any way to any Franchise Agreement, the Borrower Management Agreement or any other material contract, (b) upon the occurrence and during the continuance of any Default, the Grantor will not, without the Collateral Agent's prior written consent, grant any extension of the time of payment of any Franchise Agreement, the Borrower Management Agreement or any other material contract, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon, (c) the Grantor will not amend or modify any of the provisions of any Franchise Agreement relating to the amount and timing of the payment of monies thereunder without the prior written consent of the Collateral Agent, and (d) the Collateral Agent shall have the right, at any time after notice to the Grantor from the Collateral Agent that a Default of the nature referred to in Section 8.1.4 of the Credit Agreement or while an Event of Default has occurred and is continuing, to notify the account debtors or obligors under any Receivables of the assignment of such Receivables to the Collateral Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Grantor thereunder directly to the Collateral Agent, or to such Person as the Collateral Agent may direct, and, upon such notification and at the expense of the Grantor, to enforce collection of any such Receivables, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Grantor might have done. After receipt by the Grantor of the notice from the Collateral Agent referred to in the FOURTH SENTENCE of this paragraph

            (a) all amounts and proceeds (including Instruments) received by the Grantor in respect of any Receivables shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of the Grantor, and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsements) to be held as cash collateral; and

            (b) the Grantor shall not, without the consent of the Collateral Agent, adjust, settle, or compromise the amount or payment of any Receivable, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

      After the occurrence and during the continuance of any Default of the nature referred to in Section 8.1.4 of the Credit Agreement or an Event of Default, and at other times with the consent of the Grantor (which consent shall not be unreasonably withheld), (a) the Collateral Agent may in its own name or in the name of others communicate with account debtors in order to verify with them to the Collateral Agent's satisfaction the existence, amount and terms of any Receivables, (b) the Grantor at its expense will cause the Independent Public Accountants reasonably satisfactory to the Collateral Agent to furnish to the Collateral Agent promptly upon the Collateral Agent's request, or shall permit and cooperate with independent public accountants selected by the Collateral Agent to furnish to the Collateral Agent at the Grantor's expense, the following reports (i) reconciliation of all Receivables,
(ii) an aging of all Receivables, (iii) trial balances, (iv) a test verification of such Receivables as the Collateral Agent may reasonably request and (v) valuations of the inventory held by the Grantor.

      SECTION 4.4.  AS TO INTELLECTUAL PROPERTY COLLATERAL.

      (a) The Grantor shall not, and the Grantor shall not permit any of its licensees to, unless the Grantor shall either (i) reasonably and in good faith determine (and notice of such determination shall have been delivered to the Collateral Agent) that any of the Trademark Collateral is of negligible economic value to the Grantor, or (ii) have a valid business purpose to do otherwise,

            (i) fail to continue to use any of the Trademark Collateral in order to maintain all of the Trademark Collateral in full force free from any claim of abandonment for non-use;

            (ii) fail to maintain as in the past the quality of products and services offered under all of the Trademark Collateral;

            (iii) fail to employ all of the Trademark Collateral registered with any Federal or state or foreign authority with an appropriate notice of such registration;

            (iv) use any of the Trademark Collateral registered with any federal or state or foreign authority except for the uses for which registration or application for registration of all of the Trademark Collateral has been made in any manner that would adversely affect the value thereof; and

            (v)  do or permit  any  act or knowingly omit to do any act whereby
      any  of  the  Trademark  Collateral   may  lapse  or  become  invalid  or
      unenforceable.

      (b)  The Grantor shall not, unless the Grantor shall either

            (i) reasonably and in good faith determine (and notice of such determination shall have been delivered to the Collateral Agent) that any of the Copyright Collateral or any of the Trade Secrets Collateral is of negligible economic value to the Grantor; or

            (ii) have a valid business purpose to do otherwise, do or permit any act or knowingly omit to do any act whereby any of the Copyright Collateral or any of the Trade Secrets Collateral may lapse or become invalid or unenforceable or placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof.

      (c) The Grantor shall notify the Collateral Agent immediately if it knows, or has reason to know, that any application or registration relating to any material item of the Intellectual Property Collateral may become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any foreign counterpart thereof or any court) regarding the Grantor's ownership of any of the Intellectual Property Collateral, its right to register the same or to keep and maintain and enforce the same.

      (d) In no event shall the Grantor or any of its agents, employees, designees or licensees file an application for the registration of any Intellectual Property Collateral with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, unless it promptly informs the Collateral Agent upon its registration, and upon request of the Collateral Agent, executes and delivers any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent's security interest in such Intellectual Property Collateral and the goodwill and general intangibles of the Grantor relating thereto or represented thereby.

      (e) The Grantor shall take all necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, the Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes (except to the extent that dedication, abandonment or invalidation is permitted under the foregoing CLAUSES (A), (B) and (C)).

      (f) The Grantor shall, upon the request of the Collateral Agent, execute and deliver to the Collateral Agent an Agreement (Trademark) and an Agreement (Copyright) in the forms of EXHIBIT A and EXHIBIT B hereto, respectively, and shall execute and deliver to the Collateral Agent any other document required to acknowledge or register or perfect the Collateral Agent's interest in any part of the Intellectual Property Collateral.

      SECTION 4.5. INSURANCE. The Grantor will, at the Grantor's expense, maintain insurance with respect to the Equipment and Inventory, in such amounts, against such casualties and risks, of such types and in such form, and with such financially sound and reputable insurers, as shall be customary in the case of similar businesses and reasonably satisfactory to the Collateral Agent from time to time (and, in any event, shall insure the Equipment and the Inventory against loss by fire, explosion and theft and shall insure the Grantor and the Collateral Agent (as an additional insured) against liability for personal injury and property damage relating to such Equipment and Inventory, which insurance can be contained in the Grantor's general liability policy). Each policy providing such insurance

            (a) shall, in the case of (i) liability insurance, provide for all losses to be paid on behalf of the Collateral Agent and the Grantor as their respective interests may appear, and (ii) property damage insurance, provide for all losses (except for losses of less than $750,000 per occurrence) to be paid directly to the Collateral Agent to be applied in accordance with SECTION 6.2;

            (b)  shall name the Grantor  and  the  Collateral  Agent as insured
      parties  thereunder  (without  any  representation  or  warranty   by  or
      obligation upon the Collateral Agent) as their interests may appear;

            (c) shall contain the agreement by the insurer that any loss thereunder shall be payable to the Collateral Agent notwithstanding any action, inaction or breach of representation or warranty by the Grantor;

            (d) shall provide that there shall be no recourse against the Collateral Agent, the Agent or any Lender for payment of premiums or other amounts with respect thereto but shall permit the Collateral Agent, at its discretion, to pay premiums thereon; and

            (e) shall provide that at least 30 days' prior written notice of cancellation or of lapse shall be given to the Collateral Agent by the insurer.

      The Grantor shall, if so requested by the Collateral Agent, deliver to the Collateral Agent original or duplicate policies of such insurance and, as often as the Collateral Agent may reasonably request, a report of a reputable insurance broker with respect to the adequacy of such insurance. Further, the Grantor shall, after any Default, at the request of the Collateral Agent, duly execute and deliver instruments of assignment of such insurance policies to comply with SECTION 3.4 and cause the respective insurers to acknowledge notice of such assignment. Reimbursement under any liability insurance maintained by the Grantor pursuant to this Section may be paid directly to the Person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Equipment or Inventory when the LAST SENTENCE of this
Section is not applicable, the Grantor shall make or cause to be made all repairs to or replacements of such Equipment or Inventory as the Grantor reasonably determines to be necessary and appropriate, and any proceeds of insurance maintained by the Grantor pursuant to this Section shall be paid to the Grantor as reimbursement for the costs of such repairs or replacements. Upon the happening of both (x) the occurrence and during the continuance of any Default of the nature referred to in Section 8.1.4 of the Credit Agreement or any Event of Default and (y) the actual or constructive total loss (in excess of $750,000 per occurrence) of any Equipment or Inventory, all insurance payments in respect of such Equipment or Inventory shall be paid to and held or applied by the Collateral Agent as specified in SECTION 6.2.

      SECTION 4.6.  TRANSFERS AND OTHER LIENS.

      (a)  The Grantor shall not

            (i) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except for Inventory in the ordinary course of business and dispositions of assets permitted by Section 7.2.11 of the Credit Agreement; or

            (ii) create or suffer to exist any Security Interest upon or with respect to any of the Collateral to secure any obligation of any Person, except for (A) the security interest created by this Agreement, and (B) any other Security Interest permitted pursuant to Section 7.2.3 of the Credit Agreement.

      (b) The Grantor will defend the right, title and interest of the Collateral Agent in and to any of the Grantor's rights under the Related Contracts and to the Equipment, Inventory and all other Collateral and in and to the proceeds and products thereof against the claims and demands of all persons whomsoever.

      SECTION 4.7. NOTICES. The Grantor will, upon obtaining knowledge thereof, advise the Collateral Agent promptly, in reasonable detail, (a) of any material lien, security interest, encumbrance or claims made or asserted against any of the Collateral, (b) of any material change in the composition of the Collateral, and (c) of the occurrence of any other event which would have a materially adverse effect on the aggregate value of the Collateral or on the security interests created hereunder.

      SECTION 4.8. CONTINUOUS PERFECTION. The Grantor will not change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed hereunder seriously misleading within the meaning of Section 9-402(7) of the U.C.C. (or any other then applicable provision of the U.C.C.) unless the Grantor shall have given the Collateral Agent at least 90 days' prior written notice thereof or shall have delivered to the Collateral Agent acknowledgment copies of UCC-1 and UCC-3 financing statements duly executed and duly filed in each jurisdiction in which UCC-1 filings were required in order to perfect the security interest granted by this Agreement in the Collateral and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Collateral Agent to amend such financing statement or continuation statement so that it is not seriously misleading.

      SECTION 4.9.  CREDIT AGREEMENT COVENANTS.   The Grantor shall comply with
the covenants set forth in Article VII of the Credit Agreement applicable to it.

      SECTION 4.10. ADDITIONAL INTELLECTUAL PROPERTY. The Borrower will notify the Collateral Agent, from time to time at its own expense, promptly of all Intellectual Property Collateral acquired or created after the date thereof (including, but not limited to, all semi-conductor chip product mask works, mask work licenses and Patent Collateral) and at the Collateral Agent's request, take such action that may be necessary or appropriate, in order to perfect any Security Interests granted pursuant to this Agreement in such Intellectual Property.

                                          ARTICLE V

                                    THE COLLATERAL AGENT

      SECTION 5.1. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT. The Grantor hereby irrevocably appoints the Collateral Agent the Grantor's attorney-in-fact, with full power and authority in the place and stead of the Grantor and in the name of the Grantor, the Agent, the Lenders or otherwise, from time to time upon the occurrence and continuance of an Event of Default in the Collateral Agent's discretion, to take any action and to execute any Instrument which the Collateral Agent may deem necessary or appropriate to accomplish the purposes of this Agreement, including without limitation:

            (a) to obtain and adjust insurance required to be maintained by the Grantor pursuant to SECTION 4.5;

            (b) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

            (c)   to  receive,   endorse,  and  collect  any  drafts  or  other
      instruments, documents and chattel paper, in connection with CLAUSE (A) or (B) above;

            (d) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral; and

            (e) to perform the affirmative obligations of the Grantor hereunder (including all obligations of the Grantor pursuant to SECTION 4.1).

The Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

      SECTION 5.2. COLLATERAL AGENT MAY PERFORM. The Collateral Agent may from time to time, at its option, perform, or cause performance of, any act which the Grantor agrees hereunder to perform and which the Grantor shall fail to perform after being requested in writing to so perform (it being understood that no such request need be given after the occurrence and during the continuance of any Default of the nature referred to in Section 8.1.4 of the Credit Agreement or an Event of Default) and, subject to the foregoing, the Collateral Agent may from time to time take any other action which the Collateral Agent reasonably deems necessary for the maintenance, preservation, or protection of any of the Collateral or of its security interest therein. The Grantor hereby acknowledges and agrees that any expenses incurred by the Collateral Agent in connection with this SECTION 5.2 shall be payable by the Grantor pursuant to SECTION 6.3.

      SECTION 5.3. COLLATERAL AGENT HAS NO DUTY. In addition to, and not in limitation of, SECTION 2.4, the powers conferred on the Collateral Agent hereunder are solely to protect its interest (and the Ratable interest of the Agent and the Lenders) in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the reasonable care of any Collateral in its possession, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

      SECTION 5.4. REASONABLE CARE. The Collateral Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; PROVIDED, HOWEVER, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as the Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

                                          ARTICLE VI

                                          REMEDIES

      SECTION 6.1. CERTAIN REMEDIES. If any Default of the nature referred to in Section 8.1.4 of the Credit Agreement or any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) or other applicable law. Without limitation of the above, the Collateral Agent may, whenever any Default of the nature referred to in Section
8.1.4 of the Credit Agreement or any Event of Default shall have occurred and be continuing, take all or any of the following actions:

            (a) require the Grantor to, and the Grantor hereby agrees that it will, at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent;

            (b) transfer all or any part of the Collateral into the name of the Collateral Agent or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder;

            (c) notify the parties obligated on any of the Collateral to make payment to the Collateral Agent of any amount due or to become due thereunder;

            (d) enforce collection of any of the Collateral by suit or otherwise, and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

            (e) endorse any checks, drafts, or other writings in the Grantor's name to allow collection of the Collateral;

            (f)  take control of any proceeds of the Collateral;

            (g)   execute  (in  the name, place,  and  stead  of  the  Grantor)
      endorsements,  assignments,   stock  powers,  and  other  instruments  of
      conveyance or transfer with respect to all or any of the Collateral; and

            (h) enter upon any premises where the Collateral or any part thereof may be, and take possession of all or any part thereof, without being responsible for loss or damage.

      In furtherance, and not in limitation, of the foregoing, the Collateral Agent, without demand of performance or other demand, advertisements or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Grantor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may, whenever a Default of the nature referred to in Section 8.1.4 of the Credit Agreement or an Event of Default shall have occurred and be continuing, in a commercially reasonable manner, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Collateral Agent's offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right to the Collateral Agent upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in the Grantor, which right or equity is hereby expressly waived or released. The Collateral Agent shall apply the proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Collateral or in any way relating to the rights of the Collateral Agent hereunder, including reasonable attorneys' fees and legal expenses, to the payment in whole or in part of the Secured Obligations as set forth in
SECTION 6.2 of this Agreement, the Grantor remaining liable for any deficiency remaining unpaid after such application and all reasonable fees and expenses incurred by the Collateral Agent in collecting such deficiency, and only after so paying over such proceeds and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the U.C.C., need the Collateral Agent account for the surplus, if any, to the Grantor. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, in which event no notification is required, the Grantor agrees that the Collateral Agent need not give more than ten days' notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to the Grantor if it has signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition. The Grantor further agrees to waive and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the U.C.C.

      SECTION 6.2. APPLICATION OF PROCEEDS. All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent, the Agent and each Lender under SECTION 6.3 hereof and to the Collateral Agent, the Agent and each Lender pursuant to Section 10.3 of the Credit Agreement) in whole or in part by the Collateral Agent against, all or any part of the Secured Obligations in such order as the Collateral Agent shall elect.

      SECTION 6.3.  INDEMNITY AND EXPENSES.

      (a) The Grantor hereby indemnifies and holds harmless the Collateral Agent, the Agent and each Lender from and against any and all claims, losses and liabilities arising out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Collateral Agent's, the Agent's or such Lender's gross negligence or wilful misconduct.

      (b) The Grantor will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which any Lender (with respect to CLAUSES (II) through (V) below) or the Collateral Agent may incur in connection with

            (i)   the  administration  of  this  Agreement  or  the  other Loan
      Documents;

            (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;

            (iii) the exercise or enforcement of any of the rights or remedies of the Collateral Agent hereunder;

            (iv) the failure by the Grantor to perform or observe any of the provisions hereof; or

            (v) advancing any funds in connection with the matters referred to in SECTION 7.4 hereof.

      SECTION 6.4. GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY COLLATERAL. For the purpose of enabling the Collateral Agent to exercise rights and remedies under SECTION 6.1 hereof at such time as the Collateral Agent, without regard to this SECTION 6.4, shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, upon and subject to the occurrence and during the continuance of a Default of the nature referred to in Section 8.1.4 of the Credit Agreement or an Event of Default, the Grantor grants, to the extent not prohibited by applicable law or the terms of the Franchise Agreements or the Shoney's Inn License Agreement, to the Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantor, PROVIDED that, any proceeds shall be applied to the Grantor's obligations in accordance with SECTION 6.2) to use, license or sublicense any Intellectual Property Collateral, now owned or hereafter acquired by the Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof.

                                         ARTICLE VII

                                        MISCELLANEOUS

      SECTION 7.1. COLLATERAL DOCUMENT AND LOAN DOCUMENT. This Agreement is a Collateral Document and Loan Document executed pursuant to the Credit
Agreement, and shall (unless otherwise expressly indicated herein) be construed, administered, and applied in accordance with the terms and provisions of the Credit Agreement.

      SECTION 7.2. AMENDMENTS, WAIVERS, REMEDIES, ETC. No amendment to or waiver of any provision of this Agreement nor consent to any departure by the Grantor herefrom shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent (subject to Section 10.1 of the Credit Agreement), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No delay, act or omission on the part of the Collateral Agent of any of its rights hereunder shall be deemed a waiver of any rights hereunder unless also contained in an express writing signed by the Collateral Agent, nor shall any single or partial exercise of, or any failure to exercise, any right, power or privilege preclude any other or further or initial exercise thereof of any other right, power or privilege. The rights and remedies provided herein are cumulative, and not exclusive of right and remedies which may be granted or provided by law or equity.

      SECTION   7.3.    ADDRESSES   FOR   NOTICES.    All   notices  and  other
communications provided for hereunder shall be in writing or by facsimile transmission, and if to any party, addressed or delivered to it at the address set forth below its signature hereto or at such other address as shall be designated by such party in a written notice to each other party. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile transmission or delivery, shall be deemed given when received.

      SECTION 7.4.  SECTION CAPTIONS.   Section captions used in this Agreement
are for convenience of reference only, and shall not affect the construction of this Agreement.

      SECTION 7.5. SEVERABILITY. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      SECTION 7.6. COUNTERPARTS. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same Agreement.

      SECTION 7.7. GOVERNING LAW; ENTIRE AGREEMENT, ETC. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

      SECTION 7.8. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SECURITY AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE COLLATERAL AGENT, THE AGENT, ANY LENDER OR THE GRANTOR SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE COLLATERAL AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE GRANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE GRANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE GRANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS SECURITY AGREEMENT.

      SECTION 7.9. WAIVER OF JURY TRIAL. THE COLLATERAL AGENT, THE AGENT, THE LENDERS AND THE GRANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SECURITY AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE COLLATERAL AGENT, THE AGENT, THE LENDERS OR THE GRANTOR. THE GRANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER COLLATERAL DOCUMENT AND LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS ENTERING INTO THE CREDIT AGREEMENT AND EACH SUCH OTHER COLLATERAL DOCUMENT AND LOAN DOCUMENT.


**FOOTNOTES**

     {1}  Select appropriate interest rate option.

     {2}Insert appropriate interest rate option.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                    [NAME OF SUBSIDIARY]



                                    By
                                      Title:

                                    Address:
                                    ___________________________
                                    ___________________________

                                    Fax No.:  ______________

                                    Attention:  ___________________


                                    CANADIAN IMPERIAL BANK OF COMMERCE,
                                    NEW YORK AGENCY, as Collateral Agent


                                    By
                                      Title:  Authorized Signatory

                                    Address:  425 Lexington Avenue
                                    New York, New York  10017

                                    Fax No.:

                                    Attention:  V.P. Syndications
                                                  Administration

				SCHEDULE I
				   to
			     Security Agreement


ITEM A.     JURISDICTIONS.

      Shoney's Real Estate, Inc.                Corporate Benefit Services,
            Alabama                             Incorporated, of Nashville
            Arkansas                                  Tennessee
            Georgia
            Illinois
            Indiana                             Shoney's of Canada, Inc.
            Iowa                                      Alberta
            Kentucky                                  British Columbia
            Louisiana                                 Manitoba
            Maryland
            Mississippi
            Missouri                            Shoney's Equipment Corporation
            Nebraska                                  Tennessee
            Ohio
            South Carolina
            Texas                               Evadon Corporation
            Virginia                                  Tennessee
            West Virginia

      Commissary Operations, Inc.               Pargo's of Frederick, Inc.
            Georgia                                   Maryland
            Texas                                     Tennessee
            West Virginia
                                                Pargo's of York, Inc.
      Shoney's Investments, Inc.                      Pennsylvania
            Nevada                                    Tennessee

      RJR Investments, Inc.
            Nevada

      Shoney's Funding Corp.
            Louisiana
            Missouri
            Tennessee

      Mike Rose Foods, Inc.
            Louisiana
            South Carolina
            Tennessee

ITEM B.  UCC-1 FILINGS.

ITEM C.  INTELLECTUAL PROPERTY COLLATERAL FILINGS.

      All locations set forth in ITEMS A and B of this SCHEDULE I, the United States Patent and Trademark Office and the United States Copyright Office.

                                                                SCHEDULE II
                                                                     to
                                                            Security Agreement


Item A.  PATENTS

                                    ISSUED PATENTS

COUNTRY    PATENT NO.     ISSUE DATE        INVENTOR(S)          TITLE
                          [NONE]


                              PENDING PATENT APPLICATIONS

COUNTRY      SERIAL NO.      FILING DATE      INVENTOR(S)          TITLE
                             [NONE]


                          PATENT APPLICATIONS IN PREPARATION

			      Expected
COUNTRY    DOCKET NO.        FILING DATE       INVENTOR(S)         TITLE
                             [NONE]


Item B.  PATENT LICENSES


 Country or                                Effective     Expiration    Subject
 TERRITORY       LICENSOR     LICENSEE       DATE          DATE        MATTER
                              [NONE]

                                                              SCHEDULE III
                                                                     to
                                                            Security Agreement



    UNITED STATES TRADEMARK/SERVICE MARK REGISTRATIONS AND APPLICATIONS.


    MARK                  DATE REGISTERED                        NO.
Shoney's Inn                 02/16/82                        1,190,289

Shoney's Inn                 08/04/92                        1,705,676


Shoney's of Canada, Inc. has a license to use the trademarks and service marks of Shoney's, Inc. in Canada and to conduct franchising activities in Canada pursuant to a License Agreement, dated September 13, 1990 and the Amended and Restated License Agreement, dated June 10, 1993.

                                                               SCHEDULE IV
                                                                    to
                                                            Security Agreement

Item A.  COPYRIGHTS

                                   REGISTERED COPYRIGHTS

COUNTRY       REGISTRATION NO.     REGISTRATION DATE     AUTHOR(S)      TITLE
                                   [NONE]

                         COPYRIGHT PENDING REGISTRATION APPLICATIONS

COUNTRY       SERIAL NO.          FILING DATE         AUTHOR(S)         TITLE
                                  [NONE]

                     COPYRIGHT REGISTRATION APPLICATIONS IN PREPARATION

			           Expected
COUNTRY       DOCKET NO.          FILING DATE         AUTHOR(S)         TITLE
                                  [NONE]

Item B.  COPYRIGHT LICENSES

 Country or                             Effective      Expiration     Subject
 TERRITORY    LICENSOR     LICENSEE      DATE           DATE          MATTER
                                         [NONE]


								    EXHIBIT I

                   THIS INSTRUMENT WAS PREPARED BY, AND  WHEN  RECORDED  RETURN
                                TO:

                                Michael N. Sloyer
                                Mayer, Brown & Platt
                                787 Seventh Avenue
                                New York, New York 10019




                                       SHONEY'S, INC.


                                             TO


                             CANADIAN IMPERIAL BANK OF COMMERCE,
                                      New York Agency,
                           as the Collateral Agent for the Lenders



                               MORTGAGE AND SECURITY AGREEMENT
                             WITH ASSIGNMENT OF LEASES AND RENTS
                                   AND FINANCING STATEMENT




                                  Dated as of July __, 1993



This instrument is a Uniform Commercial Code Financing Statement for fixture filing. Collateral is or includes fixtures. This instrument is also to be indexed in the index of financing statements as a fixture filing in accordance with the Uniform Commercial Code and cross-indexed in the real estate or real estate mortgage records.

The names of the Debtor and the Secured Party, the mailing address of the Secured Party from which information concerning the security instruments may be obtained, the mailing address of the Debtor and a statement concerning the types, or describing the items, of Collateral, are as described in EXHIBIT B hereof.

THE RECOVERY BY THE LENDERS FROM THE PREMISES LOCATED IN _____________ COUNTY, FLORIDA, FOR APPLICATION AGAINST THE NOTES AND THE NOTE OBLIGATIONS SHALL NOT EXCEED $_____________.

                        TABLE OF CONTENTS
                                                             Page

A.  Credit Agreement; Notes and Note Obligations . . . . . . .  1

B.  Mortgage.  . . . . . . . . . . . . . . . . . . . . . . . .  2

C.  Related Documents. . . . . . . . . . . . . . . . . . . . .  2

D.  The Liabilities. . . . . . . . . . . . . . . . . . . . . .  2

E.  The Collateral . . . . . . . . . . . . . . . . . . . . . .  3

I.  COVENANTS AND AGREEMENTS OF THE MORTGAGOR. . . . . . . . .  6
     1.1.  Payment of Liabilities. . . . . . . . . . . . . . .  6
     1.2.  Payment of Taxes. . . . . . . . . . . . . . . . . .  6
     1.3.  Maintenance and Repair. . . . . . . . . . . . . . .  7
     1.4.  Sales; Liens. . . . . . . . . . . . . . . . . . . .  8
     1.5.  Access by Mortgagee . . . . . . . . . . . . . . . .  9
     1.6.  Stamp and Other Taxes . . . . . . . . . . . . . . .  9
     1.7.  Insurance . . . . . . . . . . . . . . . . . . . . . 10
     1.8.  Eminent Domain. . . . . . . . . . . . . . . . . . . 15
     1.9.  Governmental Requirements . . . . . . . . . . . . . 16
     1.10. No Mechanics' Liens . . . . . . . . . . . . . . . . 16
     1.11. Continuing Priority . . . . . . . . . . . . . . . . 17
     1.12. Utilities . . . . . . . . . . . . . . . . . . . . . 18
     1.13. Contract Maintenance; Other Agreements; Leases. . . 18
     1.14. Notify the Mortgagee of Default . . . . . . . . . . 19
     1.15. No Assignments; Future Leases . . . . . . . . . . . 19
     1.16. Assignment of Leases and Rents and Collections. . . 19
     1.17. The Mortgagee's Performance . . . . . . . . . . . . 21
     1.18. Subrogation . . . . . . . . . . . . . . . . . . . . 21
     1.19. Hazardous Material. . . . . . . . . . . . . . . . . 21
     1.20. Reserve for Taxes, Assessments and Insurance. . . . 22
     1.21. Lien Absolute . . . . . . . . . . . . . . . . . . . 23
     1.22. Further Assurances. . . . . . . . . . . . . . . . . 24
     1.23. Security Agreement. . . . . . . . . . . . . . . . . 24
     1.24. Changes in Ownership. . . . . . . . . . . . . . . . 26

II.  DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . 26
     2.1.  Liabilities . . . . . . . . . . . . . . . . . . . . 26
     2.2.  The Credit Agreement. . . . . . . . . . . . . . . . 26
     2.3.  Provisions of this Mortgage.. . . . . . . . . . . . 26
     2.4.  Default under Third Party Agreements. . . . . . . . 27

III.  REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . 27
     3.1.  Acceleration. . . . . . . . . . . . . . . . . . . . 27
     3.2.  Remedies Cumulative . . . . . . . . . . . . . . . . 27
     3.3.  Possession of Premises; Remedies under Mortgage,
            Notes and Related Documents. . . . . . . . . . . . 27
     3.4.  Foreclosure; Receiver . . . . . . . . . . . . . . . 28
     3.5.  Power of Sale; Enforcement. . . . . . . . . . . . . 29
     3.6.  Remedies for Leases and Rents . . . . . . . . . . . 32
     3.7.  Personal Property . . . . . . . . . . . . . . . . . 33
     3.8.  Performance of Third Party Agreements . . . . . . . 35
     3.9.  No Liability on Mortgagee or Lenders.   . . . . . . 35
     3.10. Prepayment Charge . . . . . . . . . . . . . . . . . 36
     3.11. Sale a Bar Against the Mortgagor. . . . . . . . . . 36
     3.12. Proceeds of Sale. . . . . . . . . . . . . . . . . . 36

IV.  GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . 37
     4.1.  Permitted Acts. . . . . . . . . . . . . . . . . . . 37
     4.2.  Legal Expenses. . . . . . . . . . . . . . . . . . . 37
     4.3.  Related Documents . . . . . . . . . . . . . . . . . 38
     4.4.  Security Agreement; Fixture Filing. . . . . . . . . 38
     4.5.  Defeasance. . . . . . . . . . . . . . . . . . . . . 38
     4.6.  Notices . . . . . . . . . . . . . . . . . . . . . . 38
     4.7.  Successors; The Mortgagor; Gender . . . . . . . . . 39
     4.8.  Care by the Mortgagee and Lenders.  . . . . . . . . 39
     4.9.  No Obligation on Mortgagee or the Lenders . . . . . 39
     4.10. No Waiver; Writing. . . . . . . . . . . . . . . . . 40
     4.11. Governing Law; Submission to Jurisdiction . . . . . 40
     4.12. Waiver. . . . . . . . . . . . . . . . . . . . . . . 41
     4.13. Jury Trial. . . . . . . . . . . . . . . . . . . . . 42
     4.14. No Merger . . . . . . . . . . . . . . . . . . . . . 42
     4.15. Mortgagee and Lenders Not Joint Venturers or
            Partners . . . . . . . . . . . . . . . . . . . . . 42
     4.16. Time of Essence . . . . . . . . . . . . . . . . . . 43
     4.17. No Third Party Benefits . . . . . . . . . . . . . . 43
     4.18. Future Advances . . . . . . . . . . . . . . . . . . 43
     4.19. Interest Rates Before or After Judgment . . . . . . 44


EXECUTION PAGE

ACKNOWLEDGEMENT

Exhibit A   -   Legal Description of the Land
Exhibit B   -   Description of Debtor and Secured Party

                         INDEX OF DEFINITIONS

DEFINITION                                                        SECTION

Collateral                                                        Recital E
Condemnation Awards                                               Section 1.8
Contracts for Construction                                        Recital E
Contracts for Sale                                                Recital E
Credit Agreement                                                  Recital A
Default                                                           Section II
Default Rate                                                      Section 1.7
Goods    							  Recital E
Highest Lawful Rate                                               Section 4.19
Improvements                                                      Recital E
Intangibles                                                       Recital E
Land     							  Recital E
Lenders                                                           Preamble
Liabilities                                                       Recital D
Lien     							  Section 1.4
Loan Amounts                                                      Recital B
Mortgage                                                          Preamble
Mortgagee                                                         Preamble
Mortgagor                                                         Preamble
Notes    							  Recital C
Occupancy Leases                                                  Recital E
Occupant's Equipment                                              Recital E
Permitted Exceptions                                              Grant
Plans    							  Recital E
Premises                                                          Recital E
Real Estate                                                       Recital E
Related Documents                                                 Recital C
Rents    							  Recital E
Third Party Agreements                                            Section 1.13

                     MORTGAGE AND SECURITY AGREEMENT WITH ASSIGNMENT OF
                          LEASES AND RENTS AND FINANCING STATEMENT

      MORTGAGE AND SECURITY AGREEMENT WITH ASSIGNMENT OF LEASES AND RENTS AND FINANCING STATEMENT (the "MORTGAGE"), dated as of July 20, 1993, from SHONEY'S, INC., a Tennessee corporation having its principal office and place of business in the County of Davidson at 1727 Elm Hill Pike, Nashville, Tennessee 37210 (the "MORTGAGOR"), to the CANADIAN IMPERIAL BANK OF COMMERCE, a Canadian chartered bank, acting through its New York Agency, in its capacity as collateral agent for the various financial institutions which are, or may from time to time hereafter be, parties to the Credit Agreement (as hereinafter defined; such financial institutions are hereinafter referred to collectively as the "LENDERS"), having its principal office and place of business in the County of New York at 425 Lexington Avenue, New York, New York 10017 (together with any successor or assign at any time acting as such collateral agent, the "MORTGAGEE"). Capitalized terms used hereinafter without other definition have the respective meanings specified in the Credit Agreement (as hereinafter defined).

                                       R E C I T A L S

      A. CREDIT AGREEMENT; NOTES AND NOTE OBLIGATIONS. Pursuant to a certain Reducing Revolving Credit Agreement, dated as of July __, 1993 (herein, as the same may be amended, supplemented, revised, extended, consolidated, restated, amended and restated or otherwise modified from time to time and in effect, the "CREDIT AGREEMENT"), among the Mortgagor, the Lenders and the Canadian Imperial Bank of Commerce, New York Agency, in its capacity as agent for the Lenders (herein, together with any successor or assign at any time acting as such agent, the "AGENT"), the Lenders have made available to the Mortgagor a reducing revolving credit facility (the "FACILITY") pursuant to which the Lenders may make loans (collectively, the "LOANS") to the Mortgagor in the maximum aggregate original principal amount at any one time outstanding (subject to reduction in accordance with the mandatory provisions of the Credit Agreement) of $125,000,000.00, which Loans are to be evidenced by the Mortgagor's promissory notes, dated the date hereof, in such maximum aggregate principal amount, and due, if not sooner repaid in full, on October 22, 1997 (such promissory notes, as the same may hereafter be amended, modified, renewed, extended or otherwise changed from time to time, together with any note or notes or other obligations from time to time executed and delivered in renewal, extension or replacement thereof, or in substitution or exchange therefor, are hereinafter collectively called the "NOTES", and the indebtedness evidenced by the Notes is sometimes hereinafter referred to as the "NOTE OBLIGATIONS").

      B. MORTGAGE. Pursuant to Section 5.1.9 of the Credit Agreement, as a material inducement to the Lenders and the Agent to enter into the Credit Agreement and make the initial Loans pursuant to the Facility, and to secure the Obligations (as defined in the Credit Agreement) of the Mortgagor under the Credit Agreement, including, without limitation, the Note Obligations, Mortgagor has agreed to execute and deliver this Mortgage to the Mortgagee.

      C. RELATED DOCUMENTS. Any and all loan agreements (including, without limitation, the Credit Agreement), the Notes, the Collateral Documents, the Loan Documents and any other documents and instruments executed and delivered by or for the benefit of the Mortgagor or its Subsidiaries, whether pursuant to the terms of the Credit Agreement or otherwise, in connection with the Notes or security therefor, or for the purpose of supplementing or amending all or any of the foregoing, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, are hereinafter referred to as the "RELATED DOCUMENTS."

      D. THE LIABILITIES. As used in this Mortgage, the term "LIABILITIES" means and includes all of the following: (i) all obligations of the Mortgagor to the Lenders and their successors and assigns arising under or in respect of the Notes, (ii) all obligations of the Mortgagor to any Lender under any Rate Swap Agreement provided by such Lender, and (iii) all other obligations and indebtedness of the Mortgagor or its Subsidiaries, to the Lenders, the Agent, the Mortgagee or any other Lender Party, in each case howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due, and arising out of or in connection with the Credit Agreement or the Related Documents, including, without limitation, all indebtedness of any kind arising under, and all amounts of any kind which at any time become due or owing to the Lenders, the Agent, the Mortgagee or any other Lender Party under or with respect to, the Credit Agreement, this Mortgage or the other Related Documents, all of the covenants, obligations and agreements (and the truth of all representations and warranties) in, under or pursuant to the Notes, this Mortgage, and the other Related Documents, any and all advances, costs or expenses paid or incurred by the Lenders, the Mortgagee, the Agent or any other Lender Party to protect any or all of the Collateral and other collateral under the Related Documents, to perform any obligation of the Mortgagor hereunder and any obligation of the Mortgagor or its Subsidiaries under the Related Documents or collect any amount owing to the Lenders, the Agent, the Mortgagee or any other Lender Party which is secured hereby or under the other Related Documents; interest on all of the foregoing; and all costs of enforcement of and collection of amounts owing under this Mortgage, the Notes, the other Related Documents and all of the foregoing.

      E. THE COLLATERAL. For purposes of this Mortgage, the term "COLLATERAL" means and includes all of the following:

      (i) REAL ESTATE. All of the land described in EXHIBIT A attached hereto (the "LAND"), together with all and singular the tenements, rights, easements, hereditaments, rights of way or uses, privileges, liberties, servitudes, licenses, franchises, appendages and appurtenances now or hereafter belonging or in anywise appertaining to the Land (including, without limitation, all rights relating to storm and sanitary sewer, water, gas, electric, railway and telephone services); all development rights, air rights, water, water rights, water stock, gas, oil, minerals, coal and other substances of any kind or character underlying or relating to the Land; all estate, claim, demand, right, title or interest in and to any street, road, highway, or alley (vacated or otherwise) adjoining the Land or any part thereof; all strips and gores belonging, adjacent or pertaining to the Land; and any after-acquired title to any of the foregoing (all of the foregoing is hereinafter referred to collectively as the "REAL ESTATE");

      (ii) IMPROVEMENTS AND FIXTURES. All buildings, structures, replacements, furnishings, fixtures, fittings and other improvements and property of every kind and character now or hereafter located or erected on the Real Estate, together with all building or construction materials, equipment, appliances, machinery, plant equipment, fittings, apparati, fixtures and other articles of any kind or nature whatsoever now or hereafter found on, affixed to or attached to the Real Estate, and constituting real property under applicable law, including (without limitation) all motors, boilers, engines and devices for the operation of pumps, and all heating, electrical, lighting, power, plumbing, air conditioning, refrigeration and ventilation equipment, booths, counters and signs (all of the foregoing is hereinafter referred to collectively as the "IMPROVEMENTS"; all of the Real Estate and the Improvements and any other property which is real estate under applicable law, is sometimes hereinafter referred to collectively as the "PREMISES");

      (iii) PERSONAL PROPERTY. All furniture, furnishings, equipment (including, without limitation, telephone and other communications equipment, window cleaning, building cleaning, monitoring, garbage, air conditioning, cooking, pest control and other equipment) and all other tangible property of any kind or character (but excluding personal property of tenants or independent contractors of the Mortgagor (the "OCCUPANT'S EQUIPMENT")) now or hereafter owned or purported to be owned by the Mortgagor and used or useful in connection with the Real Estate, regardless of whether located on or in the Premises or located elsewhere, including, without limitation, all rights of the Mortgagor under any lease of furniture, furnishings, fixtures and other items of personal property at any time during the term of such lease, and all rights under and to all payments and deposits required by the provisions of SECTION
1.20 of ARTICLE I below (all of the foregoing is hereinafter referred to collectively as the "GOODS");

      (iv) INTANGIBLES. All option rights, purchase contracts, books and records and general intangibles of the Mortgagor relating to the Real Estate or the Improvements and all accounts, contract rights, instruments, chattel paper and other rights of the Mortgagor for payment of money to it for property sold or lent by it, for services rendered by it, for money lent by it, or for advances or deposits made by it, and any other intangible property of the Mortgagor related to the Real Estate or the Improvements (all of the foregoing is hereinafter referred to collectively as the "INTANGIBLES");{1/}

      (v) RENTS. All rents, issues, profits, royalties, avails, reversions, remainders, income and other benefits derived or owned by the Mortgagor directly or indirectly from the Real Estate or the Improvements, and all proceeds of the conversion, voluntary or involuntary, of any of the Premises into cash or liquidated claims (all of the foregoing is hereinafter referred to collectively as the "RENTS");

      (vi) OCCUPANCY LEASES. All rights of the Mortgagor under all leases, tenant contracts, licenses, occupancy agreements, warehouse agreements, concessions or other arrangements, whether written or oral, whether now existing or entered into at any time hereafter, whereby any Person agrees to pay money to the Mortgagor or any other consideration for the use, possession or occupancy of, or any estate in, the Real Estate or the Improvements or any part thereof, and all rents, income, profits, benefits, avails, advantages and claims against guarantors under any thereof (all of the foregoing is hereinafter referred to collectively as the "OCCUPANCY LEASES");

     (vii) PLANS. All rights of the Mortgagor, if any, to plans and specifications, designs, drawings and other matters prepared in connection with the Real Estate, the Improvements and the Goods (all of the foregoing is hereinafter called the "PLANS");

      (viii)   CONTRACTS  FOR  CONSTRUCTION OR SERVICES.   All  rights  of  the
Mortgagor, if any, under any contracts executed by the Mortgagor with any provider of goods or services for or in connection with any construction undertaken on, or services performed or to be performed in connection with, the Real Estate or the Improvements, including any architect's contract (all of the foregoing is hereinafter referred to collectively as the "CONTRACTS FOR CONSTRUCTION");

      (ix) CONTRACTS FOR SALE OR FINANCING. All rights of the Mortgagor, if any, as seller or borrower under any agreement, contract, understanding or arrangement pursuant to which the Mortgagor has obtained the agreement of any Person to pay or disburse any money for the Mortgagor's sale (or borrowing on the security) by the Mortgagor of the Collateral or any part thereof (all of the foregoing is hereinafter referred to collectively as the "CONTRACTS FOR SALE");

      (x) AFTER-ACQUIRED PROPERTY. Any and all additional estates in the Premises, the Rents or the Occupancy Leases and other rights and interests hereafter acquired by the Mortgagor relating to the Collateral or any part thereof and all general intangibles constituting proceeds acquired with cash proceeds of any of the property described hereinabove (all of the foregoing is herein referred to as the "AFTER-ACQUIRED PROPERTY"); and

      (xi) OTHER PROPERTY. All other property or rights of the Mortgagor of any kind or character related to the Real Estate, the Improvements, the Rents, the Occupancy Leases, the After-Acquired Property and all proceeds (including insurance and condemnation proceeds) and products of any of the foregoing.

                             G R A N T

      NOW THEREFORE, for and in consideration of the Lenders making any loan, advance or other financial accommodation to or for the benefit of the Mortgagor, including sums advanced under the Notes, and in consideration of the various agreements contained herein, in the Notes, the Credit Agreement and any other Related Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Mortgagor, and in order to secure the full, timely and proper payment and performance of each and every one of the Liabilities,

      THE MORTGAGOR HEREBY GRANTS, MORTGAGES, WARRANTS, CONVEYS, BARGAINS, SELLS, ALIENS, DEMISES, HYPOTHECATES, PLEDGES, RELEASES, TRANSFERS AND ASSIGNS TO THE MORTGAGEE AND ITS SUCCESSORS AND ASSIGNS FOREVER, AND GRANTS TO THE MORTGAGEE AND ITS SUCCESSORS AND ASSIGNS FOREVER A CONTINUING SECURITY INTEREST IN AND TO, ALL OF THE COLLATERAL.

      TO HAVE AND TO HOLD the Collateral unto the Mortgagee, its successors and assigns, forever, the Mortgagor hereby expressly waiving and releasing any and all right, benefit, privilege, advantage or exemption under and by virtue of any and all statutes and laws of the State in which the Real Estate is located providing for the exemption of homesteads from sale on execution or otherwise.

      The Mortgagor hereby covenants with and warrants to the Mortgagee for the benefit of the Mortgagee, the Lenders and the purchaser at any foreclosure sale that: at the execution and delivery hereof it is well seized of the Premises, and of a good, indefeasible estate therein, in fee simple; the Collateral is free from all encumbrances whatsoever (and any claim of any other Person thereto) other than the security interest granted herein and pursuant to the other Related Documents and the encumbrances set forth as exceptions to title in the final title insurance policy or policies (the "TITLE POLICIES") relating to the lien of this Mortgage on the Premises and delivered to the Agent pursuant to Section 5.1.11 of the Credit Agreement (the "PERMITTED EXCEPTIONS"); it has good and lawful right to sell, mortgage, encumber and convey the Collateral; and it and its successors and assigns will forever warrant and defend the Collateral unto the Mortgagee, the Lenders, any purchaser at a foreclosure sale and their successors and assigns against all claims and demands whatsoever with the exception of the Permitted Exceptions.

      NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, EXPRESSED OR IMPLIED, THE RECOVERY BY THE LENDERS FROM THE PREMISES LOCATED IN THE COUNTY OF _______________, FLORIDA, FOR APPLICATION AGAINST THE NOTES AND NOTE OBLIGATIONS SHALL NOT EXCEED $__________________.

                        I.  COVENANTS AND AGREEMENTS OF THE MORTGAGOR

      Further to secure the payment and performance of the Liabilities, the Mortgagor hereby covenants, warrants and agrees with the Mortgagee, for the benefit of the Mortgagee and the Lenders, as follows:

      1.1. PAYMENT OF LIABILITIES. The Mortgagor agrees that it will pay, timely and in the manner required in the appropriate documents or instruments, all amounts due under this Mortgage, the Credit Agreement, the Notes and all other Liabilities (including attorneys' fees and other fees and charges). All sums payable by the Mortgagor hereunder shall be paid without demand, counterclaim, offset, deduction or defense, and without relief from valuation or appraisement laws. The Mortgagor waives all rights now or hereafter conferred by statute or otherwise to any such demand, counterclaim, offset, deduction or defense.

      1.2. PAYMENT OF TAXES. The Mortgagor will pay or cause to be paid before delinquent all taxes and assessments, general or special, and any and all levies, claims, charges, expenses and Liens (as hereinafter defined), ordinary or extraordinary, governmental or non-governmental, statutory or otherwise, due or to become due, that may be levied, assessed, made, imposed or charged on or against the Collateral or any property used in connection therewith, and will pay before due any tax or other charge on the interest or estate in the Collateral or property created or represented by this Mortgage or by any of the other Related Documents, whether levied against the Mortgagor, the Lenders or otherwise, and will submit, upon request therefor from the Mortgagee, to the Mortgagee copies of all receipts showing payment of all of such taxes, assessments and charges; PROVIDED, HOWEVER, that the Mortgagor shall not (unless otherwise required by law) be required to pay any such taxes, assessments, levies, claims, charges, expenses or Liens (as hereinafter defined) which are being contested in good faith and by appropriate proceedings and as to which reserves are being maintained in accordance with generally accepted accounting principles so long as (i) neither the Mortgagee nor any Lender shall be subject to any civil or criminal liability as a result of the failure of the Mortgagor to pay any such taxes, assessments, levies, claims, charges, expenses or liens during the period of any such contest and (ii) forfeiture of any part of the Collateral will not result from the failure of the Mortgagor to pay any such taxes, assessments, levies, claims, charges, expenses or Liens (as hereinafter defined) during the period of any such contest. The Mortgagor's making any payments and deposits required by the provisions of SECTION 1.20 of this ARTICLE I shall not relieve the Mortgagor of, or diminish in any way, its obligations as set out in this SECTION 1.2.

      1.3. MAINTENANCE AND REPAIR. None of the Premises is used principally or primarily for agricultural or farming purposes. The Mortgagor will: not abandon the Premises; not do or suffer anything to be done which would depreciate or impair the value of the Collateral or the security of this Mortgage; not remove or demolish any of the Improvements; subject to SECTION 1.10, pay promptly for all labor and materials for all construction, repairs and improvements to or on the Premises; not make any changes, additions or alterations to the Premises or the Improvements other than remodeling in the ordinary course of business except as required by any applicable governmental requirement or as otherwise approved in writing by the Mortgagee, which approval shall not be unreasonably withheld, delayed or conditioned; at its sole cost and expense, maintain, preserve and keep the Goods and the Improvements, including the adjoining sidewalks, curbs, vaults and vault space, if any, streets and ways, in good, safe and insurable condition and repair and make any needful and proper repairs, replacements, renewals, additions or substitutions, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen, required by wear, damage, obsolescence or destruction, all as promptly as possible under the circumstances, but in all cases in compliance with any time period and construction requirement provided under applicable requirements of governmental authorities and insurance underwriters; not commit, suffer, or permit waste of any part of the Premises; and maintain all grounds in good and neat order and repair. Anything to the contrary contained herein notwithstanding: (a) the Mortgagor may sell, transfer or otherwise dispose of equipment, furnishings and similar personal property used in connection with the Premises if, in the Mortgagor's reasonable judgment, the same become damaged, destroyed or obsolete, PROVIDED that all such equipment, furnishings and other personal property is, prior to or concurrently with such sale, transfer or other disposition, replaced with equipment, furnishings and similar personal property that is at least of comparable quality, value and utility and, (i) if such replacement equipment, furnishings or personal property is owned by Mortgagor, is free and clear of all security interests and other Liens except for the security interest granted by this Mortgage, or, (ii) if such replacement equipment, furnishings or personal property is leased by Mortgagor, the leasing of such property shall be pursuant to a general policy of Mortgagor and on commercially-reasonable lease terms; PROVIDED, FURTHER, that no such equipment, furnishings and other personal property need be so replaced if the Mortgagor determines in the exercise of good business judgment that the same is no longer required for the continued operation of the Premises or the operation of the business conducted therefrom; and (b) the Mortgagor may sell its property and interests therein as permitted by and subject to the conditions set forth in clause (e) of Section 7.2.11 of the Credit Agreement.

      1.4. SALES; LIENS. Except as permitted under Section 7.2.11 of the Credit Agreement and Section 1.3 hereof, the Mortgagor will not: sell, contract to sell, assign, transfer or convey, or permit to be transferred or conveyed, the Collateral or any part thereof or any interest or estate in any thereof (including any conveyance into a trust or any conveyance of the beneficial interest in any trust that may be holding title to the Premises) or remove any of the Collateral from the Premises or from the State in which the Real Estate is located; or create, suffer or permit to be created or to exist any mortgage, lien, claim, security interest, charge, encumbrance or other right or claim of any kind whatsoever (a "LIEN") upon the Collateral or any part thereof, except
(a)  those  of current taxes not then delinquent, (b) the Permitted  Exceptions
(c) easements, rights-of way, zoning and similar restrictions and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the Property or interfere with the ordinary conduct of the business of the Mortgagor, entered into in the ordinary course and permitted by clause (g) of
Section 7.2.3 of the Credit Agreement, and (d) mechanics' and materialmen's Liens being diligently contested in good faith and otherwise in accordance with
SECTION 1.10. The Mortgagor shall have no power or authority to create any Lien on the Premises or any part thereof (other than this Mortgage and any extension or renewal thereof and any exception referred to in CLAUSE (A), (B),
(C) or (D) of the immediately-preceding sentence), and any such Lien created without the prior written consent of the Mortgagee, whether created by the affirmative act of the Mortgagor or otherwise, and whether or not created by any further advance by a prior lienholder after the date of this Mortgage, shall be subject and subordinate to this Mortgage. Notwithstanding any other provision of this Mortgage to the contrary, the Mortgagor shall be entitled to convey portions of the Premises which do not exceed in aggregate the cumulative sum of One Hundred Thousand Dollars ($100,000.00), during any twelve-month period to state or local entities or agencies PROVIDED THAT such conveyances are in lieu of condemnation and the net proceeds from such conveyances are applied to the prepayment of the Liabilities when, as and if required by the terms of the Credit Agreement. The Mortgagee shall provide appropriate releases from the lien of this Mortgage with respect to any property conveyed or otherwise disposed of in accordance with this SECTION 1.4.

      1.5. ACCESS BY MORTGAGEE. The Mortgagor will at all times: promptly upon request of the Mortgagee, deliver to the Mortgagee either all of its executed originals (in the case of chattel paper or instruments) or certified copies (in all other cases) of all Occupancy Leases, agreements creating or evidencing Intangibles, Plans, Contracts for Construction, Contracts for Sale, all amendments and supplements thereto, and any other document which is, or which evidences, governs, or creates, Collateral; permit access by the Mortgagee and any Lender upon not fewer than 24 hours prior notice if no Default (as hereinafter defined) or event which, with the giving of notice or lapse of time, or both, has occurred which would constitute a Default (in either of which cases no notice need be given) to its books and records, construction progress reports, tenant registers, sales records, offices, insurance policies and other papers for examination and the making of copies and extracts; prepare such schedules, summaries, reports and progress schedules as the Mortgagee or any Lender may reasonably request; and permit the Mortgagee, any Lender and their agents and designees, at all times, to enter on and inspect the Premises.

      1.6. STAMP AND OTHER TAXES. If the federal, or any state, county, local, municipal or other, government or any subdivision of any thereof having jurisdiction, shall levy, assess or charge any tax (excepting therefrom any income tax on the Lenders' receipt of interest payments on the principal portion of the Loan Amounts), assessment or imposition upon this Mortgage, the Notes, any of the other Liabilities, or any of the other Related Documents, the interest of the Mortgagee or the Lenders in the Collateral, or any of the foregoing, or upon the Mortgagee or the Lenders by reason of or as holder of any of the foregoing, or shall at any time or times require revenue or documentary stamps to be affixed to this Mortgage, the Notes, or any of the other Related Documents, the Mortgagor shall pay all such taxes and stamps to or for the Mortgagee and the Lenders as they become due and payable.

      If any law or regulation is enacted or adopted permitting, authorizing or requiring any tax, assessment or imposition to be levied, assessed or charged, which law or regulation prohibits the Mortgagor from paying any material tax, assessment, stamp, or imposition to or for the Mortgagee or the Lenders, then all or any portion of the sums hereby secured shall become immediately due and payable at the option of the Required Lenders (as hereinafter defined). For the purpose of the immediately-preceding sentence of this SECTION 1.6, the "sums hereby secured" will be considered to be that portion of the principal amount of the Liabilities which bears the same relation to the aggregate amount of all Liabilities as the value of the Collateral located in the County of _____________, Florida, subject to this Mortgage bears to all collateral for the Liabilities under the Loan Documents, as determined by the Mortgagee in its sole discretion. Thereafter, if the Mortgagor fails to make payment of all such sums within 5 days of the Mortgagee's demand therefor, such failure shall constitute a Default hereunder.

      1.7. INSURANCE. The Mortgagor will at all times maintain or cause to be maintained on the Goods, the Improvements and on all other Collateral, all insurance reasonably required at any time or from time to time by the Mortgagee or any Lender, and in any event: (a) all-risk property insurance covering fire, extended coverage, vandalism and malicious mischief and such other insurance coverage customarily obtained from time to time by prudent owners of properties of similar character and use as the Premises, in an amount which is not less than (or such greater amount if required to avoid the effects of any co-insurance provisions contained in the policy) the full replacement cost from time to time (which replacement cost shall be subject to the Mortgagee's reasonable approval) of the Improvements and Goods without consideration for depreciation; (b) insurance against flood if required by the Federal Flood Disaster Protection Act of 1973 and regulations issued thereunder; (c) comprehensive general public liability insurance, protecting the Mortgagor in an amount reasonably acceptable to the Mortgagee, but in any event with a single limit of not less than $1,000,000, in respect of personal injury or death to any one person, of not less than $1,000,000 in respect of any one occurrence, of not less than $2,000,000 in respect of any one location for personal injury and property damage, and an umbrella policy or policies in an amount not less than $20,000,000, each such coverage to be subject to a deductible, if any, not to exceed $250,000 per occurrence, PROVIDED Mortgagor shall maintain adequate reserves therefor, and, PROVIDED, FURTHER that Mortgagor may self insure with respect to workers compensation in each state where Mortgagor is qualified to do so and if Mortgagor maintains adequate reserves therefor; (d) during construction, builder's completed value risk insurance against "all risks of physical loss" (including collapse and transit coverage); and (e) all other insurance commonly or, in the reasonable judgment of the Mortgagee or any Lender, prudently maintained by those whose business, improvement to, and use of real estate is similar to that of the Mortgagor, including (without limitation), if applicable, boiler explosion, sprinkler leakage and dram shop liability insurance, all in amounts satisfactory to the Mortgagee. All of such insurance shall be maintained in such form and with such companies as shall be approved by the Mortgagee, and Mortgagor shall deliver to and keep deposited with the Mortgagee original certificates and certified copies of all policies of such insurance and renewals thereof, indexed to the Premises in the order established on EXHIBIT A, with premiums paid prior to the deadline for payment thereof and with clauses attached thereto in favor of the Lenders and the Mortgagee, and their successors and assigns, that (1) name the Mortgagee and each Lender as additional insured parties thereunder, as their interests may appear; (2) any losses shall be payable notwithstanding (i) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any person other than the person claiming, (ii) the occupation or use of the Premises for purposes more hazardous than permitted by the terms of the policy, or (iii) any foreclosure or other proceedings or notice of sale relating to the Premises, or any change in title to or ownership of any of the Premises; (3) include effective waivers by the insurer of all claims for insurance premiums and rights of subrogation against the Mortgagee and each Lender; (4) provide that each policy shall be primary without right of contribution from any other insurance that may be carried; and (5) not less than 30 days' prior written notice to the Mortgagee shall be given of cancellation (including, without limitation, cancellation for non-payment or expiration of the term of such policy) or material modification of such policies or any portion thereof. The Mortgagor's making any payments and deposits required by the provisions of
SECTION 1.20 of this ARTICLE I shall not relieve the Mortgagor of, or diminish in any way, its obligations as set out in this SECTION 1.7. All of the above-mentioned original insurance policies or certified copies of such policies and certificates of such insurance reasonably satisfactory to the Mortgagee, together with receipts for the payment of premiums thereon, shall be delivered to and held by the Mortgagee, which delivery shall constitute assignment to the Mortgagee of all return premiums to be held as additional security hereunder; PROVIDED, HOWEVER, that, prior to any Default, any such premiums may be retained by the Mortgagor, subject to the provisions of the Credit Agreement. Certificates (or binders covering the time periods and with the renewal and cancellation provisions set forth in the following sentence) evidencing all renewal and replacement policies indexed to the Premises in the order established on EXHIBIT A, shall be delivered to the Mortgagee prior to the expiration of the expiring policies followed by certified copies of all such replacement policies promptly after the issuance thereof. All binders provided in accordance with the provisions of the preceding sentence shall be for a term of not less than 90 days which term shall be deemed extended until written notice of cancellation thereof is given to the Mortgagee not fewer than 30 days prior to the effective date of such cancellation or expiration; PROVIDED, HOWEVER, that in no event shall any insurance binder expire fewer than 90 days after the issuance thereof. If the Mortgagor is unable to deliver to the Mortgagee the evidence described herein of renewal or replacement insurance policies not fewer than 15 days prior to the expiration date of the expiring policies, the Mortgagor shall, not fewer than 15 days nor more than 30 days prior to such expiration date, deliver to the Mortgagee a certificate from an officer of the Mortgagor, stating (a) the Mortgagor's progress in obtaining renewal or replacement policies and the anticipated date of issuance thereof;
(b) that the Mortgagor has received no notice of non-renewal or cancellation of any existing policy of insurance; and (c) that the Mortgagor has no knowledge of the cancellation or non-renewal of such policies of insurance or of any facts or circumstances which, if known to an insurer, would cause it to cancel or refuse renewal or issuance of any policy of insurance. Nothing contained in the preceding sentence or elsewhere in this Mortgage shall excuse the Mortgagor from continuously maintaining in full force and effect during the term of this Mortgage all insurance required under the provisions hereof. The Mortgagor shall not obtain nor permit the lessee under any Occupancy Lease to obtain or carry policies of insurance concurrent in form or contributing in the event of loss with those required to be maintained under this SECTION 1.7 unless the Mortgagee and each Lender are included therein as named insureds and otherwise in accordance with this Section.

      The Mortgagor will promptly give the Mortgagee written notice of any casualty to the Premises reasonably anticipated to result in damage over $250,000. The Mortgagor agrees that any loss paid to the Mortgagee under any of such policies shall be applied, at the option of the Required Lenders, toward pre-payment of the Notes or any of the other Liabilities, or to the rebuilding or repairing of the damaged or destroyed Improvements or other Collateral, as the Required Lenders in their sole and unreviewable discretion may elect (which election shall not relieve the Mortgagor of the duty to rebuild or repair); PROVIDED, HOWEVER, that any proceeds of insurance shall be made available to the extent required, as determined by the Mortgagee in its reasonable discretion, for the rebuilding or repairing of the damaged or destroyed Improvements or other Collateral under the following conditions:

            (i) no Default or event which, with the lapse of time, the giving of notice, or both, would constitute a Default under this Mortgage or the other Related Documents shall have occurred and be continuing (and if such an event shall occur during restoration, the Mortgagee may, at its election, apply any insurance proceeds then remaining in its hands to the reduction of the indebtedness evidenced by the Notes and the other Liabilities);

            (ii) the Mortgagor shall have submitted to the Mortgagee plans and specifications for the restoration which shall be reasonably satisfactory to the Mortgagee, which plans and specifications shall not be substantially modified, changed or revised without the Mortgagee's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, and shall be in conformity with all governmental regulations, including, without limitation, building, zoning, land use and environmental regulations; PROVIDED, HOWEVER, that so long as no Default has occurred and is continuing, the provisions of this clause shall not apply if the value of the Premises which has suffered a casualty is less than $1,000,000;

            (iii) the Mortgagor, if so requested by the Mortgagee, shall have submitted to the Mortgagee fixed price contracts with good and responsible contractors and materialmen covering all work and materials necessary to complete restoration and providing for a total completion price not in excess of the amount of insurance proceeds available for restoration, or, if a deficiency shall exist, the Mortgagor shall have deposited the amount of such deficiency with the Mortgagee unless the Mortgagor has furnished other evidence which is satisfactory to the Mortgagee of the Mortgagor's ability to pay such deficiency in full; PROVIDED, HOWEVER, that, so long as no Default has occurred and is continuing, the provisions of this clause shall not apply if the value of the Premises which has suffered a casualty is less than $1,000,000;

            (iv) any insurance proceeds in excess of $250,000 to be released pursuant to the foregoing provisions may, at the option of the Mortgagee, be disbursed from time to time as restoration progresses to pay for restoration work completed and in place and such disbursements may, at the Mortgagee's option, be made directly to the Mortgagor or to or through any contractor or materialman to whom payment is due or to or through a construction escrow to be maintained by a title insurer reasonably acceptable to the Mortgagee;

            (v) the Mortgagee may impose such further conditions upon the release of insurance proceeds (including current reports of examination of the title to the Premises and endorsements to the loan policy of title insurance insuring the lien of this Mortgage) as are customarily imposed by prudent construction lenders to insure the completion of the restoration work free and clear of all Liens or claims for Lien;

            (vi) all title insurance charges and other costs and expenses paid to or for the account of the Mortgagor in connection with the release of such insurance proceeds shall constitute so much additional indebtedness and Liabilities hereby secured to be payable upon demand with interest thereafter at the rate per annum equal to the CIBC Alternate Base Rate plus 2% per annum (or such lower maximum rate as shall be legal under applicable law) (the "DEFAULT RATE"), and any such costs and expenses may be deducted by the Mortgagee from insurance proceeds at any time standing in its hands; and

            (vii) if the Mortgagor fails to complete restoration as promptly as possible under the circumstances, but in all cases in compliance with any time period provided under applicable requirements of governmental authorities and insurance underwriters, the Mortgagee shall have the right, but not the obligation, to restore or rebuild the Improvements and the other Collateral, or any part thereof, for or on behalf of the Mortgagor in lieu of applying said proceeds to the indebtedness and Liabilities hereby secured and for such purpose may do all necessary acts, including using funds deposited by the Mortgagor as aforesaid and advancing additional funds for the purpose of restoration, all such additional funds to constitute part of the indebtedness hereby secured payable upon demand with interest at the Default Rate.

The Mortgagor hereby empowers the Mortgagee, in its discretion, to settle, compromise and adjust any and all claims or rights under any insurance policy maintained by the Mortgagor relating to the Collateral; PROVIDED, HOWEVER, that, prior to the occurrence of any Default, (i) the Mortgagor shall have the right to settle, adjust and compromise claims which are reasonably anticipated to result in proceeds in an amount less than $500,000, and (ii) the Mortgagor shall have the right to settle, adjust and compromise claims which are reasonably anticipated to result in proceeds in an amount equal to or more than $500,000, jointly with the Mortgagee. In the event of foreclosure of this Mortgage or other transfer of title to the Premises, all right, title and interest of the Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee. Nothing contained in this Mortgage shall create any responsibility or obligation on the Mortgagee to collect any amounts owing on any insurance policy or resulting from any condemnation, to rebuild or replace any damaged or destroyed Improvements or other Collateral or to perform any other act hereunder. The Mortgagee shall not, by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and the Mortgagor hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto.

      1.8. EMINENT DOMAIN. In case the Collateral, or any part or interest in any thereof, is taken by condemnation or eminent domain proceedings, the Mortgagor shall promptly give written notice thereof to the Mortgagee. The
Mortgagee is hereby empowered to collect and receive all compensation and awards of any kind whatsoever (collectively, "CONDEMNATION AWARDS") which may be paid for any property taken or for damages to any property not taken (all of which the Mortgagor hereby assigns to the Mortgagee), and all Condemnation Awards so received shall be forthwith applied by the Mortgagee, as it may elect in its sole and unreviewable discretion, to the prepayment of the Notes or any of the other Liabilities, or to the repair and restoration of any property not so taken or damaged, or to the replacement of property taken; PROVIDED, HOWEVER, that no election made by the Mortgagee under this Section shall relieve the Mortgagor of the duty to repair and restore; PROVIDED, FURTHER, that any Condemnation Awards payable by reason of the taking of less than all of the Collateral shall be made available to the extent required, as determined by the Mortgagee in its reasonable discretion, for the repair or restoration of any Collateral not so taken under the conditions set forth in SECTION 1.7 hereof. The Mortgagor hereby empowers the Mortgagee, in the Mortgagee's absolute discretion, to settle, compromise and adjust any and all claims or rights arising under any condemnation or eminent domain proceeding relating to the Collateral or any portion thereof; PROVIDED, HOWEVER, that, prior to the occurrence of any Default, (i) the Mortgagor shall have the right to settle, compromise and adjust claims which are reasonably anticipated to result in proceeds in an amount less than $500,000, and (ii) the Mortgagor shall have the right to settle, adjust and compromise claims which are reasonably anticipated to result in proceeds in an amount equal to or more than $500,000, jointly with the Mortgagee.

      1.9. GOVERNMENTAL REQUIREMENTS. The Mortgagor will at all times fully comply with, and cause the Collateral and the use and condition thereof fully to comply with, all federal, state, county, municipal, local and other governmental statutes, ordinances, requirements, regulations, rules, orders, codes and decrees of any kind whatsoever that apply or relate to the Mortgagor or the Collateral, any of the adjoining sidewalks, streets or ways, vaults or vault space, if any, or the use thereof, and will observe and comply with all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits, privileges, franchises and concessions (including, without limitation, those relating to land use and development, landmark preservation, construction, access, water rights and use, noise and pollution) which are applicable to the Mortgagor or have been granted for the Collateral, any of the adjoining sidewalks, streets or ways, vaults or vault space, if any, or the use thereof. Notwithstanding the foregoing, the Mortgagor shall have the right to diligently contest any such governmental requirement so long as
(a) the contest is conducted in good faith and by appropriate proceedings; (b) reserves are being maintained in accordance with generally accepted accounting principles; (c) forfeiture of any part of the Collateral will not result from the Mortgagor's failure to comply with such governmental requirement during the period of such contest; and (d) no criminal or civil penalties will result from the Mortgagor's failure to comply with such governmental requirement during the period of such contest. Unless required by applicable law, or unless the Mortgagee has otherwise first agreed, the Mortgagor shall not make or allow any material changes to be made in the nature of the occupancy or use of the Premises as a whole from that for which the Premises was intended at the time this Mortgage was delivered. The Mortgagor shall not initiate or acquiesce in any change in any zoning or other land use classification now or hereafter in effect which in any respect adversely affects the Premises or any part thereof without in each case obtaining the Mortgagee's prior written consent thereto.

      1.10. NO MECHANICS' LIENS. The Mortgagor will not suffer any mechanic's, laborer's or materialman's Lien to be created or remain outstanding upon the Collateral or any part thereof. Anything herein contained to the contrary notwithstanding, the Mortgagor shall not be deemed in Default with respect to the provisions of this Section if the Mortgagor provides the Mortgagee with written notice of the Mortgagor's good faith intention to diligently contest such Lien by appropriate proceedings (and the Mortgagor does so contest such Lien) at the Mortgagor's sole expense and, if requested by the Mortgagee, the Mortgagor furnishes to the Mortgagee either a bond, in form and with sureties reasonably satisfactory to the Mortgagee, or an updated title insurance policy or endorsement to the Mortgagee's existing policy acceptable to the Mortgagee indemnifying the Mortgagee and the Lenders against any loss, cost, damage or expenses on account of any such Lien. The Mortgagor agrees to promptly deliver to the Mortgagee a copy of any notices that the Mortgagor receives with respect to any pending or threatened Lien or the foreclosure thereof. IT IS FURTHER EXPRESSLY MADE A COVENANT AND CONDITION HEREOF THAT THE LIEN OF THIS MORTGAGE SHALL EXTEND TO ALL RIGHT, TITLE AND INTEREST OF THE MORTGAGOR IN ANY AND ALL IMPROVEMENTS AND FIXTURES NOW OR HEREAFTER ON THE PREMISES, PRIOR TO ANY OTHER LIEN THEREON THAT MAY BE CLAIMED BY ANY PERSON, SO THAT SUBSEQUENTLY ACCRUING CLAIMS FOR LIENS ON THE PREMISES SHALL BE JUNIOR AND SUBORDINATE TO THIS MORTGAGE. ALL CONTRACTORS, SUBCONTRACTORS, AND OTHER PARTIES DEALING WITH THE PREMISES, OR WITH ANY PARTIES INTERESTED THEREIN, ARE HEREBY REQUIRED TO TAKE NOTICE OF THE ABOVE PROVISIONS.

      1.11. CONTINUING PRIORITY. The Mortgagor will: pay such fees, taxes and charges, execute and file (at the Mortgagor's expense) such financing statements (and appropriate continuation statements with respect thereto), obtain such acknowledgements or consents, notify such obligors or providers of services and materials and do all such other acts and things as the Mortgagee or any Lender may from time to time request to establish and maintain a valid and perfected first and prior lien on and a first priority perfected security interest in the Collateral (including, without limitation, any Collateral acquired after the execution hereof); maintain its office and principal place of business at all times at the address shown above except as otherwise provided in the Credit Agreement; keep all of its books and records relating to the Collateral at the corporate headquarters of the Mortgagor; keep all tangible Collateral on the Real Estate except as the Mortgagee may otherwise consent in writing, and except as otherwise provided in SECTION 1.3; make notations on its books and records sufficient to enable the Mortgagee, as well as third parties, to determine the interest of the Mortgagee hereunder; and not collect any rents or the proceeds of any of the Occupancy Leases or Intangibles more than 30 days before the same shall be due and payable except as the Mortgagee may otherwise consent in writing. Promptly upon request by the Mortgagee, and in any event not more than 30 days after a request therefor from the Mortgagee, but not more than once in any Fiscal Year, the Mortgagor, at its sole cost and expense, will furnish to the Mortgagee, an opinion (or opinions), satisfactory in scope and form to the Mortgagee, of independent counsel satisfactory to the Mortgagee, stating that the Mortgagor has taken all action then or theretofore required by this Section, setting forth the particulars of all such action not set forth in an opinion previously furnished pursuant to this Section and specifying the particulars of all action required by this Section during the period from the date of such opinion to and including the date fifteen months after the date of such opinion.

      1.12. UTILITIES. The Mortgagor will pay or cause to be paid all public and private utility charges incurred in connection with the Collateral promptly when due and maintain all utility services available for use at the Premises.

      1.13. CONTRACT MAINTENANCE; OTHER AGREEMENTS; LEASES. The Mortgagor will, for the benefit of the Lenders, fully and promptly keep, observe, perform and satisfy each obligation, condition, covenant, and restriction of the Mortgagor affecting the Premises or imposed on it under any agreement between Mortgagor and a third party relating to the Collateral or the Liabilities secured hereby, including, without limitation, the Occupancy Leases, the Contracts for Sale, Contracts for Construction and the Intangibles (collectively, the "THIRD PARTY AGREEMENTS"), so that there will be no default thereunder that is not cured within any applicable cure period provided therefor in the Third Party Agreements and so that the Persons (other than the Mortgagor) obligated thereon shall be and remain at all times obligated to perform for the benefit of the Lenders; and the Mortgagor will not permit to exist any condition, event or fact which could allow or serve as a basis or justification for any such Person to avoid such performance. Without the prior written consent of the Mortgagee, the Mortgagor shall not (a) make or permit any termination or amendment of the rights of the Mortgagor under any Third Party Agreement (PROVIDED, HOWEVER, that the Mortgagee agrees not to unreasonably withhold, delay or condition its consent to any termination or amendment of any Third Party Agreement);
(b) collect rents or the proceeds of any Occupancy Leases or Intangibles more than 30 days before the same shall be due and payable; (c) modify or amend any
Occupancy  Lease  (PROVIDED,  HOWEVER,  that  the   Mortgagee   agrees  not  to
unreasonably withhold, delay or condition its consent to any modification or amendment of any Occupancy Leases), or, except where the lessee is in default beyond any applicable grace period provided in such Occupancy Lease, cancel or terminate the same or accept a surrender of the leased premises; (d) consent to the assignment or subletting of the whole or any portion of any lessee's interest under any Occupancy Lease, or grant any options to renew (PROVIDED, HOWEVER, that the consent required under this CLAUSE (D) shall not be unreasonably withheld, conditioned or delayed with respect to the assignment, subletting or granting of options to renew any Occupancy Leases); (e) create or permit any Lien which, upon foreclosure, would be superior to any Occupancy Lease; or (f) in any other manner impair the Mortgagee's rights and interest
with  respect to the Rents  or  the  Occupancy  Leases.   The  Mortgagor  shall
promptly deliver to the Mortgagee copies of any demands or notices of default received by the Mortgagor in connection with any Third Party Agreement and allow the Mortgagee the right, but not the obligation, to cure any such default. All security or other deposits, if any, received from tenants under the Occupancy Leases shall be segregated and maintained in an account reasonably satisfactory to the Mortgagee and in compliance with the law of the State where the leased premises are located and with an institution reasonably satisfactory to the Mortgagee. The provisions of CLAUSES (A) and (C) of this
SECTION 1.13 to the contrary notwithstanding, the Mortgagee's consent shall not be required for any amendment or other modification of any Occupancy Lease if the amendment or modification does not substantially reduce the rent payable thereunder or increase any obligation, risk or liability of the Mortgagor.

      1.14. NOTIFY THE MORTGAGEE OF DEFAULT. The Mortgagor shall notify the Mortgagee in writing forthwith upon learning of the occurrence of any Default hereunder or other event which, upon the giving of notice or the passage of time or both, would constitute a Default hereunder, which notice shall describe such Default or other event that could mature into a Default and the steps being taken by the Mortgagor with respect thereto.

      1.15. NO ASSIGNMENTS; FUTURE LEASES. The Mortgagor will not cause or permit any Rents, Occupancy Leases, Contracts for Sale, or other contracts relating to the Premises to be assigned, transferred, conveyed, pledged or disposed of to any party other than the Mortgagee without first obtaining the express written consent of the Mortgagee to any such assignment or permit any such assignment to occur by operation of law. In addition, the Mortgagor shall not cause or permit all or any portion of or interest in the Premises to be leased (that word having the same meaning for purposes hereof as it does in the law of landlord and tenant) directly or indirectly to any Person, except with the prior written consent of the Mortgagee.

      1.16.  ASSIGNMENT OF LEASES AND RENTS AND COLLECTIONS.

      (a) All of the Mortgagor's interest in and rights under the Occupancy Leases now existing or hereafter entered into, and all of the Rents, whether now due, past due, or to become due, and including all prepaid rents and security deposits, and all other amounts due with respect to any of the other Collateral, are hereby absolutely, presently and unconditionally assigned and conveyed to the Mortgagee, to be applied by the Mortgagee in payment of all sums due under the Notes, the other Liabilities and all other sums payable under this Mortgage. Prior to the occurrence of any Default, the Mortgagor shall have a license to collect and receive all Rents and other amounts, which license shall be terminated at the sole option of the Mortgagee, without regard to the adequacy of its security hereunder and without notice to or demand upon the Mortgagor, upon the occurrence of any Default. It is understood and agreed that neither the foregoing assignment to the Mortgagee nor the exercise by the Mortgagee of any of its rights or remedies under ARTICLE III hereof shall be deemed to make the Mortgagee a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Collateral or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until the Mortgagee, in person or by agent, assumes actual possession thereof, nor shall appointment of a receiver for the Collateral by any court at the request of the Mortgagee or by agreement with the Mortgagor, or the entering into possession of any part of the Collateral by such receiver, be deemed to make the Mortgagee a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Collateral or the use, occupancy, enjoyment or operation of all or any portion thereof. Upon the occurrence of any Default, this shall constitute a direction to and full authority to each lessee under any Occupancy Lease, each guarantor of any of the Occupancy Leases and any other Person obligated under any of the Collateral to pay all Rents and other amounts to the Mortgagee without proof of the Default relied upon. The Mortgagor hereby irrevocably authorizes each such Person to rely upon and comply with any notice or demand by the Mortgagee for the payment to the Mortgagee of any Rents and other amounts due or to become due.

      (b) The Mortgagor shall apply the Rents and other amounts to the payment of all necessary and reasonable operating costs and expenses of the Collateral, debt service on the indebtedness secured hereby and otherwise in compliance with the provisions of the Credit Agreement.

      (c) The Mortgagor shall at all times fully perform the obligations of the lessor under all Occupancy Leases. The Mortgagor shall at any time or from time to time, upon request of the Mortgagee, transfer and assign to the Mortgagee in such form as may be satisfactory to the Mortgagee, the Mortgagor's interest in the Occupancy Leases, subject to and upon the condition, however, that, prior to the occurrence of any Default hereunder, the Mortgagor shall have a license to collect and receive all Rents under such Occupancy Leases upon accrual, but not prior thereto, as set forth in PARAGRAPH (A) above.

      (d) The Mortgagee shall have the right to assign the Mortgagee's right, title and interest in any Occupancy Leases to any subsequent holder of this Mortgage or any participating interest therein or to any Person acquiring title to all or any part of the Collateral through foreclosure or otherwise. Any subsequent assignee shall have all the rights and powers herein provided to the Mortgagee. Upon the occurrence of any Default, the Mortgagee shall have the right to execute new Occupancy Leases of any part of the Collateral, including Occupancy Leases that extend beyond the term of this Mortgage. The Mortgagee is hereby appointed and designated and shall have the authority, as the Mortgagor's attorney-in-fact, such authority being coupled with an interest and irrevocable, upon the occurrence of any Default, to sign the name of the Mortgagor and to bind the Mortgagor on all papers and documents relating to the operation, leasing and maintenance of the Collateral.

      1.17. THE MORTGAGEE'S PERFORMANCE. If the Mortgagor fails to pay or perform any of its obligations herein contained (including payment of expenses of foreclosure and court costs), the Mortgagee, or its designee, may (but need not), as agent or attorney-in-fact of the Mortgagor, make any payment or perform (or cause to be performed) any obligation of the Mortgagor hereunder, in any form and manner deemed expedient by the Mortgagee, and any amount so paid or expended (plus reasonable compensation to the Mortgagee for its out-of-pocket and other expenses for each matter for which it acts under this Mortgage), with interest thereon at the Default Rate, shall be added to the principal debt hereby secured and shall be repaid to the Mortgagee upon demand. By way of illustration and not in limitation of the foregoing, the Mortgagee may (but need not) do all or any of the following: make payments of principal or interest or other amounts on any Lien on any of the Collateral; complete construction; make repairs; collect rents; prosecute collection of the Collateral or proceeds thereof; purchase, discharge, compromise or settle any tax Lien or any other Lien; contest any tax or assessment; redeem from any tax sale or forfeiture affecting the Premises. In making any payment or securing any performance relating to any obligation of the Mortgagor hereunder, the Mortgagee shall be the sole judge of the legality, validity and amount of any Lien and of all other matters necessary to be determined in satisfaction thereof. No such action of the Mortgagee shall ever be considered as a waiver of any right accruing to it, or any Lender, on account of the occurrence of any matter which constitutes a Default.

      1.18. SUBROGATION. To the extent that the Mortgagee, on or after the date hereof, pays any sum under any provision of law or any instrument or document creating any Lien or other interest prior or superior to the lien of this Mortgage, or the Mortgagor or any other Person pays any such sum with the proceeds of the Loans, the Mortgagee shall have and be entitled to a Lien or other interest on the Collateral equal in priority to the Lien or other interest discharged and the Mortgagee shall be subrogated to, and receive and enjoy all rights and Liens possessed, held or enjoyed by, the holder of such Lien, which shall remain in existence and benefit the Lenders in securing the Liabilities.

      1.19. HAZARDOUS MATERIAL. The Mortgagor shall comply with the provisions of the Credit Agreement regarding Hazardous Materials.

      1.20. RESERVE FOR TAXES, ASSESSMENTS AND INSURANCE. Except as otherwise provided in the last paragraph of this SECTION 1.20, the Mortgagor covenants and agrees to pay to the Mortgagee monthly until the Notes and all of the other Liabilities have been paid in full, in addition to the payments of principal and interest under the terms of the Notes, a sum equal to taxes and assessments next due upon the Premises (all as estimated by the Mortgagee) and the premiums that will next become due and payable on policies of fire, rental value and other insurance covering the Premises required under the terms of this Mortgage, divided by the number of months to elapse before one month prior to the date when such taxes, assessments and insurance premiums will become due and payable, such sums to be held by the Mortgagee without interest accruing thereon, to pay each of the said items.

      All payments described above in this Section shall be paid by the Mortgagor each month in a single payment to be applied by the Mortgagee to the foregoing items in such order as the Mortgagee shall elect in its sole discretion.

      Except as otherwise provided in the last paragraph of this SECTION 1.20, the Mortgagor shall also pay to the Mortgagee, not fewer than thirty (30) days prior to the due date of any taxes, assessments or insurance premiums levied on, against or with respect to the Premises, such additional amount as may be necessary to provide the Mortgagee with sufficient funds to pay any such tax, assessment and insurance premiums under this SECTION 1.20 not fewer than 15 days in advance of the due date thereof. The Mortgagor's failure timely to make any payments required under this SECTION 1.20 shall be a Default under this Mortgage.

      Except as otherwise provided in the last paragraph of this SECTION 1.20, the Mortgagee shall, within 15 days of receipt from the Mortgagor of a written request therefor, together with such supporting documentation as the Mortgagee may reasonably require (including, without limitation, official tax bills or, as applicable, statements for insurance premiums), cause proper amounts to be withdrawn from such account and paid directly to the appropriate tax collecting authority or insurer. Even though the Mortgagor may have made all appropriate payments to the Mortgagee as required by this Mortgage, the Mortgagor shall nevertheless have full and sole responsibility at all times to cause all taxes, assessments, insurance premiums and rent and additional rent to be fully and timely paid, and the Mortgagee shall have no responsibility or obligation of any kind with respect thereto except with respect to payments required to be made by the Mortgagor hereunder for which the Mortgagee has received funds to cover such payments in full and all statements, invoices, reports or other materials necessary to make such payments, all not fewer than 15 days prior to the deadline for any such payment. If at any time the funds so held by the Mortgagee shall be insufficient to cover the full amount of all taxes, assessments and, insurance premiums then accrued (as estimated by the Mortgagee) with respect to the then-current twelve-month period, the Mortgagor shall, within 10 days after receipt of notice thereof from the Mortgagee deposit with the Mortgagee such additional funds as may be necessary to remove the deficiency. Failure to do so within such 10-day period shall be a Default hereunder and all sums hereby secured shall immediately become due and payable at the option of the Required Lenders. If the Premises described herein are sold under foreclosure or are otherwise acquired by the Mortgagee, accumulations under this SECTION 1.20 may be applied to the Liabilities in such order of application as the Mortgagee may elect in its sole discretion.

      Anything contained in this SECTION 1.20 to the contrary notwithstanding, the Mortgagee hereby (by acceptance of this Mortgage and without the necessity of any written waiver, consent or acknowledgment from the Mortgagor) waives the requirement of all deposits described in this SECTION 1.20; PROVIDED, HOWEVER, that the Mortgagee shall have the right, in its sole discretion, to rescind such waiver from and after the occurrence of any Default hereunder or the occurrence of any event or condition which, with the giving of notice or lapse of time, or both, would constitute a Default hereunder.

      1.21. LIEN ABSOLUTE. All rights and Liens of the Mortgagee hereunder, and
all  obligations   of   the   Mortgagor   hereunder,   shall  be  absolute  and
unconditional, irrespective, to the fullest extent permitted by law, of:

            (a) any lack of validity or enforceability of any of the Related Documents;

            (b) any change in the time, manner or place of payment of, or in any other term of all or any of the Liabilities, or any other amendment, modification or waiver of, or any consent to or any departure from, renewal, extension, acceleration, compromise, indulgence or other action or inaction in respect of, any of the Related Documents;

            (c) any sale, exchange, release, surrender or non-perfection of any of the Collateral, or any release or waiver of, or any consent to or any departure from, any guaranty or support arrangement, for all or any of the Liabilities; or

            (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Mortgagor.

      1.22. FURTHER ASSURANCES. The Mortgagor agrees that it will, from time to time at its expense, promptly execute and deliver all further instruments, and take all further actions, that may be necessary or appropriate, or that the Mortgagee may request, in order to perfect, continue the perfection and protect the security interests created hereby or to enable the Mortgagee to enforce its rights hereunder with respect to any Collateral, including the execution and filing of financing and continuation statements and amendments thereto. The Mortgagor further authorizes the Mortgagee to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Mortgagor where permitted by law. A carbon, photographic or other reproduction of this Mortgage or any financing statement covering the Collateral of any part thereof shall be sufficient as a financing statement where permitted by law. The Mortgagor will furnish the Mortgagee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Mortgagee may reasonably request, in reasonable detail.

      1.23.  SECURITY AGREEMENT.

      (a) PARTS OF THE COLLATERAL ARE OR ARE TO BECOME FIXTURES ON THE LAND. Insofar as the Improvements, Goods, Intangibles, Rents, Occupancy Leases, Plans, Contracts for Construction, Contracts for Sale and After-Acquired Property are concerned, this Mortgage is hereby made and declared to be a security agreement, and a security interest is hereby granted by the Mortgagor to the Mortgagee encumbering each and every item of Improvements, Goods, Intangibles, Rents, Occupancy Leases, Plans, Contracts for Construction, Contracts for Sale, and After-Acquired Property in compliance with the provisions of the applicable Uniform Commercial Code. A financing statement or statements reciting this Mortgage to be a security agreement, affecting all of the property aforementioned, if requested by the Mortgagee, shall be executed by the Mortgagor and the Mortgagee and appropriately filed. The remedies for any violation of the covenants, terms and conditions of the security agreement herein contained shall be (i) as prescribed herein, (ii) as prescribed by general law, and (iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in the Uniform Commercial Code as enacted in the relevant state, all at the Mortgagee's sole election. The Mortgagor and the Mortgagee agree that the filing of such financing statement(s) in the records normally having to do with personal property shall never be construed as in anywise derogating from or impairing this declaration and the intention of the Mortgagor and the Mortgagee that everything which is described or reflected in this Mortgage as part of the Collateral, is, and at all times and for all purposes (other than with respect to defining "Improvements") and in all proceedings, both legal or equitable, shall be, regarded as part of the real estate irrespective of whether (A) any such item is physically attached to the improvements, (B) serial numbers are used for the better identification of certain items capable of being thus identified in a recital contained herein, or (C) any such item is referred to or reflected in any such financing statement(s) so filed at any time. Similarly, the mention in any such financing statement(s) of the rights in and to (x) the proceeds of any fire and/or hazard insurance policy, or (y) any award in eminent domain proceedings for a taking or for loss of value, or (z) the Mortgagor's interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Premises, whether pursuant to lease or otherwise, shall never be construed as altering any of the rights of the Mortgagee or the Mortgagor as determined by this Mortgage or impugning the priority of the Mortgagee's lien granted hereby or by any other recorded document, but such mention in such financing statement(s) is declared to be for the protection of the Mortgagee in the event any court shall at any time hold with respect to the foregoing CLAUSES (X), (Y) or (Z), that notice of the Mortgagee's priority of interest to be effective against a particular class of Persons must be filed in the Uniform Commercial Code records.

      (b) The Mortgagor warrants that (i) the Mortgagor's (that is, the "Debtor's") name, identity or corporate structure, federal employer identification number and residence or principal place of business are as set forth in EXHIBIT B hereto; (ii) the Mortgagor is duly qualified to do business in each state in which the Real Estate is located; and (iii) the location of the Improvements is and shall be upon the Land. The Mortgagor covenants and agrees that: (A) the Mortgagor will furnish Mortgagee with notice of any change in the matters addressed by clauses (i) or (ii) of this SECTION 1.23(B) within thirty (30) days preceding the effective date of any such change; (B) the Mortgagor will promptly execute any financing statements or other instruments deemed necessary by the Mortgagee to prevent any filed financing statement from becoming misleading or losing its perfected status; and (C) the Mortgagor will remain qualified to do business in each state in which the Premises are located.

      (c) Upon execution by the Mortgagee (where local practice requires or allows the same), this Mortgage shall constitute a financing statement filed as a fixture filing under the Uniform Commercial Code in the real estate or other appropriate records of the county in which the Premises are located with respect to all Improvements which are a part of the Premises and with respect to any goods or other personal property that may now be or hereafter become an Improvement on the Premises. The information contained in this SECTION 1.23(C) and EXHIBIT B is provided in order that this Mortgage shall comply with the requirements of the applicable state Uniform Commercial Code for instruments to be filed as financing statements to perfect the security interests with respect to Improvements. The names of the "Debtor" and the "Secured Party", the identity or corporate structure, federal employer identification number and residence or principal place of business of the "Debtor" are as set forth in EXHIBIT B, attached hereto and by this reference made a part hereof; the mailing address of the "Secured Party" from which information concerning the security interest may be obtained, and the mailing address of the Mortgagor (that is, the "Debtor"), are as set forth in EXHIBIT B attached hereto; and a statement indicating the types, or describing the items, of Collateral is set forth hereinabove.

      1.24. CHANGES IN OWNERSHIP. The Mortgagor hereby acknowledges to the Mortgagee and the Lenders that (i) the identity and expertise of the Mortgagor were and continue to be material circumstances upon which the Mortgagee and the Lenders have relied in connection with, and which constitute valuable consideration to the Mortgagee and the Lenders for, the extending to the Mortgagor of the indebtedness evidenced by the Notes and (ii) any change in such identity or expertise could materially impair or jeopardize the security for the payment of and performance of the Liabilities, granted to the Mortgagee for the benefit of the Lenders by this Mortgage. The Mortgagor therefore covenants and agrees with the Mortgagee and each Lender that, except as expressly permitted by the provisions of the Credit Agreement (including, without limitation, Sections 7.2.3 and 7.2.11 thereof), the Mortgagor may not sell, transfer, exchange, assign, grant a security interest in, pledge or encumber, without the prior written consent of the Required Lenders, all or any part of the Collateral or any interest therein.


                                         II.  DEFAULT

      Each of the following shall constitute a default ("DEFAULT") hereunder:

      2.1.   LIABILITIES.   The failure of  the  Mortgagor  to  pay  any of the
Liabilities as and when due in accordance with the respective terms thereof; or

      2.2. THE CREDIT AGREEMENT. The occurrence of an Event of Default (as such term is defined in the Credit Agreement) under the terms and provisions of the Credit Agreement; or

      2.3. PROVISIONS OF THIS MORTGAGE. Non-compliance by the Mortgagor with, or failure by the Mortgagor to perform, any term, covenant, condition or agreement contained herein (other than non-compliance or failure which constitutes a Default under SECTION 2.1, 2.2 or 2.4) and continuance of such non-compliance or failure for five days with respect to the payment of any amounts required to be paid under this Mortgage or for 30 days after notice thereof to the Mortgagor from the Mortgagee with respect to any other such non-compliance or failure under this Mortgage; or

      2.4. DEFAULT UNDER THIRD PARTY AGREEMENTS. The occurrence of a default by the Mortgagor under the terms of any Occupancy Lease or under any other Third Party Agreements and any such default continues for more than the applicable period of grace, if any, therein set forth.


                                        III.  REMEDIES

      3.1. ACCELERATION. Upon the occurrence of any Default, the indebtedness evidenced by the Notes and all other Liabilities, together with interest thereon at the Default Rate, may be declared or (as the case may be) shall become due and payable in the manner and to the extent specified in Section 8.1 of the Credit Agreement.

      3.2. REMEDIES CUMULATIVE. No remedy or right of the Mortgagee or the Lenders hereunder or under the Notes or any of the Related Documents, or otherwise, or available under applicable law or in equity, shall be exclusive of any other right or remedy, but each such remedy or right shall be in addition to every other remedy or right now or hereafter existing under any such document or under applicable law or in equity. No delay in the exercise of, or omission to exercise, any remedy or right accruing on any Default shall impair any such remedy or right or be construed to be a waiver of any such Default or an acquiescence therein, nor shall it affect any subsequent Default of the same or a different nature. Every such remedy or right may be exercised concurrently or independently, and when and as often as may be deemed expedient by the Mortgagee and the Lenders. All obligations of the Mortgagor, and all rights, powers and remedies of the Mortgagee expressed herein shall be in addition to, and not in limitation of, those provided by law or in equity or in the Notes or any other Related Documents or any other written agreement or instrument relating to any of the Liabilities or any security therefor.

      3.3. POSSESSION OF PREMISES; REMEDIES UNDER MORTGAGE, NOTES AND RELATED DOCUMENTS. The Mortgagor hereby waives all right to the possession, income, and rents of the Premises from and after the occurrence of any Default, and the Mortgagee is hereby expressly authorized and empowered, at and following any such occurrence, to enter into and upon and take possession of the Premises or any part thereof, to complete any construction in progress thereon at the expense of the Mortgagor, to lease the same, to collect and receive all Rents and to apply the same, less the necessary or appropriate expenses of collection thereof, either for the care, operation and preservation of the Premises or, at the election of the Mortgagee in its sole discretion, to a reduction of such of the Liabilities in such order as the Mortgagee may from time to time elect. The Mortgagee, in addition to the rights provided under the Notes and any other Related Documents, is also hereby granted full and complete authority to enter upon the Premises, employ watchmen to protect the Goods and Improvements from depredation or injury and to preserve and protect the Collateral, and to continue any and all outstanding contracts for the erection and completion of improvements to the Premises, to make and enter into any contracts and obligations wherever necessary in its own name, and to pay and discharge all debts, obligations and liabilities incurred thereby, all at the expense of the Mortgagor. All such expenditures by the Mortgagee shall be Liabilities hereunder. Upon the occurrence of any Default, the Mortgagee may also exercise any or all rights or remedies under the law of the State in which the Premises are located.

      3.4. FORECLOSURE; RECEIVER. Upon the occurrence of any Default, the Mortgagee shall also have the right immediately to foreclose this Mortgage. Upon the filing of any complaint for that purpose, the court in which such complaint is filed may, upon application of the Mortgagee, or at any time thereafter, either before or after foreclosure sale, and without notice to the Mortgagor or to any party claiming under the Mortgagor and without regard to the solvency or insolvency at the time of such application of any Person then liable for the payment of any of the Liabilities, without regard to the then value of the Premises or whether the same shall then be occupied, in whole or in part, as a homestead by the owner of the equity of redemption, and without requiring any bond from the complainant in such proceedings, appoint a receiver for the benefit of the Mortgagee and the Lenders, with power to take possession, charge, and control of the Premises, to lease the same, to keep the buildings thereon insured and in good repair, and to collect all Rents during the pendency of such foreclosure suit, and, in case of foreclosure sale and a deficiency, during any period of redemption. The Mortgagor hereby waives any and all defenses to the application for appointment of such receiver and consents to the appointment of such receiver without notice.

      The court may, from time to time, authorize said receiver to apply the net amounts remaining in its hands, after deducting reasonable compensation for the receiver and its counsel as allowed by the court, in payment (in whole or in part) of any or all of the Liabilities, including without limitation the following, in such order of application as the Mortgagee may elect:
(i) amounts due under the Notes, (ii) amounts due upon any decree entered in any suit foreclosing this Mortgage, (iii) costs and expenses of foreclosure and litigation upon the Premises, (iv) insurance premiums, repairs, taxes, special assessments, water charges and interest, penalties and costs, in connection with the Premises, (v) any other Lien upon the Premises that may be or become superior to the lien of this Mortgage, or of any decree foreclosing the same, and (vi) all moneys advanced by the Mortgagee or the Lenders to cure or attempt to cure any Default by the Mortgagor in the performance of any obligation or condition contained in any Related Documents or this Mortgage or otherwise, to protect the security hereof provided herein, or in any Related Documents, with interest on such advances at the Default Rate. The overplus of the proceeds of sale, if any, shall then be paid to the Mortgagor, upon reasonable request. This Mortgage may be foreclosed once against all, or successively against any portion or portions, of the Premises, as the Mortgagee may elect, until all of the Premises have been foreclosed against and sold. In the case of any sale of the Premises pursuant to any judgment or decree of any court at public auction or otherwise, the Mortgagee, or its designee, if allowed by applicable law, may become the purchaser, and for the purpose of making settlement for or payment of the purchase price, shall be entitled to deliver over and use the Notes and any claims for the debt in order that there may be credited as paid on the purchase price the amount of the debt. In case of any foreclosure of this Mortgage (or the commencement of or preparation therefor) in any court, all expenses of every kind paid or incurred by the Mortgagee or the Lenders for the enforcement, protection or collection of this security, including court costs, attorneys' fees (to the extent permitted by applicable law), stenographers' fees, costs of advertising, and costs of title insurance and any other documentary evidence of title, shall be paid by the Mortgagor. To the extent allowed by applicable law, the Mortgagee may in its discretion deem all or any portion of the Collateral to be, and such Collateral may be foreclosed upon as, real estate under the law of the State in which the Premises are located.

      3.5.  POWER OF SALE; ENFORCEMENT.

      (a) IN GENERAL. If the entire unpaid principal amount of and the premium, if any, and interest on the Notes at the time outstanding shall have become due and payable (whether at maturity or on a date fixed for any prepayment or by declaration or otherwise) and shall not have been paid, the Mortgagee may, and if the Required Lenders deliver to the Mortgagee a written declaration of Default and demand for sale and a written notice of Default and of election to cause the Premises to be sold (which notice the Mortgagee shall cause to be filed for record to the extent required by applicable law) will, sell or offer for sale the Collateral to the highest bidder for cash in lawful money of the United States at public auction in accordance with applicable law. Upon the filing of any complaint for foreclosure or commencement of any other legal proceedings hereunder, the court in which such complaint is filed may, upon application of the Mortgagee or at any time thereafter, either before or after sale, and without notice to the Mortgagor or to any party claiming under the Mortgagor and without regard to the solvency or insolvency at the time of such application of any Person then liable for the payment of any of the Liabilities, without regard to the then value of the Premises or whether the same shall then be occupied, in whole or in part, as a homestead by the owner of the equity of redemption, and without requiring any bond from the complainant in such proceedings, appoint a receiver for the benefit of the Mortgagee, with power to take possession, charge, and control of the Premises, to lease the same, to keep the buildings thereon insured and in good repair, and to collect all Rents during the pendency of such foreclosure suit, and, in case of foreclosure sale and a deficiency, during any period of redemption. The court may, from time to time, authorize said receiver to apply the net amounts remaining in its hands, after deducting reasonable compensation for the receiver and its counsel as allowed by the court, in payment (in whole or in part) of any or all of the Liabilities, including without limitation the following, in such order of application as the Mortgagee may elect:
(i) amounts due under the Notes, (ii) amounts due upon any decree entered in any suit foreclosing this Mortgage, (iii) costs and expenses of foreclosure and litigation upon or sale of the Premises, (iv) insurance premiums, repairs, taxes, special assessments, water charges and interest, penalties and costs in connection with the Premises, (v) any other Lien or charge upon the Premises that may be or become superior to the lien of this Mortgage, or of any decree foreclosing the same, and (vi) all moneys advanced by the Mortgagee and the Lenders to cure or attempt to cure any Default by the Mortgagor in the performance of any obligation or condition contained in this Mortgage or any other Related Document or otherwise, to protect the security hereof provided herein, or in any Related Documents, with interest on such advances at the Default Rate. The overplus of the proceeds of sale, if any, shall then be paid to the Mortgagor, upon reasonable request. This Mortgage may be foreclosed or the Collateral sold once against all, or successively against any portion or portions, of the Premises, as the Mortgagee may elect, until all of the Premises have been foreclosed against and sold. As part of the foreclosure or sale, the Mortgagee in its discretion may, with or without entry, personally or by attorney, sell to the highest bidder all or any part of the Premises, and all right, title, interest, claim and demand therein, and the right of redemption thereof, as an entirety, or in separate lots, as the Mortgagee may elect, and in one sale or in any number of separate sales held at one time or at any number of times, all in any manner and upon such notice as provided by applicable law. Upon the completion of any such sale or sales, the Mortgagee shall transfer and deliver, or cause to be transferred and delivered, to the purchaser or purchasers the property so sold, in the manner and form as provided by applicable law, and the Mortgagee is hereby irrevocably appointed the true and lawful attorney-in-fact of the Mortgagor, in its name and stead, to make all necessary transfers of property thus sold, and for that purpose the Mortgagee may execute and deliver, for and in the name of the Mortgagor, all necessary instruments of assignment and transfers, the Mortgagor hereby ratifying and confirming all that said attorney-in-fact shall lawfully do by virtue hereof. In the case of any sale of the Premises by the Mortgagee, or pursuant to any judgment or decree of any court at public auction or otherwise, the Mortgagee, or its designee, may become the purchaser, and for the purpose of making settlement for or payment of the purchase price, shall be entitled to deliver over and use the Notes and any claims for the debt in order that there may be credited as paid on the purchase price the amount of the debt. In case of any sale by the Mortgagee, or any foreclosure of this Mortgage (or the commencement of or preparation therefor) in any court, all expenses of every kind paid or incurred by the Mortgagee for the enforcement, protection or collection of this security, including court costs, attorneys' fees, stenographers' fees, costs of advertising, and costs of title insurance and any other documentary evidence of title, shall be paid by the Mortgagor. To the extent permitted by applicable State law, all proceeds received from the sale, foreclosure or other disposition of the Premises shall be applied by Mortgagee, as applicable, in accordance with the following priorities:

            FIRST: to the costs and expenses of the sale, including the Mortgagee's commission, if any, title and abstracting charges, reasonable attorneys' fees and a reasonable auctioneer's fee if such expense has been incurred;

            SECOND:   to  the  payment  of the Liabilities (in  such  order  as
      Mortgagee may elect); and

            THIRD: to the payment to whomever shall be entitled thereto under law.

      (b) SPECIFICALLY, WITH RESPECT TO FLORIDA PREMISES. If a Default shall have occurred and be continuing, the Mortgagee may proceed by suit or suits at law or in equity or by any other appropriate proceedings or remedy: (a) to enforce payment of the Notes and the other Liabilities or the performance of any term hereof or any other right; (b) to foreclose this Mortgage and to sell, as an entirety or in separate lots or parcels, the Premises, under the judgment or decree of a court or courts of competent jurisdiction; (c) to appoint a receiver as provided in this Mortgage; (d) to exercise remedies as a secured party under the Uniform Commercial Code as adopted by the State of Florida;
(e) to collect rents as provided under Chapter 697.07 of the FLORIDA STATUTES and in this Mortgage; (f) to proceed to realize upon any and all other security for the Liabilities; and (g) to pursue any other remedy available to it. The Mortgagee shall take action either by such proceedings or by the exercise of its powers with respect to entry or taking possession, or both, as the Mortgagee may determine, and may recover the costs of its attorneys' fees and court costs in all such events. The Mortgagee may bid at any foreclosure sale.

      6. REMEDIES FOR LEASES AND RENTS. If any Default shall occur, then, whether before or after institution of legal proceedings to foreclose the lien of this Mortgage or before or after the sale thereunder, the Mortgagee, or its designee, shall be entitled, in its discretion, to do all or any of the following: (i) to the extent lawful under applicable law, enter and take actual possession of the Premises, the Rents, the Occupancy Leases, and other Collateral relating thereto or any part thereof personally, or by its agents or attorneys, and exclude the Mortgagor therefrom; (ii) with or without process of law (unless required under applicable law), enter upon and take and maintain possession of all of the documents, books, records, papers and accounts of the Mortgagor relating thereto; (iii) as attorney-in-fact or agent of the Mortgagor, or in its own name as mortgagee and under the powers herein granted, hold, operate, manage and control the Premises, the Rents, the Occupancy Leases, and other Collateral relating thereto and conduct the business (if the appropriate licenses are secured), if any, thereof, either personally or by its agents, contractors or nominees, with full power to use such measures, legal or equitable, as in its discretion or in the discretion of its successors or assigns may be deemed proper or necessary to enforce the payment of the Rents, the Occupancy Leases, and other Collateral relating thereto (including actions for the recovery of rent, actions in forcible detainer and actions in distress of rent); (iv) cancel or terminate any Occupancy Lease or sublease for any cause or on any ground which would entitle the Mortgagor to cancel the same;
(v) elect to disaffirm any Occupancy Lease or sublease made subsequent hereto or subordinated to the lien hereof; (vi) make all necessary or proper repairs, decorations, renewals, replacements, alterations, additions, betterments and improvements to the Premises that, in its discretion, may seem appropriate;
(vii) insure and reinsure the Collateral for all risks incidental to the Mortgagee's, or its designee's, possession, operation and management thereof; and (viii) receive all such Rents and proceeds, and perform such other acts in connection with the management and operation of the Collateral, as the Mortgagee in its discretion may deem proper, the Mortgagor hereby granting the Mortgagee, or its designee, full power and authority to exercise each and every one of the rights, privileges and powers contained herein at any and all times after any Default without notice to the Mortgagor or any other Person. The Mortgagee, in the exercise of the rights and powers conferred upon it hereby, shall have full power to use and apply the Rents to the payment of or on account of the following, in such order as it may determine: (a) to the payment of the operating expenses of the Premises, including the cost of management and leasing thereof (which shall include reasonable compensation to the Mortgagee and its agents or contractors, if management be delegated to agents or contractors, and it shall also include lease commissions and other compensation and expenses of seeking and procuring tenants and entering into leases), established claims for damages, if any, and premiums on insurance hereinabove authorized; (b) to the payment of taxes, charges and special assessments, the costs of all repairs, decorating, renewals, replacements, alterations, additions, betterments and improvements of the Collateral, including the cost from time to time of installing, replacing or repairing the Collateral, and of placing the Collateral in such condition as will, in the judgment of the Mortgagee, make it readily rentable; and (c) to the payment of any Liabilities. The entering upon and taking possession of the Premises, or any part thereof, and the collection of any Rents and the application thereof as aforesaid shall not cure or waive any Default theretofore or thereafter occurring or affect any notice or Default hereunder or invalidate any act done pursuant to any such Default or notice, and, notwithstanding continuance in possession of the Premises or any part thereof by the Mortgagee, its designee, or a receiver, and the collection, receipt and application of the Rents, the Mortgagee and the Lenders shall be entitled to exercise every right provided for in this Mortgage or by law or in equity upon or after the occurrence of a Default. Any of the actions referred to in this SECTION 3.6 may be taken by the Mortgagee, or its designee, without regard to the adequacy of the security for the indebtedness hereby secured.

      7. PERSONAL PROPERTY. If any Default shall occur, the Mortgagee may exercise from time to time any rights and remedies available to it under applicable law upon default in payment of indebtedness. The Mortgagor shall, after any Default, promptly upon request by the Mortgagee, assemble the Collateral and make it available to the Mortgagee at such place or places, reasonably convenient for both the Mortgagee and the Mortgagor, as the
Mortgagee shall designate. The Mortgagor hereby expressly waives, to the fullest extent permitted by applicable law, any and all notices, advertisements, hearings, or process of law in connection with the exercise by the Mortgagee of any of its rights and remedies after a Default occurs. If any notification of intended disposition of any of the Collateral is required by law, such notification, if mailed, shall be deemed reasonably and properly given if mailed by registered or certified mail, return receipt requested, at least 5 Business Days before such disposition, postage prepaid, addressed to the Mortgagor at the address shown above. Without limiting the foregoing, whenever there exists a Default hereunder, the Mortgagee may, with respect to so much of the Collateral as is personal property under applicable law, to the fullest extent permitted by applicable law, without further notice, advertisement, hearing or process of law of any kind, (a) notify any Person obligated on the Collateral to perform directly for the Mortgagee its obligations thereunder, (b) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto, (c) endorse any checks, drafts or other writings in the name of the Mortgagor to allow collection of the Collateral, (d) take control of any proceeds of the Collateral, (e) enter upon any premises where any of the Collateral may be located and take possession of and remove such Collateral and render all or any part of the Collateral unusable, all without being responsible for loss or damage, (f) sell any or all of the Collateral, free of all rights and claims of the Mortgagor therein and thereto, at any lawful public or private sale, and (g) bid for and purchase any or all of the Collateral at any such public or private sale. Any proceeds of any disposition by the Mortgagee of any of the Collateral may be applied by the Mortgagee to the payment of expenses in connection with the Collateral, including reasonable attorneys' fees and legal expenses, and any balance of such proceeds shall be applied by the Mortgagee toward the payment of such of the Liabilities and in such order of application as the Mortgagee may from time to time elect. Without limiting the foregoing, the Mortgagee may exercise from time to time any rights and remedies available to it, as a secured party, under the Uniform Commercial Code or other applicable law as in effect from time to time or otherwise available to it under applicable law. The Mortgagor hereby expressly waives presentment, demand, notice of dishonor, protest and notice of protest in connection with the Notes and, to the fullest extent permitted by applicable law, any and all other notices, demands, advertisements, hearings or process of law in connection with the exercise by the Mortgagee of any of its rights and remedies hereunder. The Mortgagor hereby constitutes the Mortgagee its attorney-in-fact with full power of substitution to take possession of the Collateral upon any Default and, as the Mortgagee in its sole discretion deems necessary or proper, to execute and deliver all instruments required by the Mortgagee to accomplish the disposition of the Collateral; this power of attorney is a power coupled with an interest and is irrevocable while any of the Liabilities are outstanding and/or while the Lenders have any obligation to make any advance or extend any credit hereunder.

      3.8. PERFORMANCE OF THIRD PARTY AGREEMENTS. The Mortgagee may, in its sole discretion at any time after the occurrence of a Default (or prior thereto if so provided in SECTION 1.17), notify any Person obligated to the Mortgagor under or with respect to any Third Party Agreements of the existence of a Default, require that performance be made directly to the Mortgagee at the Mortgagor's expense, advance such sums as are necessary or appropriate to satisfy the Mortgagor's obligations thereunder and exercise, on behalf of the Mortgagor, any and all rights of the Mortgagor under the Third Party Agreements as the Mortgagee, in its sole discretion, deems necessary or appropriate; and the Mortgagor agrees to cooperate with the Mortgagee in all ways reasonably requested by the Mortgagee (including the giving of any notices requested by, or joining in any notices given by, the Mortgagee) to accomplish the foregoing.

      3.9. NO LIABILITY ON MORTGAGEE OR LENDERS. Notwithstanding anything contained herein, the Mortgagee and the Lenders shall not be obligated to perform or discharge, and do not hereby undertake to perform or discharge, any obligation, duty or liability of the Mortgagor, whether hereunder, under any of the Third Party Agreements or otherwise, and the Mortgagor shall and does hereby agree to indemnify against and hold the Mortgagee and the Lenders harmless of and from: any and all liabilities, losses or damages which the Mortgagee and the Lenders or any of them may incur or pay under or with respect to any of the Collateral or under or by reason of its exercise of rights hereunder, with the exception of any exercise of such rights by the Mortgagee and the Lenders or any of them in a manner so as to constitute gross negligence or willful misconduct; and any and all claims and demands whatsoever which may be asserted against the Mortgagee and the Lenders or any of them by reason of any alleged obligations or undertakings on their part to perform or discharge any of the terms, covenants or agreements contained in any of the Collateral or in any of the contracts, documents or instruments evidencing or creating any of the Collateral. The Mortgagee and the Lenders shall not have responsibility for the control, care, management or repair of the Premises or be responsible or liable for any negligence in the management, operation, upkeep, repair or control of the Premises resulting in loss, injury or death to any tenant, licensee, employee, stranger or other Person. No liability shall be enforced or asserted against the Mortgagee or any Lender in their exercise of the rights or powers granted to them under this Mortgage, and the Mortgagor expressly waives and releases any such liability. Should Mortgagee or any Lender incur any such liability, loss or damage under any of the Third Party Agreements or under or by reason of the Collateral or this Mortgage, or in the defense of any claims or demands, the Mortgagor agrees to reimburse such person immediately upon demand for the full amount thereof, including costs, expenses and reasonable attorneys' fees.

      3.10. PREPAYMENT CHARGE. If this Mortgage or any obligation secured hereby provides for any charge for prepayment of any indebtedness secured hereby, the Mortgagor agrees to pay such charge if such payment is required under the Credit Agreement.

      3.11. SALE A BAR AGAINST THE MORTGAGOR. Any sale of the Collateral or any part thereof or any interest therein, whether pursuant to foreclosure or power of sale or otherwise hereunder, shall, to the extent permitted by applicable law, forever be a perpetual bar against the Mortgagor.

      3.12. PROCEEDS OF SALE. Unless otherwise required by applicable law, the proceeds of any sale of, and any Rents and other amounts generated by the holding, leasing, operation or other use of, the Premises shall be applied by the Mortgagee (or the receiver, if one is appointed) to the extent that funds are so available therefrom in the following order of priority:

            (1) first, to the payment of the costs and expenses of taking possession of the Premises and of holding, using, leasing, repairing, improving and selling the same, including, without limitation, (i) the Mortgagee's and receivers' fees, (ii) court costs, (iii) attorneys' and accountants' fees, (iv) costs of advertisement, and (v) the payment of any and all taxes, liens, security interests or other rights, titles or interests superior to the lien and security interest of this Mortgage (except those to which the Premises have been sold subject to and without in any way implying the Mortgagee's or Lenders' prior consent to the creation thereof);

            (2) second, to the payment of all amounts, other than the principal balance and accrued but unpaid interest, which may be due to the Lenders under the Notes or any documents or instruments securing payment or performance of the Notes or any of the Liabilities, together with interest thereon as provided therein;

            (3) third, to the payment of all accrued but unpaid interest due on the Liabilities;

            (4) fourth, to the payment of the principal balance on the Liabilities and any documents or instruments securing payment of the Liabilities, irrespective of whether then matured;

            (5) fifth, to the extent funds are available therefor out of the sale proceeds or any Rents and, to the extent known by the Mortgagee, to the payment of any indebtedness or obligation secured by a subordinate mortgage on or security interest in the Premises; and

            (6)   sixth,   to   the   Mortgagor,   its  legal  representatives,
      successors and assigns.


                                         IV.  GENERAL

      4.1. PERMITTED ACTS. The Mortgagor agrees that, without affecting or diminishing in any way the liability of the Mortgagor or any other Person (except any Person expressly released in writing by the Mortgagee) for the payment or performance of any of the Liabilities or for the performance of any obligation contained herein or affecting the lien hereof upon the Collateral or any part thereof, the Mortgagee may at any time and from time to time, without notice to or the consent of any Person, all in accordance with the terms of the Credit Agreement, release any Person liable for the payment or performance of the Notes or any of the other Liabilities or any guaranty given in connection therewith; extend the time for, or agree to alter the terms of payment of, any indebtedness under the Notes or any of the other Liabilities or any guaranty given in connection therewith; modify or waive any obligation; subordinate, modify or otherwise deal with the lien hereof; accept additional security of any kind for repayment of the Notes or the other Liabilities or any guaranty given in connection therewith; release any Collateral or other property securing any or all of the Notes or the other Liabilities or any guaranty given in connection therewith; make releases of any portion of the Premises; consent to the making of any map or plat of the Premises; consent to the creation of a condominium regime on all or any part of the Premises or the submission of all or any part of the Premises to the provisions of any condominium act or any similar provisions of law of the State where the Premises are located, or to the creation of any easements on the Premises or of any covenants restricting the use or occupancy thereof; or exercise or refrain from exercising, or waive, any right the Mortgagee or the Lenders may have.

      4.2. LEGAL EXPENSES. The Mortgagor agrees to indemnify the Mortgagee and the Lenders from all loss, damage and expense, including (without limitation) reasonable attorneys' fees, incurred in connection with any suit or proceeding in or to which the Mortgagee or the Lenders, or any of them, may be made or become a party for the purpose of protecting any lien or priority created by this Mortgage.

      4.3. RELATED DOCUMENTS. The Mortgagor covenants that it will timely and fully perform and satisfy all the terms, covenants and conditions of any and all Related Documents. If there shall be any inconsistency between the provisions of this Mortgage and the Credit Agreement, the terms and provisions of the Credit Agreement shall prevail.

      4.4. SECURITY AGREEMENT; FIXTURE FILING. This Mortgage, to the extent that it conveys or otherwise deals with personal property or with items of personal property which are or may become fixtures, shall also be construed as a security agreement under the Uniform Commercial Code as in effect in the State or States in which each portion of the Collateral is located, and the Mortgagor hereby grants to the Mortgagee a security interest in such items of personal property as additional security for the Liabilities. This Mortgage constitutes a financing statement filed as a fixture filing in the Official Records of the County Recorder of the County in which the Premises are located with respect to any and all fixtures included within the term "Collateral" as used herein and with respect to any Goods or other personal property that may now be or hereafter become such fixtures. For purposes of the foregoing, the Mortgagor is the debtor (with its address as set forth in EXHIBIT B) and the Mortgagee is the secured party (with its address as set forth in EXHIBIT B). If any item of Collateral hereunder also constitutes collateral granted to the Mortgagee under any other mortgage or security agreement, in the event of any conflict between the provisions of this Mortgage and the provisions of such other mortgage or security agreement relating to the Collateral, the provision or provisions contained in this Mortgage shall control with respect to the Collateral that constitutes real property under applicable law.

      4.5. DEFEASANCE. Upon indefeasible full payment of all indebtedness secured hereby and satisfaction of all the Liabilities in accordance with their respective terms and at the time and in the manner provided, and when the Lenders have no further obligation to make any advance, or extend any credit hereunder, under the Notes or any other Related Documents, this conveyance shall be null and void, and thereafter, upon demand therefor, an appropriate instrument of reconveyance or release shall promptly be made, at the expense of the Mortgagor, by the Mortgagee to the Mortgagor.

      4.6. NOTICES. Each notice, demand or other communication in connection with this Mortgage shall be in writing. Notices forwarded by mail shall be deemed to have been given when received if sent by registered or certified mail, postage paid, and:

            (i) IF TO THE MORTGAGOR, addressed to it at its address shown above;

            (ii) IF TO THE MORTGAGEE, addressed to it at the address shown above; or

at such other address as any party may, by written notice received by the other parties to this Mortgage, have designated as its address for notices.

      4.7. SUCCESSORS; THE MORTGAGOR; GENDER. All provisions hereof shall bind the Mortgagor and the Mortgagee and their respective successors, vendees and assigns and shall inure to the benefit of each of the Mortgagee and its successors and assigns, and the Mortgagor and its permitted successors and assigns. The Mortgagor shall not have any right to assign any of its rights hereunder. Except as limited by the preceding sentence, the word "MORTGAGOR" shall include all Persons claiming under or through the Mortgagor and all Persons liable for the payment or performance by the Mortgagor of any of the Liabilities, whether or not such Persons shall have executed the Notes or this Mortgage. Wherever used, the singular shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

      4.8. CARE BY THE MORTGAGEE AND LENDERS. The Mortgagee and the Lenders shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral assigned by the Mortgagor to the Mortgagee or the Lenders or in the possession of any representative or agent of the Mortgagee or the Lenders including, without limitation, a receiver, if they take such action for that purpose as the Mortgagor requests in writing, but the failure of the Mortgagee or the Lenders, or any agent or representative of the Mortgagee or the Lenders, to comply with any such request shall not be deemed to be a failure to exercise reasonable care, and no failure of the Mortgagee or the Lenders, or any agent or representative of the Mortgagee or the Lenders, to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by the Mortgagor, shall of itself be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

      4.9. NO OBLIGATION ON MORTGAGEE OR THE LENDERS. This Mortgage is intended only as security for the Liabilities. Anything herein to the contrary notwithstanding (i) the Mortgagor shall be and remain liable under and with respect to the Collateral to perform all of the obligations assumed by it under or with respect to each thereof, (ii) the Mortgagee and the Lenders shall have no obligation or liability under or with respect to the Collateral by reason or arising out of this Mortgage and (iii) the Mortgagee and the Lenders shall not be required or obligated in any manner to perform or fulfill any of the obligations of the Mortgagor under, pursuant to or with respect to any of the Collateral.

      4.10. NO WAIVER; WRITING. No delay on the part of the Mortgagee or the Lenders in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Mortgagee or the Lenders of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. The granting or withholding of consent by the Mortgagee or the Lenders or the Required Lenders to any transaction as required by the terms hereof shall not be deemed a waiver of the right to require consent to future or successive transactions.

      4.11. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS MORTGAGE WAS NEGOTIATED IN THE STATE OF NEW YORK AND ACCEPTED BY THE MORTGAGEE IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOANS SECURED HEREBY HAVE BEEN AND WILL BE DISBURSED IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY. THIS MORTGAGE, TOGETHER WITH THE NOTES AND THE OTHER RELATED DOCUMENTS, SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT WITH RESPECT TO THE PROVISIONS HEREOF WHICH RELATE TO THE CREATION, PERFECTION, PRIORITY OR ENFORCEMENT OF LIENS ON REAL PROPERTY, THIS MORTGAGE SHALL BE GOVERNED BY THE LAWS OF THE STATE WHERE THE PREMISES ARE LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY AND ENFORCEABILITY OF THIS MORTGAGE. WHENEVER POSSIBLE, EACH PROVISION OF THIS MORTGAGE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS MORTGAGE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY AND DEEMED REMOVED AB INITIO FROM THIS MORTGAGE, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS MORTGAGE. EXCEPT AS PROVIDED HEREIN WITH RESPECT TO LOCAL LAW, THE MORTGAGEE AND THE LENDERS MAY ENFORCE ANY CLAIM ARISING OUT OF THIS MORTGAGE, THE NOTES OR THE RELATED DOCUMENTS IN ANY STATE OR FEDERAL COURT HAVING SUBJECT MATTER JURISDICTION AND LOCATED IN NEW YORK, NEW YORK. For the purpose of any action or proceeding instituted with respect to any such claim, the Mortgagor has, pursuant to the terms of the Credit Agreement and the other Related Documents, irrevocably submitted to the jurisdiction of such courts and has irrevocably consented to the service of process out of said courts by mailing a copy of such service of process by registered mail, postage prepaid, to the Mortgagor at its address for notices as set forth in the Credit Agreement, and agrees that such service, to the fullest extent permitted by law (a) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding, and (b) shall be taken and held to be valid personal service upon and personal delivery to it. Nothing herein contained shall affect the right of the Mortgagee or the Lenders to serve process in any other manner permitted by law or preclude the Mortgagee or the Lenders from bringing an action or proceeding in respect hereof in any other country, state or place having jurisdiction over such action. The Mortgagor irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any court located in New York, New York, and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

      4.12. WAIVER. (a) THE MORTGAGOR, ON BEHALF OF ITSELF AND ALL PERSONS NOW OR HEREAFTER INTERESTED IN THE PREMISES OR THE OTHER COLLATERAL, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY WAIVES ALL RIGHTS UNDER ALL APPRAISEMENT, HOMESTEAD, MORATORIUM, VALUATION, EXEMPTION, STAY, OR EXTENSION LAWS OR EQUITIES NOW OR HEREAFTER EXISTING, INCLUDING THE STATUTORY RIGHT OF REDEMPTION, AND HEREBY FURTHER WAIVES THE PLEADING OF ANY STATUTE OF LIMITATIONS AS A DEFENSE TO ANY AND ALL LIABILITIES SECURED BY THIS MORTGAGE, AND THE MORTGAGOR AGREES THAT NO DEFENSE, CLAIM OR RIGHT BASED ON ANY THEREOF WILL BE ASSERTED, OR MAY BE ENFORCED, IN ANY ACTION ENFORCING OR RELATING TO THIS MORTGAGE OR ANY OF THE COLLATERAL. THE MORTGAGOR, FOR ITSELF AND FOR ALL PERSONS HEREAFTER CLAIMING THROUGH OR UNDER IT OR WHO MAY AT ANY TIME HEREAFTER BECOME HOLDERS OF LIENS JUNIOR TO THE LIEN OF THIS MORTGAGE, HEREBY EXPRESSLY WAIVES AND RELEASES ALL RIGHTS TO DIRECT THE ORDER IN WHICH ANY OF THE COLLATERAL SHALL BE SOLD IN THE EVENT OF ANY SALE OR SALES PURSUANT HERETO AND TO HAVE ANY OF THE COLLATERAL AND/OR ANY OTHER PROPERTY NOW OR HEREAFTER CONSTITUTING SECURITY FOR ANY OF THE INDEBTEDNESS SECURED HEREBY MARSHALLED UPON ANY FORECLOSURE OF THIS MORTGAGE OR OF ANY OTHER SECURITY FOR ANY OF SAID INDEBTEDNESS. THE MORTGAGOR'S WAIVER CONTAINED HEREIN OF ITS RIGHT OF REDEMPTION, IF ANY, SHALL BE NULL AND VOID IF THE CONSIDERATION OF SUCH WAIVER, WHETHER OR NOT EXPRESSED BY ITS TERMS, SHALL BE THE WAIVER AND RELEASE BY THE MORTGAGEE OR ANY LENDER OF ANY DEFICIENCY JUDGMENT AGAINST THE MORTGAGOR.

      (b) BY EXECUTION OF THIS MORTGAGE AND BY INITIALING THIS SECTION 4.12, THE MORTGAGOR EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT TO ACCELERATE THE LIABILITIES UPON DEFAULT BY THE MORTGAGOR WITHOUT ANY NOTICE (EXCEPT AS OTHERWISE PROVIDED HEREIN); (B) EXCEPT TO THE EXTENT PROVIDED OTHERWISE HEREIN, WAIVES ANY AND ALL RIGHTS WHICH THE MORTGAGOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY THE MORTGAGEE OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO THE MORTGAGEE; (C) ACKNOWLEDGES THAT THE MORTGAGOR HAS READ THIS MORTGAGE AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO THE MORTGAGOR AND THE MORTGAGOR HAS CONSULTED WITH COUNSEL OF THE MORTGAGOR'S CHOICE PRIOR TO EXECUTING THIS MORTGAGE; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF THE MORTGAGOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY THE MORTGAGOR AS PART OF A BARGAINED FOR TRANSACTION:

                                INITIALLED BY THE MORTGAGOR:


                                       SHONEY'S, INC.


                                  By______________________


      4.13. JURY TRIAL. THE MORTGAGOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS MORTGAGE OR ANY OTHER RELATED DOCUMENTS TO WHICH IT IS A PARTY, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS MORTGAGE OR ANY OTHER RELATED DOCUMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

      4.14. NO MERGER. It being the desire and intention of the parties hereto that this Mortgage and the lien hereof not merge in fee simple title to the Premises, it is hereby understood and agreed that should the Mortgagee acquire an additional or other interest in or to the Premises or the ownership thereof, then, unless a contrary intent is manifested by the Mortgagee as evidenced by an express statement to that effect in an appropriate document duly recorded, this Mortgage and the lien hereof shall not merge in the fee simple title, toward the end that this Mortgage may be foreclosed as if owned by a stranger to the fee simple title. The provisions of this SECTION 4.14 shall not apply in the event the Mortgagee or the Lenders acquire the fee of the Premises except if the Required Lenders shall so elect.

      4.15. MORTGAGEE AND LENDERS NOT JOINT VENTURERS OR PARTNERS. The Mortgagor, the Mortgagee and the Lenders acknowledge and agree that in no event shall the Mortgagee or any Lender be deemed to be partners or joint venturers with the Mortgagor. Without limitation of the foregoing, the Mortgagee and Lenders shall not be deemed to be such partners or joint venturers on account of their becoming a mortgagee in possession or exercising any rights pursuant to this Mortgage or pursuant to any other instrument or document evidencing or securing any of the Liabilities secured hereby, or otherwise.

      4.16. TIME OF ESSENCE. Time is declared to be of the essence in this Mortgage, the Notes and the other Related Documents and of every part hereof and thereof.

      4.17. NO THIRD PARTY BENEFITS. This Mortgage, the Notes and the other Related Documents are made for sole benefit of the Mortgagor, the Mortgagee and the Lenders and, subject to the provisions of SECTION 4.7, their successors and assigns, and no other Person shall have any legal interest of any kind under or by reason of any of the foregoing. Whether or not the Mortgagee or any Lender elects to employ any or all the rights, powers or remedies available to it under any of the foregoing, neither the Mortgagee nor any of the Lenders shall have any obligation or liability of any kind to any third party by reason of any of the foregoing or any action or omission by the Mortgagee or any Lender pursuant thereto or otherwise in connection with this transaction.

      4.18. FUTURE ADVANCES. (a) GENERALLY. This Mortgage secures all present and future Liabilities of the Mortgagor to the Mortgagee and the Lenders. The amount of present Liabilities secured hereby is $125,000,000; the maximum amount, including present and future Liabilities, which may be secured hereby at any one time is $125,000,000, plus interest, plus any disbursements and taxes and insurance on the Premises, plus interest thereon, related costs and expenses, prepayment charges set forth in the Credit Agreement, and any other sums advanced in accordance with the terms hereof or any of the Related Documents to protect the security of this Mortgage or any of the Related Documents.

      (b) FLORIDA FUTURE ADVANCES. This Mortgage secures any and all future or further advances as shall be made by Lenders, or their successors and assigns, to or for the benefit of the Mortgagor and its successors or assigns, under or pursuant to the Credit Agreement within twenty (20) years from and after the date hereof, all such further and future advances to be secured hereby as if made on the date hereof; PROVIDED, HOWEVER, that the aggregate amount at any one time of the principal amount outstanding under the Notes and the principal amount outstanding under any such future or further advance shall not exceed ONE HUNDRED TWENTY-FIVE MILLION AND NO/100 DOLLARS ($125,000,000). Notwithstanding the foregoing provision of this SECTION 4.18, recovery by the Mortgagee and the Lenders from the Premises located in the County of ____________ for application against the Notes and the Note Obligations shall not exceed ____________________________________ DOLLARS ($____________).

      4.19. INTEREST RATES BEFORE OR AFTER JUDGMENT. The applicable rates of interest set forth for the Liabilities shall apply whether before or after any judgment on the Liabilities. If any of the terms or provisions of this instrument or of the Notes or other evidence of the Liabilities secured hereby is susceptible of being construed as binding or obligating the Mortgagor or any other persons or concerns obligated, either primarily, secondarily or conditionally, for the payment of any debt, whether or not secured hereby, under any circumstances or contingencies whatsoever, to pay interest in excess of the maximum rate of interest permitted by whichever of applicable federal or state law from time to time permits the higher maximum non-usurious rate (the "HIGHEST LAWFUL RATE"), it is agreed that such terms or provisions are a mistake in calculation or wording and, notwithstanding the same, it is expressly agreed that neither the Mortgagor, nor any other person or concern obligated in any manner on any such debt shall ever be required or obligated under the terms hereof, or under the terms of the Notes or other evidence of the Liabilities or otherwise, to pay interest in excess of the Highest Lawful Rate, and if, for any reason whatever, the interest paid on the Notes and/or the Liabilities shall exceed the Highest Lawful Rate, the holder of the Notes and/or the Liabilities receiving such excess shall either (at the option of such holder) refund to the payor or credit against the principal of the Notes and/or the Liabilities such portion of said interest as may be necessary to cause the interest paid on the Notes and/or the Liabilities to equal the Highest Lawful Rate, and no more. Without notice to the Mortgagor or any other Person, the Highest Lawful Rate shall automatically fluctuate upward and downward as and in the amount by which said maximum non-usurious rate of interest shall fluctuate.

      IN WITNESS WHEREOF, the undersigned have executed and delivered this Mortgage on the day and year first above written.

                                    SHONEY'S, INC.,
                                    a Tennessee corporation

                                    By:   /S/ W. CRAIG BARBER
                                    Name:  W. Craig Barber
                                    Title: Vice President, Finance,
                                           and Chief Financial Officer



Witnesses:                          Attest:

                                    /S/ F.E. MCDANIEL, JR.
Name:                               Name:  F.E. McDaniel, Jr.
                                    Title: Secretary and Treasurer

Name:



THIS INSTRUMENT WAS PREPARED BY:
Michael N. Sloyer
Mayer, Brown & Platt
787 Seventh Avenue
New York, New York 10019

				FLORIDA ACKNOWLEDGMENT

STATE OF TENNESSEE            )
                              )  ss.
COUNTY OF DAVIDSON            )


            The   foregoing   instrument   was   acknowledged  before  me  this
____________ day of July, 1993, by W. CRAIG BARBER, the VICE PRESIDENT, FINANCE, and CHIEF FINANCIAL OFFICER of SHONEY'S, INC., a Tennessee corporation, on behalf of the corporation. He is personally known to me or has produced ______________________ as identification and (did)(did not) take an oath.

      IN WITNESS WHEREOF, the undersigned has executed this acknowledgment and affixed his/her official seal the day and year first above written.

      [Notarial Seal]                           ________________________

                                                Name:___________________
                                                      Notary Public

My commission expires ____________________, ____

,                            EXHIBIT A


                      LEGAL DESCRIPTION OF THE LAND

                             Exhibit A

                              EXHIBIT B


              Description of "Debtor" and "Secured Party"


1.    Name of Debtor:                     Shoney's, Inc.
      State of Incorporation              Tennessee
      Principal Place of
      Business and Location
      of Chief Executive  Office:         1727 Elm Hill Pike
                                          Nashville, Tennessee  37210

2.    Inquiries should be addressed to Debtor at:

            1727  Elm Hill Pike
            Nashville, Tennessee  37210

3. Debtor has been using or operating under the above corporate structure without change since: November 1, 1968.

4.    Name and identity of Secured Party:

            Canadian Imperial Bank of Commerce, New York Agency, as Collateral Agent

5.    Inquiries should be addressed to Secured Party at:

            Two Paces West
            2727 Paces Ferry Road
            Suite 1200
            Atlanta, Georgia  30379

6.    Federal Employer Identification Number of Debtor:

            62-0799798

7.    Statement concerning the types, or describing the items, of Collateral:

            Real Estate, Improvements, Goods, Intangibles, Rents, Occupancy Leases, Plans, Contracts for Construction, Contracts for Sale, After-acquired Property and other property related to the foregoing, as more particularly described in the foregoing mortgage.


                              Exhibit B

							    EXHIBIT J

						      [CONFORMED COPY]

                           SUBSIDIARY GUARANTY

      THIS GUARANTY, dated as of July 21, 1993, made jointly and severally by MIKE ROSE FOODS, INC., a Tennessee corporation, COMMISSARY OPERATIONS, INC., a Tennessee corporation, EVADON CORPORATION, a Tennessee corporation, CORPORATE BENEFIT SERVICES, INCORPORATED, OF NASHVILLE, a Tennessee corporation, SHONEY'S INVESTMENTS, INC., a Nevada corporation, SHONEY'S REAL ESTATE, INC., a Tennessee corporation, PARGO'S OF FREDERICK, INC., a Tennessee corporation, PARGO'S OF YORK, INC., a Tennessee corporation, RJR INVESTMENTS, INC., a Nevada corporation, SHONEY'S FUNDING CORP., a Tennesse corporation, SHONEY'S EQUIPMENT CORPORATION, a Tennessee corporation and SHONEY'S OF CANADA, INC., a Canadian corporation (individually, a "GUARANTOR," and collectively, the "GUARANTORS"), in favor of CANADIAN IMPERIAL BANK OF COMMERCE, New York Agency, acting in its capacity as the collateral agent (the "COLLATERAL AGENT") for the various financial institutions (the "LENDERS") which are, or may from time to time become, parties to the Credit Agreement (as defined below);

                            W I T N E S S E T H:

      WHEREAS, the Guarantors are direct wholly-owned Subsidiaries of Shoney's, Inc., a Tennessee corporation (the "BORROWER");

      WHEREAS, pursuant to the Reducing Revolving Credit Agreement, dated as of July 21, 1993 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the Lenders, and Canadian Imperial Bank of Commerce, New York Agency, as the agent for the Lenders (in such capacity, the "AGENT"), the Lenders have extended Commitments (such capitalized term, and all other capitalized terms used in these recitals without definition, to have the meanings assigned to such terms in, or by reference in, SECTIONS 1.1 and 1.2 hereof) to the Borrower and have agreed to make Loans to the Borrower pursuant to such Commitments;

      WHEREAS, as a condition precedent to any Loans under the Credit Agreement, each Guarantor is required to execute and deliver this Guaranty;

      WHEREAS, the Borrower has determined that it is in its business interests to transfer certain of its real properties and certain improvements thereon to Realco and the Lenders are willing to consent to such transfer in return for a pledge of all the issued and outstanding capital stock of Realco upon which pledge the Lenders are relying to make the Loans under the Credit Agreement;

      WHEREAS, each Guarantor has duly authorized the execution, delivery and performance of this Guaranty and will receive direct and indirect benefits by reason of the availability of such Loans made from time to time to the Borrower by the Lenders; and

      WHEREAS, each Guarantor's business is a specialized part of an integrated and coordinated enterprise conducted by the Borrower through the Borrower and the Guarantors for the convenience, economic advantage and greater profit of the integrated and coordinated enterprise represented by the Borrower and the Guarantors;

      WHEREAS, each Guarantor shall derive direct and indirect benefits by reason of the Credit Agreement;

      NOW, THEREFORE, in order to induce the Lenders to make Loans to the Borrower pursuant to the Credit Agreement, and for other good and valuable consideration,receipt of which is hereby acknowledged by each Guarantor, each Guarantor hereby agrees with the Collateral Agent, for its benefit and the Ratable benefit of the Agent and each Lender, as follows:

                                  ARTICLE I

                                 DEFINITIONS

      SECTION 1.1. CERTAIN TERMS. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

              "AGENT" has the meaning assigned to that term in the SECOND RECITAL hereto.

               "BORROWER" has the meaning assigned to that term in the FIRST RECITAL hereto.

              "COLLATERAL AGENT" has the meaning assigned to that term in the PREAMBLE hereto.

              "CREDIT AGREEMENT" has the meaning assigned to that term in the SECOND RECITAL hereto.

              "FUNDING GUARANTOR" has the meaning  assigned  to  such  term  in
      SECTION 4.5 hereof.

              "GUARANTEED OBLIGATIONS" has the meaning assigned to that term in
      SECTION 2.1 hereof.

                "GUARANTOR" and "GUARANTORS" have the respective meanings assigned to those terms in the PREAMBLE hereto.

              "GUARANTY" means this Subsidiary Guaranty, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

               "LENDERS" has the meaning assigned to that term in the PREAMBLE hereto.

              "RATABLE" has the meaning assigned to that term in the Subsidiary Security Agreement.


      SECTION 1.2. CREDIT AGREEMENT DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.

                                     ARTICLE II

                                     GUARANTY

      SECTION 2.1. GUARANTY. Each Guarantor jointly and severally with each other Guarantor hereby unconditionally and irrevocably guarantees the full and prompt payment when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, all amounts which would have become due but for the operation of the automatic stay under Section 362(a) of the Federal Bankruptcy Code, 11 U.S.C. 362(a)), of the following (collectively, the "GUARANTEED OBLIGATIONS"),

            (a) all obligations of the Borrower to the Collateral Agent, the Agent and each of the Lenders now or hereafter existing under the Credit Agreement and each other Loan Document (including this Guaranty), whether for principal, interest, fees, expenses or otherwise;

            (b) all obligations of the Borrower to any Lender under any Rate Swap Agreement provided by such Lender;

            (c) all other Obligations to the Collateral Agent, the Agent and each of the Lenders now or hereafter existing under any of the Loan Documents, whether for principal, interest, fees, expenses or otherwise; and

            (d) any and all expenses (including counsel fees and expenses) incurred by the Collateral Agent, the Agent or any Lender in enforcing any of their respective rights under this Guaranty;
                                                                      PROVIDED,
HOWEVER, that any term or provision of this Guaranty to the contrary notwithstanding, the aggregate amount of each Guarantor's liability under this Guaranty shall not exceed the maximum amount of such liability that can be hereby incurred without rendering this Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not merely of collection, and each Guarantor specifically agrees that it shall not be necessary or required that any Lender or any holder of any Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower before or as a condition to the obligations of any Guarantor hereunder.

      SECTION 2.2. ACCELERATION OF GUARANTY. Each Guarantor agrees that, in the event of the dissolution or insolvency of the Borrower or any Guarantor, or the inability or failure of the Borrower or any Guarantor to pay debts as they become due, or an assignment by the Borrower or any Guarantor for the benefit of creditors, or the commencement of any case or proceeding in respect of the Borrower or any Guarantor under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Obligations of the Borrower may not then be due and payable, each Guarantor will pay to the Lenders forthwith the full amount which would be payable hereunder by each Guarantor if all such Obligations were then due and payable.

      SECTION 2.3. GUARANTY ABSOLUTE. This Guaranty shall be construed as a continuing, absolute, unconditional and irrevocable guarantee of payment and shall remain in full force and effect until all Obligations of the Borrower have been paid in full, all obligations of each Guarantor hereunder have been paid in full and all Commitments shall have terminated. Each Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Credit Agreement, and that all other Guaranteed Obligations shall be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Collateral Agent, the Agent or any of the Lenders with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

            (a) any lack of validity, legality or enforceability of the Credit Agreement, the Notes, any other Loan Document or any other agreement or instrument relating to any thereof;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any compromise, renewal, extension, acceleration or release with respect thereto, or any other amendment or waiver of or any consent to departure from the Credit Agreement, the Notes, or any other Loan Document;

            (c) any addition, exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

            (d)  the failure of any Lender or any holder of any Note

                  (i) to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Person (including any other guarantor) under the provisions of the Credit Agreement, any Note, any other Loan Document or otherwise, or

                  (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Obligations of the Borrower;

            (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note, or any other Loan Document;

            (f) any defense, set-off or counter-claim which may at any time be available to or be asserted by the Borrower against the Collateral Agent, the Agent or any Lender;

            (g) any reduction, limitation, impairment or termination of the Obligations of the Borrower for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Obligations of the Borrower or otherwise; or

            (h) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower or a Guarantor.


      SECTION 2.4. REINSTATEMENT, ETC. Each Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Lender or any holder of any Note, upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

      SECTION 2.5. WAIVER. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the
Collateral Agent, the Agent or any Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other person or entity (including any other guarantor) or any collateral.

      SECTION 2.6. WAIVER OF SUBROGATION. Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Borrower that arise from the existence, payment, performance or enforcement of each Guarantor's obligations under this Guaranty or any other Loan Document, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of the Lender against the Borrower or any collateral which the Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Obligations shall not have been paid in cash in full and the Commitments and any other commitments by the Lender to the Borrower have not been terminated, such amount shall be deemed to have been paid to each Guarantor for the benefit of, and held in trust for, the Lender, and shall forthwith be paid to the Lender to be credited and applied upon the Obligations, whether matured or unmatured. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this
Section is knowingly made in contemplation of such benefits.


      SECTION 2.7. SUCCESSORS, TRANSFEREES AND ASSIGNS; TRANSFERS OF NOTES, ETC. This Guaranty shall:

            (a)    be   binding   upon  each  Guarantor,  and  its  successors,
      transferees and assigns; and

            (b) inure to the benefit of and be enforceable by the Agent and each other Lender.

Without limiting the generality of CLAUSE (B), any Lender may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Guaranty) or otherwise, subject, however, to the provisions of SECTION 10.10 of the Credit Agreement.


                                       ARTICLE III

                                REPRESENTATIONS AND COVENANTS

      SECTION 3.1. REPRESENTATIONS AND WARRANTIES. Each Guarantor hereby represents and warrants to the Collateral Agent, the Agent and each Lender as follows:

            (a) As to representations and warranties contained in ARTICLE VI of the Credit Agreement, in the Collateral Documents and in any other Loan Documents insofar as the representations and warranties contained therein by their terms are applicable to such Guarantor and its properties, each such representation and warranty (insofar as applicable as aforesaid), together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by reference as though specifically set forth in this Section.

            (b)  No Guarantor has any Subsidiaries.

            (c) Such Guarantor is a corporation duly organized, validly existing and in good standing under the laws of Canada or the State of Tennessee or Nevada, as the case may be, and has full corporate power and authority to enter into this Guaranty and the other Collateral Documents and Loan Documents to which it is a party and to carry out the transactions contemplated hereby and thereby.

            (d) The execution and delivery by such Guarantor of this Guaranty and the other Loan Documents to which it is a party and the consummation by such Guarantor of the transactions contemplated hereby and thereby have been duly authorized by such Guarantor. This Guaranty and the other Loan Documents to which such Guarantor is a party have each been duly executed and delivered by such Guarantor and each constitutes the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, subject, as to enforcement only, to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability of the rights of creditors generally.

            (e) The execution and delivery of this Guaranty and the other Loan Documents to which such Guarantor is a party and the consummation by such Guarantor of the transactions contemplated hereby and thereby have not resulted, and will not (with or without the lapse of time or the giving of notice or both) result, (i) in any breach of any of the terms or provisions of, or constitute a default under, the charter or bylaws of such Guarantor, any agreement, license or other instrument, any law, rule or regulation or any judgment, decree or order of any court to which such Guarantor is a party or by which its property may be bound, or (ii) in the creation or imposition of any claim, lien, charge or encumbrance of any nature whatsoever upon, or give to others any claim, interest or right, with respect to any of the properties, assets, contracts or licenses of such Guarantor (except pursuant to the Loan Documents to which it is a party).

      SECTION 3.2. COVENANTS. Each Guarantor agrees with the Collateral Agent, the Agent and each Lender that, until all Guaranteed Obligations shall have been paid in full, such Guarantor will perform, comply with and be bound by all of the agreements, covenants and obligations contained in ARTICLE VII of the Credit Agreement and in the Loan Documents which by their terms are applicable to such Guarantor or its properties, each such agreement, covenant and obligation contained in such Article and in the Loan Documents, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by reference as though specifically set forth in this Section and all of such agreements, covenants and obligations shall survive the termination of the Credit Agreement, the Collateral Documents and the Loan Documents for purposes hereof; PROVIDED, HOWEVER, that without limiting the generality of the foregoing, each Guarantor agrees that, until all Guaranteed Obligations shall have been paid in full, in any event it will not create, incur, assume, or suffer to exist any Security Interest upon any of its revenues, property or assets, whether now owned or hereafter acquired, except as may be provided pursuant to the Collateral Documents to which it is a party, or those permitted by SECTION 7.2.3 of the Credit Agreement.


                                          ARTICLE IV

                                        MISCELLANEOUS

      SECTION 4.1. LOAN DOCUMENT. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including, without limitation, ARTICLE X.

      SECTION 4.2. BINDING ON SUCCESSORS, TRANSFEREES AND ASSIGNS; ASSIGNMENT. In addition to, and not in limitation of, SECTION 2.7, this Guaranty shall be binding upon each Guarantor and their successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Lender and each holder of a Note and their respective successors, transferees and assigns (to the full extent provided pursuant to SECTION 2.7); PROVIDED, HOWEVER, that each Guarantor may not assign any of its obligations hereunder without the prior written consent of all Lenders.

      SECTION 4.3. AMENDMENTS, ETC. No amendment or waiver of any provision of this Guaranty nor consent to any departure by any of the Guarantors therefrom shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent and each Guarantor (subject to SECTION 10.1 of the Credit Agreement), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      SECTION 4.4. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing or by facsimile transmission and, if to the Guarantors, mailed, given by facsimile transmission or delivered to them in care of Shoney's, Inc. at 1727 Elm Hill Pike, Attention of F.E. McDaniel, Jr., and if to the Collateral Agent, mailed, telexed, given by facsimile transmission or delivered to it, addressed to it at 425 Lexington Avenue, New York, New York 10017, Attention: Bradford D. Jones, (facsimile number 212 856-3599) or as to each party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile transmission or delivery, shall be deemed given when received.

      SECTION 4.5. NO WAIVER; REMEDIES. No failure on the part of the Collateral Agent, the Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or equity.

      SECTION 4.6. RIGHT TO SET-OFF. Upon the occurrence and during the continuance of any Default of the nature referred to in SECTION 8.1.4 of the Credit Agreement or, with the consent of the Required Lenders, any Event of Default the Collateral Agent, the Agent and each Lender are each hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Collateral Agent, the Agent or such Lender, as the case may be, to or for the credit or the account of any Guarantor against any and all of the Guaranteed Obligations of the Guarantors now or hereafter existing under this Guaranty, irrespective of whether the Collateral Agent shall have made any demand under this Guaranty. The Collateral Agent agrees promptly to notify the Guarantors after any such set-off and application made by the Collateral Agent, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Collateral Agent, the Agent or such Lender, as the case may be, under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Collateral Agent, the Agent or any of the Lenders may have.

      SECTION 4.7. CONTRIBUTION OBLIGATIONS AMONG GUARANTORS. In order to provide for just and equitable contribution among the Guarantors, the
Guarantors   agree,  among  themselves,  that  in  the  event  any  payment  or distribution is made by a Guarantor (a "FUNDING GUARANTOR") under this Guaranty, such Funding Guarantor shall be entitled to a contribution from the other Guarantors for all such payments or distributions, or damages and expenses incurred by such Funding Guarantor in discharging any Guaranteed Obligations. Each Guarantor which is not a Funding Guarantor shall be liable to a Funding Guarantor with respect to any such payments or distributions, or damages and expenses, in an aggregate amount equal to (a) the ratio of (i) the net worth of such Guarantor, as determined in accordance with the most recent balance sheet of such Guarantor at the time of such payment by a Funding Guarantor, to (ii) the aggregate net worth of all Guarantors, similarly determined, multiplied by (b) the amount which the Funding Guarantor paid on account of the Guaranteed Obligations. In the event that at any time there exists more than one Funding Guarantor, then payment from the other Guarantors pursuant to this Section shall be in an aggregate amount equal in proportion to the total amount of money paid for or on account of the Guaranteed Obligations by the Funding Guarantors pursuant to this Guaranty. If the Funding Guarantor is required to make any payment hereunder, such Funding Guarantor shall also be entitled to a right of subrogation in respect of such payment from the other Guarantors. Notwithstanding anything in this Section to the contrary, the agreements in this Section are to establish the relative rights of contribution of the Guarantors and shall not modify the joint and several nature of the obligations of each Guarantor owed to the Collateral Agent for the benefit of the Agent and each of the Lenders or impair the rights of the Collateral Agent for the benefit of the Agent and each of the Lenders to hold any of the Guarantors liable for payment of the full amount of all Guaranteed Obligations.

      SECTION 4.8. CONTINUING GUARANTY. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until final payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty, subject to reinstatement in accordance with SECTION 2.2 hereof, (b) be jointly and severally binding upon each of the Guarantors, their successors and assigns, and (c) inure to the benefit of and be enforceable by the Collateral Agent for its benefit and the benefit of the Agent, the Lenders and their respective successors, transferees and assigns.

      SECTION 4.9. SEVERABILITY. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guaranty or affecting the validity or enforceability of such provisions in any other jurisdiction.


      SECTION 4.10.  CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES.

            (a) Each Guarantor hereby irrevocably submits to the non-exclusive IN PERSONAM jurisdiction of any New York State or Federal court of competent jurisdiction sitting in New York City in any action or proceeding arising out of or relating to this Guaranty, and each Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard or determined in such New York State or Federal court. Each Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each Guarantor hereby irrevocably appoints CT Corporations System (the "Process Agent") with an office at 1633 Broadway, New York New York 10019, as its agent to receive on behalf of such Guarantor and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Each Guarantor may, with the prior written consent of the Collateral Agent, appoint any other Person maintaining an office in New York City as a successor Process Agent, and upon the acceptance of the appointment as Process Agent by a successor Process Agent, such successor Process Agent shall thereupon become Process Agent hereunder and the retiring Process Agent shall be discharged from its duties and obligations hereunder. Service of process in any such action or proceeding may be made by mailing (by certified mail) or delivering a copy of such process to each of the Guarantors in care of the Process Agent, at the Process Agent's above address, and each Guarantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, each Guarantor also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing (by certified mail) of copies of such process to the Guarantors at their addresses specified in
      SECTION 4.4. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in accordance with applicable law in other jurisdictions by suit on the judgment or in any other manner provided by law.

            (b) Nothing in this Section shall affect the right of the Collateral Agent to serve legal process in any other manner permitted by law or affect the right of the Collateral Agent to bring any action or proceeding against each Guarantor or its property in the courts of any other jurisdictions.

            (c) To the extent that any of the Guarantors has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or to its property, each Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Guaranty.

            (d) By executing this Guaranty, each Guarantor hereby irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty brought in any of the aforesaid courts, and hereby further irrevocably and unconditionally waives and agrees not to plead any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum.


      SECTION 4.11. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

      SECTION 4.12. WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS GUARANTY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE COLLATERAL AGENT, THE LENDERS, OR ANY OF THE GUARANTORS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE COLLATERAL AGENT ENTERING INTO THIS GUARANTY.

      IN WITNESS WHEREOF, each of the Guarantors has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                          MIKE ROSE FOODS, INC.


                                          By /S/ F.E. MCDANIEL, JR.
                                             Title:  Assistant Secretary
                                                       and Treasurer


                                          COMMISSARY OPERATIONS, INC.


                                          By /S/ F.E. MCDANIEL, JR.
                                             Title:  Treasurer and
                                                       Assistant Secretary

                                          EVADON CORPORATION


                                          By /S/ F.E. MCDANIEL, JR.
                                             Title:  Treasurer and
                                                       Assistant Secretary


                                          CORPORATE BENEFIT SERVICES,
                                            INCORPORATED, OF NASHVILLE


                                          By /S/ F.E. MCDANIEL, JR.
                                             Title:  Assistant Secretary


                                          SHONEY'S INVESTMENTS, INC.


                                          By /S/ F.E. MCDANIEL, JR.
                                             Title:  Secretary



                                          SHONEY'S REAL ESTATE, INC.


                                          By /S/ F.E. MCDANIEL, JR.
                                             Title:  Treasurer and
                                                       Assistant Secretary

                                          PARGO'S OF FREDERICK, INC.


                                          By /S/ F.E. MCDANIEL, JR.
                                             Title:  Treasurer and
                                                       Assistant Secretary


                                          PARGO'S OF YORK, INC.


                                          By /S/ F.E. MCDANIEL, JR.
                                             Title:  Secretary


                                          RJR INVESTMENTS, INC.


                                          By /S/ F.E. MCDANIEL, JR.
                                             Title:  Secretary


                                          SHONEY'S FUNDING CORP.


                                          By /S/ F.E. MCDANIEL, JR.
                                             Title:  Treasurer and
                                                       Assistant Secretary


                                          SHONEY'S EQUIPMENT CORPORATION


                                          By /S/ F.E. MCDANIEL, JR.
                                             Title:  Assistant Secretary
                                                       and Treasurer


                                          SHONEY'S OF CANADA, INC.


                                          By /S/ F.E. MCDANIEL, JR.
                                             Title:  Secretary and
                                                       Treasurer

                                                                    EXHIBIT K

                                                              [CONFORMED COPY]

                                SHONEY'S, INC.

                        FINANCIAL CONDITION CERTIFICATE


       Furnished pursuant to Section 5.1.14 of the Reducing Revolving Credit Agreement, dated as of July 21, 1993 (the "CREDIT AGREEMENT"), among Shoney's, Inc., a Tennessee corporation (the "BORROWER"), various financial institutions now or hereafter parties thereto (the "LENDERS") and Canadian Imperial Bank of Commerce, New York Agency, as the Agent for the Lenders (in such capacity, the "AGENT").


       THIS FINANCIAL CONDITION CERTIFICATE is delivered in connection with and as a condition to the making of the initial Borrowing under the Credit Agreement. Capitalized terms used herein without definition have the meanings given thereto in the Credit Agreement.

       I hereby certify to the Agent and each Lender, in good faith and to the best of my knowledge and belief, as follows:

       1. Since December 17, 1992, I have been the duly qualified and acting Chief Financial Officer of the Borrower, and prior to that time for over four years was the duly qualified and acting Treasurer of the Borrower, and at all pertinent times mentioned herein I have been employed in positions involving responsibility for the management of the financial affairs and the preparation of financial statements of the Borrower. I have, together with other officers of the Borrower, acted on behalf of the Borrower in connection with the Credit Agreement and the consummation of the transactions contemplated thereby.

       2. I have carefully reviewed the contents of this Certificate, and I have conferred with counsel for the Borrower for the purpose of discussing the meaning of its contents.

       3. In connection with preparing for the consummation of the transactions contemplated by the Credit Agreement, I have assisted in the preparation of and I have reviewed the projections set forth in the Memorandum. The projections set forth in the Memorandum were prepared on the basis of information and estimates available on the date thereof, and I have no reason to believe that, if such statements were to be prepared today, they would be different in any materially adverse way.

       4. In connection with the issuance of this Certificate and the preparation of the projections set forth in the Memorandum, I have assisted in the preparation of and have reviewed the financial statements described in
Section 6.4 of the Credit Agreement as having been previously delivered to the Lenders. I have no reason to believe that the assumptions upon which the projections set forth in the Memorandum are based are not reasonable, subject to the recognition by the Lenders, however, that (x) projections as to future events are not to be viewed as fact, and (y) because certain assumptions may not materialize, either partially or wholly, and because unanticipated events may occur and circumstances may arise subsequent to the date of such projections, actual results during the period or periods covered by any projections may differ from the projected results. I believe that the projections set forth in the Memorandum provide reasonable estimations of future performance, subject, as stated above, to the uncertainty and approximation inherent in any projections.

       5.    I have reviewed the information delivered to the Lenders under
Section 5.1.15 of the Credit Agreement, and have made such other reviews, investigations and inquiries as I have deemed necessary or prudent therefor.

       Based upon the foregoing, I have concluded, in good faith and to the best of my knowledge and belief, that as of the Closing Date and after giving effect to all transactions comprising and incidental to and contemplated by the Credit Agreement and the consummation of the transactions contemplated by the Credit Agreement:

             4.13. the fair salable value of the Borrower's assets exceeds the total amount of liabilities (including contingent (including full utilization of the Commitment under the Credit Agreement), subordinated, unmatured and unliquidated liabilities, in each case valued at the probable liability of the Borrower with respect thereto) of the Borrower by more than $100,000,000, and, therefore, the Borrower is not "insolvent";

             4.14. the present fair salable value of the assets of the Borrower is not less than the amount that will be required to pay its probable liabilities as they become absolute and matured;

             4.15. The Borrower will be able to realize upon its assets and will have sufficient cash flow from operations to enable it to pay its debts, other liabilities and contingent obligations as they mature in the ordinary course of business;

             4.16. the Borrower does not have an unreasonably small capital with which to engage in its anticipated businesses; in reaching this conclusion, I understand that "unreasonably small capital" depends upon the nature of the particular business or businesses conducted or to be conducted, and I have reached my conclusions based on the needs and anticipated needs for capital of the business conducted or anticipated to be conducted by the Borrower; and

             4.17. the Borrower has not incurred any obligation under the Credit Agreement or made any conveyance pursuant to or in connection with thereof, with actual intent to hinder, delay or defraud either present or future creditors of the Borrower.

       For purposes of this Certificate, the "fair salable value" of the Borrower's assets and investments has been determined on the basis of the amount which I have concluded, in good faith and to the best of my knowledge and belief, may be realized within a reasonable time, either through collection or sale of such investments and other assets at the regular market value, conceiving the latter as the amount which could be obtained for the property in question within such period by a capable and diligent business person from an interested buyer who is willing to purchase under ordinary selling conditions.

       I understand that the Agent and the Lenders are relying on the truth and accuracy of the foregoing in connection with their entering into the Credit Agreement and consummating the transactions contemplated thereby.

       I represent the foregoing information to be, in good faith and to the best of my knowledge and belief, true and correct and have executed this Certificate this 21st day of July, 1993.

                                          /S/ W. CRAIG BARBER
                                          W. CRAIG BARBER,
                                          Vice President-Finance and
                                          Chief Financial Officer

                                                                    EXHIBIT L

                         LENDER ASSIGNMENT AGREEMENT


To:    Shoney's, Inc.
       1727 Elm Hill Pike
       Nashville, Tennessee  37210


To:    Canadian Imperial Bank of Commerce,
       as Agent
       425 Lexington Avenue
       New York, New York  10017


                                SHONEY'S, INC.

Gentlemen and Ladies:

       We refer to CLAUSE (E) of SECTION 10.10.1 of the Reducing Revolving Credit Agreement, dated as of July 21, 1993 (together with all amendments, restatements, amendments and restatements and other modifications from time to time thereafter made thereto, the "CREDIT AGREEMENT"), among Shoney's, Inc., a Tennessee corporation (the "BORROWER"), the various financial institutions (the "LENDERS") as are, or shall from time to time become, parties thereto, and Canadian Imperial Bank of Commerce, as agent (in such capacity, the "AGENT") for the Lenders. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

       This agreement is delivered to you pursuant to CLAUSE (E) of SECTION
10.10.1 of the Credit Agreement and also constitutes notice to each of you, pursuant to CLAUSE (D) of SECTION 10.10.1 of the Credit Agreement, of the assignment and delegation to _______________ (the "ASSIGNEE") of ___% of the Loans and Commitment of _____________ (the "ASSIGNOR") outstanding under the Credit Agreement on the date hereof, and of a like percent of all of the Assignor's rights and obligations under all of the Collateral Documents and other Loan Documents. After giving effect to the foregoing assignment and delegation, the Assignor's and the Assignee's Percentages for the purposes of the Credit Agreement are set forth opposite such Person's name on the signature pages hereof.

       [Add paragraph dealing with accrued interest and fees with respect to Loans assigned.]

       The Assignee hereby acknowledges and confirms that it has received a copy of the Credit Agreement and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans thereunder. THE ASSIGNEE FURTHER CONFIRMS AND AGREES THAT IN BECOMING A LENDER AND IN MAKING ITS COMMITMENT AND LOANS UNDER THE CREDIT AGREEMENT, SUCH ACTIONS HAVE AND WILL BE MADE WITHOUT RECOURSE TO, OR REPRESENTATION OR WARRANTY BY, THE AGENT OR THE ASSIGNOR.

       Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Agent

             (a)  the Assignee

                   (i) shall be deemed automatically to have become a party to the Credit Agreement, have all the rights and obligations of a "Lender" under the Credit Agreement and the other Loan Documents as if it were an original signatory thereto to the extent specified in the second paragraph hereof, and expressly confirms and ratifies the provisions of ARTICLE IX of the Credit Agreement;

                   (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents as if it were an original signatory thereto; and

             (b) the Assignor shall be released from its obligations under the Credit Agreement and the other Loan Documents to the extent specified in the second paragraph hereof.

       The Assignor and the Assignee hereby agree that the [Assignor] [Assignee] will pay to the Agent the processing fee referred to in SECTION
10.10.1 of the Credit Agreement upon the delivery hereof.

       The Assignee hereby advises each of you of the following administrative details with respect to the assigned Loans and Commitment and requests the Agent to acknowledge receipt of this document:

             (A)   Address for Notices:

                                          Institution Name:

                                          Attention:

                                          Domestic Office:

                                          Telephone:

                                          Facsimile:

                                          Telex (Answerback):

                                          LIBOR Office:

                                          Telephone:

                                          Facsimile:

                                          Telex (Answerback):

             (B)   Payment Instructions:


       The Assignee agrees to furnish the tax form required by SECTION 4.6 (if so required) of the Credit Agreement no later than the date of acceptance hereof by the Agent.

       This Agreement may be executed by the Assignor and Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

ADJUSTED PERCENTAGE                   [ASSIGNOR]

  Commitment
     and
    Loans:               __%

                                          By:_______________________
                                             Title:

PERCENTAGE                            [ASSIGNEE]

  Commitment
     and
    Loans:               __%

                                          By:_______________________
                                             Title:

Accepted and Acknowledged
this __ day of _______, 19

CANADIAN IMPERIAL BANK OF COMMERCE,
  as Agent

By:________________________
   Title:


SHONEY'S, INC.


By:_______________________
   Title:

                                                                 EXHIBIT M

                              TUKE YOPP & SWEENEY
                                   ATTORNEYS
                         NATIONSBANK PLAZA, SUITE 1100
                               414 UNION STREET
                          NASHVILLE, TENNESSEE 37219
                           TELEPHONE (615) 313-3300
                           FACSIMILE (615) 313-3310


                                  May 3, 1996

The Lenders now or hereafter parties
to the Loan Agreement hereinafter
referred to and Canadian Imperial Bank
of Commerce, New York Agency, as the
Agent for the Lenders

            Re: Shoney's, Inc.

Ladies and Gentlemen:

      We have acted as special counsel to Shoney's, Inc., a Tennessee corporation (the "Borrower"), in connection with the Amended and Restated Reducing Revolving Credit Agreement, dated as of July 21, 1993, as amended and restated as of May 3, 1996 (the "LOAN AGREEMENT"), among the Borrower, CIBC Inc., acting through its Atlanta Office, and various other financial institutions which are, or may from time to time become, parties thereto (collectively, the "Lenders"), and Canadian Imperial Bank of Commerce, New York Agency, as Agent (in such capacity, the "Agent") for the Lenders. This opinion is delivered to you pursuant to Section 5.1.12 of the Loan Agreement. Capitalized terms that are used herein and are not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement; provided, however, that the term "Subsidiary" shall not include the Transferred Subsidiaries.

      In connection with this opinion letter, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such corporate agreements, instruments, documents and records of the Borrower and its Subsidiaries, such certificates of public officials and such other documents, and (iii) received such certificates and other information from officers and representatives of the Borrower and its Subsidiaries, in each case, as we have deemed necessary or appropriate for the purposes of this opinion letter. We have examined, among other documents, the following documents:

                                                           TUKE YOPP & SWEENEY
May 3, 1996
Page 2

            (a) an executed copy of the Loan Agreement (including all exhibits and schedules thereto); and

            (b)   an executed copy of the Subsidiary Acknowledgment.

      The documents described in items (a) and (b) above are referred to herein collectively as the "Transaction Documents."

      In all such examinations, we have assumed the genuineness of all signatures on original or certified, conformed or reproduction copies of documents of all parties other than the Borrower or any of its Subsidiaries and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein which have not been independently verified by us, we have relied upon, and assumed the accuracy of the factual content of, representations and warranties contained in the Transaction Documents, written information and certificates of public officials, of representatives of the Borrower and its Subsidiaries, and of others deemed by us to be appropriate. In the course of our representation of the Borrower, nothing has come to our attention that causes us to believe that we are not justified in relying upon such representations, warranties, written information and certificates.

      To the extent it may be relevant to the opinions expressed herein, we have assumed that the Transaction Documents have been duly authorized, executed and delivered by, and constitute legal, valid and binding obligations of, the parties thereto other than the Borrower or any of its Subsidiaries.

      Based upon the foregoing and such legal considerations as we have deemed necessary, and subject to the limitations, assumptions and qualifications set forth in this opinion letter, we are of the opinion that:

      (a) The Borrower (i) is a corporation duly incorporated and validly existing under the laws of the State of Tennessee, (ii) is licensed, registered or qualified to do business and is in good standing (or the equivalent thereof) as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and where the failure to so qualify might have a Materially Adverse Effect, and (iii) has full corporate power and authority to own its property and conduct its business substantially as currently conducted by it. The Borrower has paid all taxes affecting its corporate existence in the State of

                                                           TUKE YOPP & SWEENEY
May 3, 1996
Page 3

Tennessee and no articles of termination of corporate existence have been filed with respect to the Borrower. The Borrower has full corporate power and authority to: (i) enter into and to perform its obligations under the Loan Agreement and (ii) obtain Loans and other credit extensions from time to time under the Loan Agreement to the extent provided therein.

      (b) The execution and delivery by the Borrower of the Loan Agreement, the performance by the Borrower of its obligations under the Loan Agreement and the Loans and other credit extensions made under the Loan Agreement to the Borrower (i) have been duly authorized by all necessary corporate action by the Borrower; (ii) do not (except for filings, registrations, approvals and consents which have been made or obtained) require any filing or registration by the Borrower with, or approval or consent of, any governmental agency or authority or any creditor or shareholder of the Borrower; (iii) do not and will not conflict with, result in any violation of, or constitute any default under
(A) any provision of the charter or by-laws of the Borrower, (B) any present law or governmental regulation applicable to the Borrower or its property, including, without limitation, the Tennessee Business Corporation Act, or (C) the LYONS Indenture or any other material agreement or instrument binding upon or applicable to the Borrower or its property, or any court decree or order applicable to the Borrower or its property, the opinion rendered in this subclause (C) being limited to those agreements, instruments, decrees or orders of which we have knowledge after due inquiry; and (iv) will not result in or require the creation or imposition of any security interest in or upon any of its properties pursuant to the provisions of any agreement or other instrument binding upon or applicable to the Borrower or its property, the opinion rendered in this clause (iv) being limited to those agreements or other instruments of which we have knowledge after due inquiry.

      (c) The Loan Agreement has been duly executed and delivered by the Borrower and, insofar as the laws of the State of Tennessee may be concerned, constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms.

      (d) Each Subsidiary of the Borrower (i) is a corporation duly incorporated and validly existing in good standing under the laws of the state of its incorporation; (ii) is licensed, registered or qualified to do business and in good standing as a foreign corporation in each jurisdiction where the nature of its business makes each qualification necessary and where the failure to so

                                                           TUKE YOPP & SWEENEY
May 3, 1996
Page 4

qualify might have a Materially Adverse Effect; and (iii) has full corporate power and authority to own its property and conduct its business substantially as currently conducted by it. Each Subsidiary of the Borrower has full corporate power and authority to enter into and to perform its obligations under the Subsidiary Acknowledgment.

      (e) The execution and delivery by each Subsidiary of the Borrower of the Subsidiary Acknowledgment and the performance by each Subsidiary of the Borrower of its obligations under the Subsidiary Acknowledgment: (i) have been duly authorized by all necessary corporate action by the applicable Subsidiary of the Borrower; (ii) do not (except for filings, registrations, approvals and consents which have been made or obtained) require any filing or registration by any such Subsidiary, with, or approval or consent of, any governmental agency or authority or any shareholder or creditor of such Subsidiary; (iii) do not and will not conflict with, result in any violation of, or constitute any default under (A) any provision of the charter or articles of incorporation or by-laws of such Subsidiary, (B) any present law or governmental regulation applicable to such Subsidiary or its property, or (C) any material agreement or other material instrument binding upon or applicable to such Subsidiary or its property, or any court decree or order applicable to such Subsidiary or its property, the opinion rendered in this subclause (C) being limited to those agreements, instruments, decrees or orders of which we have knowledge after due inquiry; and (iv) will not result in or require the creation or imposition of any security interest in or upon any of its properties pursuant to the provisions of any agreement or other instrument binding upon or applicable to such Subsidiary or its property, the opinion rendered in this clause (iv) being limited to those agreements or other instruments of which we have knowledge after due inquiry.

      (f) The Subsidiary Acknowledgment has been duly executed and delivered by each Subsidiary of the Borrower and, insofar as the laws of the State of Tennessee may be concerned, constitutes the legal, valid and binding obligation of each such Subsidiary enforceable in accordance with its terms.

      (g) To the best of our knowledge, after due inquiry, and relying solely upon representations of the Borrower, except for the matters disclosed pursuant to the Loan Agreement, no litigation, arbitration or governmental investigation or proceeding against the Borrower or any Subsidiary of the Borrower, or to which any of the properties of the Borrower or any Subsidiary of the Borrower

                                                           TUKE YOPP & SWEENEY
May 3, 1996
Page 5

is subject, is pending or threatened which:

            (i) if adversely determined, might have a Materially Adverse Effect; or

            (ii) relates to the Transaction Documents, or any transaction stated in the Loan Agreement to be financed in whole or in part directly or indirectly with the proceeds of the Loans.

      (h) The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock. The making of the Loans or any other credit extension and the application of the proceeds thereof as provided in the Loan Agreement will not violate Regulations G, U or X of the Board of Governors of the Federal Reserve System.

      (i) The Borrower is not an "investment company" or a "company controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      (j) The Loan Agreement and the Subsidiary Acknowledgment contain provisions with respect to the choice of law applicable to govern the provisions thereof. Each such provision states that New York law is wholly or partially to govern the instrument in which such provision appears. In this connection T.C.A. <section> 47-14-119 provides as follows:

      In any transaction otherwise subject to this chapter which is not subject to the disclosure requirements of the Federal Consumer Credit Protection Act, where the transaction bears a reasonable relationship to this state and also to another state or nation, the parties may agree in the written contract evidencing such transaction that the laws of this state or of any other such state or nation shall govern their rights and duties with respect to interest, loan charges, commitment fees, and brokerage commissions.

Tennessee courts have recognized that parties ordinarily are free to contract that the law of some jurisdiction other than the law of

                                                           TUKE YOPP & SWEENEY
May 3, 1996
Page 6

the place of making the contract shall govern their relationship. In previous cases, such a stipulation has been sustained when made in good faith and when the other state had some direct and relevant connection with the transaction. The choice of its law must not be a sham or subterfuge and the application of its law must not be contrary to a fundamental policy of the State of Tennessee. We have not been advised, and are not otherwise aware, of any facts which indicate that any party to the Loan Agreement or the Subsidiary Acknowledgement did not enter into the transactions contemplated thereby in good faith or that any party to the Loan Agreement or the Subsidiary Acknowledgement engaged in fraud or chicanery, or misled any other party to such transactions. We believe that a Tennessee court (or federal court of the United States applying the laws of Tennessee), properly applying the general choice of law rules and principles applied by such courts as a matter of Tennessee law, would uphold and enforce the choice of law provisions in the Loan Agreement and the Subsidiary Acknowledgement.

      The opinions set forth above are subject to the following qualifications:

      (A) Our opinions in paragraphs (b)(iii)(B), (c), (e)(iii)(B), (f) and (j) above, insofar as they relate to enforceability, are subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, including, without limitation, fraudulent conveyance laws and judicially developed doctrines relevant to any of the foregoing laws.

      (B)   Our opinions in paragraphs (b)(iii)(B), (c), (e)(iii)(B), (f) and
(j) above, insofar as they relate to enforceability, are subject to the effect of judicial discretion or general equitable principles that may be applied by a court to the exercise of certain rights and remedies but which, in our opinion, will not materially interfere with the practical realization of the rights and benefits intended to be provided therein or thereby.

      (C)   In rendering our opinions in paragraphs (b)(iii)(B), (c),
(e)(iii)(B) and (f) above as to compliance with law and enforceability, we have assumed that the Borrower and its Subsidiaries are not insolvent on the Closing Date and do not have unreasonably small capital with which to engage in their businesses. We understand that the Lenders have satisfied themselves as to the Borrower's and its Subsidiaries' solvency and

                                                           TUKE YOPP & SWEENEY
May 3, 1996
Page 7

capital position on the basis of, among other things, the financial information contained in the financial statements described in Section 6.4 of the Loan Agreement and the certificate referred to in Section 5.1.6 of the Loan Agreement.

      (D) We express no opinion as to the creation, priority or perfection of any lien or security interest.

      (E) In rendering the opinions expressed herein, we have assumed that the Agent and the Lenders at all times will act equitably and in good faith in a commercially reasonable manner and in compliance with all applicable laws and regulations.

      (F) The opinions expressed herein are limited to the federal laws of the United States and the laws of the State of Tennessee and we express no opinion as to any other laws or regulations.

      (G) The opinions expressed herein are as of the date hereof. We assume no obligation to update or supplement the opinions expressed herein to reflect any facts or circumstances that may hereafter come to our attention or any change in laws that may hereafter occur.

      (H) The opinions expressed herein are solely for the benefit of the Agent and the Lenders now or hereafter parties to the Loan Agreement and may not be relied on in any manner or for any purpose by any other person or entity, without our express written consent.

      (I) This letter is strictly limited to those matters expressly addressed herein. We express no opinion as to any matter not specifically stated to be and listed as an opinion.

                              Very truly yours,


                              TUKE YOPP & SWEENEY

                                                                EXHIBIT N

                               DEWEY BALLANTINE
                         1301 AVENUE OF THE AMERICAS
                              NEW YORK 10019-6092
                 TELEPHONE 212 259-8000 FACSIMILE 212 259-6333

                                  May 3, 1996

The Lenders now or hereafter parties to
      the Credit Agreement hereinafter
      referred to and Canadian Imperial
      Bank of Commerce, New York Agency,
      as Agent for the Lenders

Ladies and Gentlemen:

      We have acted as special New York counsel to Shoney's, Inc., a Tennessee corporation (the "Borrower"), in connection with the Amended and Restated Reducing Revolving Credit Agreement, dated as of July 21, 1993 and amended and restated as of May 3, 1996 (the "CREDIT AGREEMENT") among the Borrower, CIBC Inc., acting through its Atlanta Office, and the various other financial institutions now or hereafter parties thereto (collectively, the "LENDERS") and Canadian Imperial Bank of Commerce, New York Agency, as the agent for the Lenders (in such capacity, the "Aqent"). This opinion is delivered to you pursuant to CLAUSE (B) of SECTION 5.1.12 of the Credit Agreement. All capitalized terms used herein which are defined in, or by reference in, the Credit Agreement have the meanings assigned to such terms in, or by reference in, the Credit Agreement unless otherwise defined herein.

      In connection with this opinion, we have (i) investigated such questions of law, (ii) examined the originals or certified, confirmed or reproduction copies of such corporate agreements, instruments, documents and records of the Borrower and its subsidiaries, such certificates of public officials and such other documents, (iii) received such certificates and other information from officers and representatives of the Borrower and its Subsidiaries, as we have deemed necessary or appropriate for the purpose of this opinion. We have examined, among other documents an executed copy of the Credit Agreement (including all exhibits and schedules thereto.

      For purposes of this opinion, we have assumed the following:

      (a) The genuineness of all signatures on original or certified, conformed or reproduction copies of documents of all parties;

      (b) The conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies;

      (c) As to various questions of fact relevant to the opinions expressed herein, the accuracy of the factual content of representations and warranties contained in the Credit Agreement and statements, written information and certificates of public officials, of representatives of the Borrower and its Subsidiaries and of others deemed by us to be appropriate;

      (d) The Borrower is a corporation duly incorporated and validly existing in good standing under the laws of its jurisdiction of incorporation;

      (e) The Borrower has full corporate power and authority to enter into and perform its obligations under the Credit Agreement; and

      (f) That the Credit Agreement has been duly authorized, executed and delivered by all of the parties thereto and constitutes the legal, valid and binding obligation of the parties thereto other than the Borrower.

      Based on the foregoing, and subject to the limitations and assumptions heretofore and hereinafter set forth, we are of the opinion that:

      1. To the extent New York law applies thereto, the signature page of the Credit Agreement is in form sufficient for the due execution thereof by the Borrower.

      2. The Credit Agreement constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

      3. The execution and delivery by the Borrower of the Credit Agreement, the performance by the Borrower of its obligations thereunder and the Loans made under the Credit Agreement to the Borrower (i) do not require any filing, registration or declaration by the Borrower with or authorization, approval or consent of any governmental agency or authority of the State of New York and (ii) do not and will not conflict with, or result in any violation of, or constitute a default under any present material law or governmental regulation of the State of New York applicable to the Borrower or its property.

      The opinions set forth above are subject to the following exceptions and qualifications:

      A. Our opinions herein, insofar as they relate to enforceability, are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement or creditors' rights generally;

      B. Our opinions herein, insofar as they relate to enforceability, are subject to the effect of general equitable principles which may be applied by a court to the exercise of certain rights and remedies (whether such enforceability is considered in a proceeding at law or in equity);

      C. Our opinions herein, insofar as they relate to enforceability, are subject to the effect of standards of good faith, fair dealing and reasonableness which may be applied by a court to the exercise of certain rights and remedies;

      D. No opinion is being rendered herein as to the perfection of any security interest;

      E. We express no opinion as to any provision of the Credit Agreement insofar as it provides that any Person purchasing a participation from another Person pursuant thereto may exercise set-off or similar rights with respect to such participation or that the Agent or any other Person may exercise set-off rights other than in accordance with applicable law;

      F. We express no opinion as to the effect of the compliance or noncompliance of any of the Lenders, the Agent or the Collateral Agent with any state or Federal laws or regulations applicable because of the legal or regulatory status or the nature of the business of any of them or their participation in the Credit Agreement;

      G. We express no opinion as to the value of, or as to the right, title and interest of the Borrower in, and collateral; and

      H. We express no opinion as to New York securities laws (including, without limitation, as to the applicability of Sections 352-e, 352-f, 352-h or 359-e of the New York General Business Law).

      The opinions expressed herein are limited to the laws of the State of New York.

      The opinions expressed herein are rendered as of the date hereof, and we disclaim any undertaking to advise you of changes in law or fact which may affect the continued correctness of any of our opinions as of a later date.

      The opinions expressed herein are solely for the benefit of the Agent, the Collateral Agent and the Lenders now or hereafter parties to the Credit Agreement and may not be relied on in any manner or for any purpose by any other person or entity.

                                    Very truly yours,

                                                                     EXHIBIT O

                         IRREVOCABLE LETTER OF CREDIT
                      Canadian Imperial Bank of Commerce
                             425 Lexington Avenue
                           New York, New York 10017

                       Irrevocable Letter of Credit No.


Attention:

Gentlemen:

      At the request and on the instructions of our customer, Shoney's, Inc., a Tennessee corporation (the "ACCOUNT PARTY"), we hereby establish in your favor this irrevocable, non-transferable Letter of Credit in the original amount of
*_____________.

      SECTION 1. DEFINITIONS. The following terms when used in this Letter of Credit shall have the following meanings:

      "ACCOUNT PARTY" is defined in the FIRST PARAGRAPH.

      "AUTHORIZED OFFICER" shall mean any of your whose signatures shall have been satisfactorily certified to us.

      "BUSINESS DAY" shall mean any day on which we are open for the purpose of conducting commercial banking business at our Payment Office.

      "CREDIT AGREEMENT" means the Amended and Restated Reducing Revolving Credit Agreement, dated as of May 3, 1996 (as amended, supplemented, amended and restated or otherwise modified from time to time), among the Account Party, CIBC Inc., acting through its Atlanta office, as a lender, the various other financial institutions which are, or may from time to time become, parties thereto (the "LENDERS") and Canadian Imperial Bank of Commerce, New York Agency, as agent (in such capacity, the "Agent") for the Lenders.

* Insert appropriate Dollar amount.

      "LOCAL TIME" means New York, New York time.

      "PAYMENT OFFICE" is defined in SECTION 2.

      "STATED AMOUNT" means, at any time, the original amount of this Letter of Credit set forth in the FIRST PARAGRAPH, as such amount has at such time been reduced in accordance with SECTION 4.

      "STATED EXPIRY DATE" means , 19 _, or such later date of which we advise you as being the date to which this Letter of Credit has been extended.

      SECTION 2. PRESENTATION. Funds under this Letter of Credit will be made available to you, in lawful currency of the United States of America, against receipt by us of your written certificate in the form of ATTACHMENT 1 hereto, appropriately completed and signed by an Authorized Officer accompanied by a photocopy of this Letter of Credit. Presentation of each such certificate shall be made in person at our office located at 425 Lexington Avenue, New York, New York 10017, Attention: (our "Payment Office").

      SECTION 3. PAYMENTS. Demands for payment in lawful money of the United States of America may be made by you under this Letter of Credit at any time during our business hours at our Payment Office on any Business Day; PROVIDED, HOWEVER, that at no time shall the number of demands exceed [ ]. If demand for payment is made by you hereunder at or prior to 11:00 a.m. (local time) on a Business Day, and provided that such demand for payment and the documents presented in connection therewith conform to the terms and conditions hereof, payment will be made to you, or to your designee, of the amount demanded, in same day funds, at our Payment Office not later than 10:00 a.m. (local time) on the third succeeding Business Day. If demand for payment is made by you hereunder after 11:00 a.m. (local time) on a Business Day, and provided that such demand for payment and the documents presented in connection therewith conform to the terms and conditions hereof, payment shall be made to you, or to your designee, of the amount demanded, in same day funds, at our Payment Office not later than 10:00 a.m. (local time), on the fourth succeeding Business Day. If requested by you, payment under this Letter of Credit will be made by wire transfer of same day funds to the account specified in your demand for payment. If a demand for payment made by you hereunder does not, in any instance, conform to the terms and conditions of this Letter of Credit, we shall give you prompt notice that the demand for payment was not effected in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefor, and that we will (subject to your further instructions) hold any documents which have been delivered to us by you. Upon being notified that the demand for payment was not effected in conformity with this Letter of Credit, you may attempt to correct any such non-conforming demand for payment to the extent that you are then entitled and able to do so.

      SECTION 4. REDUCTION OF STATED AMOUNT. Each payment made by us hereunder shall permanently reduce the Stated Amount by the amount of such payment, and no demand for payment hereunder shall exceed the Stated Amount in effect at such time. The Stated Amount of this Letter of Credit shall also be permanently reduced from time to time upon our receipt of your certification in the form of ATTACHMENT 2 hereto, appropriately completed and signed by an Authorized Officer.

      SECTION 5. DISCHARGE. Only you may make a demand for payment under this Letter of Credit. Upon the payment to you, to your designee, or to your account of the amount demanded hereunder, we shall be fully discharged of our obligation under this Letter of Credit to the extent of such demand for payment, and, to the extent of such payment, we shall not thereafter be obligated to make any further payments under this Letter of Credit. By paying to you, to your designee, or to your account any amount demanded in accordance herewith, we make no representation as to the correctness of the amount demanded.

      SECTION 6. TERMINATION. Upon the earliest of:

            (a) the making by us of the final payment available to be made hereunder;

            (b) the close of business at our Payment Office on the Stated Expiry Date;

            (c) the close of business at our Payment Office on the day occurring 30 days after we have given you written notice, at your address specified above, that an Event of Default (as defined in the Credit Agreement) has occurred and is continuing; or

            (d) receipt by us of a certificate signed by an Authorized Officer stating that all obligations to which this Letter of Credit relates have been terminated, paid, or otherwise satisfied in full, this Letter of Credit shall automatically terminate; PROVIDED, HOWEVER, that you shall have the right to make a demand for payment under this Letter of Credit during the 30-day period prior to any termination pursuant to CLAUSE (D) of this SECTION 6. Upon its termination, you shall promptly deliver the original counterparty of this Letter of Credit to us for cancellation.

      SECTION 7. NOTICES. ETC. Communications with respect to this Letter of Credit shall be in writing and shall be addressed to us at our Payment Office, Attention: _________________ specifically referring thereon to this Letter of Credit by number, followed by a copy to the Account Party at the address set forth in SECTION 2.

      SECTION 8. GOVERNING LAW. THIS LETTER OF CREDIT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, AND SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING ARTICLE 5 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF NEW YORK, (THE "UCC"); provided, however, that, to the extent of any inconsistency between the terms of this Letter of Credit and the UCC, the terms of this Letter of Credit shall govern.

      SECTION 9. MISCELLANEOUS. This Letter of Credit may not be transferred or assigned, either in whole or in part. This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified, or limited by reference to any document, instrument, or agreement referred to herein.

                              Very truly yours,

                              CANADIAN IMPERIAL BANK OF
                              COMMERCE


                              By:
                              Title:

			    ATTACHMENT 1

                    CERTIFICATE OF DEMAND FOR PAYMENT

                                                ____________, 19 _


Canadian Imperial Bank of Commerce
425 Lexington Avenue
New York, New York 10017

Attention:

      Re: IRREVOCABLE LETTER OF CREDIT NO. -

      The undersigned, a duly Authorized Officer of ________________ (the "BENEFICIARY"), hereby certifies to Canadian Imperial Bank of Commerce (the "Issuer") that:

            (a) Unless otherwise defined, all capitalized terms used herein have the meanings assigned thereto in the Irrevocable Letter of Credit No. ___ (the "LETTER OF Credit"), dated ________, 19__, issued by the Issuer on the application of Shoney's, Inc. (the "Account Party").

            *[(b) The Beneficiary is making a demand for payment in lawful money of the United States of America under the Letter of Credit in the amount of ______________________, which will be applied to payment of the obligations of the Account Party in connection with ______________ under the Agreement (the "Agreement"). The amount being demanded hereunder is now due and owing under the Agreement and payment of the amount being demanded hereunder was demanded of the Account Party on (which is not less than five Business Days prior to the date hereof), and has not yet been paid. The amount demanded hereby does not on the date hereof, and will not on the date payment hereunder is required to be made after giving effect to all other amounts demanded under the Letter of Credit, exceed the Stated Amount of the Letter of Credit.]

            *[(b) The Beneficiary is making a demand for payment in lawful money of the United States of America under the Letter of Credit in the amount of _______________, which is the entire Stated Amount of the Letter of Credit as in effect on the date hereof, following its receipt of a written notice from you stating that an Event of Default



      * Select appropriate alternative and complete appropriately.

      has occurred and is continuing and, as a result thereof, the Letter of Credit will be terminated.]

            (c) Upon its receipt of the amount demanded under the Letter of Credit, the Beneficiary will

                  (i) apply such amount directly to the payment of the Account
            Party's obligations under the Agreement; and

                  (ii) if after the application of proceeds described in CLAUSE
            (I) such obligations will be paid in full, deliver to you the original copy of the Letter of Credit, all releases as you may reasonably request, and all security, if any, held in respect of such obligations.

            (d) [Insert disbursement instructions.]

      IN WITNESS WHEREOF, the Beneficiary has caused its Authorized Officer to execute and deliver this Certificate as of the _______ day of _______________, 19__.

                              [Name of Beneficiary]

                              By:
                              Title

			 ATTACHMENT 2

                    CERTIFICATE OF REDUCTION

                                                __________, 19 _

Canadian Imperial Bank of Commerce
425 Lexington Avenue
New York, New York 10017

Attention:

            Re: IRREVOCABLE LETTER OF CREDIT NO.

      The undersigned, a duly Authorized Officer of ________________
(the "BENEFICIARY"), hereby requests Canadian Imperial Bank of Commerce (the "Issuer"), to reduce the Stated Amount of the Irrevocable Letter of Credit No. (the "Letter of Credit"), dated , 19 _, issued on the application of *from to
_____________________.

      Unless otherwise defined herein, all capitalized terms used herein and defined in the Letter of Credit shall be used herein as so defined.

      IN WITNESS WHEREOF, the Beneficiary has caused its Authorized Officer to execute and deliver this Certificate as of the _______ day of ______________, 19__.

                              [Name of Beneficiary]

                              By:
                              Title:

      *     Insert appropriate amounts and currency.